   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999

                                                      REGISTRATION NO. 333-81987
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                     TO THE

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               SLEEPMASTER L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW JERSEY                          2500                          22-3341313
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                                 SLEEPMASTER FINANCE CORPORATION
                        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
            DELAWARE                           2500                          22-3652420
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                                2001 LOWER ROAD
                            LINDEN, NEW JERSEY 07036
                                 (732) 381-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              C/O JAMES P. KOSCICA
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                                2001 LOWER ROAD
                            LINDEN, NEW JERSEY 07036
                                 (732) 381-5000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                                 LANCE C. BALK
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  PALM BEACH BEDDING COMPANY
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            FLORIDA                          2500                         59-0833393
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                  HERR MANUFACTURING COMPANY
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         PENNSYLVANIA                        2500                         28-1414913
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                  LOWER ROAD ASSOCIATES, LLC
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          NEW JERSEY                         2500                         22-3578078
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

NOVEMBER   , 1999

                               SLEEPMASTER L.L.C.

                                      AND
                        SLEEPMASTER FINANCE CORPORATION
        OFFER FOR ALL OUTSTANDING 11% SENIOR SUBORDINATED NOTES DUE 2009
                 IN AGGREGATE PRINCIPAL AMOUNT OF $115,000,000
        IN EXCHANGE FOR 11% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

      THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                              [           ,] 1999
                                UNLESS EXTENDED.

                            TERMS OF EXCHANGE NOTES

MATURITY:

- May 15, 2009.

REDEMPTION:

- We may redeem the exchange notes at any time on or after May 15, 2004.

- Before May 15, 2002, we may be able to redeem up to 35% of the exchange notes with the proceeds of public offerings of equity in Sleepmaster L.L.C.

MANDATORY OFFER TO REPURCHASE:

- If we sell all or substantially all of our assets or experience specific kinds of changes in control, we may be required to repurchase the exchange notes.

SECURITY:

- The exchange notes and the guarantees by our guarantor subsidiaries are unsecured.

GUARANTEES:

- If we cannot make payments on the exchange notes when due, our guarantor subsidiaries must make them instead.
RANKING:

- These exchange notes and the subsidiary guarantees rank:

  1. behind all of our and our guarantor subsidiaries' current and future senior indebtedness;

  2. equal with all of our and our guarantor subsidiaries' other current and future senior subordinated indebtedness; and

  3. ahead of all of our and our guarantor subsidiaries' other current and future indebtedness that expressly provides that it is not senior to these exchange notes and the subsidiary guarantees.

INTEREST:

- Fixed annual rate of 11%.

- Paid every six months on May 15 and November 15.

TRADING FORMAT:

- There is no public market for the old notes or the exchange notes.

- The old notes and the exchange notes may be traded in The Portal Market or directly with qualified buyers.

THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   10
Use of Proceeds.............................................   18
Capitalization..............................................   19
Unaudited Pro Forma Consolidated Financial Data.............   20
Selected Historical Financial and Other Data................   30
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   32
Business....................................................   42
Management..................................................   55
Security Ownership..........................................   59
Relationships and Related Transactions......................   61
Description of Indebtedness.................................   66
Description of the Notes....................................   71
Exchange Offer..............................................  119
United States Federal Income Tax Considerations.............  126
Plan of Distribution........................................  127
Legal Matters...............................................  128
Experts.....................................................  128
Available Information.......................................  128
Index to Financial Statements...............................  F-1


                            ------------------------

                               PROSPECTUS SUMMARY

     The following summary contains basic information about this exchange offer and highlights the most important features of this exchange offer. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents we have referred you to.

     In addition, our management has estimated the market share percentages provided in this prospectus. We believe these estimates to be reliable, but these numbers have not been verified by an independent source.

                             THE OLD NOTE OFFERING

Old Notes..................  We sold the old notes to Merrill Lynch & Co. and
                             First Union Capital Markets, the initial purchasers, on May 18, 1999. Merrill Lynch & Co. and First Union Capital Markets subsequently resold the old notes to qualified institutional buyers under Rule 144A of the Securities Act of 1933.

Exchange and Registration
  Rights Agreement.........  We, Merrill Lynch & Co. and First Union Capital
                             Markets entered into a registration rights agreement on May 18, 1999. The registration rights agreement granted Merrill Lynch & Co. and First Union Capital Markets and any subsequent holders of the old notes exchange and registration rights. We intend that the exchange offer satisfy those exchange and registration rights. The exchange and registration rights we granted will terminate upon the consummation of our exchange offer.

                               THE EXCHANGE OFFER

Securities Offered.........  Up to $115,000,000 of 11% series B senior subordinated notes due 2009. The terms of the exchange notes and old notes are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes.

The Exchange Offer.........  We are offering to exchange the old notes for a principal amount equal to the principal amount of exchange notes. Old notes may be exchanged only in integral principal multiples of $1,000.

Expiration Date; Withdrawal
of Tender..................  Our exchange offer will expire 5:00 p.m. New York
                             City time, on [            ], 1999, or a later date
                             and time if we choose to extend this exchange offer. You may withdraw your tender of old notes at any time prior to the expiration date. We will return any old notes not accepted by us for exchange for any reason at our expense as promptly as possible after the expiration or termination of our exchange offer.

Conditions to the
  Exchange Offer...........  Based on an interpretation by the staff of the
                             Securities and Exchange Commission in no-action letters issued to third parties, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                  - the exchange notes are acquired in the
                                    ordinary course of your business,

                                  - you do not intend to participate and have no
                                    arrangement or understanding with any person to participate in the distribution of the exchange notes and

                                  - you are not our "affiliate" within the
                                    meaning of Rule 405 under the Securities Act of 1933.

                             Our obligation to accept for exchange, or to issue the exchange notes in exchange for, any old notes is subject to:

                                  - customary conditions relating to compliance
                                    with any applicable law,

                                  - any applicable interpretation by any staff
                                    of the Securities and Exchange Commission, or

                                  - any order of any governmental agency or
                                    court of law.

                             We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Conditions."

Procedures for Tendering
  Old Notes................  Each holder of old notes wishing to accept the exchange offer must complete, sign and date the Letter of Transmittal, or a facsimile. The holder must mail or otherwise deliver the Letter of Transmittal, or facsimile, together with the old notes and any other required documentation, to the exchange agent at the address in the section "The Exchange Offer" under the heading "Procedures for Tendering Old Notes."

Use of Proceeds............  We will not receive any proceeds from the exchange of notes according to the terms of our exchange offer.

Exchange Agent.............  United States Trust Company of New York is serving as the exchange agent in connection with our exchange offer.


Federal Income Tax
  Consequences.............  Sleepmaster has received an opinion from Kirkland &
                             Ellis that the exchange of old notes in accordance with the terms of this exchange offer will not be a taxable event to you for federal income tax purposes. See "United States Federal Income Tax Considerations."

                               THE EXCHANGE NOTES

     The following is a brief summary of the terms of the exchange notes. The terms of the exchange notes are identical to the terms of the old notes, except that the old notes offered differed with respect to their transfer restrictions and their registration rights. For a more complete description of the terms of the exchange notes, see "Description of the Notes" in this prospectus.

Issuers.......................   Sleepmaster L.L.C. and Sleepmaster Finance
                                 Corporation

Total Amount of Exchange Notes
  Offered.....................   Up to $115.0 million aggregate principal amount
                                 of 11% Series B Senior Subordinated Notes due
                                 2009.

Maturity......................   May 15, 2009.

Interest......................   Annual rate -- 11%


                                 Payment frequency -- every six months on May 15 and November 15


                                 First payment -- November 15, 1999.

Guarantees....................   Each of our domestic subsidiaries will fully
                                 and unconditionally guarantee the exchange notes on a senior subordinated basis. We wholly own each guarantor subsidiary. Future domestic subsidiaries also will be required to guarantee the exchange notes if those subsidiaries guarantee any of our debt.

                                 If we cannot make payments on the exchange notes when they are due, the guarantor subsidiaries must make them instead.

                                 The guarantor subsidiaries are also guarantors of our new credit facility and are liable with us on a senior basis for obligations incurred under the new credit facility.

                                 We pledged all of the capital stock of
                                 Sleepmaster, our guarantor subsidiaries and 65% of the capital stock of our non-guarantor subsidiary to secure the obligations under our new credit facility. We and the guarantor subsidiaries also granted security interests in, or liens on, substantially all other tangible and intangible assets of Sleepmaster and our guarantor subsidiaries.

                                 These exchange notes will be, and the
                                 subsidiary guarantees are senior subordinated debts, ranking:

                                      - behind all of our and our guarantor
                                        subsidiaries' current and future senior
                                        debt;

                                      - equal with all of our and our guarantor
                                        subsidiaries' other senior subordinated
                                        debt; and

                                      - ahead of all of our and our guarantor
                                        subsidiaries' other current and future
                                        subordinated debt.

Ranking.......................   In addition, the exchange notes effectively
                                 will rank junior to all liabilities of our non-guarantor subsidiaries. Because the exchange notes are junior in right of payment to senior debt, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes will not receive any payment until holders of senior debt and guarantor senior debt have been paid in full.

                                 As of September 30, 1999, on a pro forma basis, after giving effect to this offering of exchange notes and our use of the net proceeds from the old note offering and borrowings related to the acquisitions of Herr and Star and related costs and after giving pro forma effect to the acquisition of Adam Wuest and related costs,



                                      - we would have had outstanding $45.4
                                        million of senior debt (consisting of
                                        our guarantee of guarantor senior debt),



                                      - the guarantors would have had
                                        outstanding $45.4 million of guarantor
                                        senior debt and



                                      - our nonguarantor subsidiary would have
                                        had no debt.



                                 As of September 30, 1999, on a pro forma basis, the amount of additional total debt, all of which may be senior debt, that any of we and/or the guarantors may incur on a consolidated basis is $33.0 million.


Optional Redemption...........   We may redeem some or all of the exchange notes
                                 at any time on or after May 15, 2004, at the redemption prices in the Section "Description of Notes" under the heading "Optional
                                 Redemption."

Public Equity Offering
  Optional Redemption.........   Before May 15, 2002, we may redeem up to 35% of
                                 the exchange notes with the net proceeds of a public equity offering at the redemption price described in the Section "Description of Notes" under the heading "Optional Redemption," if at least 65% of the exchange notes issued remain outstanding after the redemption.

Transfer Restrictions.........   The exchange notes are new securities, and
                                 there is currently no established market for them. We do not intend to list the exchange notes on any securities exchange.

Change of Control Optional
  Redemption..................   Upon change of control events described in the
                                 Section "Description of Notes" under the heading "Optional Redemption" under the sub-heading "Change of Control Call," we may elect to redeem all, but not some, of the exchange notes at par, together with accrued interest, plus an applicable premium based on a discount rate calculated using the interest rate of a Treasury security maturing on the first redemption date plus 50 basis points;
                                 provided, however, that the redemption price shall be no less than 105.5%.

Change of Control.............   Upon change of control events described in the
                                 Section "Description of Notes" under the heading "Purchase of Notes Upon a Change of Control," each holder of exchange notes may require us to repurchase some or all of its exchange notes at a purchase price equal to 101% of the principal amount, plus accrued interest.

Basic Covenants of the
Indenture.....................   We will issue the exchange notes under an
                                 indenture with United States Trust Company of
                                 New York, as trustee. The indenture governing the exchange notes contains covenants that, among other things, place limits on our ability and the ability of our subsidiaries to:

                                      - borrow money,

                                      - pay dividends on, redeem or repurchase
                                        our capital stock,

                                      - make restricted payments and
                                        investments,

                                      - issue or sell capital stock of
                                        restricted subsidiaries,

                                      - use assets as security in other
                                        transactions,

                                      - in the case of our restricted
                                        subsidiaries, prohibit the payment of
                                        dividends or other payments to us,

                                      - guarantee debt,

                                      - engage in transactions with affiliates,

                                      - create unrestricted subsidiaries, and

                                      - sell assets in excess of specified
                                        amounts or merge with or into other
                                        companies.

                                 These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Notes" in this prospectus.

                                  RISK FACTORS


     See "Risk Factors" beginning on page 10 and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

                               SLEEPMASTER L.L.C.

OVERVIEW

     We are a leading manufacturer and distributor of a full line of conventional bedding, mattresses and box springs marketed under the well-known brand names of Serta, Serta Perfect Sleeper, Sertapedic and Masterpiece. Serta, Inc., through its licensees, is the second largest manufacturer of conventional bedding products in the United States, with a domestic market share of approximately 17% in 1998. We are the second largest Serta licensee in North America with approximately a 22% market share in our domestic licensed territories on a pro forma basis in 1998.

     Our licensed territories consist of:

     - the metropolitan New York area, including Fairfield County in Connecticut, and southern New York State,

     - the State of New Jersey,

     - eastern Pennsylvania, including the metropolitan Philadelphia area,

     - the metropolitan Wilmington, Delaware area, including Cecil County in Maryland,


     - all or a portion of the States of Ohio, Indiana, West Virginia and the Commonwealth of Kentucky,


     - the State of Florida, except for seven counties in the Florida panhandle, and

     - substantially all of Ontario, Canada.


     We distribute our products through a variety of channels, including bedding chains, furniture retailers, department stores, wholesale buying clubs and contract customers. We operate from manufacturing facilities located in Linden, New Jersey, Lancaster, Pennsylvania, Riviera Beach, Florida, Cincinnati, Ohio and Concord, Ontario, Canada.


RECENT ACQUISITIONS

     We recently completed a number of acquisitions, including:

     - Palm Beach Bedding Company, which owns the license to manufacture Serta products in Florida except for seven counties in the Florida panhandle, on March 3, 1998,

     - Herr Manufacturing Company, which owns the license to manufacture Serta products in eastern Pennsylvania and southern New York, on February 26, 1999, and

     - Star Bedding Products Limited, which owns the license to manufacture and sell Serta products in substantially all of Ontario, Canada, on May 18, 1999.


     - Adam Wuest, Inc., which owns the license to manufacture Serta products in all or a portion of the states of Ohio, Indiana, West Virginia and the Commonwealth of Kentucky, on November 5, 1999.


RECENT DEVELOPMENTS

  SENIOR SUBORDINATED NOTE OFFERING


     On May 18, 1999, Sleepmaster and Sleepmaster Finance Corporation issued $115,000,000 of 11% senior subordinated notes due 2009. Sleepmaster used a portion of the proceeds of the old note offering to prepay the existing credit facility, redeem the series A and series B senior subordinated notes due 2007, and acquire substantially all of the assets of Star. Also, on May 18, 1999, we entered into a $25.0 million, six-year revolving senior credit facility.



  SENIOR CREDIT FACILITY



     On November 5, 1999, we amended and restated this credit facility to provide for borrowings of up to $70.0 million. The amended and restated credit facility is secured by substantially all of our domestic assets and is guaranteed by all of our domestic restricted subsidiaries and Sleepmaster Holdings, L.L.C., our parent company. We used borrowings under this amended and restated credit facility to finance the acquisition of Adam Wuest, Inc. and intend to use future borrowings for working capital, general corporate purposes and permitted acquisitions.

                            ------------------------


     Sleepmaster Finance Corporation is a wholly-owned subsidiary of Sleepmaster L.L.C. formed solely for the purpose of acting as co-issuer of the notes. Sleepmaster Finance Corporation has no material assets or operations.


     The address of Sleepmaster L.L.C., Lower Road Associates, LLC and Sleepmaster Finance Corporation is 2001 Lower Road, Linden, New Jersey 07036, and our telephone number is (732) 381-5000. Herr Manufacturing Company is located at 18 Prestige Lane, Lancaster, PA 17603. Herr can be reached by telephone at (717) 392-4168. Star Bedding Products Limited is located at 53 Courtland Avenue, Concord, Ontario, LYK 3T2, Canada. Star can be reached by telephone at (905) 761-1343. Palm Beach Bedding Company is located at 3774 Interstate Park Road North, Riviera Beach, FL 33404. Palm Beach can be reached by telephone at (561) 840-8491. Adam Wuest, Inc. is located at 645 Linn Street, Cincinnati, OH 45203. Adam Wuest, Inc. can be reached by telephone at (513) 421-4094.

           SUMMARY CONDENSED HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table presents our summary condensed consolidated financial data. The condensed financial data for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 has been derived from, and should be read in conjunction with, the audited consolidated financial statements of Sleepmaster and its subsidiaries. The condensed financial data for the nine months ended September 30, 1999 and 1998 is unaudited but, in our opinion, includes all adjustments, consisting only of normal recurring adjustments considered necessary for the fair presentation of this information. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.



     The following table also presents summary unaudited pro forma financial data of Sleepmaster and its subsidiaries. The unaudited pro forma financial data for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999 has been derived from the unaudited pro forma financial data and the notes thereto included elsewhere in this prospectus. The summary unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of Sleepmaster and its subsidiaries and accompanying notes thereto, "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The summary unaudited pro forma financial data is provided for informational purposes only and does not purport to be indicative of the financial position or results of operations that would have actually been obtained had the acquisitions of Palm Beach, Herr, Star and Adam Wuest and the old note offering, including the application of the net proceeds therefrom, been completed on the dates indicated or to project Sleepmaster and its subsidiaries' results of operations for any future date or period.



                                                                               NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                             -------------------------------   ------------------
                                               1996       1997       1998       1998       1999
                                             --------   --------   ---------   -------   --------
                                                            (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales................................  $59,763    $67,472    $110,251    $80,706   $122,119
  Gross profit.............................   22,265     25,024      41,263     29,536     46,351
  Selling, general and administrative
     expenses..............................   14,130     15,044      25,794     18,335     29,461
  Amortization of intangibles..............      644        644       1,223        929      1,436
  Operating income.........................    7,491      9,336      14,246     10,272     15,454
  Interest expense, net (a)................    2,578      4,663       7,096      5,317      8,300
  Other (income) expense, net..............      216        (97)        (18)       (23)        49
  Income before income taxes and
     extraordinary items...................    4,697      4,770       7,168      4,978      7,105
  Net income (loss)........................    4,606      2,757       4,148      2,884        922
OTHER DATA:
  Gross margin.............................     37.3%      37.1%       37.4%      36.6%      38.0%
  Adjusted EBITDA(b).......................  $ 8,534    $10,429    $ 16,335    $11,795   $ 17,953
  Adjusted EBITDA margin...................     14.3%      15.5%       14.8%      14.6%      14.7%
  Depreciation and amortization............  $ 1,043    $ 1,093    $  2,089    $ 1,523   $  2,499
  Capital expenditures.....................  $   167    $   572    $  1,095    $   639   $  2,938



                                                              FISCAL YEAR ENDED
                                                                DECEMBER 31,       NINE MONTHS ENDED
                                                                    1998           SEPTEMBER 30, 1999
                                                              -----------------    ------------------
                                                                      (DOLLARS IN THOUSANDS)
PRO FORMA FINANCIAL DATA:
  Net sales.................................................      $195,047              $168,649
  Gross profit..............................................      $ 76,953              $ 65,935
  Gross margin..............................................          39.5%                 39.1%
  Adjusted EBITDA(b)........................................      $ 29,945              $ 25,161
  Adjusted EBITDA margin....................................          15.4%                 14.9%
  Depreciation and amortization.............................      $  5,467              $  4,262
  Capital expenditures......................................      $  2,242              $  3,302
  Ratio of Adjusted EBITDA to cash interest expense.........          1.84x                 2.05x


                                                   (continued on following page)

                                                         AS OF SEPTEMBER 30, 1999
                                                      ------------------------------
                                                                          PRO FORMA
                                                          ACTUAL         AS ADJUSTED
                                                          ------         -----------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...........................  $         7,953     $      -
Net working capital(c)..............................  $         4,153     $  4,444
Total assets........................................  $       149,205     $204,419
Total debt..........................................  $       121,415     $160,440
Redeemable cumulative preferred interests...........  $        19,959     $ 19,959
Members' deficit....................................  $       (19,023)    $ (8,423)



(a) Interest expense, net includes the amortization of deferred debt issuance costs of $391, $170 and $281 for the years ended 1996, 1997 and 1998, respectively, and $228 and $440 for the nine months ended September 30, 1998 and 1999, respectively.


(b) Adjusted EBITDA represents, for any period, net income before interest expense, income taxes, depreciation and amortization and other non-operating income/expense. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. We believe that presentation of Adjusted EBITDA may be helpful to investors. However, Adjusted EBITDA should not be considered an alternative to net income as a measure of Sleepmaster's operating results or to cash flows as a measure of liquidity. In addition, although the Adjusted EBITDA measure of performance is not recognized under generally accepted accounting principles, it is widely used by industrial companies as a general measure of a company's operating performance because it assists in comparing performance on a relatively consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods, particularly where acquisitions are involved, or non-operating factors such as historical cost bases. Because Adjusted EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to other similarly titled measures of other companies.


(c) Represents total current assets (excluding cash and cash equivalents) less total current liabilities (excluding current portion of long-term debt).

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information in this prospectus before you decide to purchase these notes.

SUBSTANTIAL LEVERAGE -- WE WILL HAVE SUBSTANTIAL DEBT FOLLOWING THIS OFFERING AND, WE MAY NOT HAVE SUFFICIENT CASH FROM CASH FLOW FROM OPERATIONS AND AVAILABLE BORROWINGS UNDER OUR NEW CREDIT FACILITY IN ORDER TO PAY INTEREST ON OUR DEBT WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     We will be highly leveraged after this offering. The following chart presents


     (1) our debt senior to the exchange notes, our total debt, our total debt as a percentage of capitalization as of September 30, 1999 after giving pro forma effect to the acquisition of Adam Wuest and



     (2) our ratio of earnings to fixed charges for the year ended December 31, 1998 and the nine months ended September 30, 1999 after giving pro forma effect to the acquisitions of Herr, Star and Adam Wuest and the old note offering, including the application of the net proceeds therefrom.



                                                                                   AS OF
                                                                             SEPTEMBER 30, 1999
                                                                             ------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
Senior debt............................................                            $ 45.4
Total debt.............................................                            $160.4
Total debt as a percentage of capitalization...........                              93.3%



                                                              FOR THE             FOR THE
                                                            YEAR ENDED       NINE MONTHS ENDED
                                                         DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                         -----------------   ------------------
Pro forma ratio of earnings to fixed charges...........         1.42x               1.61x



We may incur additional debt in the future as described in the Section entitled "Description of the Notes" under the subheading "Limitation on Indebtedness", including secured debt, although the amount we can incur will be limited by our existing and future debt agreements.

     Our high level of debt could have important consequences to noteholders, including:

     - limiting our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes,

     - limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service,

     - increasing our vulnerability to adverse economic and industry conditions, particularly compared to competitors who may be less leveraged than we are, and

     - increasing our vulnerability to interest rate increases because borrowings under our bank credit facilities are at variable interest rates.

     Our ability to pay interest on the exchange notes and to satisfy our other debt obligations will depend upon, among other things, our future operating performance and our ability to refinance debt when necessary. Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from operations to make scheduled payments on the exchange notes or to meet our other obligations, we will need to restructure or refinance our debt, obtain additional debt or equity financing, reduce or delay capital expenditures or sell assets. We cannot assure you that our business will generate cash flow, or that we will be able to obtain funding, sufficient to satisfy our debt service requirements, including our payments on these exchange notes.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE EXCHANGE NOTES IS JUNIOR TO ALL OF OUR EXISTING AND FUTURE SENIOR DEBT AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE EXCHANGE NOTES ARE JUNIOR TO ALL OUR GUARANTOR SUBSIDIARIES EXISTING AND FUTURE SENIOR DEBT AND POSSIBLY ALL THEIR FUTURE BORROWINGS.

     The exchange notes will rank behind and be subordinate to all of our existing and future senior debt and the guarantees will rank behind and be subordinate to guarantor senior debt. In addition, the exchange notes effectively will rank behind all liabilities of our nonguarantor subsidiaries.

     If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the exchange notes only after all payments had been made on our senior debt. Similarly, if one of our subsidiary guarantors becomes bankrupt, liquidates or dissolves, that subsidiary's assets would be available to pay obligations on its guarantee only after payments have been made on its guarantor senior debt. Because our senior debt must be paid first, you may receive less than holders of senior debt in any bankruptcy proceeding, liquidation or dissolution. In any of these cases, we cannot assure you that sufficient assets will remain to make any payments on the exchange notes. See "Description of the Notes -- Ranking."

     If a payment default occurs with respect to our designated senior debt, we cannot make payments on the exchange notes unless we cure the default or the holder of the senior debt waives the default. Moreover, if any non-payment default exists under our designated senior debt, we cannot make any cash payments on the exchange notes for a period of up to 179 days in any 365 day period, unless we cure the default, the holder of the senior debt waives the default or rescinds acceleration of the debt, or we repay the debt in full. See "Description of the Notes -- Ranking."


RESTRICTIONS IMPOSED BY THE AMENDED AND RESTATED CREDIT FACILITY AND THE INDENTURE -- THE AMENDED AND RESTATED CREDIT FACILITY AND THE INDENTURE IMPOSE SIGNIFICANT OPERATING RESTRICTIONS ON OUR BUSINESS.



     The amended and restated credit facility restricts our ability to, among other things:


     - incur additional debt,

     - pay dividends and make distributions,

     - create liens,

     - guarantee other debt,

     - merge or consolidate with third parties,

     - prepay subordinated debt,

     - enter into transactions with affiliates,

     - make capital expenditures,

     - repurchase stock,

     - enter into sale and leaseback transactions, and

     - transfer and sell assets.

     The indenture restricts our ability to, among other things:

     - incur additional debt,

     - pay dividends and make distributions,

     - create liens,

     - guarantee other debt,

     - merge or consolidate with third parties,

     - enter into transactions with affiliates,

     - repurchase stock and

     - transfer and sell assets.

     For information regarding our fixed charge coverage ratio under the notes which we must meet in order to incur additional debt under the indenture, please turn to the section entitled "Description of the

Notes" and look under the heading "Covenants" and the subheading "Limitation on Indebtedness" on page 80. For information regarding various ratios we are required to meet under the amended and restated credit facility, please turn to the Section entitled "Description of Indebtedness" look under the heading "The Amended and Restated Credit Facility" and the subheading "Affirmative, Negative and Financial Covenants" on page 66.



SECURITY -- THE EXCHANGE NOTES WILL NOT BE SECURED BY ANY OF OUR ASSETS AND THE AMENDED AND RESTATED CREDIT FACILITY WILL BE SECURED BY SUBSTANTIALLY ALL OF OUR ASSETS.



     The exchange notes will not be secured by any of our assets. However, the amended and restated credit facility will be secured by substantially all of the assets of Sleepmaster and its domestic subsidiaries. Additionally, the terms of the indenture and the instruments governing Sleepmaster and its subsidiaries' other debt permit Sleepmaster and its subsidiaries to incur additional secured debt. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under those instruments would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing the debt. Accordingly, the lenders will have a prior claim on our assets. In any event, because the exchange notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied or, if any assets remained, the assets might be insufficient to satisfy the claims in full.


INTEGRATION OF THE RECENT ACQUISITIONS -- WE MAY NOT HAVE SUFFICIENT MANAGEMENT AND FINANCIAL RESOURCES TO INTEGRATE AND CONSOLIDATE THE RECENTLY ACQUIRED SUBSIDIARIES AND ANY FUTURE ACQUISITIONS, AND WE MAY BE UNABLE TO OPERATE PROFITABLY OUR CONSOLIDATED COMPANY.


     We acquired Palm Beach on March 3, 1998, Herr on February 26, 1999, Star on May 18, 1999 and Adam Wuest on November 5, 1999. The integration and consolidation of the recently acquired companies and any future acquisitions have required and will continue to require substantial management and financial resources. The diversion of these resources and the increased size of Sleepmaster and its subsidiaries may make it more difficult for us to operate our business as we have in the past. While we believe that our financial and management resources are sufficient to accomplish any integration of the recently acquired companies, we may not have sufficient funds and management may not have the time to accomplish this integration and any attempt to integrate the recently acquired companies may reduce our focus on Sleepmaster's New Jersey-based business and thus affect the New Jersey business operations.



     In addition, the increased size of our consolidated company following our recent acquisitions may pose different and greater operational challenges than we have experienced in the past. We had net sales of $67.5 million in fiscal year 1997 compared to pro forma net sales of $195.0 million in fiscal year 1998. We believe that the recently acquired subsidiaries will enhance our competitive position and the business prospects of Sleepmaster and its subsidiaries. However, due to our increased size and entry into new markets about which we are less familiar we cannot assure you that competitive advantages will be realized, that the combination of Sleepmaster and its subsidiaries and the recently acquired companies will be successful or that management will be able to profitably operate Sleepmaster and its subsidiaries following any integration. Any future acquisitions may result in significant transaction expenses and risks associated with entering new markets in addition to the integration and consolidation risks described above. As was the case with our newly acquired subsidiaries, we may not have sufficient management and financial resources to integrate any future acquisitions and we may be unable to profitably operate Sleepmaster and its subsidiaries.


FUTURE ACQUISITIONS -- WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY AND CLOSE FUTURE ACQUISITIONS.


     We may not be able to successfully identify and close future acquisitions. We engage in evaluations of potential acquisitions continuously and are in various stages of discussion regarding these possible acquisitions. Currently, there are no definitive agreements or letters of intent with respect to any material acquisition.

     Although other potential acquisition candidates fit our acquisition criteria, we may not be able to complete any such transactions in the future or identify those candidates that would result in the most successful combinations. In addition, we may not be able to complete future acquisitions at acceptable prices and terms. Increased competition for acquisition candidates could result in fewer acquisition opportunities and higher acquisition prices. Also, in order to acquire any Serta licensee, we would need the approval of the Serta board of directors and/or shareholders depending on the structure of the acquisition. The magnitude, timing and nature of future acquisitions will depend upon various factors, including:


     - availability of suitable acquisition candidates,

     - competition with other bedding manufacturers for suitable acquisitions,

     - the negotiation of acceptable terms,

     - our financial capabilities,

     - the availability of skilled employees to manage and operate the acquired companies,

     - our ability to obtain the approval of the Serta board of directors or shareholders regarding the acquisition of any Serta licensee, and

     - general economic and business conditions.


     We expect to finance acquisitions with cash on hand, through issuance of debt or equity securities, including the exchange notes, and through borrowings under credit arrangements, including pursuant to the amended and restated credit facility. However, we may not be able to obtain additional financing in order to finance future acquisitions. The ability to obtain debt or equity financing is subject to market conditions. Using cash to complete acquisitions could substantially limit our operating or financial flexibility. If we are unable to obtain financing on acceptable terms, we may be required to reduce significantly the scope of our presently anticipated expansion, which could have a significant negative affect on our profitability.


INFORMATION SYSTEMS AND ACCOUNTING PERSONNEL -- ANY FAILURE TO IMPLEMENT OUR NEW MANAGEMENT INFORMATION SYSTEMS AND HIRE ADDITIONAL PERSONNEL COULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON OUR ABILITY TO RUN OUR BUSINESS.


     As a result of our recent growth we will need to upgrade our management information systems. We intend to invest up to approximately $2.0 million in total to replace and upgrade our domestic computer system software and hardware during fiscals 1999 and 2000. Implementation of these new systems is expected to be completed at our Linden, New Jersey facility in the first quarter of fiscal 2000 and will later be expanded to our other facilities. Moreover, given our growth we may need to hire additional accounting personnel and upgrade our accounting reporting systems to that required of a public company. Any failure to fully implement our new systems could harm us by preventing us from meeting our customers' requirements for electronic data interchange, which could cause us to lose business and make it more difficult to get new business. Any failure to hire additional accounting personnel could result in current personnel not having adequate time to fulfill all of the duties Sleepmaster and its subsidiaries require. Any failure to upgrade our accounting reporting systems could result in delays in the completion of our financial statements, which could make it difficult for us to meet our reporting obligations.


DEPENDENCE ON KEY SALES PERSONNEL -- LOSS OF KEY SALES PERSONNEL AND OR FAILURE TO IDENTIFY AND RECRUIT HIGHLY QUALIFIED MANAGEMENT PERSONNEL COULD MAKE IT MORE DIFFICULT FOR US TO GENERATE CASH FLOW FROM OPERATIONS AND SERVICE OUR DEBT.


     Our success depends in large part on the services of our senior management team. The loss of any of our key sales executives, including Charles Schweitzer and Michael Reilly, could harm many of our client relationships, and thus our sales. The employment agreements of most of our key executives expire on November 1, 2001. However, employment agreements with key officers of our recently acquired subsidiaries expire in February 2001, May 2002, November 2002 and February 2004. We do not maintain key person life insurance policies on any of our executive officers.

     Our ability to manage our anticipated growth will also depend on our ability to identify, hire and retain additional qualified management personnel. In addition, as is typical in our industry, from time to time we experience difficulty in finding employees to work in our factories. We may be unsuccessful in attracting and retaining such personnel and failure could harm our manufacturing ability and thus our sales.

COMPETITION -- THE HIGH LEVEL OF COMPETITION IN THE BEDDING INDUSTRY COULD MAKE IT DIFFICULT FOR US TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR DEBT.

     The bedding industry is highly competitive, and we encounter competition from several manufacturers in the domestic market. Three manufacturers, including Serta, account for 54% of domestic wholesale mattress and box spring shipments. The remaining 46% consists of six second tier companies and approximately 800 independent and local regional manufacturers. Sealy and Simmons are larger, have greater financial resources and spend more on advertising than we do and may be better able to withstand a change in market conditions within the bedding industry. In addition, their size and resources enable them to target our markets through extensive advertising to gain market share. We cannot assure you that we will be able to maintain or improve our competitive position in the markets in which we compete.

CONCENTRATION OF CUSTOMERS -- A REDUCTION OR TERMINATION OF PURCHASES BY OUR TOP TEN CUSTOMERS, WHICH ACCOUNT FOR A SIGNIFICANT AMOUNT OF OUR NET SALES, COULD SIGNIFICANTLY REDUCE OUR ABILITY TO GENERATE SUFFICIENT CASH FLOW TO PAY INTEREST ON THE EXCHANGE NOTES WHEN DUE.


     We depend upon a decreasing number of significant customers for a large percentage of our sales. The customer base of Sleepmaster and its subsidiaries is concentrated. Specifically, sales to our top ten customers accounted for approximately 40% of our net shipments in 1998 on a pro forma basis. However, no customer accounted for more than 10% of sales on a pro forma basis in 1998.


     We have recently experienced a substantial decline in sales to one of our customers, Dial-a-Mattress. Dial-a-Mattress has informed us that it has reduced purchases of our mattresses because of our unwillingness to sell them Masterpiece mattresses. While we believe that Dial-a-Mattress will reconsider its decision, we cannot assure you that this will be the case.

     Our business also depends upon the financial viability of our customers, who operate mainly within the retail industry. In recent years, the retail bedding industry has experienced

     (1) an increase in market share by larger retailers and

     (2) a trend toward consolidation.

As a result, our retail customer base is decreasing and more of our retail sales volume is becoming concentrated in these larger, consolidated retailers.

     In addition, some of our customers have operated, and two customers currently operate, under the protection of the federal bankruptcy laws. In the future, retailers in the United States may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry our products or increase the ownership concentration within the retail industry. Some of these retailers may decide to carry only one brand of mattress products which significantly reduce our customer base and decrease our profitability. In addition, a significant decrease or interruption in business from any of our significant retail customers could result in write-offs or in the loss of future business and could significantly reduce our profitability.

DEPENDENCE ON LEGGETT & PLATT -- WE DEPEND HEAVILY UPON LEGGETT & PLATT FOR INNER SPRING UNITS.

     Leggett & Platt is our primary vendor, supplying us with approximately 43% of our raw materials in 1998, including inner spring units which are necessary components in 85% of our mattresses. We do not have a contract with Leggett & Platt. Although we attempt to reduce the risks of dependence on a single external source, if Leggett & Platt were to discontinue or delay supplying our inner spring units for any reason, the discontinuance or delay would impair our ability to manufacture mattresses and box springs.

FLUCTUATIONS IN THE COST OF RAW MATERIALS -- FLUCTUATIONS IN THE COST OF RAW MATERIALS COULD HARM US.

     Possible fluctuations in the cost of raw materials could also adversely affect our company. The major raw materials that we purchase for our production process are innersprings, insulator pads, fabrics and roll goods consisting of foam, fiber and non-wovens. The price and availability of these raw materials are subject to market conditions affecting supply and demand. Our profitability may be significantly negatively affected by increases in raw material costs to the extent we are unable to pass on these higher costs to our customers.

DEPENDENCE ON SERTA -- WE DEPEND SIGNIFICANTLY ON INTELLECTUAL PROPERTY THAT WE LICENSE FROM SERTA.

     We license several trademarks from Serta, Inc., including the names Serta and Perfect Sleeper, for use on mattresses and box springs. The loss or any limitation on our right to use these names would significantly negatively affect our ability to compete effectively with other companies.

     There can be no assurance that the actions taken by us and Serta to establish and protect the Serta trademarks will be adequate to protect their value or to prevent imitation by others. Moreover, others may assert rights in, or claim ownership of, the Serta trademarks and we may not be able to successfully resolve those conflicts. Negative publicity related to the Serta trademarks or our products or Serta products of other Serta licensees could have a significant negative impact on our profitability, cash flow and ability to service our debt.

     Serta has the ability to terminate any of our licenses if we:

     - fail to comply with Serta's by-laws, including the requirement to pay royalties to Serta,

     - fail to meet product specifications, or

     - attempt to assign the license without the approval of the Serta board of directors or, if board approval is not obtained or if the board takes no action, the Serta shareholders. Under the license agreements, an assignment is deemed to occur upon a change of control or upon the occurrence of bankruptcy events. A change of control includes the consummation of a public equity offering which results in a sale of more than 50% of our equity.

     Although none of our licenses have been terminated in the past, and although we have no reason to believe that any of our licenses will be terminated in the future, there can be no assurance that a termination will not occur. Any termination would have a significant negative impact on our profitability cash flow and ability to service our debt.


EMPLOYEE MATTERS -- THE COLLECTIVE BARGAINING AGREEMENT COVERING EMPLOYEES AT OUR LINDEN, NEW JERSEY FACILITY EXPIRES ON APRIL 30, 2000, STAR'S COLLECTIVE BARGAINING AGREEMENT COVERING EMPLOYEES AT OUR CONCORD, ONTARIO, CANADA FACILITY EXPIRES ON DECEMBER 31, 1999 AND ADAM WUEST'S COLLECTIVE BARGAINING AGREEMENT EXPIRES ON DECEMBER 20, 2001. THE EXPIRATION OF THESE AGREEMENTS AND ANY EMPLOYEE WORK STOPPAGES OR STRIKES COULD IMPAIR OUR BUSINESS.



     We could be adversely affected by employee work stoppages or strikes. As of September 30, 1999, we had 893 full-time employees. We employ approximately 411 employees pursuant to collective bargaining agreements with the United Steel Workers Union. Union contracts typically have a three-year term and we are periodically in negotiation with this union. Although we believe our overall relations with our union employees to be generally satisfactory, we may at some point be subject to work stoppages and possibly strikes by some of our employees. Any work stoppages or strikes could decrease our cash flow and ability to service our debt.

CONTROLLING SHAREHOLDERS -- THE INTERESTS OF OUR CONTROLLING INTEREST HOLDERS MAY BE IN CONFLICT WITH YOUR INTERESTS AS A HOLDER OF EXCHANGE NOTES. THIS COULD RESULT IN CORPORATE DECISION MAKING THAT INVOLVES DISPROPORTIONATE RISKS TO THE HOLDERS OF THE EXCHANGE NOTES, INCLUDING OUR ABILITY TO SERVICE OUR INDEBTEDNESS OR PAY THE PRINCIPAL AMOUNT OF OUR INDEBTEDNESS WHEN DUE.


     The interests of our controlling interest holders may be in conflict with your interests as a holder of exchange notes. We are over 99.9% owned by Sleepmaster Holdings L.L.C. Sleepmaster Holdings L.L.C. in turn is owned 73% by Sleep Investor L.L.C. and 27% by our senior executives on a fully diluted basis. Sleep Investor L.L.C. in turn is owned in part by Citicorp Venture Capital, Ltd., CCT Partners IV, L.P., an affiliate of Citicorp Venture Capital, PMI Mezzanine Fund, L.P. and other Citicorp Venture Capital investors. As a result, Citicorp Venture Capital, CCT and the other Citicorp Venture Capital investors own approximately 44.6% of our membership interests on a fully diluted basis. Circumstances may occur in which the interests of Citicorp Venture Capital and these other investors, as members of Sleepmaster Holdings and Sleep Investor and as holders of exchange notes that rank behind these exchange notes, could be in conflict with the interests of the holders of the exchange notes. In addition, Citicorp Venture Capital and these other investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve disproportionate risks to the holders of the exchange notes.


YEAR 2000 ISSUE -- IF WE, OR THIRD PARTIES WITH WHICH WE DO BUSINESS, FAIL TO COMPLY WITH YEAR 2000 REMEDIATION REQUIREMENTS, SLEEPMASTER AND ITS SUBSIDIARIES COULD HAVE OPERATIONAL DIFFICULTIES THAT COULD INCREASE OUR COSTS OF DOING BUSINESS, DECREASE OUR CASH FLOWS FROM OPERATIONS AND MAKE IT MORE DIFFICULT FOR US TO SERVICE OUR DEBT.


     The "Year 2000 Issue" refers generally to the problems that some software may have in determining the correct century for the year. For example, software with date-sensitive functions that is not year 2000 compliant may not be able to distinguish whether "00" means 1900 or 2000, which may result in failures or the creation of erroneous results. Currently, many computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with the "Year 2000" requirements. If we, or third parties with which we do business, fail to make each of our software systems Year 2000 compliant in a timely manner, our cost of doing business could increase while our cash flow from operations decreases. For a detailed discussion of our Year 2000 compliance effort and the possible harm we could suffer, please see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and look under the heading "Impact of the Year 2000 Issue" on page 40.


FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE REPURCHASE OPTION CONTAINED IN THE INDENTURE.


     Upon the occurrence of specific kinds of change of control events described in the Section entitled "Description of the Notes" under the heading "Purchase Notes Upon a Change of Control," we will be required to offer to repurchase all outstanding exchange notes. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes and restrictions in the amended and restated credit facility may not allow the repurchases. As of September 30, 1999 on a pro forma basis, our total debt was $160.4 million. In addition, corporate events, such as a leveraged recapitalization that would increase the level of our debt, would not constitute a change of control event under the indenture. The following highly leveraged transactions may not constitute a change of control but may adversely affect holders of exchange notes:


     (1) a reorganization,

     (2) a restructuring, or

     (3) a merger or similar transaction, including an acquisition of Sleepmaster and Sleepmaster Finance Corporation by management or affiliates, involving Sleepmaster and Sleepmaster Finance Corporation.

     A transaction with management would not be a change of control so long as no party other than management or Citicorp Venture Capital, Ltd. and its affiliates acquired more than 50% of Sleepmaster's voting stock in the transaction.

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES, SUBORDINATE CLAIMS IN RESPECT OF THE EXCHANGE NOTES AND REQUIRE EXCHANGE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the exchange notes and require noteholders to return payments received from guarantors. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees of our subsidiary guarantors could be voided or claims in respect of the exchange notes or the subsidiary guarantees could be junior to all of our other debts or all other debts of our guarantor subsidiaries if, among other things:

     - we incurred the debt with the intent of hindering, delaying or defrauding then-existing or future creditors,

     - we received less than reasonably equivalent value or fair consideration for incurring the debt and, at the time of the incurrence of the debt, we:

        - were insolvent or rendered insolvent by reason of the incurrence, or

        - were engaged in a business or transaction for which the assets remaining with Sleepmaster and its subsidiaries constituted unreasonably small capital, or

        - intended to incur, or believed that we would incur, debts beyond our ability to pay as they would mature, or

        - were a defendant in an action for money damages, or had a judgment for money damages rendered against us, which after final judgment was unsatisfied, or

     - any subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the subsidiary guarantee and, at the time it incurred the debt evidenced by its subsidiary guarantee, any subsidiary guarantor:

        - was insolvent or rendered insolvent by reason of the incurrence, or

        - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or

        - intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

     In addition, any payment made by us or that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to us or the subsidiary guarantor or to a fund for the benefit of our creditors or the creditors of the subsidiary guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of its assets, or

     - the present fair saleable value of its assets were less than the amount that would be required in order to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay the debts as they mature. There can be no assurance, however, as to what standard a court would apply in making those determinations or that a court would agree with our conclusions in this regard.

NO PRIOR MARKET FOR EXCHANGE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE EXCHANGE NOTES WHICH COULD LIMIT THE LIQUIDITY OF YOUR EXCHANGE NOTES.

     Prior to this offering, there was no public market for these exchange notes. We have been informed by the initial purchasers that they intend to make a market in these exchange notes after this offering is completed. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in these exchange notes, and the market price quoted for these exchange notes, may be decreased by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.
                            ------------------------

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about Sleepmaster and its subsidiaries include, among other things, statements regarding:

     - our anticipated growth strategies and pursuit of potential acquisition opportunities;

     - our intention to introduce new products;

     - anticipated trends in our businesses;

     - our ability to integrate acquired businesses;

     - future expenditures for capital projects, including our new management information systems;

     - our ability to continue to control costs and maintain quality; and

     - our ability to implement our year 2000 compliance modifications.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may be materially impacted by the factors listed under "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

     Sleepmaster and Sleepmaster Finance Corporation will not receive any proceeds from this exchange offer.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Sleepmaster at September 30, 1999 (1) on an actual basis and (2) pro forma as adjusted to give effect to the acquisition of Adam Wuest. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes included elsewhere in this prospectus.



                                                                       AS OF
                                                                SEPTEMBER 30, 1999
                                                              -----------------------
                                                                           PRO FORMA
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Total debt, including current portion:
  Industrial revenue bonds(a)...............................  $  6,415     $  8,440
  Long term debt............................................        --       37,000
  Notes offered hereby......................................   115,000      115,000
                                                              --------     --------
          Total debt........................................   121,415      160,440
                                                              --------     --------
Redeemable cumulative preferred interests, 9,999.96 units
  outstanding(b)............................................    19,959       19,959
Members' deficit:
  Common interests
     Class A, 8,000 units outstanding(c)....................     1,640       12,240
     Class B, no units outstanding..........................        --           --
  Accumulated deficit.......................................   (20,663)     (20,663)
                                                              --------     --------
          Total members' deficit............................   (19,023)      (8,423)
                                                              --------     --------
               Total capitalization.........................  $122,351     $171,976
                                                              ========     ========


---------------


(a) We are financially obligated under Palm Beach's variable rate industrial revenue bonds due 2016. The industrial revenue bonds are collateralized by land and buildings of Palm Beach and an irrevocable letter of credit up to $7.0 million. We are also financially obligated under Adam Wuest's fixed rate economic development revenue bonds maturing annually through 2010. These economic development revenue bonds are collateralized by an irrevocable letter of credit, expiring in September 2001, of $2.3 million, which is in turn collateralized by the land and building of Adam Wuest purchased with the proceeds of the bonds.


(b) The redeemable cumulative preferred interests accrue dividends at a compounded annual rate of 12.0%. In connection with the closing of the old note offering, the parties to the Sleepmaster LLC operating agreement amended the agreement to extend the redemption date of the redeemable cumulative preferred interests to November 14, 2009. See "Certain Relationships and Related Transactions -- Sleepmaster LLC Operating Agreement."


(c) Sleepmaster Holdings L.L.C. contributed $9.8 million of common interests, net of $0.2 million in fees, to finance, in part, the acquisition of Adam Wuest and Adam Wuest Realty. Certain owners of Adam Wuest also contributed $0.8 million of common interests in connection with this transaction.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


     The following unaudited consolidated pro forma financial information of Sleepmaster has been prepared to give effect to the acquisitions of Palm Beach, Herr, Star and Adam Wuest and the old note offering, including the application of the net proceeds therefrom. The pro forma adjustments presented are based upon available information and assumptions that Sleepmaster believes are reasonable.



     The unaudited pro forma consolidated balance sheet of Sleepmaster as of September 30, 1999 gives effect to the acquisition of Adam Wuest as if it had occurred on September 30, 1999. The unaudited pro forma consolidated statements of income of Sleepmaster for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the acquisitions of Palm Beach, Herr, Star and Adam Wuest and the old note offering, including the application of the net proceeds therefrom, as if the transactions had occurred as of January 1, 1998.



     The pro forma financial data should be read in conjunction with the historical consolidated financial statements of Sleepmaster, Palm Beach, Herr, Star and Adam Wuest and accompanying notes thereto, "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. Sleepmaster believes that the assumptions used in the following financial statements provide a reasonable basis on which to present the unaudited pro forma data. The pro forma financial data and related notes are provided for informational purposes only and do not purport to be indicative of the financial position or results of operations that would have actually been obtained had the acquisitions of Palm Beach, Herr, Star and Adam Wuest and the old note offering been completed on the dates indicated, or to project Sleepmaster's results of operations for any future date or period.

                               SLEEPMASTER L.L.C.



                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)


                               SEPTEMBER 30, 1999


                             (DOLLARS IN THOUSANDS)



                                                                             PRO FORMA       PRO FORMA
                                          HISTORICAL       PRO FORMA      ADJUSTMENTS FOR       AS
                                          SLEEPMASTER    ADAM WUEST(A)      ADAM WUEST       ADJUSTED
                                          -----------    -------------    ---------------    ---------
ASSETS:
Cash and cash equivalents...............   $  7,953         $   --           $ 46,350(b)     $     --
                                                                              (56,500)(c)
                                                                                2,197(d)
Accounts receivable.....................     21,458          4,152                             25,610
Accounts receivable-other...............      1,067             --                              1,067
Inventories.............................      5,617          1,447                236(e)        7,300
Other current assets....................        969             44                              1,013
Deferred tax assets.....................      1,534             --                              1,534
                                           --------         ------                           --------
          Total current assets..........     38,598          5,643                             36,524
Property, plant and equipment, net......     16,364          3,216             (1,890)(f)      19,943
                                                                                2,253(f)
Intangible assets.......................     78,676             --             52,196(g)      130,872
Other assets............................      5,517            263              1,250(b)        7,030
                                                                               56,500(c)
                                                                              (56,500)(h)
Deferred tax assets.....................     10,050             --                             10,050
                                           --------         ------                           --------
          Total assets..................   $149,205         $9,122                           $204,419
                                           ========         ======                           ========
LIABILITIES AND MEMBERS' EQUITY
  (DEFICIT):
Accounts payable........................   $ 12,741         $1,276           $  2,197(d)     $ 16,214
Accrued sales allowances and advertising
  expenses..............................      4,978          1,085                              6,063
Accrued compensation....................         --            709                                709
Accrued expenses and other current
  liabilities...........................      8,772            322                              9,094
Current portion of long-term debt.......        380            130                                510
                                           --------         ------                           --------
          Total current liabilities.....     26,871          3,522                             32,590
                                           --------         ------                           --------
Long-term debt..........................    121,035          1,895             37,000(b)      159,930
Other liabilities.......................        363             --                                363
                                           --------         ------                           --------
          Total non-current
            liabilities.................    121,398          1,895                            160,293
                                           --------         ------                           --------
Redeemable cumulative preferred
  interests.............................     19,959             --                             19,959
Members' equity (deficit)...............    (19,023)         3,705             10,600(b)       (8,423)
                                                                               52,196(i)
                                                                                  236(e)
                                                                                  363(f)
                                                                              (56,500)(h)
                                           --------         ------                           --------
Total liabilities and members' equity
  (deficit).............................   $149,205         $9,122                           $204,419
                                           ========         ======                           ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



The pro forma consolidated balance sheet gives effect to the following pro forma adjustments:



(a) Represents the acquisition of Adam Wuest, derived from the unaudited financial statements of Adam Wuest as of September 30, 1999, included elsewhere in this prospectus, adjusted to eliminate certain assets and liabilities not acquired or assumed by Sleepmaster and also to include certain liabilities assumed from Adam Wuest Realty pursuant to the asset purchase agreement, as follows:



                                                         HISTORICAL                   PRO FORMA
                                                         ADAM WUEST    ADJUSTMENTS    ADAM WUEST
                                                         ----------    -----------    ----------
                                                                 (DOLLARS IN THOUSANDS)
ASSETS:
     Cash and cash equivalents.......................     $ 3,519        $(3,519)       $   --
     Marketable securities...........................       3,455         (3,455)           --
     Accounts receivable.............................       4,199            (47)(1)     4,152
     Inventories.....................................       1,447             --         1,447
     Prepaid assets..................................          44             --            44
                                                          -------        -------        ------
          Total current assets.......................      12,664         (7,021)        5,643
     Property, plant and equipment, net..............       3,216             --         3,216
     Other assets....................................         545           (282)(2)       263
                                                          -------        -------        ------
          Total assets...............................     $16,425        $(7,303)       $9,122
                                                          =======        =======        ======
     LIABILITIES AND STOCKHOLDERS' EQUITY:
     Capital lease obligation........................     $    95        $   (95)       $   --
     Accounts payable................................       1,276             --         1,276
     Accrued advertising and sales allowances........       1,085             --         1,085
     Accrued compensation............................         709             --           709
     Accrued expenses................................         450            (47)(1)       322
                                                                             (81)(3)
     Income taxes payable............................          26            (26)           --
     Current portion of long-term debt...............          --            130(4)        130
                                                          -------        -------        ------
          Total current liabilities..................       3,641           (119)        3,522
     Long-term debt..................................          --          1,895(4)      1,895
     Capital lease obligation........................       2,342         (2,342)           --
     Deferred compensation...........................         385           (385)           --
                                                          -------        -------        ------
          Total liabilities..........................       6,368           (951)        5,417
                                                          -------        -------        ------
     Stockholders' equity............................      10,057         (6,352)        3,705
                                                          -------        -------        ------
          Total liabilities and stockholders'
            equity...................................     $16,425        $(7,303)       $9,122
                                                          =======        =======        ======


---------------

     (1) Reclassification of allowance for sales returns to conform to Sleepmaster's presentation.



     (2) Cash surrender value of officers' life insurance policies cancelled by seller and receivable from related party settled by seller prior to the acquisition.



     (3) Cash portion of deferred compensation paid by the seller.



     (4) Economic development revenue bonds assumed upon purchase of building owned by Adam Wuest Realty and represented as a capital lease on the books of Adam Wuest.



(b) Represents adjustments to reflect proceeds from the issuance of $37,000 term debt, net of estimated closing costs of $1,250, $10,000 of common interests contributed by Sleepmaster Holdings, net of related fees of $200, and $800 of common interests contributed by certain owners of Adam Wuest.

(c) Represents adjustments to record the acquisition of Adam Wuest for $56,500, including estimated costs of acquisition.



(d) Represents adjustment to reclassify temporary overdraft to accounts payable. At time of acquisition, cash and cash equivalents were adequate to fund this acquisition.



(e) Represents adjustment to inventory to eliminate LIFO valuation reserve.



(f) Represents adjustments to eliminate the net book value of the facility under capital lease on the balance sheet of Adam Wuest and to record the net book value of the owned land and building from the balance sheet of Adam Wuest Realty.



(g) Represents adjustments to record the excess of purchase price over the estimated fair values of the net assets acquired of Adam Wuest as follows:



     Purchase price, including estimated costs of
     acquisition............................................   $56,500
     Net book value of net assets acquired..................    (3,705)
     Net adjustment to carrying value of land and building
      (adjustment (f))......................................      (363)
     Inventory LIFO reserve adjustment......................      (236)
                                                               -------
     Goodwill...............................................   $52,196
                                                               =======



    This acquisition will be accounted for as a purchase business combination and the purchase price will be allocated to the fair value of the assets and liabilities acquired. Since this is a recent acquisition, the determination of the fair values of assets and liabilities acquired has not yet been completed. Accordingly, the purchase price in excess of the net book value of assets and liabilities acquired, derived from the unaudited balance sheet of Adam Wuest at September 30, 1999, has been allocated to goodwill for the purposes of this pro forma presentation. We believe that the only identifiable intangible asset to which the purchase price will be allocated is the Serta license acquired. However, we believe the license has a perpetual life based on the agreement with Serta, Inc. since we have the exclusive use of the license and the unilateral ability to terminate it. Consequently, the amortization period for the license would be 40 years, the same as the amortization period for goodwill.



(h) Represents the elimination entries required to reflect the consolidation of Adam Wuest with Sleepmaster and its existing subsidiaries, Palm Beach, Herr and Star.



(i) Represents adjustments to members' equity (deficit) as a result of the acquisition of Adam Wuest as follows:



Goodwill (adjustment(g))....................................   $52,196

                               SLEEPMASTER L.L.C.

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                             PRO FORMA           PRO FORMA
                                                                                            ADJUSTMENTS         AS ADJUSTED
                                          HISTORICAL                                      FOR PALM BEACH,     FOR PALM BEACH,
                           HISTORICAL        PALM         HISTORICAL      HISTORICAL      HERR, STAR AND      HERR, STAR AND
                           SLEEPMASTER     BEACH(B)         HERR(D)         STAR(E)      OLD NOTE OFFERING   OLD NOTE OFFERING
                           -----------   -------------   -------------   -------------   -----------------   -----------------
Net sales................   $110,251        $ 7,056         $19,385         $15,236          $  (226)(f)         $151,702
Cost of sales............     68,988          4,338          11,587           9,446              (226)(f)          94,032
                            --------        -------         -------         -------                              --------
 Gross profit............     41,263          2,718           7,798           5,790                                57,670
Selling, general &
 administrative
 expenses................     25,794          1,739           6,545           3,237                76(h)           35,936
                                                                                              (1,455)(i)
Amortization of
 intangibles.............      1,223             --              16              --               991(j)            2,230
                            --------        -------         -------         -------                              --------
 Operating income........     14,246            979           1,237           2,553                                19,504
Interest expense,
 net(a)..................      7,096             49              27              17             6,247(k)           13,436
Other (income) expense,
 net.....................        (18)        (2,318)           (150)             --             2,780(l)              294
                            --------        -------         -------         -------                              --------
 Income before income
   taxes and
   extraordinary items...      7,168          3,248           1,360           2,536                                 5,774
Provision for income
 taxes...................      3,020          1,366(c)          532             935           (3,586)(m)            2,267
                            --------        -------         -------         -------                              --------
Income before
 extraordinary items.....   $  4,148        $ 1,882         $   828         $ 1,601                              $  3,507
                            ========        =======         =======         =======                              ========


                                         PRO FORMA
                           HISTORICAL   ADJUSTMENTS   PRO FORMA
                              ADAM          FOR          AS
                            WUEST(N)    ADAM WUEST    ADJUSTED
                           ----------   -----------   ---------
Net sales................   $43,573       $ (228)(p)  $195,047
Cost of sales............    24,246         (228)(p)   118,094
                                              44(q)
                            -------                   --------
 Gross profit............    19,327                     76,953
Selling, general &
 administrative
 expenses................    13,228         (150)(r)    48,940
                                              25(s)
                                             (99)(t)
Amortization of
 intangibles.............        --        1,305(u)      3,535
                            -------                   --------
 Operating income........     6,099                     24,478
Interest expense,
 net(a)..................        30          317(r)     16,960
                                            (347)(r)
                                           3,524(v)
Other (income) expense,
 net.....................       (6)                        288
                            -------                   --------
 Income before income
   taxes and
   extraordinary items...     6,075                      7,230
Provision for income
 taxes...................     2,552(o)    (1,940)(w)     2,879
                            -------                   --------
Income before
 extraordinary items.....   $ 3,523                   $  4,351
                            =======                   ========

                               SLEEPMASTER L.L.C.



             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)


                      NINE MONTHS ENDED SEPTEMBER 30, 1999


                             (DOLLARS IN THOUSANDS)


                                                                           PRO FORMA           PRO FORMA
                                                                          ADJUSTMENTS         AS ADJUSTED
                                                                        FOR HERR, STAR      FOR HERR, STAR
                              HISTORICAL    HISTORICAL   HISTORICAL           AND                 AND           HISTORICAL
                              SLEEPMASTER    HERR(B)      STAR(E)      OLD NOTE OFFERING   OLD NOTE OFFERING   ADAM WUEST(N)
                              -----------   ----------   ----------    -----------------   -----------------   -------------
Net sales...................   $122,119       $2,748       $5,753           $  (24)(f)         $130,596           $38,068
Cost of sales...............     75,767        1,697        3,533              (24)(f)           80,969            21,760
                                                                                (4)(g)
                               --------       ------       ------                              --------           -------
  Gross profit..............     46,352        1,051        2,220                                49,627            16,308
Selling general &
  administrative expenses...     29,461          739        1,188                                31,388            11,087
Amortization of
  intangibles...............      1,436            3           --              274(j)             1,713                --
                               --------       ------       ------                              --------           -------
  Operating income..........     15,455          309        1,032                                16,526             5,221
Interest expense, net(a)....      8,300            2            9            1,877(k)            10,188                71
Other (income) expense,
  net.......................         49          (16)          (9)                                   24                20
                               --------       ------       ------                              --------           -------
  Income before income taxes
    and extraordinary
    items...................      7,106          323        1,032                                 6,314             5,130
Provision for income
  taxes.....................      3,016          126          351             (902)(m)            2,591             2,155(o)
                               --------       ------       ------                              --------           -------
  Income before
    extraordinary items.....   $  4,090       $  197       $  681                              $  3,723           $ 2,975
                               ========       ======       ======                              ========           =======


                                PRO FORMA
                               ADJUSTMENTS      PRO FORMA
                              FOR ADAM WUEST   AS ADJUSTED
                              --------------   -----------
Net sales...................     $   (15)(p)    $168,649
Cost of sales...............         (15)(p)     102,714
                                                --------
  Gross profit..............                      65,935
Selling general &
  administrative expenses...         (76)(r)      42,344
                                      19(s)
                                     (74)(t)
Amortization of
  intangibles...............         979(u)        2,692
                                                --------
  Operating income..........                      20,899
Interest expense, net(a)....         187(r)       12,827
                                    (258)(r)
                                   2,639(v)
Other (income) expense,
  net.......................                          44
                                                --------
  Income before income taxes
    and extraordinary
    items...................                       8,028
Provision for income
  taxes.....................      (1,435)(w)       3,311
                                                --------
  Income before
    extraordinary items.....                    $  4,717
                                                ========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME


                             (DOLLARS IN THOUSANDS)



     The pro forma consolidated statements of income for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the following pro forma adjustments:



     (a) Interest expense, net includes the amortization of deferred debt issuance costs of $787 and $590 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.



     (b) For the year ended December 31, 1998 -- represents the results of operations of Palm Beach prior to its acquisition for the period from January 1, 1998 through March 2, 1998. For the nine months ended September 30, 1999 -- represents the results of operations of Herr prior to its acquisition for the period from January 1, 1999 to February 25, 1999.



     (c) Represents an adjustment to income tax expense (42.0% effective tax rate) as a result of including the results of operations of Palm Beach indicated in adjustment (b). Prior to the acquisition, Palm Beach was taxed as a small business corporation whereby profits and losses were passed directly to the shareholders for inclusion in their personal income tax returns.



     (d) Derived from the audited financial statements of Herr for the year ended December 31, 1998, included elsewhere in this prospectus.



     (e) Derived from the audited financial statements of Star for the year ended December 31, 1998, included elsewhere in this prospectus and from the unaudited financial statements of Star for the period from January 1, 1999 through May 18, 1999.



     (f)



                                                                                     NINE MONTHS
                                                                YEAR ENDED              ENDED
                                                             DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                             -----------------    ------------------
     Elimination of intercompany sales transactions                $226                  $24



     (g)



                                                                                     NINE MONTHS
                                                                YEAR ENDED              ENDED
                                                             DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                             -----------------    ------------------
     Decreased depreciation expense of Herr's factory
     machinery and equipment based upon the application of
     the straight-line method of depreciation, in
     conformity with Sleepmaster's accounting policy,
     compared with an accelerated method used in the
     historical financial statements of Herr...............        $101                   $4



     (h) Represents legal expenses associated with the debt incurred in connection with the acquisition of Herr.



     (i) Represents the elimination of costs incurred by Herr that Sleepmaster has not assumed:



Interest expense associated with deferred compensation
arrangements with certain officers and stockholders.........  $  125
Compensation for certain officers/stockholders of Herr to
  reflect new contractual arrangements for officers'
  compensation. This adjustment is solely as a result of
  changed circumstances that exist after the acquisition.
  The duties and responsibilities of the officers have not
  been diminished or caused other costs to be incurred to
  offset the pro forma adjustment to compensation expense...   1,330
                                                              ------
          Total.............................................  $1,455
                                                              ------

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

     (j) Represents the amortization over 40 years of the excess of purchase price over the estimated fair values of the net assets acquired of Palm Beach, Herr and Star as follows:



                                                              YEAR ENDED
                                                           DECEMBER 31, 1998
                                                           -----------------
Palm Beach for the period from January 1, 1998 through
March 2, 1998, and Herr and Star for the year ended
December 31, 1998........................................        $991



                                                          NINE MONTHS ENDED
                                                          SEPTEMBER 30, 1999
                                                          ------------------
Herr for the period from January 1, 1999 through
February 25, 1999 and Star for the period from January
1, 1999 to May 17, 1999.................................         $274



     (k)



                                                                                     NINE MONTHS
                                                                YEAR ENDED              ENDED
                                                             DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                             -----------------    ------------------
       Interest expense on the notes.......................       $12,650               $4,779
         Amortization of issuance costs associated with the
            old note offering over the life of the notes...           517                  214
         Elimination of interest expense as a result of the
            repayment of certain indebtedness with the
            proceeds from the old note offering. Pro forma
            interest expense associated with debt incurred
            in connection with the acquisitions of Palm
            Beach and Herr has not been included herein
            since the acquisition debt is assumed to be
            repaid from the proceeds from the old note
            offering.......................................        (6,622)              (2,860)
         Elimination of amortization expense of debt
            issuance costs as a result of the write-off
            thereby due to early repayment of certain
            indebtedness. Pro forma amortization of debt
            issuance costs associated with incremental debt
            incurred in connection with the acquisition of
            Herr, except for legal fees associated with the
            incremental borrowing which have been charged
            to selling, general and administrative expenses
            for the year ended December 31, 1998
            (adjustment (g)), has not been included herein
            since the debt issuance costs are assumed to be
            written off when the associated debt is repaid
            from the proceeds from the old note offering...          (281)                (247)
         Elimination of interest expense associated with
            debt of Star not assumed by Sleepmaster........           (17)                  (9)
                                                                  -------               ------
                      Total................................       $ 6,247               $1,877
                                                                  =======               ======



     (l) Represents an adjustment to eliminate a gain recorded by Palm Beach from the sale of a building prior to its acquisition. The building was sold to an unrelated third party.



     (m) Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (f) through (l) (42.0% effective tax rate for the year ended December 31, 1998 and for the nine months ended September 30, 1999).



     (n) Derived from the audited financial statements of Adam Wuest for the year ended December 31, 1998 and from the unaudited financial statements of Adam Wuest for the period January 1, 1999 through September 30, 1999, included elsewhere in this prospectus.



     (o) Represents an adjustment to income tax expense (42.0% effective tax rate) as a result of including the results of operations of Adam Wuest indicated in adjustment (n). Prior to the

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED acquisition, Adam Wuest had elected to include its taxable income with that of its shareholders and consequently did not provide for income taxes at the corporate level.



                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (p)                                                                     -----------------    ------------------
           Elimination of intercompany sales transactions involving Adam
             Wuest.......................................................       $  228                $   15



     (q) Represents an adjustment to eliminate LIFO inventory valuation method upon acquisition.



                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (r)                                                                     -----------------    ------------------
           Represents the elimination of costs incurred and income earned by Adam Wuest that Sleepmaster has not assumed:
           Interest expense associated with related party capital lease
             obligation..................................................       $  347                $  258
           Expense associated with phantom stock compensation
             arrangements for certain key employees and non-shareholder officers that will not be continued after the acquisition.
             This adjustment is solely as the result of changed
             circumstances that will exist after the acquisition. The
             duties and responsibilities of these employees will not be diminished or cause other costs to be incurred to offset the
             pro forma adjustment to compensation expense................       $  150                $   76
           Interest income related to Adam Wuest's cash and cash
             equivalents and marketable securities.......................       $ (317)               $ (187)



                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (s)                                                                     -----------------    ------------------
           Represents an adjustment to record fees associated with the letter of credit collateralizing the economic development
             revenue bonds of Adam Wuest Realty..........................           $25                 $19



                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (t)                                                                     -----------------    ------------------
           Represents an adjustment to depreciation expense to conform
             depreciation rate with that of Adam Wuest Realty............           $99                 $74



                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (u)                                                                     -----------------    ------------------
           Amortization over 40 years of the excess of purchase price over the estimated fair values of the net assets acquired of
             Adam Wuest..................................................        $1,305                $979

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

                                                                                                   NINE MONTHS
                                                                              YEAR ENDED              ENDED
                                                                           DECEMBER 31, 1998    SEPTEMBER 30, 1999
   (v)                                                                     -----------------    ------------------
           Interest expense associated with debt incurred in connection
             with the acquisition of Adam Wuest..........................       $3,201                $2,400
           Interest expense on economic development revenue bonds assumed
             in connection with the acquisition of Adam Wuest............          115                    83
           Amortization of issuance costs associated with debt incurred
             in connection with the acquisition of Adam Wuest............          208                   156
                                                                                ------                ------
                                                                                $3,524                $2,639
                                                                                ======                ======



           If the variable rate of interest on the debt incurred in connection with the acquisition of Adam Wuest were to increase by 1/8%, pro forma net income would decrease by $27 and $20 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. If such variable rate were to decrease by 1/8%, pro forma net income would increase by $27 and $20 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.



     (w) Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (p) through (v) (42% effective rate for the year ended December 31, 1998 and for the nine months ended September 30, 1999).

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA


     The following table sets forth our historical selected consolidated financial and other data. The historical consolidated financial information for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 has been derived from, and should be read in conjunction with, the audited consolidated financial statements of Sleepmaster and its subsidiaries. The financial information as of and for the fiscal years ended December 31, 1995 and December 31, 1994 has been derived from our internal financial records and is unaudited but, in the opinion of our management, includes all adjustments considered necessary for the fair presentation of our financial condition and results of operations for those periods and as of those dates. The condensed financial data for the nine months ended September 30, 1999 and 1998 is unaudited but, in our opinion, includes all adjustments, consisting only of normal recurring adjustments considered necessary for the fair presentation of the information. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.


     The selected consolidated financial data should be read in conjunction with the historical consolidated financial statements of Sleepmaster and accompanying notes thereto, "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.


                                                                                                  NINE MONTHS ENDED
                                                  FISCAL YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                      ------------------------------------------------------    ---------------------
                                       1994        1995        1996       1997        1998        1998        1999
                                      -------    --------    --------    -------    --------    --------    ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net sales...........................  $47,575    $ 55,044    $ 59,763    $67,472    $110,251    $ 80,706    $ 122,119
Gross profit........................   16,565      20,347      22,265     25,024      41,263      29,536       46,351
Selling, general and administrative
  expenses..........................   12,561      13,965      14,130     15,044      25,794      18,335       29,461
Amortization of intangibles.........      423         676         644        644       1,223         929        1,436
Operating income....................    3,582       5,707       7,491      9,336      14,246      10,272       15,454
Interest expense, net(a)............      308       2,304       2,578      4,663       7,096       5,317        8,300
Other (income) expense, net.........     (114)        188         216        (97)        (18)        (23)          49
Income before income taxes and
  extraordinary items...............    3,389       3,214       4,697      4,770       7,168       4,978        7,105
Net income..........................    3,389       3,214       4,606      2,757       4,148       2,884          922

BALANCE SHEET DATA (AT END OF
  PERIOD):
Net working capital(b)..............  $ 1,160    $   (553)   $    736    $   309    $  2,749                $   4,153
Total assets........................   14,704      29,813      48,634     47,339      89,540                  149,205
Total debt..........................    3,900      17,989      44,031     39,102      70,696                  121,415
Redeemable cumulative preferred
  interests.........................       --          --      14,221     15,927      18,267                   19,959
Members' equity (deficit)...........    4,240       2,717     (21,116)   (20,092)    (17,517)                 (19,023)

OTHER DATA:
Gross margin........................     34.8%       37.0%       37.3%      37.1%       37.4%       36.6%        38.0%
Adjusted EBITDA (c).................  $ 4,348    $  6,793    $  8,534    $10,429    $ 16,335    $ 11,795    $  17,953
Adjusted EBITDA margin..............      9.1%       12.3%       14.3%      15.5%       14.8%       14.6%        14.7%
Depreciation and amortization.......  $   766    $  1,086    $  1,043    $ 1,093    $  2,089    $  1,523    $   2,499
Capital expenditures................  $ 1,380    $    292    $    167    $   572    $  1,095    $    639    $   2,938
Cash flows from operating
  activities........................  $ 2,860    $  6,612    $  5,583    $ 6,036    $  8,874    $  5,981    $  11,724
Cash flows from investing
  activities........................  $(1,293)   $(25,235)   $   (167)   $  (505)   $(33,851)   $(33,443)   $ (44,500)
Cash flows from financing
  activities........................  $(1,249)   $ 18,880    $ (6,129)   $(4,955)   $ 24,548    $ 26,984    $  40,539
Ratio of earnings to fixed
  charges(d)........................     7.20x       2.25x       2.64x      1.97x       1.96x       1.89x        1.82x


---------------


(a) Interest expense, net includes the amortization of deferred debt issuance costs of $15, $60, $391, $170 and $281 for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively, and $228 and $440 for the nine months ended September 30, 1998 and 1999, respectively.


(b) Represents total current assets, excluding cash and cash equivalents, less total current liabilities, excluding current portion of long-term debt.

(c) Adjusted EBITDA represents, for any period, net income before interest expense, income taxes, depreciation and amortization and other non-operating income/expense. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. We believe that presentation of Adjusted EBITDA may be helpful to investors. However, Adjusted EBITDA should not be considered an alternative to net income as a measure of Sleepmaster's operating results or to cash flows as a measure of liquidity. In addition, although the Adjusted EBITDA measure of performance is not recognized under generally accepted accounting principles, it is widely used by industrial companies as a general measure of a company's operating performance because it assists in comparing performance on a relatively consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods, particularly where acquisitions are involved, or non-operating factors such as historical cost bases. Because Adjusted EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to other similarly titled measures of other companies.

     The following is a reconciliation of net income to Adjusted EBITDA:


                                                                                        NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                    ------------------------------------------------    ------------------
                                     1994      1995      1996      1997       1998       1998       1999
                                    ------    ------    ------    -------    -------    -------    -------
Net income before extraordinary
  items...........................  $3,389    $3,214    $4,606    $ 2,757    $ 4,148    $ 2,884    $ 4,089
Interest expense..................     308     2,304     2,578      4,663      7,096      5,317      8,300
Provision for income taxes........      --        --        91      2,013      3,020      2,094      3,016
Depreciation......................     342       411       399        449        866        594      1,063
Amortization......................     423       676       644        644      1,223        929      1,436
                                    ------    ------    ------    -------    -------    -------    -------
EBITDA............................   4,462     6,605     8,318     10,526     16,353     11,818     17,904
                                    ------    ------    ------    -------    -------    -------    -------
Commissions earned on sales to
  other Serta licensee
  customers.......................     (56)      (32)      (33)       (30)       (33)       (28)       (27)
Distributions to former
  shareholder.....................      --       285       189         --         --         --         --
Other, net........................     (58)      (65)       60        (67)        15          5         76
                                    ------    ------    ------    -------    -------    -------    -------
Other (income) expense............    (114)      188       216        (97)       (18)       (23)        49
                                    ------    ------    ------    -------    -------    -------    -------
Adjusted EBITDA...................  $4,348    $6,793    $8,534    $10,429    $16,335    $11,795    $17,953
                                    ======    ======    ======    =======    =======    =======    =======


(d) In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of issuance costs, whether capitalized or expensed, plus one-third of rental expense under operating leases, the portion that has been deemed by Sleepmaster and its Subsidiaries to be representative of an interest factor.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH "FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS," AS WELL AS THE MORE DETAILED INFORMATION IN THE HISTORICAL FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA FINANCIAL DATA, INCLUDING THE RELATED NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL REFERENCES TO YEARS RELATE TO THE FISCAL YEAR THAT ENDED ON DECEMBER 31 OF THAT YEAR.

GENERAL

     We are a leading manufacturer and distributor of a full line of conventional bedding, mattresses and box springs marketed under the well-known brand names of Serta, Serta Perfect Sleeper, Sertapedic and Masterpiece. Serta, Inc., through its licensees, is the second largest manufacturer of conventional bedding products in the United States, with a domestic market share of approximately 17% in 1998. We are the second largest Serta licensee in North America with approximately a 22% market share in our domestic licensed territories in 1998. Sleepmaster was founded in Newark, New Jersey in 1910 and became a Serta licensee for the metropolitan New York area, including Fairfield County in Connecticut, and northern New Jersey in 1966.

     Prior to November 14, 1996, Sleepmaster was a limited liability company primarily owned by Sleepmaster Holdings L.L.C., a holding company then owned by management of Sleepmaster and an investor group. On November 14, 1996, Sleepmaster entered into a recapitalization agreement with a new group of investors led by Citicorp Venture Capital and PMI Mezzanine Fund, LLP, pursuant to which the new investor group, Sleep Investor L.L.C., paid cash and issued promissory notes to effect a leveraged recapitalization of Sleepmaster. As a result of the recapitalization, Sleep Investor acquired a 72.0% interest in Sleepmaster Holdings L.L.C. Sleepmaster Holdings L.L.C., in turn, holds over 99.9% of Sleepmaster. In connection with the recapitalization, Sleepmaster received funding in the form of equity invested by Sleep Investor and current management, proceeds from the issuance of senior subordinated notes and borrowings under a credit facility.


     Since the recapitalization, we have acquired the stock of Palm Beach on March 3, 1998, the stock of Herr on February 26, 1999, substantially all of the assets of Star on May 18, 1999 and substantially all of the assets of Adam Wuest on November 5, 1999. The aggregate consideration for these four acquisitions totaled approximately $136 million. In connection with these transactions, we entered into employment contracts with the executive management of Palm Beach, Herr, Star and Adam Wuest so that the existing management would continue to operate their respective facilities and licensed territories.



     Adam Wuest is a leading manufacturer and distributor of the full line of Serta brand mattresses and box springs and owns the rights to manufacture and sell Serta products in all or a portion of the states of Ohio, Indiana, West Virginia and the Commonwealth of Kentucky. Similar to Palm Beach, Herr and Star, Adam Wuest distributes its products primarily through leading retailers including furniture stores, sleep specialists, local retail outlets, department stores and other institutional customers. Adam Wuest has captured approximately a 20% market share of bedding products sold in Ohio, Indiana, West Virginia and the Commonwealth of Kentucky. For the fiscal year ended December 31, 1998, Adam Wuest's net sales were $43.6 million and its EBITDA was $6.6 million. For the nine months ended September 30, 1999, Adam Wuest's net sales were $38.1 million and its EBITDA was $5.6 million.

RESULTS OF OPERATIONS


     The following table sets forth operating data of Sleepmaster as a percentage of net sales for the fiscal years ended December 31, 1996, 1997 and 1998 and for the three and nine months ended September 30, 1998 and 1999.



                                                             PERCENTAGE OF NET SALES
                                            ---------------------------------------------------------
                                                                     FOR THE QUARTER    FOR THE NINE
                                            FOR THE FISCAL YEARS          ENDED         MONTHS ENDED
                                             ENDED DECEMBER 31,       SEPTEMBER 30,     SEPTEMBER 30,
                                            ---------------------    ---------------    -------------
                                            1996    1997    1998      1998     1999     1998    1999
                                            -----   -----   -----    ------   ------    -----   -----
Net sales.................................  100.0%  100.0%  100.0%   100.0%   100.0%    100.0%  100.0%
Cost of sales.............................   62.7    62.9    62.6     63.7     61.7      63.4    62.0
                                            -----   -----   -----    -----    -----     -----   -----
Gross profit..............................   37.3    37.1    37.4     36.3     38.3      36.6    38.0
Operating expenses:
Selling, general and administrative
  expenses................................   23.6    22.3    23.4     21.8     23.4      22.7    24.1
Amortization of intangibles...............    1.1     1.0     1.1      1.1      1.2       1.2     1.2
                                            -----   -----   -----    -----    -----     -----   -----
Total operating expenses..................   24.7    23.3    24.5     22.9     24.6      23.9    25.3
                                            -----   -----   -----    -----    -----     -----   -----
Operating income..........................   12.6    13.8    12.9     13.4     13.7      12.7    12.7
Interest expense, net.....................    4.3     6.9     6.4      5.7      7.1       6.6     6.8
Other (income) expense, net...............    0.4    (0.1)     --       --      0.2        --      --
                                            -----   -----   -----    -----    -----     -----   -----
Income before income taxes and
  extraordinary items.....................    7.9     7.1     6.5      7.7      6.4       6.1     5.8
Provision for income taxes................    0.2     3.0     2.7      3.2      2.7       2.6     2.5
                                            -----   -----   -----    -----    -----     -----   -----
Income before extraordinary items.........    7.7     4.1     3.8      4.5      3.7       3.5     3.3
Extraordinary items.......................     --      --      --       --       --        --    (2.6)
                                            -----   -----   -----    -----    -----     -----   -----
Net income................................    7.7%    4.1%    3.8%     4.5%     3.7%      3.5%    0.7%
                                            =====   =====   =====    =====    =====     =====   =====

Depreciation expense......................    0.7%    0.7%    0.8%     0.6%     0.8%      0.7%    0.9%
Adjusted EBITDA...........................   14.3%   15.5%   14.8%    15.1%    15.8%     14.6%   14.7%



THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AS COMPARED TO THREE AND NINE MONTHS


ENDED SEPTEMBER 30, 1998



  NET SALES



     Net sales increased by 45.0%, or $14.9 million, to $48.1 million in the three months (third quarter) ended September 30, 1999, from $33.2 million in the third quarter of 1998 and rose 51.3%, or $41.4 million, to $122.1 million in the nine months ended September 30, 1999 from $80.7 million in the nine months ended September 30, 1998. A significant portion of the increase in both the third quarter and nine months ended September 30, 1999 was due to the contributions of net sales from Herr, acquired on February 26, 1999, and Star, acquired on May 18, 1999. Herr contributed $7.0 million and $14.9 million of net sales in the third quarter and nine months ended September 30, 1999, respectively, and Star contributed $4.7 million and $7.0 million of net sales in the third quarter and nine months ended September 30, 1999, respectively. Excluding the acquisitions of Herr and Star, net sales increased by 9.7%, or $3.2 million, in the third quarter of 1999 and by 24.1%, or $19.5 million, in the nine months ended September 30, 1999. Adjusting for the fact that the nine month period ended September 30, 1998 includes only seven months of Palm Beach's results, the nine month sales growth in 1999 was 14.1%. Better sales penetration with existing customers, the addition of some new customers in Florida and the introduction of the new Masterpiece line of bedding products in the first quarter of 1999 were significant factors contributing to the strong sales growth. In addition, generally higher unit sales volumes and higher average unit selling prices resulting from shifts in product sales mix toward higher priced products contributed to this increase.

  COST OF SALES



     Cost of sales increased by 40.3%, or $8.5 million, to $29.7 million in the third quarter of 1999 from $21.2 million in the third quarter of 1998 and by 48.1%, or $24.6 million, to $75.8 million in the nine months ended September 30, 1999 from $51.2 million in the nine months ended September 30, 1998. Cost of sales as a percentage of net sales decreased to 61.7% in the third quarter of 1999 from 63.7% in the third quarter of 1998 and decreased to 62.0% in the nine months ended September 30, 1999 from 63.4% in the nine months ended September 30, 1998. The reduction of cost of sales as a percentage of net sales in both the third quarter and nine months ended September 30, 1999 was primarily due to the impact of higher margin business generated by Palm Beach and Herr as well as higher margins realized on sales of the Masterpiece line of bedding products introduced in 1999. Margins were also favorably impacted by Sleepmaster's successfully obtaining volume-related cost savings on raw material purchases as a result of the acquisitions of Palm Beach, Herr and Star which serve to reduce purchase costs and hence reduce the ratio of cost of sales to net sales. Partially offsetting these higher margins were higher manufacturing costs for Sleepmaster resulting from (1) the development and launch of the Masterpiece line of bedding products during 1999 and (2) a realignment of direct and indirect labor resources to extend production capabilities, together with the associated costs. The Company's ongoing gross profit and pricing strategy is to focus product sales mix towards higher priced and higher margin units and to continue to leverage purchase volumes to drive volume-related purchase discounts, thereby reducing cost of sales as a percentage of net sales and increasing margins.



  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES



     Selling, general and administrative expenses increased by 55.7%, or $4.0 million, to $11.2 million in the third quarter of 1999 from $7.2 million in the third quarter of 1998 and by 60.7%, or $11.1 million, to $29.5 million in the nine months ended September 30, 1999 from $18.3 million in the nine months ended September 30, 1998. Selling, general and administrative expenses as a percentage of net sales increased to 23.4% in the third quarter of 1999 from 21.8% in the third quarter of 1998 and to 24.1% in the nine months ended September 30, 1999 from 22.7% in the nine months ended September 30, 1998. Several factors contributed to the increase in selling, general and administrative expenses as a percentage of net sales: (1) Palm Beach and Herr have higher fixed cost bases than Sleepmaster and the second and third quarters of 1999 include the full impact of Herr's fixed cost base on the consolidated results; (2) Palm Beach and Herr have higher delivery expenses as a percentage of net sales due to the large geographical territories they service compared with that of Sleepmaster; (3) Palm Beach has certain contractual employment arrangements scheduled to expire in March 2000 that contributed to the increase in selling, general and administrative expenses as a percentage of net sales; and (4) promotional costs increased in 1999 as a result of the market introduction of the Masterpiece range of bedding products. Offsetting these costs is Sleepmaster's ability to leverage its fixed delivery cost per unit with higher average selling prices at the Linden facility. Management's ongoing objective is to reduce this expense ratio by leveraging its fixed expense base.



  AMORTIZATION OF INTANGIBLES



     Amortization of intangibles increased by $0.2 million to $0.6 million in the third quarter of 1999 from $0.4 million in the third quarter of 1998 and by $0.5 million to $1.4 million in the nine months ended September 30, 1999 from $0.9 million in the nine months ended September 30, 1998. These increases were due to the acquisitions of Palm Beach on March 3, 1998, Herr on February 26, 1999 and Star on May 18, 1999.



  OPERATING INCOME



     Operating income increased by 48.1%, or $2.1 million, to $6.6 million in the third quarter of 1999 from $4.4 million in the third quarter of 1998 and by 50.4%, or $5.2 million, to $15.4 million in the nine months ended September 30, 1999 from $10.3 million in the nine months ended September 30, 1998. As a result of the above factors, operating income as a percentage of net sales increased to 13.7% in the third quarter of 1999 from 13.4% in the third quarter of 1998.



  INTEREST EXPENSE, NET



     Interest expense increased by 80.8%, or $1.5 million, to $3.4 million in third quarter of 1999 from $1.9 million in the third quarter of 1998 and by 56.1%, or $3.0 million, to $8.3 million in the nine months ended September 30, 1999 from $5.3 million in the nine months ended September 30, 1998. This increase was due to the cost of additional debt financing incurred for the acquisitions of Palm Beach and Herr and the issuance of senior subordinated notes on May 18, 1999. See "______ Liquidity and Capital Resources". On the basis of current plans, management expects interest expense for the remainder of 1999 to be higher than the prior periods.



  PROVISION FOR INCOME TAXES



     The provision for income taxes increased by $0.2 million, to $1.3, in the third quarter of 1999 from $1.1 million in the third quarter of 1998 and by $0.9 million, to $3.0 million, in the nine months ended September 30, 1999 from $2.1 million in the nine months ended September 30, 1998. The provision for income taxes resulted in an effective tax rate of 42.3% and 42.4% in the third quarter and nine months ended September 30, 1999, respectively, compared with 41.8% and 42.1% for the corresponding periods in the prior year. The goodwill associated with the acquisition of Herr is not deductible for tax purposes since the Company acquired the capital stock of Herr, thereby increasing the effective tax rate.



  EXTRAORDINARY ITEMS



     The extraordinary items recorded in the nine months ended September 30, 1999 consisted of the payment of $3.6 million in premiums on the redemption of $20 million in aggregate principal amount of Series A and Series B 12% Subordinated Notes and repayment of $69.2 million of borrowings under the Company's former credit facility, together with the write-off of $1.9 million of unamortized debt issuance costs relating to such redemption and repayment on May 18, 1999. See "______ Liquidity and Capital Resources". There were no extraordinary items incurred during 1998.



  NET INCOME



     As a result of the above factors, the Company recorded net income of $1.8 million for the third quarter of 1999 compared with net income of $1.5 million for the third quarter of 1998 and net income of $0.9 million for the nine months ended September 30, 1999 compared with net income of $2.9 for the nine months ended September 30, 1998.


FISCAL 1998 AS COMPARED TO FISCAL 1997

  NET SALES

     Net sales increased by 63.4%, or $42.8 million, to $110.3 million in 1998 from $67.5 million in 1997. This increase was primarily due to the acquisition of Palm Beach which contributed ten months of sales totaling $37.1 million. Excluding the acquisition of Palm Beach, net sales increased by 8.4%, or $5.7 million, to $73.2 million in 1998 from $67.5 million in 1997. This increase was primarily attributable to higher unit volumes in 1998. There was also an increase in average unit selling prices due to a change in product sales mix to higher priced products.

  COST OF SALES

     Cost of sales increased by 62.7%, or $26.6 million, to $69.0 million in 1998 from $42.4 million in 1997. Cost of sales as a percentage of net sales decreased to 62.6% in 1998 from 62.9% in 1997. This improvement was primarily due to higher margin business generated by Palm Beach. These higher margins, which serve to reduce cost of sales as a percentage of net sales, were partially offset by an increase in Sleepmaster's manufacturing costs in 1998. As a result of the Palm Beach acquisition, Sleepmaster was also able to realize cost savings on raw material purchases as a result of obtaining additional volume-related purchase discounts from vendors.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


     Selling, general and administrative expenses increased by 72.0%, or $10.8 million, to $25.8 million in 1998 from $15.0 million in 1997. Selling, general and administrative expenses as a percentage of net sales increased to 23.4% in 1998 from 22.3% in 1997. Several factors contributed to this increase. First, Palm Beach has a higher fixed cost base as a percentage of net sales than Sleepmaster's base business and has a greater number of smaller customers than Sleepmaster. Second, Palm Beach has higher delivery expenses as a percentage of net sales due to its large geographical licensed territory. Such expenses were offset by increases in average unit selling prices and generally fixed delivery costs per unit at our Linden, New Jersey facility. Finally, Palm Beach has certain contractual employment arrangements, scheduled to expire in March 2000, which contributed to the increase in selling, general and administrative expenses as a percentage of net sales. Management's ongoing objective is to reduce this expense ratio by leveraging its fixed expense base.


  AMORTIZATION OF INTANGIBLES

     Amortization of intangibles increased by $0.6 million, to $1.2 million in 1998 from $0.6 million in 1997. This increase was due to the acquisition of Palm Beach in March 1998.

  OPERATING INCOME

     Operating income increased by 52.6%, or $4.9 million, to $14.2 million in 1998 from $9.3 million in 1997. As a result of the above factors, operating income as a percentage of net sales decreased to 12.9% in 1998 from 13.8% in 1997.

  INTEREST EXPENSE, NET

     Interest expense increased by 52.2%, or $2.4 million, to $7.1 million in 1998 from $4.7 million in 1997. This increase was due to the cost of additional debt financing on debt incurred and assumed resulting from the acquisition of Palm Beach. See "-- Liquidity and Capital Resources." Based on current plans and as a result of this offering, management expects interest expense to increase in 1999.

  PROVISION FOR INCOME TAXES

     The provision for income taxes increased by 50%, or $1.0 million, to $3.0 million in 1998 from $2.0 million in 1997. The provision for income taxes resulted in an effective rate of 42.1% in 1998 and 42.2% in 1997.

  NET INCOME

     As a result of the above factors net income for 1998 was $4.1 million compared to $2.8 million in 1997.

FISCAL 1997 AS COMPARED TO FISCAL 1996

  NET SALES

     Net sales increased by 12.9%, or $7.7 million, to $67.5 million in 1997 from $59.8 million in 1996. This increase was primarily due to increases in unit sales volume in 1997 of 9.5% and an increase in average unit selling prices of 3.0%.

  COST OF SALES

     Cost of sales increased by 13.2%, or $4.9 million, to $42.4 million in 1997 from $37.5 million in 1996. Cost of sales as a percentage of net sales increased slightly to 62.9% in 1997 from 62.7% in 1996. This increase was attributable to higher costs of raw materials and labor in 1997, partially offset by a reduction in manufacturing costs in the same period.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses increased by 6.5%, or $0.9 million, to $15.0 million in 1997 from $14.1 million in 1996. Selling, general and administrative expenses decreased as a percentage of net sales to 22.3% in 1997 from 23.6% in 1996. This decrease was primarily attributable to a reduction in salaries and commissions as a percentage of net sales, a decrease in Serta licensing fees as a percentage of net sales, and higher professional fees incurred in 1996 in connection with Sleepmaster's leveraged recapitalization which did not recur in 1997.

  AMORTIZATION OF INTANGIBLES

     Amortization of intangibles remained constant at $0.6 million in 1997 and 1996.

  OPERATING INCOME

     Operating income increased by 24.6%, or $1.8 million, to $9.3 million in 1997 from $7.5 million in 1996. The above factors resulted in an increase in operating income as a percentage of net sales to 13.8% in 1997 from 12.5% in 1996.

  INTEREST EXPENSE, NET

     Interest expense increased by 80.9%, or $2.1 million, to $4.7 million in 1997 from $2.6 million in 1996. This was due to the cost of increased debt financing incurred as a result of Sleepmaster's leveraged recapitalization in November 1996. See "-- Liquidity and Capital Resources."

  PROVISION FOR INCOME TAXES

     The provision for income taxes in 1997 was $2.0 million compared to $0.1 million in 1996. The provision for income taxes resulted in an effective rate of 42.2% in 1997 and 1.9% in 1996. Until Sleepmaster's leveraged recapitalization, which was effected on November 14, 1996, Sleepmaster was taxed as a partnership. No provision was made for income taxes during the period from January 1, 1996 through November 13, 1996 since income or loss arising during this period was included in the income tax returns of the members of Sleepmaster.

  NET INCOME

     As a result of the above factors net income for 1997 was $2.8 million compared to $4.6 million in 1996.

LIQUIDITY AND CAPITAL RESOURCES


     Our principal source of cash to fund liquidity needs is net cash provided by operating activities and availability under our amended and restated credit facility. Our principal use of funds consists of


     (1) payments of principal and interest on our indebtedness and

     (2) capital expenditures.

  OPERATING ACTIVITIES

     Sleepmaster's operating activities generated cash of $8.9 million in 1998 compared to $6.0 million in 1997 and $5.6 million in 1996. The increase in cash flows in 1998 was primarily due to the acquisition of

Palm Beach. Sleepmaster's operating activities generated cash of $11.7 million in the nine months ended September 30, 1999 compared with $6.0 million in the nine months ended September 30, 1998. This increase in cash flows in the nine months ended September 30, 1999 was primarily due to increased net income from operations, before extraordinary items, and the acquisitions of Herr and Star.


  CAPITAL EXPENDITURES


     Sleepmaster's capital expenditures were $1.1 million in 1998, $0.6 million in 1997 and $0.2 million in 1996. Capital expenditures were $2.9 million in the nine months ended September 30, 1999, as compared to $0.6 million in the nine months ended September 30, 1998. These capital expenditures consisted primarily of normal recurring expenditures for machinery and equipment, leasehold and office furniture and fixtures. Sleepmaster has historically funded its capital expenditures with cash generated from operations.



     Based on current plans, management expects that capital expenditures at all of our facilities will be approximately $4.5 million in 1999. The increase in capital expenditures is primarily attributable to a $2.0 million investment to replace and upgrade our domestic computer system software and hardware and the full year effect of planned capital expenditures for Palm Beach, Herr, Star and Adam Wuest. The balance of the increase in capital expenditures is for machinery and equipment. We anticipate future capital expenditures to be $4.0 million per year for the existing factories. Management believes that annual capital expenditure limitations under the amended and restated credit facility will not significantly inhibit Sleepmaster from meeting its capital needs.


  FINANCING ACTIVITIES


     Sleepmaster generated $24.5 million of cash inflows from financing activities in 1998, principally arising from borrowings under an increased credit facility to acquire Palm Beach, compared with cash outflows of $5.0 million in 1997 and $6.1 million in 1996. Financing cash outflows arose primarily from repayments of borrowings under our revolving credit facility in 1997 and arose principally from distributions to members in 1996. Sleepmaster generated $40.5 million of cash inflows from financing activities in the nine months ended September 30, 1999, principally arising from net proceeds from the issuance on May 18, 1999 of $115.0 million of 11% senior subordinated notes due 2009, as compared to $27.0 million of cash inflows from financing activities in the nine months ended September 30, 1998. Cash inflows in the nine months ended September 30, 1998 arose principally from borrowings under an increased credit facility to acquire Palm Beach.


     In connection with the acquisition of Palm Beach on March 3, 1998, Sleepmaster amended and restated its credit facility to provide for an aggregate amount of borrowings of up to $66.3 million, a portion of which was used to finance the acquisition of Palm Beach. See note 10 to the 1998 consolidated financial statements of Sleepmaster included elsewhere in this prospectus.

     On February 26, 1999, Sleepmaster purchased all of the capital stock of Herr. In connection with the acquisition, Sleepmaster amended and restated its credit facility to provide for an aggregate amount of borrowings of up to $86.0 million, a portion of which was used to finance the acquisition of Herr.


     On May 18, 1999, Sleepmaster purchased substantially all the assets of Star, the Serta licensee located in Concord, Ontario, Canada. The acquisition was primarily funded with the net proceeds of the old note offering.



     On November 5, 1999, Sleepmaster purchased substantially all the assets of Adam Wuest. Adam Wuest is a leading producer and distributor of the full line of Serta brand mattresses and box springs and owns the rights to manufacture Serta products in all or a portion of the States of Ohio, Indiana, West Virginia and the Commonwealth of Kentucky. This acquisition was funded primarily through the expansion of its existing credit facility and a subordinated credit facility.

  DEBT


     On May 18, 1999, we and Sleepmaster Finance Corporation issued $115.0 million of 11% senior subordinated notes due 2009. Sleepmaster used a portion of the proceeds of the old note offering to prepay the old credit facility, redeem the series A and series B senior subordinated notes due 2007, and acquire substantially all of the assets of Star. Also on May 18, 1999, Sleepmaster entered into a credit facility with First Union National Bank. The credit facility provided revolving credit facilities with aggregate availability of $25.0 million. The revolving credit facility was scheduled to mature six years after closing and included a sublimit of $8.0 million for letters of credit.



     On November 5, 1999, we amended and restated this credit facility to provide for borrowings of up to $70.0 million, consisting of a $33.0 million six-year revolving credit facility and a $37.0 million amortizing term loan facility. Borrowings under the amended and restated credit facility are collateralized by substantially all of our domestic assets and are guaranteed by all of our domestic restricted subsidiaries and Sleepmaster L.L.C. Similar to the prior credit facility, the revolving credit facility includes a sublimit of $15.0 million for letters of credit currently consisting of:



     (a) a letter of credit to back the industrial revenue bonds currently outstanding of $6.6 million



     (b) a letter of credit to back the economic development bonds currently outstanding of $2.0 million and



     (c) a $0.72 million letter of credit for a deposit on the Linden, New Jersey facility.



     Borrowings under the amended and restated credit facility bear interest at floating rates that are based on LIBOR or on the applicable alternate base rate and, accordingly, Sleepmaster's financial condition and performance will be affected by changes in interest rates. The amended and restated credit facility also imposes certain restrictions on Sleepmaster and requires Sleepmaster to comply with financial ratios and tests described in the section entitled, "Description of Indebtedness" under the heading "The Amended and Restated Credit Facility".



     On November 5, 1999 Sleepmaster Holdings L.L.C. entered into a subordinated credit agreement with Citicorp Mezzanine Partners, L.P. with availability of $10.0 million. In connection with the acquisition of Adam Wuest, Sleepmaster Holdings L.L.C. borrowed $10.0 million under the subordinated credit agreement and contributed the $10.0 million to Sleepmaster. Sleepmaster used the $10.0 million to finance the acquisition of Adam Wuest.



     Sleepmaster, through its subsidiary Palm Beach, is obligated to the County of Palm Beach, Florida pursuant to revenue bonds issued on behalf of Palm Beach. On April 1, 1996, the County of Palm Beach Florida issued Variable Rate Demand Industrial Development Revenue Bonds, Palm Beach Bedding Company Project, Series 1996 in the aggregate principal amount of $7.7 million to finance the construction of a 235,000 square foot manufacturing facility for Palm Beach. As of September 30, 1999, $6.4 million of the bonds were outstanding. The bonds mature in April 2016 and bear interest at a variable rate that was 3.95% at September 30, 1999.



     Sleepmaster, through its subsidiary Adam Wuest, is obligated to the County of Hamilton, Ohio pursuant to economic revenue bonds issued on behalf of Adam Wuest. On February 1, 1994, the County of Hamilton, Ohio issued Fixed Rate Economic Development Revenue Funding Bonds, Series 1994 in the aggregate principal amount of $3.0 million to finance the Adam Wuest, Inc. Project. As of September 30, 1999, $2.0 million of the bonds were outstanding. The bonds mature in September 2010 and bear interest at fixed rates ranging from 4.3% to 5.6% depending on the maturity date of the bond series.


     In connection with the recapitalization of Sleepmaster Holdings L.L.C. on November 14, 1996, Sleepmaster issued $15.0 million of series A 12% senior subordinated notes due 2006 to PMI. In connection with the acquisition of Palm Beach on March 3, 1998, Sleepmaster issued $5.0 million of series B 12% senior subordinated notes due 2007 to PMI and amended the terms of the series A senior subordinated notes to extend the maturity date to 2007. On May 18, 1999, we used a portion of the net proceeds from the old note offering to prepay the senior subordinated notes.

     In connection with the recapitalization of Sleepmaster Holdings L.L.C. on November 14, 1996, Sleep Investor issued $7.0 million of junior subordinated promissory notes and paid cash to the then existing members of Sleepmaster Holdings L.L.C., including current members of our management. In exchange for the notes, the then-existing members of Sleepmaster Holdings L.L.C. delivered common and preferred interests of Sleepmaster Holdings L.L.C., as well as notes issued by Sleepmaster Holdings L.L.C., to Sleep Investor. Interest payments received by Sleep Investor on the notes issued by Sleepmaster Holdings L.L.C. correspond to Sleep Investor's obligation to make interest payments on the promissory notes. The promissory notes bear interest at a fixed rate of 7.02% per annum and mature on November 14, 2008. The interest on the promissory notes is pay-in-kind except that an amount equal to the current tax liability for interest payments received on the promissory notes is paid in cash. The maturity date of the promissory notes was extended in connection with the acquisition of Palm Beach from November 14, 2007 to November 14, 2008. In connection with the completion of the offering of the old notes, and the prepayment of the senior subordinated notes, the promissory notes were amended to retroactively bear interest at a fixed rate of 12.0% per annum and to mature on November 14, 2007. See "Description of Certain Indebtedness -- The Sleep Investor Promissory Notes."

     In conjunction with the purchase of substantially all the assets of Star on May 18, 1999, Sleepmaster Holdings L.L.C. issued a junior subordinated note to the seller in the initial aggregate principal amount of $0.68 million as a portion of the purchase price. The junior subordinated note bears interest at a fixed rate of 6.0% per annum, which interest shall be paid in kind, and will mature on the third anniversary of the closing. See "Description of Certain Indebtedness -- The Sleepmaster Holdings L.L.C. Junior Subordinated Note."


     Sleepmaster has no obligations or commitments to Sleepmaster Holdings L.L.C. or Sleep Investor either under the promissory notes or the junior subordinated note. The amended and restated credit facility will allow Sleepmaster to fund interest payments on the promissory notes and the junior subordinated note. Distributions, dividends and loans of Sleepmaster Holdings L.L.C. for that purpose are restricted by the terms of the indenture governing the notes. See "Description of the Notes -- Certain Covenants -- Limitation on Restricted Payments."


     We believe that the cash flows from operations, together with available borrowings under the new senior credit facility, will be adequate to fund Sleepmaster's currently anticipated working capital, capital spending and debt service requirements for at least the next several years. However, we are highly leveraged and may be able to incur additional debt following this offering. We cannot assure you that our business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the new credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. If our business does not generate sufficient cash flow, we may not be able to effect any refinancing of our existing indebtedness on commercially reasonable terms or at all. See "Risk Factors."

SEASONALITY OF BUSINESS


     Sleepmaster's net sales and net income are generally consistent throughout the fiscal year, except for slight increases in the third quarter. However, seasonal variations in net sales and net income affect each of Sleepmaster's five facilities. Palm Beach's net sales and net income increase during the first and fourth quarters of the fiscal year. In contrast, net sales and net income increase during the third quarter of the fiscal year at our Linden, New Jersey, Lancaster, Pennsylvania, Cincinnati, Ohio, and Concord, Ontario, Canada facilities. Since Palm Beach's sales cycle does not coincide with the sales cycles at the other facilities, seasonal variations of Sleepmaster are reduced.


NEW ACCOUNTING STANDARDS

     In February 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee ("AcSEC") issued statement of position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires costs incurred in connection with developing or obtaining internal-use software to be capitalized and other costs to be expensed.

     In March 1998, AcSEC issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires that costs be expensed as incurred. The effect of adopting SOP 98-5 will be reported as a change in accounting principle.


     We adopted these standards effective January 1, 1999. The impact of adopting SOP 98-1 was to increase pre-tax income for the first nine months of 1999 by $1.0 million. The adoption of SOP 98-5 had an immaterial impact on our consolidated financial position and results of operations for the nine months ended September 30, 1999.


IMPACT OF THE YEAR 2000 ISSUE

     As of June 14, 1999, we completed a formal review of the computer hardware systems and software programs located at all of our facilities. This review included analysis of potentially affected business and process systems and replacement or correction of all non-compliant critical business and process systems we will need in the new millennium. Currently, we believe that our systems are year 2000 compliant in all material respects.

     We utilize non-information technology systems including telephones, voicemail, heating/air conditioning, electricity and security systems supplied by third-parties. We completed formal communications, through questionnaires, with critical suppliers of the non-information technology systems and have been assured that the products and services they provide are year 2000 compliant. If any of the non-information technology systems provided by these suppliers are not in fact year 2000 compliant, our business or operations could be materially adversely affected.


     We also utilize manufacturing processes that involve computer controlled equipment using embedded micro-processor technology. As of August 31, 1999, we completed a formal review of this equipment located at all of our facilities. Currently, we believe that our systems are year 2000 compliant.



     We estimate that the cost of achieving year 2000 compliance with our information technology and non-information technology systems is approximately $600,000. These costs have all been incurred during the first two quarters of 1999. As of August 20, 1999, we believe we have substantially addressed our year 2000 compliance issues. While failure of any critical technology components to operate properly in the year 2000 could affect our operations, we believe that resolution of the year 2000 issue will not require significant additional costs and will not have a material adverse effect on our results of operations.


     We rely on transmissions from Serta's computer system for orders from national accounts to our factories. We have been informed by Serta that this computer system is currently year 2000 compliant.

     In addition to reviewing our internal systems and contacting Serta, we have polled our significant suppliers and customers to determine whether they are year 2000 compliant and, if not, the extent to which our operations may be adversely affected as a result of their failure to be year 2000 compliant. All of our significant suppliers and customers have responded to our queries, either that they are currently, or that they are in the process of becoming, year 2000 compliant.


     We have not developed formal contingency plans for manual or delayed information processing since we believe that our efforts to address the issue of year 2000 compliance have been substantially completed to date and consistent with our timetable. We are periodically reassessing our progress and the efforts made to ensure compliance and may develop and implement contingency plans to the extent considered necessary to ensure continuity of critical activities. Depending on the needs assessed, such plans may include one or more of the following elements: arranging for additional raw materials, supplies and manufacturing capacity; the manufacture of certain inventory items in anticipation of orders; arranging for the availability of appropriate staff during critical periods, development of manual work-around procedures; and reviewing data recovery disaster plans. While we currently expect no material adverse effect on our business, financial condition, results of operations or cash flows due to year 2000 issues, our beliefs and expectations are based on assumptions that ultimately may prove to be inaccurate.


     We believe that the most reasonable worst case scenario in the event of a year 2000-related failure would be delays in the receipt of payments from our customers and delays in receiving shipments of raw materials from our suppliers.

                                    BUSINESS

     We are a leading manufacturer and distributor of a full line of conventional bedding, mattresses and box springs marketed under the well-known brand names of Serta, Serta Perfect Sleeper, Sertapedic and Masterpiece. Serta, Inc., through its licensees, is the second largest manufacturer of conventional bedding products in the United States, with a domestic market share of approximately 17% in 1998. We are the second largest Serta licensee in North America with approximately a 22% market share in our domestic licensed territories on a pro forma basis in 1998. The license and geographic structure of Serta has enabled us to capitalize on the combination of a strong nationally advertised brand with high consumer awareness, along with the ability to provide localized marketing and customer support in our licensed territories.


     Serta is a national organization that is owned by and operated for the benefit of its licensees. The organization consists of 12 domestic licensed mattress manufacturers, covering 34 licensing territories and operating out of 27 domestic manufacturing facilities. Serta also has 30 international licensees in Canada, Europe, Asia, the Middle East, South America and the Caribbean. Since 1993, the domestic market share of Serta brand products has increased by 32.3%, compared to a 7.7% increase for its next closest competitor. In 1998, domestic net shipments of Serta brand products by Serta licensees were approximately $640 million, of which our share on a pro forma basis was approximately 29.3%.


     We are one of Serta's 12 domestic licensed mattress producers, covering licensing territories consisting of:

     - the metropolitan New York area, including Fairfield County in Connecticut, and southern New York State,

     - the State of New Jersey,

     - eastern Pennsylvania, including the metropolitan Philadelphia area,

     - the metropolitan Wilmington, Delaware area, including Cecil County in Maryland,


     - all or a portion of the States of Ohio, Indiana, West Virginia and the Commonwealth of Kentucky,


     - the State of Florida, except for seven counties in the Florida panhandle, and

     - substantially all of Ontario, Canada.


     We distribute our products through a variety of channels, including bedding chains, furniture retailers, department stores, wholesale buying clubs and contract customers. We operate from manufacturing facilities located in Linden, New Jersey, Lancaster, Pennsylvania, Riviera Beach, Florida, Cincinnati, Ohio and Concord, Ontario, Canada. For the nine months ended September 30, 1999, on a pro forma basis, we generated net sales of $168.6 million and adjusted EBITDA of $25.2 million.


INDUSTRY OVERVIEW

     The United States conventional bedding industry is mature and stable. Over the past 20 years, the industry has enjoyed an increase in revenues at a compounded annual growth rate of 6.7%. Sales in the bedding industry declined only once during the period, 1.9% in 1982. For the year ended December 31, 1998, wholesale shipments were $3.9 billion. Since 1993, the combined market share of the top three bedding manufacturers has increased from 49% to 54%.

     The following chart illustrates the growth in the domestic bedding industry:
[Domestic Wholesale Mattress & Foundation Shipment Bar Graph]
[Shipments in Millions]

                                                               DOMESTIC WHOLESALE MATRESS AND FOUNDATION
                                                                               SHIPMENTS
                                                               -----------------------------------------
'1978'                                                                           1062
                                                                                 1213
'1980'                                                                           1326
                                                                                 1395
'1982'                                                                           1369
                                                                                 1593
'1984'                                                                           1700
                                                                                 1796
'1986'                                                                           1929
                                                                                 2095
'1988'                                                                           2261
                                                                                 2309
'1990'                                                                           2319
                                                                                 2382
'1992'                                                                           2564
                                                                                 2762
'1994'                                                                           3018
                                                                                 3181
'1996'                                                                           3347
                                                                                 3621
'1998'                                                                           3900

---------------
    Source:  International Sleep Products Association

  INDUSTRY GROWTH

     The steady growth in shipments in the domestic bedding industry is attributable to several factors. These factors include:

     - increases in housing starts and replacement sales,

     - population growth,

     - increases in new family formations,

     - increased individual and family mobility,

     - increased divorce rates,

     - growth in gross domestic product, and

     - more disposable personal income.

     Unit sales have also increased due to trends towards more beds per home and more frequent replacement of bedding products. In addition, the average unit selling price has increased as a result of the increase in sales of larger size beds, greater emphasis on marketing to older consumers who spend more per unit on average than younger consumers spend, a focus on retailers' efforts to sell better quality bedding and the industry's continued public relations efforts related to health benefits of more supportive bedding.

     Growth in the bedding industry is also attributable to the high profit margins available to bedding retailers. Studies conducted by the National Home Furnishings Association have consistently shown that bedding is one of the most profitable items on their retailers' floor. In particular, the studies indicate that bedding sales:

     - provide the most profit in terms of gross margin return on investment,

     - result in the highest inventory turnover,

     - constitute one of the highest sales per square foot of selling area, and

     - exhibit growth at a compounded annual rate 50% greater than that of domestic furniture.

     The profitability of bedding sales has prompted stores without bedding departments to begin selling bedding products and influenced stores that currently sell bedding products to expand their existing bedding departments.

  INDUSTRY STABILITY

     The bedding industry has been consistently stable and somewhat shielded from economic downturns. The bedding industry's relative insulation from cyclical swings has enabled the industry to suffer only a single year of decreasing sales in the past 20 years. The industry has remained stable largely as a result of the following characteristics:

     - replacement sales, which account for approximately 70% of conventional bedding sales, contribute to the market's relative stability, as management believes that the average household purchases a new mattress set every seven to eight years,

     - bedding manufacturers fund a substantial portion of cooperative advertising which enables retailers to continue to advertise bedding products even in a weak economic environment,

     - a significant portion of costs in manufacturing mattresses, especially cost of goods sold expenses, are variable, which limits the impact of economic downturn on margins and allows industry participants to continue to invest in necessary sales promotion and research and development, and

     - because mattresses are generally manufactured to order, manufacturers and retailers maintain low inventory levels which mitigate variations in working capital requirements experienced by the furniture and appliance industries.

     In addition, the domestic bedding industry is relatively insulated from foreign competition due to

     - the size and bulk of bedding products,

     - retailers' desire for just-in-time delivery of bedding products,

     - labor costs' small percentage of manufacturing expense, and

     - the lack of a foreign brand name.

While a few foreign competitors have entered the bedding industry, they have done so by acquiring or building United States-based companies and/or manufacturing facilities.

  DEMAND FOR A FULLY MERCHANDISED BRANDED PROGRAM

     Retailers have recognized that a broad product line with identifiable value gradations is an effective way to market bedding to consumers. We believe that a strong brand name and a favorable opinion of the product's quality by the retail floor sales staff are crucial to the sales process. As a result, manufacturers and retailers typically emphasize brand names and focus on popular price points. To this end, most major manufacturers produce a mattress which will sell at a retail price of $399 per queen-size set, which includes both the mattress and the box spring, in an effort to generate store traffic. However, once consumers are in the store, retailers are often able to motivate consumers to make purchases at higher retail price points of $599, $699, $799 and above per queen-size set. This strategy requires a manufacturer to supply retailers with a broad product line which in turn results in increased sales of incrementally higher margin products for retailers and increased market share for the manufacturer.

COMPETITIVE STRENGTHS

     We attribute our leadership position to the following competitive strengths:

  STRONG MARKET POSITION AND HIGH BRAND AWARENESS

     Serta, through its licensees, is the second largest manufacturer of conventional bedding products in the United States. Our market share on a pro forma basis in 1998 was approximately 22% in our domestic licensed territories compared to Serta's 17% overall domestic market share. Our well-known brand names such as Serta, Serta Perfect Sleeper and Sertapedic have contributed to our consistently strong market share. In addition, the Serta brand is recognized as one of the leading brands in the home furnishing industry. In 1998, Serta's national advertising investment was $17.5 million compared with $14.4 million and $4.4 million by its two largest competitors. We believe Serta's investment in national advertising coupled with advertising by Serta licensees which is matched by local dealers totaled approximately $130.0 million in 1998 and has created strong brand recognition in the bedding industry. We also believe our strong brand names create consumer preference, which leads to higher average unit selling prices, higher retailer profitability and additional retail floor space allocations.

  NATIONAL BRAND WITH LOCAL MARKETING EFFORTS

     We combine a strong nationally advertised brand that has wide consumer awareness with localized marketing efforts tailored to meet the specific needs of our customers. Our sales and marketing efforts are decentralized so that we can more readily identify local market opportunities and quickly take advantage of them. The Serta license structure allows us to determine the product, display, advertising and service needs of our customers, while giving localized sales persons the flexibility to work with our customers to fulfill their specific needs.

  EXTENSIVE PRODUCT OFFERINGS

     We offer an extensive selection of well-known conventional bedding products designed to appeal to multiple segments of the consumer base and retail market. Our broad product offerings at various price points enable retailers to merchandise their programs to maximize step-up sales and profitability. Our product line ranges from higher-margin, higher-priced bedding, sold under the Perfect Night by Serta, Serta Perfect Sleeper Nightstar, Serta Perfect Sleeper Showcase, Serta Perfect Sleeper and Masterpiece names, to lower-priced promotional products as Sertapedic, private label and contract bedding products.

  PROPRIETARY PRODUCTS

     Serta has been a leader in developing proprietary features designed to distinguish our mattresses from competitive products. Serta has built a "mini-factory" at its corporate headquarters to test and develop new and better components and to provide Serta licensees with proprietary features. These features include a continuous wire innerspring unit, patented ModuCoil steel elements, patented Triple Beam box springs and patented Contour Comfort Quilt. In addition, Serta has developed and designed the new Masterpiece Collection which contains features such as Double Micro-Offset Coils, Master Weld Torsion System and Ultimate Edge Support.

  EFFICIENT MANUFACTURING AND DISTRIBUTION CAPABILITIES


     Our current manufacturing space spans 757,000 square feet in our five factories. All of our facilities were opened within the last five years and contain advanced technology and production equipment. As a result, we have enhanced production, improved operating efficiencies and increased production capacities. Our efficiency in production and our dedication to customer service have enabled us to respond to our retailers' needs for just-in-time deliveries of quality products.


  COMMITMENT TO RETAILERS

     We understand that the critical link in selling our products to the consumer is our customer, the retailer. We provide our retailers with the necessary products, services and information to assist them in achieving their sales and profit objectives. These include proper sales training support, advertising ideas to attract consumers to the stores, just-in-time deliveries, quality products and extensive product assortments that allow effective retail merchandising to achieve more profitable step-up sales.

BUSINESS STRATEGY

     Our objectives are to continue to grow sales, increase profitability and gain market share by pursuing the following strategies:

  SELECTIVELY PURSUE CONSOLIDATION OPPORTUNITIES


     Since 1993, we have purchased and integrated five Serta licensees, including the recently acquired Adam Wuest. We are continuously involved in discussions relating to potential acquisitions of Serta licensees in North America. In addition, we will explore the possibility of acquiring independent/regional bedding manufacturing operations that would allow us to capitalize on existing joint marketing, manufacturing and distribution capabilities. Through our acquisitions, we have been able to realize cash flow benefits and cost savings associated with materials purchasing, working capital improvements, productivity improvements and the adoption of "best practices" methodologies among all of our facilities. Our strategy is to leverage our superior manufacturing, distribution and marketing capabilities in order to generate incremental revenue and EBITDA.


  BUILD INVESTMENT IN THE SERTA BRAND

     Since consumers cannot closely examine the inner construction of a mattress, perceptions of quality and value are strongly influenced by the brand name and sales efforts by local retailers. We believe Serta's investment in national advertising coupled with advertising by Serta licensees which is matched by local dealers totaled approximately $130.0 million in 1998. These expenditures further increase awareness of our brands and strengthen our relationships with customers.

  EXPAND OUR PRODUCT OFFERINGS

     We constantly seek ways to expand our product offerings. Within the past year, we introduced a new, high-end addition to the Perfect Sleeper line, the Nightstar. In addition, we have recently begun to manufacture and distribute a new upscale product called Masterpiece with minimum advertised prices ranging from $700 to $5,000. The Masterpiece collection was designed to meet customer demands for upscale bedding. This collection provides us and retailers with a top-of-the-line product to maximize step-up sales, which results in higher average unit selling prices and gross margins. Leading retailers as Macy's, Bloomingdale's and Burdine's are currently selling this collection.

  CAPITALIZE ON EXPERIENCED AND COMMITTED MANAGEMENT TEAM


     We have assembled one of the industry's strongest management teams with a demonstrated track record of increasing sales and profitability. This senior management team has an average tenure of 20 years in the bedding industry and has a 27% equity interest on a fully diluted basis in our parent company. The management team has been involved in:


     - the acquisition of other Serta licensees and the integration of these acquisitions into Sleepmaster,

     - strategic planning to develop programs and products that have significantly increased sales and profitability,

     - the development of close retailer relationships, and

     - providing Serta with direction and guidance through the participation of one of our officers as a member of Serta's board of directors and by other key executives' participation as members of Serta's manufacturing, sales and finance committees.

In addition, upon completion of our acquisitions, we have sought to retain successful management teams in order to capitalize on their experience and local market expertise.

THE SERTA NATIONAL ORGANIZATION


     Serta is a national organization that is owned by and operated for the benefit of the Serta licensees. The Serta organization consists of 10 domestic licensed mattress producers which cover 34 licensing territories and operate out of 27 domestic manufacturing facilities. Serta also has 30 international licensees in Canada, Europe, Asia, the Middle East, South America and the Caribbean. Serta owns the rights to the Serta trademark and licenses companies to manufacture and sell mattresses under the Serta brand name. The licensing agreements prohibit each licensee from manufacturing outside of its licensing territories. The Serta organization generated total domestic revenues of $640 million in the year ending December 31, 1998.


     The Serta organization is headed by Serta's president, who reports to a board of directors which consists of representatives of six licensees, two outside directors and the president of Serta, Inc. Charles Schweitzer, Chief Executive Officer of Sleepmaster, has been a member of the board of directors since 1995. Serta cannot own its licenses and does not have a "right-of-first-refusal" if any are to be sold. Strategic decisions for Serta are made by the board of directors and passed through to the Serta licensees. Although all Serta national advertising budgets are voted on and approved by the Serta board of directors, Serta licensees control their own marketing, merchandising, manufacturing and administrative functions and thus have the ability to tailor their businesses to the needs of local customers. Serta focuses on the following programs and services for the licensing group: conducting national advertising campaigns; issuing guidelines for Serta products; supervising quality control programs; handling sales programs for national accounts; protecting Serta trademarks; and conducting product research and development. We paid approximately 3.0% of our 1998 gross sales on a pro forma basis as a royalty to the Serta organization.

PRODUCTS

  OVERVIEW

     Our product line consists of conventional bedding and box springs sold primarily under the Serta brand which varies in price, design, material and size. Retail prices for our Serta brand products range from under $200 for a twin size promotional set to approximately $2,400 for a king size luxury set. Retail prices of the newly introduced Masterpiece line range from approximately $700 for twin size to $5,000 for king size. We offer retailers a full line of products, allowing retailers to develop their own product assortment to facilitate step-up sales and to meet various consumer comfort and support preferences.

  SERTA PERFECT SLEEPER

     The Serta Perfect Sleeper line up consists of five levels of quality, Perfect Night, Night Star, Showcase, Ultra Premium and Super Premium, and retails in a range from approximately $399 to $2,199 per queen-sized set. The following chart illustrates the differences between each of the levels:

                    [RETAIL PRICE STEP-UP FEATURES GRAPHIC]

     In addition, each of the Serta Perfect Sleeper's five levels of quality has step-up features as follows:

  - PERFECT NIGHT

     The highest end product within the Serta Perfect Sleeper line, the Perfect Night retails from approximately $1,599 to $2,199 in queen size. The innerspring unit contains 752 Posture Spirals, with Dual Posture Edge, Triple Beam 108 ModuCoil support elements, Contour Comfort Quilt with Body Loft, Perimeter Edge Foam and temperature sensitive Body Pillow foam.

  - NIGHTSTAR

     The newest introduction in the Perfect Sleeper line, the Nightstar, retails from approximately $1,099 to $1,499 in queen size. The innerspring contains 720 Posture Spirals with Dual Posture Edge, Triple Beam 108 ModuCoil support elements, Contour Comfort Quilt with Body Loft and Posture Edge Foam.

     - SHOWCASE

       Providing the step-up bridge from Ultra Premium to Nightstar, the Showcase retails from approximately $899 to $1,099 in queen size. The innerspring contains 704 posture spirals over the patented Triple Beam 96 ModuCoil foundation system plus resilient down-like Pillo-Fill quilted to high-density zoned convoluted foam.

     - ULTRA PREMIUM

       The Ultra Premium provides superior value at popular upper retail price points ranging from approximately $699 to $999 in queen size and utilizes a 704 Posture Spiral continuous wire innerspring unit over a Triple Beam box spring with additional support from specially zoned convoluted foam and ultra firm Perimeter Edge foam.

     - SUPER PREMIUM

       Our best selling category, the Super Premium provides support and comfort at popular retail price points ranging from $399 to $799 in queen size, while containing all of the components of a Perfect Sleeper so that the consumer benefits from comfort and firmness at lower prices.

       All Perfect Sleepers include the Perfect Sleeper Spiral Support System and the Perfect Sleeper Triple Beam Foundation System described as follows:

     - The Perfect Sleeper Posture Spiral Support System contains continuous steel spirals to provide a superior level of surface support and comfort, a unique lacing configuration of head-to-toe helical wire to provide stability, additional posture spirals in the center third of the mattress to deliver additional support, and a clipped border rod to provide extra edge support.

     - The Perfect Sleeper Triple Beam Foundation System has ModuCoil steel elements to uniquely combine the resilience of a coil with the strength of a module, a self-locking grid system to provide surface consistency and long-lasting firmness, and an exclusive triple beam frame that provides additional strength, uniform support and maximum stability.

  MASTERPIECE

     Introduced in 1999, Masterpiece was developed with a blend of old world craftsmanship and modern technology, and represents an upscale collection of mattresses and box springs. The Masterpiece line targets the growing upscale market and reflects a distinct marketing philosophy that is structured to protect and enhance its upscale brand image. A driving force behind the growth of the upscale market has been an increase in the disposable income of the baby boom generation, the population's dominant buying segment, as well as the demographic changes which have evolved, including the graduation and self support of that generation's children. Masterpiece has many exclusive features as Double Micro-Offset Coils, Ultimate Edge, Master Weld Torsion System, Contour Comfort Quilt and Posture Pad. We expect this product line to complement and strengthen our assortment offered to retailers without decreasing sales of Serta products. This collection provides us and retailers with a top-of-the-line product to maximize step-up sales, which results in higher average unit selling prices and gross margins.

  SERTAPEDIC PROMOTIONAL AND OTHER

     Our Sertapedic branded promotional lines are value-oriented products sold at retail prices from approximately $200 in twin size to $600 in queen size. These lower priced beds help attract consumers into stores and provide the retailer with a program necessary to create merchandising steps to achieve step-up sales.

  CONTRACT

     We sell a wide range of quality bedding products to institutions in the hospitality, healthcare, military and dormitory markets. These products are sold both under the Serta and Serta Perfect Sleeper labels, as well as non-Serta brand private labels.

  PRIVATE LABEL

     We offer a collection of private label products at lower price points to compete with non-branded products supplied by smaller non-branded competitors. Our private label products help our retailers consolidate vendor structures by enabling them to purchase through one source.

CUSTOMERS

     We manufacture and supply products to a broad and stable customer base consisting of over 1,730 retail outlets representing more than 710 customers from channels of distribution such as:

     - major bedding chains including Sleepy's, Rockaway, Mattress Giant, Bedding Barn and Sleep Country,

     - major furniture retailers including Rooms To Go, Seaman's, Baer, Kanes and The Brick,

     - major department stores including Macy's, Bloomingdale's, Burdine's, Stern's, Boscov's, Sears and Eaton's,

     - wholesale buying clubs such as Sam's,

     - direct marketing firms such as Dial-A-Mattress, and

     - contract customers such as Prime Hospitality.


     Our ten largest accounts accounted for approximately 40% of net shipments in 1998 on a pro forma basis. No account represented more than 10% of sales on a pro forma basis in 1998.


     We have recently experienced a substantial decline in sales to one of our customers, Dial-a-Mattress. Dial-a-Mattress has informed us that it has reduced purchases of our mattresses because of our unwillingness to sell them Masterpiece mattresses. While we believe that Dial-a-Mattress will reconsider its decision, we cannot assure you that this will be the case.

SALES, MARKETING AND ADVERTISING

     Our marketing and advertising focus on local markets as well as the national market. We exclusively employ a sales organization of approximately 44 people to target local retailers and to sell our products to authorized retailers in local markets. We provide our sales force with ongoing, extensive training in advertising, merchandising and salesmanship so that our sales force can successfully target retailers and work closely with retailers to assist them in implementing and improving their sales techniques. In addition, Serta has formed an organization to sell Serta products on a national level and to administer programs for national accounts such as Sears and Sam's Club. The combination of our local sales efforts and Serta's national marketing efforts allows us to better analyze the needs of our retailers and to customize our sales and marketing efforts to specific competitive environments.

     Our marketing strategy focuses on two areas: (1) total retailer support programs -- including cooperative advertising programs designed to meet individual retailer needs and to complement individual retailers' marketing programs and (2) a continuation of the substantial investment in national advertising that has established and will continue to build brand awareness.

     Our retailer support program assists retailers in increasing sales by providing them with the following:

     - advertising and retail incentive packages tailored to the needs of our retailers,

     - point of sale materials that enable retail sales people to demonstrate the unique features of our product and explain step-up features to increase average unit selling prices,

     - retail sales education programs conducted at retail sites and at our factory showrooms, and

     - merchandised product assortments to meet the needs of retailers and help achieve step-up sales.

We believe this program differentiates us from most of our competitors.

     Serta invests in building the Serta brand name through national advertising, and has been recognized as one of the leading brands in the home furnishing industry. Serta advertises throughout the year on prime network and cable programs, as well as on selected daytime and syndicated programs. Serta advertising is featured on shows such as ER, Touched by an Angel, Law & Order, Oprah Winfrey and the Annual Academy Awards. Serta's year-long magazine schedule includes such publications as House Beautiful, Architectural Digest, House and Garden and Travel and Leisure. In addition, Serta sponsors highly successful radio programs on the acclaimed National Public Radio Network.

COMPETITION

     Serta is the second largest conventional bedding manufacturer in the United States and primarily competes with two national companies: Sealy and Simmons. Of the top three bedding manufacturers, Serta is the only one comprised solely of licensees. The license structure gives Serta and its licensees the advantage of having a strong national organization combined with localized marketing and sales efforts to maximize opportunities in local markets.

     Serta, Simmons and Sealy together accounted for approximately 54% of domestic wholesale mattress and box spring shipments in 1998. In 1998, the market shares of the top three manufacturers were as follows:

                                                              MARKET
                                                              SHARE
                                                              ------
Serta                                                          16.7%
Sealy (Includes the Stearns and Foster brand)                  21.7%
Simmons                                                        15.7%
Other                                                          45.9%

---------------
     Source: Company estimates derived from data from the International Sleep Products Association, Furniture/Today and public filings.

     Since 1993, market shares of the top three mattress manufacturers have changed as follows:
[MARKET SHARE COMPARISON BAR CHART]

                                              SEALY (INCLUDES THE STEARNS
                                                    & FOSTER BRAND)                  SIMMONS                      SERTA
                                              ---------------------------            -------                      -----
'1993-98'                                                   -4                        9.80                        34.70

---------------
     Source: Company estimates derived from data from the International Sleep Products Association, Furniture/Today and public filings.

     The remaining 46% of the domestic bedding market is highly fragmented and consists of

     (1) six second tier companies: Spring Air, Restonic, Springwall, Thera-Pedic, Basset and Englander and

     (2) approximately 800 independent and local regional manufacturers which mainly manufacture lower quality products for sale at lower price points.

While we primarily manufacture higher margin, differentiated bedding products, we also manufacture lower priced, lower margin promotional and private label bedding to compete with smaller manufacturers and to enable retailers to provide a full breadth of products to consumers.

MANUFACTURING FACILITIES AND DISTRIBUTION


     We operate five bedding manufacturing facilities in the United States and one manufacturing facility in Concord, Ontario, Canada. Of our four current facilities, one operates a single shift and the others operate two shifts daily. We anticipate that three facilities will operate two shifts daily by December 31, 2000. We have found that the movement to two shifts has dramatically increased unit production levels. We believe that through the utilization of extra shifts, we will be able to meet the growing demand for our products without incurring significant capital expenditures.



     Our facilities are strategically located to service one or more major metropolitan areas. We have approximately 757,000 square feet of space, most of which is devoted to production. We have instituted just-in-time delivery from our major suppliers. We do not maintain a supply of finished inventory. Instead we produce all products on a made-to-order basis, enabling us to supply our broad selection of products in an efficient manner to our retailers and minimizing our inventory carrying costs. As a result, our average inventory turn is 13 times per year. We adjust production levels to meet demand and as a result we have no material backlog of orders.


     Our Linden, New Jersey facility is held pursuant to a lease which terminates on February 1, 2004 but provides us with two five-year options to extend the lease. The Star facility in Concord, Ontario, Canada is held pursuant to a lease which terminates on December 31, 2000 but provides us with a five year option to renew. We own our other facilities. The following table sets forth information regarding our manufacturing and distribution facilities at December 31, 1998:


                                                     APPROXIMATE
                                                       SQUARE
LOCATION                                               FOOTAGE      OWNED/LEASED
--------                                             -----------    ------------
Linden, New Jersey.................................    240,000         Leased
Riviera Beach, Florida.............................    235,000          Owned
Lancaster, Pennsylvania............................    100,000          Owned
Concord, Ontario...................................     54,000         Leased
Cincinnati, Ohio...................................    128,000          Owned


     We consider our present facilities to be well maintained, in sound operating condition and adequate for our needs. We have the necessary, as well as some excess, capacity available in our facilities, and we have the necessary equipment, as owner or lessee, to carry on and grow our business.

     We have entered into various distribution arrangements at each facility based upon our needs and the circumstances at each location. In some locations, we have contracted with independent third parties to distribute all or a portion of our products and in other locations we own trailers and distribute the products ourselves. The flexibility of our distribution program allows us to distribute products using the most cost effective method.


     On August 24, 1999 we provided notice to terminate our agreement with our exclusive distributor for our Linden facility due to the distributor's failure to provide an adequate number of trucks for our shipments, among other reasons. On October 29, 1999, we executed a five-year contract, which will become effective on November 22, 1999, with a new distributor with a national presence to replace our existing distributor. We anticipate that distribution costs at our Linden facility will increase by approximately 8% as a result of the new arrangement.


SUPPLIERS

     We have cultivated numerous long-standing relationships with a broad range of raw material suppliers. Major raw material categories include innersprings, box spring modules, lumber, foam and ticking. Our largest suppliers include Leggett & Platt, Burlington Industries, Blumenthal Print Works, Foamex, Flexible Foam and General Foam. Approximately 43% of our raw materials were purchased from Leggett & Platt in 1998. We take advantage of all trade discounts and do not enter into written supply contracts with any of our suppliers. We maintain several alternative-source suppliers for most of our raw materials. However, inner spring units can only be purchased from Leggett & Platt. We have never suffered a significant production loss from insufficient raw material supplies.

     Raw materials are periodically inspected to confirm specifications from suppliers. At the finished goods stage, two inspectors review each mattress and/or box spring before they are packed and sent to shipping. If a quality problem exists, the unit is removed from the line and sent for repair. Management estimates that only a small amount of total production is removed for reasons of deficient production quality.

     Management also employs a quality control supervisor who works full-time reviewing processes and finished goods in order to maintain a high-quality, Serta-specified construction standard. The supervisor is responsible for training workers on Sleepmaster and its subsidiaries quality inspection methods.

WARRANTIES; PRODUCT RETURNS

     Our conventional bedding products generally offer limited warranties of ten years against manufacturing defects, with promotional products carrying warranties of one year. Our management believes that our warranty terms are generally consistent with those of our primary national competitors. Our historical costs of honoring warranty claims have been immaterial.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

     We are subject to federal, state, and local laws and regulations relating to pollution, environmental protection and occupational health and safety. In addition, our conventional bedding and other product lines are subject to various federal and state laws and regulations relating to flammability, sanitation and consumer protection standards. We believe that we are in material compliance with these requirements.

     We are not aware of any pending federal environmental legislation that we expect to have a material impact on our company. We do not expect to make any material capital expenditures for environmental controls during the next two fiscal years.

     Our principal wastes are nonhazardous materials such as wood, cardboard, scrap foam and packaging materials. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from our properties or any associated off-site disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of the liability could be material. We also dispose, primarily by recycling, of small amounts of used oil.

EMPLOYEES


     As of September 30, 1999, we employed 893 full-time employees, of whom approximately 411 were represented by the United Steel Worker's Union. The collective bargaining agreement covering the employees at the Linden, New Jersey facility terminates on April 30, 2000, the collective bargaining agreement covering employees at the Concord, Ontario, Canada facility expires on December 31, 1999 and the collective bargaining agreement covering employees of Adam Wuest expires on December 20, 2001. We are not a party to any master labor agreement covering production employees at more than a single manufacturing facility. We believe that our employee relations are generally satisfactory. We have not experienced any work stoppages or slowdowns as a result of labor difficulties during the last ten years.


LEGAL PROCEEDINGS

     From time to time, we are involved in various legal proceedings arising in the ordinary course of business. We do not expect that these matters, individually or in the aggregate, will have a material adverse effect on Sleepmaster's or its subsidiaries' business, financial condition or results of operations. We are not currently involved in any material legal proceedings.

                                   MANAGEMENT

ADVISORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and a brief account of the business experience of each person who is an advisor or executive officer of Sleepmaster L.L.C. and Sleepmaster Holdings L.L.C.

NAME                                   AGE                      POSITION
----                                   ---                      --------
Charles Schweitzer...................  55    President and Chief Executive Officer, Advisor,
                                               and Managing Member
James Koscica........................  40    Executive Vice President and Chief Financial
                                               Officer and Advisor
Michael Reilly.......................  50    Senior Vice President of Sales and Marketing
Timothy Dupont.......................  51    Vice President of Manufacturing
Michael Bubis........................  44    President of Palm Beach and Advisor
David Thomas.........................  49    Advisor
John Weber...........................  35    Advisor
Michael Bradley......................  33    Advisor
Robert Bartholomew...................  52    Advisor

     Charles Schweitzer has served as President and Chief Executive Officer of Sleepmaster since April 1993, after joining Sleepmaster as Senior Vice President in April 1986. Prior to joining Sleepmaster, he served as Senior Vice President, Sales and Marketing for Classic Corporation, one of the world's largest waterbed manufacturers. Before his tenure at Classic Corporation, Mr. Schweitzer served as Vice President, Marketing for Sealy Mattress Company of Connecticut/New York. Mr. Schweitzer has a B.A. in Economics and an MBA in Marketing from City College of New York.

     James Koscica has served as Executive Vice President and Chief Financial Officer of Sleepmaster since January 1995 and served as Vice President of Finance and Administration since April 1993, after joining Sleepmaster as controller in November 1989. Before he joined Sleepmaster, he served as controller for a Budget Rent-A-Car Corporation franchise. Prior to his work at Budget, Mr. Koscica served in management in systems development at AT&T. Mr. Koscica has a B.A. in Accounting from Rutgers University and is a licensed CPA in New Jersey.

     Michael Reilly has served as Senior Vice President of Sales and Marketing since January 1995 and Vice President of Sales from April 1993, after joining Sleepmaster as Key Account Executive in February 1978. Before joining Sleepmaster, Mr. Reilly served as Marketing Representative for Simmons Company. Mr. Reilly has a B.A. in Business Administration from Catholic University.

     Timothy Dupont has served as Vice President of Manufacturing since April 1993, after joining Sleepmaster as Manufacturing Manager in January 1985. Before joining Sleepmaster, he served as General Manager for Guilden Development Company. Mr. Dupont has a B.A. in Business Administration from Chapman College.

     Michael Bubis is an advisor of Sleepmaster. Mr. Bubis has worked at Palm Beach since 1969 and has been President of Palm Beach since 1991. Mr. Bubis served as a member of the board of directors of Serta from 1995 through 1998.

     David Thomas is an advisor of Sleepmaster. Mr. Thomas has been a Managing Director of Citicorp Venture Capital, Ltd. for over five years. Mr. Thomas is a director of Lifestyle Furnishings International Ltd., Galey & Lord, Inc., Anvil Knitwear, Inc., Plainwell, Inc., Stage Stores, Inc. and American Commercial Lines LLC.

     John Weber is an advisor of Sleepmaster. Mr. Weber has been a Vice President at Citicorp Venture Capital, Ltd. since 1994. Previously, Mr. Weber worked at Putnam Investments from 1992 through 1994.

Mr. Weber is a director of Anvil Knitwear, Inc., Electrocal Designs, Inc., FFC Holding, Inc., Graphic Design Technologies, Marine Optical, Inc., Gerber Childrenswear, Inc., Plainwell, Inc. and Smith Alarm.

     Michael Bradley is an advisor of Sleepmaster. Mr. Bradley joined Citicorp Venture Capital, Ltd. in 1996. Prior to joining Citicorp Venture Capital, Ltd., Mr. Bradley worked at Merrill Lynch and Selected Equity Research. Mr. Bradley received his B.A. from the University of Virginia, his J.D. from the University of Virginia and his MBA from Columbia Business School. Mr. Bradley serves on the board of directors of Hayden Corporation, MinCorp, Galey & Lord, Inc. and HL Holdings.

     Robert Bartholomew is an advisor of Sleepmaster. Mr. Bartholomew co-founded Pacific Mezzanine Investors in 1990. Previously, Mr. Bartholomew worked at Pacific Mutual from 1986 through 1989. Mr. Bartholomew received his B.A. in Economics and an MBA in Finance from Rutgers University.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to our company for the fiscal year ended December 31, 1998, of those persons who served as

     (1) the chief executive officer during fiscal year 1998 and

     (2) the other four most highly compensated executive officers of our company for fiscal year 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                                               --------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR    SALARY      BONUS     COMPENSATION(A)
---------------------------                             ----   ---------   --------   ---------------
Charles Schweitzer....................................  1998   $320,250    $73,658        $56,006
President and Chief Executive Officer
James Koscica.........................................  1998    233,221     48,510         47,924
  Executive Vice President and Chief Financial Officer
Michael Bubis.........................................  1998    241,660     59,257         23,010
  President of Palm Beach
Michael Reilly........................................  1998    179,550     39,501         40,942
  Senior Vice President of Sales and Marketing
Timothy Dupont........................................  1998    116,550     47,786         34,273
  Vice President of Manufacturing

---------------
(a) Represents amounts paid on behalf of each of the Named Executive Officers for

          (1) premiums for health, life and accidental death and dismemberment insurance and for long-term disability benefits;

          (2) contributions to Sleepmaster's defined contribution plans; and

          (3) automobile allowances.

     No stock options were exercised by any of the Named Executive Officers during 1998. The following table sets forth the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of the options at the end of 1998:

                                              FISCAL YEAR END OPTION VALUES
                                ----------------------------------------------------------
                                    NUMBERS OF SECURITIES          VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                 OPTIONS AT FISCAL YEAR-END       At Fiscal Year-End (a)
NAME                            (#) EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                            -----------------------------    -------------------------
Charles Schweitzer............             0/212                        $0/$515,584
James Koscica.................             0/106                         0/$257,792
Michael Reilly................             0/106                         0/$257,792
Timothy Dupont................             0/106                         0/$257,792

---------------
(a) Value of unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding-in-the-money options and the fair market value of Sleepmaster Holdings L.L.C.'s class A common membership interests on December 31, 1998.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In 1996, Sleepmaster Holdings L.L.C., Sleepmaster and Sleep Investor entered into employment and option agreements with Charles Schweitzer, James Koscica, Michael Reilly and Timothy Dupont dated as of November 14, 1996. These agreements provide for, among other things:

     - terms of employment until November 1, 2001,

     - base salaries of $305,000 (Mr. Schweitzer), $210,000 (Mr. Koscica), $171,000 (Mr. Reilly) and $111,000 (Mr. Dupont),

     - early termination by reason of the officer's death or disability, by resolution of Sleepmaster's board of advisors, or upon the officer's voluntary resignation with or without a good reason event,

     - a severance payment in the case of early termination by Sleepmaster for other than cause or a voluntary resignation for good reason, payable in regular installments of the base salary through the period ending on the earlier of

      (1) November 1, 2001 and

      (2) the later of

          (a) January 2, 2000 and

          (b) the second anniversary of the date of termination plus a bonus payment pro rated based on the number of days worked during the year of termination,

     - a base salary plus a bonus to be calculated based upon EBITDA performance,

     - benefits, including medical, life and disability insurance,

     - confidentiality of information obtained during employment, non-competition and non-solicitation, and

     - an option vesting schedule for employees to acquire membership interests in Sleepmaster Holdings L.L.C., which Sleepmaster Holdings L.L.C. or Sleepmaster, if Sleepmaster Holdings L.L.C. does not elect to purchase all such interests, may repurchase if the employee is terminated for any reason.

     On March 3, 1998, Palm Beach (joined by Sleepmaster Holdings L.L.C. and Sleepmaster) entered into an employment agreement with Michael Bubis. The terms of this agreement are substantially similar to the terms described above with the following differences:

     - a base salary of $267,904,

     - term of employment until March 3, 2001,

     - election to the Board of Advisors of Sleepmaster and Sleepmaster Holdings L.L.C. during the employment term,

     - a severance payment in the case of early termination by Palm Beach without cause or a voluntary resignation for good reason, payable in a lump sum, of the base salary from the date of termination through March 3, 2001 plus a specified sum in satisfaction on any bonus payment due or to become due under the employment agreement.

STOCK OPTION PLANS

     On November 14, 1996 we entered into stock option agreements with Charles Schweitzer, James Koscica, Michael Reilly and Timothy Dupont. These nonqualified options entitle the executives to purchase an aggregate amount of 530 units of class A common interests of Sleepmaster Holdings L.L.C. at an exercise price of $100 per unit.

     Options granted under the agreements vest in whole or in part on December 31, 1999 and December 31, 2001 based on Sleepmaster's achievement of EBITDA targets as long as the executive remains employed by Sleepmaster.

     Additionally, applicable portions of the options shall vest upon a sale of Sleepmaster if:

     - the sale occurs prior to December 31, 1999 and

     - the aggregate cash consideration received by the holders of Sleepmaster's common interests equals or exceeds either the target for December 31, 1999 or for December 31, 2001.

     Fifty percent of the options shall vest upon a sale of Sleepmaster if:

     - the sale occurs after December 31, 1999 but before December 31, 2001 and

     - the aggregate cash consideration received by holders of Sleepmaster's common interests equals or exceeds the target for December 31, 2001.

     If as of December 31, 2001 any portion of the options have not vested, Sleepmaster may automatically transfer any portion of the unvested options and re-grant the unvested options without payment of any consideration to the executives. The option agreements may be amended by Sleepmaster Holdings L.L.C.'s board of advisors.

COMPENSATION OF ADVISORS

     Our advisors are not compensated for the services they render on the board of advisors, and they are not reimbursed for expenses incurred as a result of board membership.

                               SECURITY OWNERSHIP


     The following table sets forth ownership information with respect to the common equity interests of Sleepmaster Holdings L.L.C. Sleepmaster Holdings L.L.C. owns over 99.9% of the common equity interests of Sleepmaster.


                                                              NUMBER OF     PERCENTAGE OF
                                                                COMMON         COMMON
                                                              MEMBERSHIP     MEMBERSHIP
NAME AND ADDRESS                                              INTERESTS       INTERESTS
----------------                                              ----------    -------------
Sleep Investor L.L.C. ......................................      6,099          74.4%
2001 Lower Road
Linden, NJ 07036-6520
Citicorp Venture Capital, Ltd.(a) ..........................    3,852.3          46.9%
  399 Park Avenue
  New York, NY 10043
CCT Partners IV, L.P.(a) ...................................      677.5           8.3
  399 Park Avenue
  New York, NY 10043
PMI Mezzanine Fund L.P.(a)(b) ..............................    3,403.0          32.1
  610 Newport Center Drive
  Suite 1100
  Newport Beach, CA 92660
Charles Schweitzer..........................................      517.7           6.3
  2001 Lower Road
  Linden, NJ 07036-6520
James Koscica...............................................      280.0           3.4
  2001 Lower Road
  Linden, NJ 07036-6520
Michael Reilly..............................................      280.0           3.4
  2001 Lower Road
  Linden, NJ 07036-6520
Timothy Dupont..............................................      280.0           3.4
  2001 Lower Road
  Linden, NJ 07036-6520
Michael Bubis...............................................      466.0           5.7
  3774 Interstate Park Road North
  Riviera Beach, FL 33404
David Thomas(c).............................................    4,716.3          57.5
  399 Park Avenue
  New York, NY 10043
John Weber(c)...............................................    4,578.3          55.8
  399 Park Avenue
  New York, NY 10043
Michael Bradley(d)..........................................    4,529.9          55.2
  399 Park Avenue
  New York, NY 10043
Robert Bartholomew(e).......................................    3,403.0          32.1
  610 Newport Center Drive
  Suite 1100
  Newport Beach, CA 92660
All directors and executive officers as a group (9
  persons)..................................................   9,954.59          93.9

---------------


(a) Interests are held indirectly through Sleep Investor L.L.C.



(b) Consists of 1,000 class A common membership interests and warrants currently exercisable for 2,403 common membership interests.



(c) Includes 4,529.76 common membership interests held by Citicorp Venture Capital and CCT Partners IV. Messrs. Thomas and Weber each disclaim beneficial ownership of these common membership interests.



(d) Includes 3,852.3 common membership interests held by Citicorp Venture Capital. Mr. Bradley disclaims beneficial ownership of these common membership interests.



(e) Includes 1,000 common membership interests held by PMI and warrants held by PMI currently exercisable for 2,403 common membership interests. Mr. Bartholomew disclaims beneficial ownership of these common membership interests and warrants.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     Each of the following descriptions is a summary of the documents listed below. Therefore, each summary does not restate the document described in its entirety. We urge you to read each document because it will provide more information concerning the points highlighted below. A copy of any document described below can be obtained by writing to Sleepmaster at the address located in the section entitled "Prospectus Summary."

SLEEPMASTER HOLDINGS L.L.C. LIMITED LIABILITY COMPANY OPERATING AGREEMENT

     In 1996, Sleep Investor, Charles Schweitzer, James Koscica, Timothy Dupont and Michael Reilly entered into the Sleepmaster Holdings L.L.C. second amended and restated limited liability company operating agreement. Sleepmaster Holdings L.L.C. was formed under the New Jersey Limited Liability Company Act. The business and affairs of Sleepmaster Holdings L.L.C. are managed by the managing member, Charles Schweitzer, subject to the direction of a board of advisors having duties comparable to a corporate board of directors. Currently, the board of advisors is composed of seven advisors. The number of advisors can be increased by a vote of at least 80% of the advisors. The Sleepmaster Holdings L.L.C. limited liability company agreement calls for the existence of four senior officers as follows:

     (1) Chief Executive Officer and President,

     (2) Executive Vice President and Chief Financial Officer,

     (3) Vice President of Sales and

     (4) Vice President of Production.

  MEMBERSHIP INTERESTS

     The board of advisors is authorized to issue or sell any of the following:

     (1) additional membership interests or other interests in Sleepmaster Holdings L.L.C.,

     (2) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for membership interests or other interests in Sleepmaster Holdings L.L.C. and

     (3) warrants, options, or other rights to purchase or otherwise acquire membership interests or other interests in Sleepmaster Holdings L.L.C.

     The class A members are entitled to one vote per class A common unit. Except as specifically required by law, the class B members and the preferred members have no right to vote on any matters to be voted on by the members of Sleepmaster Holdings L.L.C., except in the case of mergers, consolidations, recapitalizations, or reorganizations. Each class B member is entitled at any time to convert any or all of the class B common units held by the class B member into the same number of class A common units and members holding a majority of the class B common units can cause a conversion of 100% of the class B common units into the same number of class A common units.

  DISTRIBUTIONS

     The board of advisors has sole discretion regarding the amounts and timing of distributions to members of Sleepmaster Holdings L.L.C., subject to the retention and establishment of reserves of, or payments to third parties of, the funds as it deems necessary with respect to the reasonable business needs of Sleepmaster Holdings L.L.C. Distributions are to be made in the following order and priority:

     (1) first, to the members in proportion to and to the extent of their unpaid preferred return (as defined in the Sleepmaster Holdings L.L.C. limited liability company agreement),

     (2) second, to the members in proportion to and to the extent of their unreturned preferred capital (as defined in the Sleepmaster Holdings L.L.C. limited liability company agreement), and

     (3) third, to the members in proportion to their common units.

  REDEMPTION

     Except as extensions are provided for, Sleepmaster Holdings L.L.C. shall make a distribution to each preferred member on November 14, 2008 in an amount equal to the full amount of the preferred member's unpaid preferred return and unreturned preferred capital as of the scheduled redemption date. In connection with the closing of the old note offering on May 18, 1999, the parties to the Sleepmaster Holdings L.L.C. limited liability company agreement amended the agreement to extend the redemption date of the preferred membership interests to November 14, 2009.

SLEEPMASTER LIMITED LIABILITY COMPANY OPERATING AGREEMENT

     Sleep Investor and Sleepmaster Holdings L.L.C. entered into the Sleepmaster amended and restated limited liability company operating agreement. Sleepmaster was formed under the New Jersey Limited Liability Company Act. The business and affairs of Sleepmaster are managed by the managing member, Charles Schweitzer, subject to the direction of a board of advisors having duties comparable to a corporate board of directors. Currently, the Sleepmaster board of advisors is composed of seven advisors. The number of advisors can be increased by a vote of at least 80% of the advisors. The Sleepmaster limited liability company agreement calls for the existence of four senior officers as follows:

     (1) Chief Executive Officer and President,

     (2) Executive Vice President and Chief Financial Officer,

     (3) Vice President of Sales and

     (4) Vice President of Production.

  MEMBERSHIP INTERESTS

     Sleepmaster's board of advisors is authorized to issue or sell any of the following:

     (1) additional membership interests or other interests in Sleepmaster,

     (2) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for membership interests or other interests in Sleepmaster, and

     (3) warrants, options, or other rights to purchase or otherwise acquire membership interests or other interests in Sleepmaster.

     The class A members are entitled to one vote per class A common unit. Except as specifically provided or required by law, the class B members and the preferred members have no right to vote on any matters to be voted on by the members of Sleepmaster, except in the case of mergers, consolidations, recapitalizations, or reorganizations. Each class B member is entitled at any time to convert any or all of the class B common units held by the class B member into the same number of class A common units and members holding a majority of the class B common units can cause a conversion of 100% of the class B common units into the same number of class A common units. Currently, 7,999 class A membership interests are held by Sleepmaster Holdings L.L.C. and one is held by Sleep Investor. Sleepmaster Holdings L.L.C. also holds 9,999.96 preferred membership interests.

  DISTRIBUTIONS

     Sleepmaster's board of advisors has sole discretion regarding the amounts and timing of distributions to members of Sleepmaster, subject to the retention and establishment of reserves of, or payments to third parties of, the funds as it deems necessary with respect to the reasonable business needs of Sleepmaster. Distributions are to be made in the following order and priority:

     (1) first, to the members in proportion to and to the extent of their Unpaid Preferred Return, as defined in the Sleepmaster limited liability company agreement,

     (2) second, to the members in proportion to and to the extent of their Unreturned Preferred Capital, as defined in the Sleepmaster limited liability company agreement, and

     (3) third, to the members in proportion to their common units.

  REDEMPTION

     Except as extensions are provided for, Sleepmaster shall make a distribution to each preferred member on November 14, 2008 in an amount equal to the full amount of such preferred member's unpaid preferred return and unreturned preferred capital as of the scheduled redemption date. In connection with the closing of the old note offering, the parties to the Sleepmaster LLC agreement amended the agreement to extend the redemption date of the preferred membership interests to November 14, 2009.

SLEEPMASTER HOLDINGS L.L.C. SECURITYHOLDERS AGREEMENT


     In 1998, Sleepmaster Holdings L.L.C., Sleep Investor, PMI, Charles Schweitzer, James Koscica, Michael Reilly, Timothy DuPont, Michael Bubis, Richard Tauber and Douglas Phillips entered into an amended and restated securityholders agreement dated as of March 3, 1998. On February 26, 1999, John Herr and Stuart Herr executed a joinder to the amended and restated securityholders agreement. On November 5, 1999, David Deye, Stephen Lund and Citicorp Mezzanine Partners executed a joinder to the amended and restated securityholders agreement. The amended and restated securityholders agreement requires that Sleepmaster Holdings L.L.C., Sleep Investor, PMI and those executives of Sleepmaster Holdings L.L.C. vote their membership interests and take all other actions within their control so that the board of advisors of Sleepmaster Holdings L.L.C. will be comprised of four advisors designated by Sleep Investor and three advisors representative of management, Schweitzer, Koscica and Bubis. The board of advisors, or similar governing bodies of Sleepmaster Holdings L.L.C.'s subsidiaries must have the same composition.


     In addition, the securityholders agreement:

     (1) restricts the transfer of membership interests of Sleepmaster Holdings L.L.C.;

     (2) grants tag-along rights on transfers of membership interests of Sleepmaster Holdings L.L.C.;

     (3) grants first offer rights on transfers of membership interests of Sleepmaster Holdings L.L.C.;

     (4) requires each securityholder to consent to a sale of Sleepmaster Holdings L.L.C. if the sale is approved by the board of advisors of Sleepmaster Holdings L.L.C. and the holders of a majority of the membership interests issued to Sleep Investor and its affiliates; and

     (5) grants limited preemptive rights on issuances of membership interests of Holdings.

     The tag-along and first offer rights with respect to each securityholder's interests will terminate upon the consummation of a sale of the interests to the public pursuant to an offering registered under the Securities Act of 1933 or to the public effected through a broker-dealer or market-maker pursuant to Rule 144.

SLEEPMASTER HOLDINGS L.L.C. REGISTRATION RIGHTS AGREEMENT


     In 1998, Sleepmaster Holdings L.L.C., Sleep Investor, PMI, Charles Schweitzer, James Koscica, Michael Reilly, Timothy DuPont, Michael Bubis, Richard Tauber and Douglas Phillips entered into an amended and restated registration rights agreement dated as of March 3, 1998. On February 26, 1999, John Herr and Stuart Herr executed a joinder to the amended and restated registration rights agreement. On November 5, 1999, David Deye, Stephen Lund and Citicorp Mezzanine Partners executed a joinder to the amended and restated registration rights agreement. Under the amended and restated registration rights agreement, the holders of a majority of the membership interests issued to Sleep Investor or its affiliates have the right, subject to certain conditions, to require Sleepmaster Holdings L.L.C. to consummate a registered offering of equity securities of Sleepmaster Holdings L.L.C. or a successor corporate entity.


     In addition, all holders of registrable securities are entitled to request the inclusion, subject to the terms and conditions of the registration rights agreement, of any of their common interests in any registration statement, other than registration statements on forms S-8 or S-4 or any similar form in connection with a registration to primarily register debt securities, at Sleepmaster Holdings L.L.C.'s expense whenever Sleepmaster Holdings L.L.C. proposes to register any of its common interests under the Securities Act of 1933. In connection with all the registrations, Sleepmaster Holdings L.L.C. has agreed to indemnify all holders of registrable securities against liabilities, including liabilities under the Securities Act of 1933.

THE RECAPITALIZATION AND OTHER TRANSACTIONS

  RECAPITALIZATION AGREEMENT

     In November 1996, Sleepmaster Holdings L.L.C., Sleepmaster, Sleep Investor, Brown/Schweitzer Holdings Inc. and each of the then existing members of Sleepmaster Holdings L.L.C. entered into a recapitalization agreement. Pursuant to the recapitalization agreement, Sleepmaster Holdings L.L.C. redeemed all of the membership interests of its members, except for four members who are current members of management, and then sold the membership interests to Sleep Investor. In addition, Sleep Investor purchased 8,714 units of redeemable preferred interests and 6,099 units of common interests of Sleepmaster Holdings L.L.C. for approximately $12.9 million plus issuance of notes to the then existing members of Sleepmaster Holdings L.L.C. totaling $7.0 million. The remaining preferred and common interests of Sleepmaster Holdings L.L.C. were allocated to the four members of Sleepmaster Holdings L.L.C. who are currently members of our management. As a result of the recapitalization, Sleep Investor acquired 72% of the outstanding interests of Sleepmaster Holdings L.L.C. and Sleepmaster Holdings L.L.C. management retained 28%.

  SLEEP INVESTOR PROMISSORY NOTES


     In conjunction with the recapitalization of Sleepmaster Holdings L.L.C. in 1996, Sleep Investor issued $7.0 million of junior subordinated notes and paid cash to the then-existing members of Sleepmaster Holdings L.L.C., including current members of our management. In exchange for the notes, the then-existing members of Sleepmaster Holdings L.L.C. delivered common and preferred interests of Sleepmaster Holdings L.L.C., as well as notes issued by Sleepmaster Holdings L.L.C., to Sleep Investor. As of September 30, 1999, $8.5 million of the promissory notes were outstanding. In connection with the old note offering and the redemption of the senior subordinated notes, the promissory notes were amended to provide for a 12.0% interest rate and a maturity date of November 14, 2007.


  SENIOR SUBORDINATED NOTES

     In November 1996 Sleepmaster, Sleepmaster Holdings L.L.C. and PMI entered into a securities purchase agreement. Pursuant to this agreement, Sleepmaster sold $15.0 million series A senior subordinated notes due 2007 to PMI. These senior subordinated notes held by PMI were redeemed with a portion of the net proceeds of the old note offering.

     In addition, in March 1998 Sleepmaster, Sleepmaster Holdings L.L.C. and PMI entered into a securities purchase agreement. Pursuant to this agreement, Sleepmaster sold $5.0 million series B senior subordinated notes due 2007 to PMI. These senior subordinated notes held by PMI were redeemed with a portion of the proceeds of the old note offering.

  WARRANTS


     In connection with the sale of senior subordinated notes by Sleepmaster to PMI in 1996 and 1998, Sleepmaster Holdings L.L.C. issued to PMI 2000 warrants and 403 warrants, respectively, to purchase class A common units of Sleepmaster Holdings L.L.C. The warrants are currently exercisable at any time until March 3, 2010 at an exercise price of $0.01 per unit, subject to adjustment. The holders of a majority of the outstanding warrants, during a specified window period each year from November 14, 2003 to November 14, 2009, have the right to require Sleepmaster Holdings L.L.C. to purchase all of the warrants or common units into which the warrants are exercisable. If this right is exercised, the purchase price on a per unit basis would be an amount equal to the value of Sleepmaster Holdings L.L.C. divided by the number of outstanding units of common interests. The value of Sleepmaster Holdings L.L.C. would be the greater of a multiple of EBITDA and the aggregate current market price of the units of common interests on a fully diluted basis. The put option is subject to the availability of financing. The put option shall terminate upon:



     (1) an approved sale, or


     (2) the consummation of an underwritten public offering of units of common interests.


     In connection with the purchase of substantially all of the assets of Adam Wuest by Sleepmaster on November 5, 1999, Sleepmaster Holdings L.L.C. issued to Citicorp Mezzanine Partners, L.P. warrants to purchase Class B common membership interests of Sleepmaster Holdings L.L.C. The warrants are exercisable at any time after June 30, 2007 and before June 30, 2009 at an exercise price of $0.01 per unit, subject to certain anti-dilution adjustments. If Sleepmaster Holdings L.L.C. prepays in full the 14% subordinated note in aggregate principal amount of $10.0 million on or prior to June 30, 2007, the warrants will not be exercisable and will be terminated.

                          DESCRIPTION OF INDEBTEDNESS


THE AMENDED AND RESTATED CREDIT FACILITY



     The following is a summary of the material terms of the amended and restated credit facility that Sleepmaster, Sleepmaster Holdings L.L.C., Palm Beach, Herr, Lower Road Associates, LLC, Sleepmaster Finance Corporation, Adam Wuest, and the lenders parties thereto and First Union National Bank, as a lender and as an administrative agent entered into on November 5, 1999. The following summary is qualified in its entirety by reference to the amended and restated credit facility, copies of which will be made available to holders of the exchange notes upon request.


  STRUCTURE


     The amended and restated credit facility provides revolving credit facilities and an amortizing term loan facility with aggregate availability of $70.0 million. The revolving credit facility will mature on October 29, 2005 and includes a sublimit of $15.0 million which covers letters of credit currently consisting of (a) a letter of credit to back the industrial revenue bonds currently outstanding of $6.6 million (b) a letter of credit to back the economic revenue bonds currently outstanding of $2.0 million and (c) a $720,000 letter of credit issued to the landlord for a deposit on the Linden, New Jersey facility. The amortizing term loan facility shall be repaid in 23 fiscal quarterly installments and shall be fully amortized on September 30, 2005.


  AVAILABILITY


     Availability under the amended and restated credit facility is subject to various conditions precedent typical of bank loans. Amounts under the revolving credit facility are available on a revolving basis. Amounts under the
acquisition facility are available until             .


  INTEREST


     Borrowings under the revolving credit facility and the term loan facility bear interest at a rate equal to:



     - LIBOR plus an applicable percentage set forth in a table in the amended and restated credit agreement or



     - the alternate base rate, which is equal to the higher of (1) the First Union prime rate and (2) the Federal Funds rate plus 0.50%, plus the applicable margin plus an applicable percentage set forth in a table in the amended and restated credit agreement.


  FEES


     Sleepmaster has agreed to pay fees with respect to the amended and restated credit facility, including:



     - a revolving credit facility commitment fee on a per annum basis at a rate of 0.50% on the average daily commitment;



     - an annual administrative fee;


     - letter of credit fees calculated on the aggregate face amount for each letter of credit equal to


       (1)  the applicable percentage for LIBOR loans on a per annum basis plus



       (2) a fronting fee of 0.125% per annum and customary amendment, drawing and transfer fees to be paid to the issuing bank.


  SECURITY


     The obligations of Sleepmaster under the amended and restated credit facility are secured, jointly and severally, by


     - a first priority lien on 100% of the membership interests in Sleepmaster,

     - a first priority lien on 100%, 65% for foreign subsidiaries of the equity or other ownership interests of Sleepmaster's currently owned or hereafter acquired direct and indirect subsidiaries, and

     - a first priority lien on and security interest in all assets of Sleepmaster and its direct and indirect United States subsidiaries.

  GUARANTEES


     The obligations of Sleepmaster are guaranteed, jointly and severally, by each of our domestic subsidiaries and Sleepmaster Holdings L.L.C.


  COMMITMENT REDUCTIONS AND REPAYMENTS

     Sleepmaster will be required to make mandatory prepayments upon receipt of proceeds of insurance awards, asset sales or equity sale proceeds, debt issuance proceeds, and 50% of annual excess cash flow. These proceeds will first reduce any remaining amortization payments on the acquisition facility and then be applied to reduce the revolving credit facility.

  AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS


     The amended and reinstated credit facility contains a number of covenants that, among other things, restrict the ability of Sleepmaster and its subsidiaries to:


     - incur additional indebtedness,

     - pay dividends and make distributions,

     - issue common and preferred stock of subsidiaries,

     - make investments,

     - repurchase stock,

     - create liens,

     - enter into transactions with affiliates.

     - enter into sale and leaseback transactions,

     - merge or consolidate with third parties, and

     - transfer and sell assets.


In addition, the amended and reinstated credit facility requires Sleepmaster to comply with specified financial ratios, including a maximum leverage ratio, a minimum interest coverage ratio and a fixed charge coverage ratio.



     The maximum leverage ratio requires that Sleepmaster Holdings, L.L.C., together with its subsidiaries, have a ratio of total debt to EBITDA of no more than 6.0 to 1.0 until June 30, 2000. Thereafter, the required ratio will decline by .50 on July 1, 2000, by .25 on each of October 1, 2000, July 1, 2001 and October 1, 2001, by .50 on July 1, 2002 and by .25 on October 1, 2002. Thereafter, the required ratio will be no greater than 3.75 to 1.0.



     The minimum interest coverage ratio requires that Sleepmaster Holdings, L.L.C., together with its subsidiaries, have a ratio of EBITDA to interest expense of no less than 1.80 to 1.0 until June 30, 2001. Thereafter, the required ratio will increase by .20 on July 1, 2001, by .25 on each of July 1, 2002, October 1, 2002 and October 1, 2003. Thereafter, the required ratio will be no less than 2.75 to 1.0.



     The fixed charge coverage ratio requires that Sleepmaster Holdings, L.L.C., together with its subsidiaries, have a ratio of EBITDA minus capital expenditures to interest expense plus taxes, dividend payments and scheduled payments on funded debt of no less than 1.10 to 1.0 until September 30, 2001. The required ratio will increase to 1.15 to 1.0 for the period from October 1, 2001 to September 30, 2002 and will increase to 1.20 to 1.0 on October 1, 2002. Thereafter, the required ratio will be no less than 1.20 to 1.0.


  EVENTS OF DEFAULT

     Affirmative, Negative and Financial Covenants. The new credit facility contains customary events of default, including:

     - non-payment of principal, interest or fees,

     - violation of covenants after customary cure periods,

     - inaccuracy of representations and warranties,

     - cross-default to other material agreements and indebtedness,

     - bankruptcy,

     - material judgments,

     - ERISA matters,

     - invalidity of loan documentation or security interest, and

     - change of control.


THE SUBORDINATED CREDIT FACILITY



     The following is a summary of the material terms of the new subordinated credit facility that Sleepmaster Holdings L.L.C. and Citicorp Mezzanine Partners, L.P. entered into on November 5, 1999. The subordinated credit facility, in the amount of $10.0 million, will mature on June 30, 2007 and was issued in order to partially finance the acquisition of Adam Wuest. The obligations under the subordinated credit facility are unsecured and are subordinated to Sleepmaster Holdings L.L.C.'s obligations under the amended and restated credit facility and the exchange notes. This summary is qualified in its entirety by reference to the subordinated credit facility, copies of which will be made available to holders of the exchange notes upon request.



  Interest



     Borrowings under the subordinated credit facility bear interest at a rate equal to 14% per annum on the unpaid principal amount thereof from the date made through maturity. Interest on such borrowings is payable semiannual in arrears and must be paid by adding such interest to the then outstanding principal amount of the notes until the payment in full of the amended and restated credit facility.



  Prepayments



     To the extent permissible under any senior debt documents, Sleepmaster Holdings L.L.C. may prepay the subordinated credit facility at any time in whole or in part at 100% of the principal amount thereof plus accrued and unpaid interest to the date of prepayment and a prepayment premium as set forth therein. In addition, to the extent permissable under any senior debt documents, Sleepmaster Holdings L.L.C. must apply an amount equal to 100% of the net proceeds of certain equity issuances to the prepayment of the subordinated credit facility and must at the option of the lender thereunder prepay the loan upon a change of control of either Sleepmaster Holdings L.L.C. or Sleepmaster.



  Covenants and Events of Default



     The subordinated credit facility contains customary affirmative and negative covenants, as well as standard events of default.


INDUSTRIAL REVENUE BONDS


     Sleepmaster, through its subsidiary Palm Beach, is financially obligated to the County of Palm Beach, Florida pursuant to revenue bonds issued on behalf of Palm Beach. On April 1, 1996, the County of Palm Beach Florida issued the Variable Rate Demand Industrial Development Revenue Bonds, Palm Beach Bedding Company Project, Series 1996 in the aggregate principal amount of $7.7 million to finance the construction of a 235,000 square foot manufacturing facility for Palm Beach. The bonds mature in April 2016. As of September 30, 1999, $6.4 million principal amount of the bonds were outstanding.


  INTEREST RATES

     The bonds bear interest at a variable rate determined weekly by the First Union National Bank of North Carolina. The variable rate will be based upon prevailing market conditions and will be the minimum rate necessary, in the judgement of the First Union National Bank of North Carolina, to enable it to arrange the sale of the bonds at a price equal to the principal amount thereof plus accrued interest. The variable rate is capped at

     (1) the maximum rate permitted by applicable law or

     (2) 12.0% per annum determined weekly.

On a one-time basis, Palm Beach has the option to convert the interest rate payable on the bonds from a variable rate to a fixed rate. The interest fixed rate will be determined by First Union National Bank of North Carolina, as placement agent, in its sole judgment based upon prevailing market conditions on the date of the conversion. Palm Beach has not exercised its right to convert the interest rate payable to a fixed rate. At September 30, 1999, the interest rate on the bonds was 3.95%.


  REDEMPTION AND REPURCHASE

     While the bonds bear interest at the variable rate, the County of Palm Beach, Florida may redeem the bonds in whole or in part on:

     (1) interest payment dates and

     (2) on the date the interest rate is converted to a fixed rate, upon the written request from Palm Beach with the consent of First Union National Bank of Florida. The owners of the bonds also have the right to demand the purchase of the bonds at a purchase price equal to the principal amount of the bond, plus accrued interest to the date of purchase if notice provisions are met. Once the interest rate on the bonds is converted to a fixed interest rate, they are subject to mandatory tender and purchase by Palm Beach on the date of the conversion unless the owners have irrevocably elected to hold the bonds bearing a fixed rate.

  SECURITY

     The bonds are collateralized by a letter of credit issued by First Union National Bank of Florida and backed up by La Salle National Bank for the benefit of the trustee under the indenture relating to the bonds on the Palm Beach manufacturing facilities and a pledge of Palm Beach's interest in the bonds.


ECONOMIC DEVELOPMENT REVENUE FUNDING BONDS



     Sleepmaster, through its subsidiary Adam Wuest, is obligated to the County of Hamilton, Ohio pursuant to revenue bonds issued on behalf of Adam Wuest. On February 1, 1994, the County of Hamilton, Ohio issued Fixed Rate Economic Development Revenue Funding Bonds, Series 1994 in the aggregate principal amount of $2,980,000 million to finance the Adam Wuest, Inc. Project. As of September 30, 1999, $2.0 million of the bonds were outstanding. The bonds mature in September 2010 and bear interest at fixed rates ranging from 4.3% to 5.6% depending on the maturity date of the bond series.



  INTEREST RATES



     The bonds bear interest at a fixed rate ranging from 4.3% to 5.6% depending on the maturity date of the bond series. The bonds are payable in quarterly installments of principal and interest through 2010.



  REDEMPTION AND REPURCHASE



     The County of Hamilton, Ohio, at Adam Wuest's option, may redeem the bonds in whole or in part on interest payment dates at the redemption price set forth below plus accrued interest to the redemption date:



     (1) September 1, 2002 through August 31, 2003 at 101% and



     (2) September 1, 2003 and thereafter at 100%



  SECURITY



     The bonds are collateralized by a letter of credit issued by Fifth Third Bank and backed up by First Union National Bank for the benefit of the trustee under the indenture relating to the bonds on the Adam Wuest manufacturing faculties and a pledge of Adam Wuest's interest in the bonds.


THE SLEEP INVESTOR PROMISSORY NOTES

     In conjunction with the recapitalization of Sleepmaster Holdings L.L.C. in 1996, Sleep Investor issued $7.0 million of junior subordinated notes and paid cash to the then-existing members of Sleepmaster Holdings L.L.C., including current members of our management. In exchange for the notes, the then-existing members of Sleepmaster Holdings L.L.C. delivered common and preferred interests of Sleepmaster Holdings L.L.C., as well as notes issued by Sleepmaster Holdings L.L.C., to Sleep Investor. Interest payments received by Sleep Investor on the notes issued by Sleepmaster Holdings L.L.C. correspond to Sleep Investor's obligation to make interest payments on the promissory notes. The promissory notes may be prepaid at Sleep Investor's option and any prepayments must be made pro rata among all holders of the promissory notes.

     The promissory notes initially matured on November 14, 2007 and bore interest at a fixed rate of 7.02% per annum, which interest was paid in kind except that an amount equal to the current tax liability for the interest received on the promissory notes was paid in cash. The maturity date was extended to November 14, 2008 from November 14, 2007 in connection with the acquisition of Palm Beach as required by the terms of the senior subordinated notes.

  AMENDMENT


     In connection with the old note offering and the prepayment of the senior subordinated notes, the promissory notes were amended to retroactively bear interest at a fixed rate of 12.0% per annum and to mature on November 14, 2007. The holders of the promissory notes received the retroactive interest payment in the form of a cash payment which was meant to satisfy the tax obligations of the holders with respect to the retroactive interest payment and a pay-in-kind note for the balance. Future interest will be paid semi-annually. An amount of interest shall be paid in cash that allows the holders to satisfy their income tax obligations with respect to the interest accrual on the promissory notes. The cash interest payment portion will rise or fall as income tax rates rise or fall. The balance of the interest will be paid in the form of a promissory note; provided that if Sleepmaster's ratio of EBITDA to interest expense is greater than or equal to 2:1, the entire 12.0% interest shall be paid in cash. As of September 30, 1999, $8.5 million principal amount of promissory notes were outstanding.


  PREPAYMENT

     A mandatory prepayment of the promissory notes will be triggered upon a change of control which is defined as:

     (1) prior to an initial public offering, the failure of Citicorp Venture Capital, Ltd. and its affiliates and employees to own 40% of the common interests of Sleepmaster Holdings L.L.C.; and

     (2) after an initial public offering, the failure of Citicorp Venture Capital, Ltd. and its affiliates and employees to own 25% of the common interests of Sleepmaster Holdings L.L.C.

     Sleepmaster has no obligations or commitments to Sleep Investor under the promissory notes. The new credit facility allows Sleepmaster to fund interest payments on the promissory notes.

THE SLEEPMASTER HOLDINGS L.L.C. JUNIOR SUBORDINATED NOTE

     In conjunction with the purchase of substantially all the assets of Star on May 18, 1999, Sleepmaster Holdings L.L.C. issued a junior subordinated note to the seller in the initial aggregate principal amount of $0.68 million as a portion of the purchase price.

     The junior subordinated note bears interest at a fixed rate of 6.0% per annum, which is pay-in-kind, unless and until the occurrence of:

     - a mandatory prepayment of the entire outstanding principal amount of the junior subordinated note, plus all accrued and unpaid interest, within 15 days after the consummation of a sale of Sleepmaster Holdings L.L.C. or Star or

     - an optional prepayment of all or a portion of the unpaid principal amount of the junior subordinated note, together with accrued and unpaid interest on the portion of the principal amount which it is prepaying, provided that such prepayment is not forbidden by the terms of the senior debt.

     The junior subordinated note matures on May 18, 2002.

     Sleepmaster has no obligations or commitments to Sleepmaster Holdings L.L.C. under the junior subordinated note. The new credit facility allows Sleepmaster to fund interest payments on the junior subordinated note.

                            DESCRIPTION OF THE NOTES

GENERAL

     You can find the definitions of some of the terms used in this description under the subheading "Definitions." For purposes of this section, reference to Sleepmaster L.L.C. does not include its subsidiaries.

     We will issue the exchange notes under the terms of the indenture dated as of May 18, 1999 between Sleepmaster L.L.C., as the issuer, Sleepmaster Finance Corporation, as a co-obligor, the guarantor subsidiaries and United States Trust Company of New York, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The form and terms of the series B senior subordinated notes due 2009 are the same as the form and terms of the old notes except that

     (1) the exchange notes will have been registered under the Securities Act of 1933 and thus will not bear restrictive legends restricting their transfer under the Securities Act of 1933 and

     (2) holders of exchange notes will not be entitled to rights of holders of the old notes under the registration rights agreement which terminate upon the consummation of the exchange offer.

     The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of these exchange notes. Copies of the of the indenture and the registration rights agreement may be obtained by contacting us at the address and telephone number at the end of the section entitled "Prospectus Summary."

BRIEF DESCRIPTION OF THE EXCHANGE NOTES

  THE NOTES

     These exchange notes:

     - are general unsecured obligations of Sleepmaster and Sleepmaster Finance Corporation;

     - are subordinated in right of payment to all of our and our guarantor subsidiaries' current and future senior debt;

     - are equal in right of payment to all of our and our guarantor subsidiaries' existing and future senior subordinated debt; and

     - are ahead of all our and our guarantor subsidiaries' other current and future debt that expressly provides that it is subordinated to these exchange notes and the subsidiary guarantees.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will be unsecured senior subordinated obligations of the Sleepmaster and Sleepmaster Finance Corporation and will mature on May 15, 2009. Each exchange note will bear interest at the rate of 11% from May 18, 1999 or from the most recent interest payment date on which interest has been paid, payable semiannually in arrears on May 15 and November 15 in each year, commencing November 15, 1999.

     The exchange notes which may be issued under the indenture will be limited to $165.0 million aggregate principal amount, of which $115.0 million will be issued in this offering. Up to $50 million of additional notes having identical terms and conditions to the notes offered in this offering may be issued from time to time after the date of this prospectus under the indenture, subject to the provisions of the indenture, including those described under the caption "-- Covenants -- Limitation on Indebtedness." The exchange notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     The issuers will pay interest to the Person in whose name the exchange note, or any predecessor exchange note, is registered at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309)

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES

     Principal of, premium, if any, and interest on the exchange notes will be payable, and the exchange notes will be exchangeable and transferable, at the office or agency of the issuers in The City of New York maintained for such purposes, which initially will be the corporate trust office of the trustee. Payment of interest also may be made at the option of the issuers by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002)

     The exchange notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of exchange notes, except in circumstances for any tax or other governmental charge that may be imposed in connection with the exchange notes. (Sections 302 and 305)

     Settlement for the exchange notes will be made in same day funds. All payments of principal and interest will be made by Sleepmaster in same day funds. The exchange notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company until maturity, and secondary market trading activity for the exchange notes will therefore settle in same day funds.

GUARANTEES

     Payment of the exchange notes is guaranteed by the guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis.

     - The guarantors are comprised of all of the domestic Wholly Owned Restricted Subsidiaries of Sleepmaster.

     - In addition, if any domestic Restricted Subsidiary of Sleepmaster becomes a guarantor or obligor in respect of any other Indebtedness of Sleepmaster or any of the Restricted Subsidiaries, Sleepmaster shall cause such Restricted Subsidiary to enter into a supplemental indenture. Under the supplemental indenture, the Restricted Subsidiary shall agree to guarantee Sleepmaster's obligations under the exchange notes.

If the issuers default in payment of the principal of, premium, if any, or interest on the exchange notes, each of the guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the principal of, premium, if any, and interest on the exchange notes.

     The obligations of each guarantor under its guarantee are limited to the maximum amount which:

     (1) after giving effect to all other contingent and fixed liabilities of such guarantor, and

     (2) after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with GAAP.

     Notwithstanding the foregoing, in circumstances such as those described in the Section "Covenants" under the heading "Limitation on Issuance of Guarantees and Pledges for Indebtedness" in subsection (c), a guarantee of a guarantor may be released from their obligation. Sleepmaster also may, at any time, cause a Restricted Subsidiary to become a guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the exchange notes by such Restricted Subsidiary on the basis provided in the indenture.

OPTIONAL REDEMPTION

     After May 15, 2004, we may redeem all or a portion of the exchange notes, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple of $1,000. The exchange notes will be redeemed during the twelve-month period beginning on May 15 of the years indicated below at the redemption prices expressed as percentages of principal amount plus accrued and unpaid interest described below:

                                                    REDEMPTION
YEAR                                                  PRICE
----                                                ----------
2004..............................................   105.500%
2005..............................................   103.667%
2006..............................................   101.833%
2007 and thereafter...............................   100.000%

In each case, we will also pay accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

  PUBLIC EQUITY OFFERING REDEMPTION

     At any time prior to May 15, 2002, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the exchange notes originally issued under the indenture with the proceeds of one or more public equity offerings. This 35% includes the principal amount of any additional notes which may be issued under the indenture. The redemption price will be 111% of the principal amount of the exchange notes, plus accrued and unpaid interest to the redemption date, provided that:

     (1) at least 65% of the aggregate principal amount of exchange notes, including any additional notes which may be issued under the indenture, remains outstanding immediately after the occurrence of each such redemption;

     (2) we mail notice of the redemption no later than 20 days after the closing of the related public equity offering; and

     (3) the redemption occurs within 45 days of the date of the closing of such public equity offering.

  CHANGE OF CONTROL CALL

     The exchange notes may be redeemed at any time prior to May 15, 2004, at the option of the issuers, in whole and not in part, within 60 days after a change in control event. The issuers must give notice to each holder of exchange notes not less than 30 nor more than 60 days' prior to the scheduled redemption. Exchange notes may be redeemed in amounts of $1,000 or an integral multiple of $1,000. The redemption price will be equal to the sum of

     (1) 100% of the principal amount thereof plus

     (2) accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date, plus

     (3) the Applicable Premium, if any.

In no event will the redemption price of the exchange notes be less than 105.5%, the redemption price for the exchange notes on May 15, 2004, of the principal amount of the exchange notes, plus accrued interest to the applicable redemption date.

     Applicable Premium means, with respect to an exchange note to be redeemed at any redemption date, the excess of

     (A) the present value at such time of

          (1) the redemption price of such exchange note at May 15, 2004, plus

          (2) all required interest payments, excluding accrued but unpaid interest to the date of redemption, due on such exchange note through May 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

     (B) the then outstanding principal amount of such exchange note.

  PROCEDURES

     If less than all of the exchange notes are to be redeemed, the trustee shall select the exchange notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the exchange notes are listed. If the exchange notes are not listed on a national security exchange, the trustee shall redeem the exchange notes on a pro rata basis, by lot or by any other method the trustee shall deem fair and reasonable. Exchange notes redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to a public equity offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable, subject to the procedures of The Depositary Trust Company or any other depositary. (Sections 203, 1101, 1105 and 1107)

SINKING FUND

     The exchange notes will not be entitled to the benefit of any sinking fund.

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

     If a change of control event occurs, each holder of exchange notes will have the right to require that the issuers purchase all or any part, in integral multiples of $1,000, of such holder's exchange notes under a change of control offer. Neither the board of directors of Sleepmaster or Sleepmaster Finance Corporation nor the trustee may waive a holder's right to redeem its exchange notes upon a change of control. In the change of control offer, the issuers will offer to purchase all of the exchange notes at a purchase price in cash in an amount equal to 101% of the principal amount of such exchange notes, plus accrued and unpaid interest, if any, to the date of purchase. The repurchase is subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

     Within 30 days of any change of control, the issuers must notify the trustee and give written notice of the change of control to each holder of exchange notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things,

     - that a change of control has occurred and the date of such event;

     - the circumstances and relevant facts regarding such change of control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such change of control;

     - the purchase price and the purchase date which shall be fixed by the issuers on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Securities Exchange Act of 1934;

     - that any exchange note not tendered will continue to accrue interest;

     - that, unless the issuers default in the payment of the change of control purchase price, any exchange notes accepted for payment pursuant to the change of control offer shall cease to accrue interest after the change of control purchase date; and

     - other procedures that a holder of exchange notes must follow to accept a change of control offer or to withdraw acceptance of the change of control offer. (Section 1015)

     In addition, prior to any change of control, but after it is publicly announced, the issuers, at their option, may notify the trustee and give written notice of the proposed change of control to each holder of the exchange notes, offering to purchase all of the exchange notes at the change of control purchase price, which notice and offer shall be sufficient to constitute a change of control offer.

     If a change of control offer is made, the issuers may not have available funds sufficient to pay the change of control purchase price for all of the exchange notes that might be delivered by holders of the exchange notes seeking to accept the change of control offer. As of September 30, 1999, Sleepmaster had $6.4 million of senior debt outstanding. The failure of Sleepmaster to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the exchange notes the rights described under "-- Events of Default."


     Under the credit facility, a change of control, as defined in the credit facility, constitutes an event of default. Upon acceleration, all Indebtedness thereunder would become due and payable.

     The definition of change of control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the issuers. The term "all or substantially all" as used in the definition of "change of control" has not been interpreted under New York law, which is the governing law of the indenture, to represent a specific quantitative test. Therefore, if holders of the exchange notes elected to exercise their rights under the indenture and Sleepmaster and Sleepmaster Finance Corporation elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase. A disposition of all of the assets of Sleepmaster and Sleepmaster Finance Corporation, however, may still not constitute a change of control.

     The existence of a holder's right to require the issuers to repurchase the holder's exchange notes upon a change of control may deter a third party from acquiring Sleepmaster and Sleepmaster Finance Corporation in a transaction which constitutes a change of control.

     The provisions of the indenture will not afford holders of the exchange notes the right to require the issuers to repurchase the exchange notes in the event of a highly leveraged transaction or transactions with Sleepmaster and Sleepmaster Finance Corporation management or Affiliates if the transaction is not defined as a change of control. The following highly leveraged transactions may not constitute a change of control but may adversely affect holders of exchange notes:

     (1) a reorganization,

     (2) a restructuring, or

     (3) a merger or similar transaction, including an acquisition of Sleepmaster and Sleepmaster Finance Corporation by management or affiliates, involving Sleepmaster and Sleepmaster Finance Corporation.

A transaction with management would not be a change of control so long as no party other than management or Citicorp Venture Capital, Ltd. and its affiliates acquired more than 50% of Sleepmaster's voting stock in the transaction.

     Sleepmaster and Sleepmaster Finance Corporation will comply with the applicable tender offer rules, including Rule 14e-1 under the Securities Exchange Act, and any other applicable securities laws or regulations in connection with a change of control offer.

     Sleepmaster and Sleepmaster Finance Corporation will not be required to make a change of control offer upon a change of control if

     (1) a third party makes the change of control offer

     (2) the change of control offer is made in the manner and at the times and otherwise in compliance with the requirements described in the indenture applicable to a change of control offer made by Sleepmaster and Sleepmaster Finance Corporation and

     (3) the third party purchases all exchange notes validly tendered and not withdrawn under the change of control offer.

RANKING

     The Indebtedness evidenced by the exchange notes will be unsecured senior subordinated indebtedness of Sleepmaster and Sleepmaster Finance Corporation. The payment of the principal of any premiums and interest on the exchange notes

     (1) is subordinate in right of payment, as described in the indenture, to all existing and future Senior Indebtedness of Sleepmaster and Sleepmaster Finance Corporation,

     (2) will rank equal in right of payment with all existing and future senior subordinated indebtedness of Sleepmaster and Sleepmaster Finance Corporation, and

     (3) will be senior in right of payment to all existing and future subordinated obligations of Sleepmaster and Sleepmaster Finance Corporation.

     The exchange notes will also be effectively subordinated to any Secured Indebtedness of Sleepmaster and Sleepmaster Finance Corporation to the extent of the value of the assets securing such indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions in the indenture.

  GUARANTOR SUBSIDIARIES

     The indebtedness evidenced by a subsidiary guaranty will be unsecured senior subordinated indebtedness of the guarantor subsidiary issuing such subsidiary guaranty. The payment of a subsidiary guaranty

     (1) is subordinate in right of payment, as described in the indenture, to all existing and future senior indebtedness of such guarantor subsidiary,

     (2) will rank equal in right of payment with the existing and future senior subordinated indebtedness of such guarantor subsidiary and

     (3) will be senior in right of payment to all existing and future subordinated obligations of such guarantor subsidiary.

Each subsidiary guaranty will also be effectively subordinated to any Secured Indebtedness of the guarantor subsidiary to the extent of the value of the assets securing such indebtedness.

  EVENT OF DEFAULT

     Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the trustee from a representative of holders of any Designated Senior Indebtedness, collectively, a "Senior Representative", of written notice of such default, payments on the exchange notes will be restricted. Specifically, no

     (1) payment, other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture", or

     (2) distribution of any assets of Sleepmaster of any kind or character, excluding permitted equity interests or subordinated securities,

may be made on account of the principal of, premium, if any, or interest on, the exchange notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the exchange notes unless and until

     (x) such default shall have been cured or waived or shall have ceased to exist or

     (y) such Designated Senior Indebtedness shall have been discharged or paid in full.

After the default is cured or waived, Sleepmaster shall resume making any and all required payments in respect of the exchange notes, including any missed payments.

  BLOCKAGE PERIOD

     Upon the occurrence and during the continuance of any non-payment default Sleepmaster may not pay the exchange notes for a period. This restriction applies to any Designated Senior Indebtedness with maturity that may be accelerated immediately. This period will commence upon the receipt by the trustee and Sleepmaster from a Senior Representative of written notice of such non-payment default. After the trustee and Sleepmaster receive notice, no

     (1) payment, other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture", or

     (2) distribution of any assets of Sleepmaster of any kind or character may be made by Sleepmaster on account of the principal of, premium, if any, or interest on, the exchange notes. This restriction excludes distributions of permitted equity interests of subordinated securities. In addition, no payments may be made on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the exchange notes for the period specified below.

     The payment blockage period shall commence upon the receipt of notice of the non-payment default by the trustee and Sleepmaster from a Senior Representative and shall end on the earliest of

     (1) the 179th day after such commencement,

     (2) the date on which such non-payment default, and all other non-payment defaults as to which notice is given after such payment blockage period is initiated, is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full or

     (3) the date on which such payment blockage period, and all non-payment defaults as to which notice is given after such payment blockage period is initiated, shall have been terminated by written notice to Sleepmaster or the trustee from the Senior Representative initiating such payment blockage period.

     When the payment blockage period ends, Sleepmaster will promptly resume making any and all required payments in respect of the exchange notes, including any missed payments. In no event will a payment blockage period extend beyond 179 days from the date of the receipt by Sleepmaster or the trustee of the notice initiating such payment blockage period.

     Any number of notices of non-payment defaults may be given during this first 179 day period. However, during any period of 365 consecutive days only one payment blockage period, during which payment of principal of, or interest on, the exchange notes may not be made, may commence. The duration of such payment blockage period may not exceed 179 days and there must be a 186 consecutive day period in any 365 day period during which no payment blockage period is in effect.

     No non-payment default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any payment blockage period will be, or can be, made the basis for the commencement of a second payment blockage period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period. (Section 1203)

  DEFAULT

     If Sleepmaster fails to make any payment on the exchange notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an event of default under the indenture and would enable the holders of the exchange notes to accelerate the maturity thereof. See "-- Events of Default."

     The indenture will provide that in the event of

     (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Sleepmaster or its assets,

     (2) or any liquidation, dissolution or other winding up of Sleepmaster, whether voluntary or involuntary, or

     (3) any assignment for the benefit of creditors or other marshalling of assets or liabilities of Sleepmaster, except in connection with the consolidation or merger of Sleepmaster or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under "-- Consolidation, Merger, Sale of Assets", all Senior Indebtedness must be paid in full before any payment or distribution is made on account of the principal of, premium, if any, or interest on the exchange notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the exchange notes. Distributions of permitted equity interests or subordinated securities as well as payments previously made pursuant to the provision described under the heading entitled "Defeasance or Covenant Defeasance of Indenture" below are excluded from this restriction.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of Sleepmaster who are holders of Senior Indebtedness may recover more, ratably, than the holders of the exchange notes. Funds which would be otherwise payable to the holders of the exchange notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and Sleepmaster may be unable to meet its obligations fully with respect to the exchange notes.

  FUTURE DEBT


     The indenture will limit, but not prohibit, the incurrence by Sleepmaster and its Subsidiaries of additional Indebtedness. Additionally, the indenture will prohibit the incurrence by Sleepmaster of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of Sleepmaster and senior in right of payment to the exchange notes. As of September 30, 1999, the amount of indebtedness that Sleepmaster can incur which out ranks the exchange notes was $33.0 million.


     Each guarantee of a guarantor will be an unsecured senior subordinated obligation of such guarantor, ranking senior in right of payment to all other existing and future Indebtedness of such guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the exchange notes are subordinated to Senior Indebtedness. During any period when payment on the exchange notes is blocked by Designated Senior Indebtedness, payment on the guarantees will be similarly blocked.

  CURRENT OUTSTANDING DEBT


     As of September 30, 1999 on a pro forma basis,



     (1) the aggregate amount of Senior Indebtedness outstanding was approximately $45.4 million, consisting of our guarantee of Senior Guarantor Indebtedness,



     (2) the aggregate amount of Senior Guarantor Indebtedness was $45.4 million,


     (3) our non-guarantor Restricted Subsidiary had no Indebtedness outstanding and

     (4) no Subordinated Indebtedness or Pari Passu Indebtedness was outstanding.

See "Risk Factors -- We will have substantial debt following this offering and will need to generate significant cash flow in order to pay interest on our debt" and "Capitalization."

  SLEEPMASTER FINANCE CORPORATION

     Sleepmaster Finance Corporation is a joint and several co-obligor of the exchange notes. Sleepmaster Finance Corporation is a Wholly Owned Restricted Subsidiary of Sleepmaster and has no material assets. The indenture provides that the exchange notes are senior subordinated obligations of Sleepmaster Finance Corporation to the same extent as the obligations are senior subordinated obligations of Sleepmaster. As of June 30, 1999, Sleepmaster Finance Corporation had no Indebtedness outstanding, other than the exchange notes. Sleepmaster Finance Corporation is prohibited from incurring any indebtedness other than the notes and the exchange notes.

     "SENIOR INDEBTEDNESS" means, except as provided below, the principal of, premium, if any, and interest on any Indebtedness of Sleepmaster, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent. However, any particular Indebtedness will not be considered Senior Indebtedness if the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the exchange notes.

     Notwithstanding the foregoing, "Senior Indebtedness" shall not include

     (1) Indebtedness evidenced by the exchange notes or any additional notes,

     (2) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of Sleepmaster,

     (3) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Sleepmaster,

     (4) Indebtedness which is represented by Redeemable Capital Stock,

     (5) any liability for foreign, federal, state, local or other taxes owed or owing by Sleepmaster to the extent such liability constitutes Indebtedness,

     (6) Indebtedness of Sleepmaster to a Subsidiary or any other Affiliate of Sleepmaster or any of such Affiliate's Subsidiaries,

     (7) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by Sleepmaster, and amounts owed by Sleepmaster for compensation to employees or services rendered to Sleepmaster,

     (8) that portion of any Indebtedness which at the time of issuance is issued in violation of the indenture and

     (9) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "DESIGNATED SENIOR INDEBTEDNESS" means

     (1) all Senior Indebtedness under the credit facility and

     (2) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $20 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by Sleepmaster.

     "SENIOR GUARANTOR INDEBTEDNESS" means the principal of, premium, if any, and interest on any Indebtedness of any guarantor, other than as otherwise provided in this definition. This includes indebtedness outstanding on the date of the indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent. Senior Guarantor Indebtedness will not include Indebtedness if the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any guarantee.

     Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include

     (1) Indebtedness evidenced by the guarantees or any guarantee by a guarantor of additional notes,

     (2) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any guarantor,

     (3) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any guarantor,

     (4) Indebtedness which is represented by Redeemable Capital Stock,

     (5) any liability for foreign, federal, state, local or other taxes owed or owing by any guarantor to the extent such liability constitutes Indebtedness,

     (6) Indebtedness of any guarantor to a Subsidiary or any other Affiliate of Sleepmaster or any of such Affiliate's Subsidiaries,

     (7) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such guarantor, and amounts owed by such guarantor for compensation to employees or services rendered to such guarantor,

     (8) that portion of any Indebtedness which at the time of issuance is issued in violation of the indenture and

     (9) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

COVENANTS

     The indenture contains, among others, the following covenants:

     LIMITATION ON INDEBTEDNESS. Sleepmaster will not, and will not cause or permit any of its Restricted Subsidiaries to incur Indebtedness. Incurring Indebtedness includes creating, issuing, incurring, assuming, guaranteeing or otherwise in any manner becoming directly or indirectly liable for the payment of or otherwise incurring, contingently or otherwise, any Indebtedness, including any Acquired Indebtedness, unless

     (1) such Indebtedness is incurred by Sleepmaster or a guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and,

     (2) in each case, Sleepmaster's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2:1. (Section 1008)

     Notwithstanding the foregoing, Sleepmaster and, to the extent specifically detailed below, the Restricted Subsidiaries may incur each and all of the following which constitute Permitted Indebtedness:

     (1) Indebtedness of Sleepmaster, and guarantees thereof by the guarantors, under the credit facility in an aggregate principal amount then classified as having been incurred in reliance on this clause (1) at any one time outstanding not to exceed the greater of

          (a) $25 million under the revolving credit facility thereof and in respect of letters of credit thereunder minus the amount by which any commitments thereunder are permanently reduced and minus the aggregate amount of Net Cash Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the "Restriction on Asset Sales" covenant; and

          (b) the sum of

            (1) 80% of the consolidated net book value of the accounts receivable and

            (2) 60% of the net book value of the inventory, in each case of
                Sleepmaster and its Restricted Subsidiaries as described on the latest available consolidated balance sheet of Sleepmaster determined in accordance with GAAP;

     (2) Indebtedness of Sleepmaster and Sleepmaster Finance Corporation pursuant to the exchange notes, other than any additional notes, and Indebtedness of any guarantor pursuant to a guarantee of the exchange notes, other than any additional notes;

     (3) Indebtedness of Sleepmaster or any Restricted Subsidiary outstanding on the date of the indenture,

     (4) Indebtedness of Sleepmaster owing to a Restricted Subsidiary;

          - provided that any Indebtedness of Sleepmaster owing to a Restricted Subsidiary that is not a guarantor is made pursuant to an intercompany note in the form attached to the indenture and is unsecured and is subordinated in right of payment from and after such time as the exchange notes shall become due and payable, whether at Stated Maturity, acceleration or otherwise, to the payment and performance of Sleepmaster's obligations under the exchange notes;

          - provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to a Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by Sleepmaster or other obligor not permitted by this clause (4);

     (5) Indebtedness of a Majority Owned Restricted Subsidiary owing to Sleepmaster or another Majority Owned Restricted Subsidiary;

          - provided that any Indebtedness is made pursuant to an intercompany note in the form attached to the indenture;

          - provided, further, that

           (a) any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to Sleepmaster or a Majority Owned Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and

           (b) any transaction pursuant to which any Majority Owned Restricted Subsidiary, which has Indebtedness owing to Sleepmaster or any other Wholly Owned Restricted Subsidiary, ceases to be a Majority Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Majority Owned Restricted Subsidiary that is not permitted by this clause (5);

     (6) guarantees of any Restricted Subsidiary made in accordance with the provisions of "-- Limitation on Issuances of Guarantees of and Pledges for Indebtedness;"

     (7) obligations of Sleepmaster or any Restricted Subsidiary entered into in the ordinary course of business

          (a) pursuant to Interest Rate Agreements designed to protect Sleepmaster or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of Sleepmaster or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding or

          (b) under any Currency Hedging Agreements, relating to

           (1) Indebtedness of Sleepmaster or any Restricted Subsidiary and/or

           (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of Sleepmaster or any Restricted Subsidiary;

        provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of Sleepmaster or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

      (8) Indebtedness of Sleepmaster or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, including common stock, used in the business of Sleepmaster, in an aggregate principal amount outstanding at any time pursuant to this clause (8) not to exceed the greater of $7.5 million or 10% of Sleepmaster's Consolidated Net Tangible Assets; provided that the principal amount of any Indebtedness permitted under this clause (8) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by Sleepmaster in good faith, of the acquired or constructed asset or improvement so financed;

      (9) Acquired Indebtedness, Indebtedness incurred to finance acquisitions, or Indebtedness incurred to refinance Acquired Indebtedness or Indebtedness incurred to finance acquisitions, in any such case of Sleepmaster or any guarantor, provided that after giving pro forma effect thereto

           (a) Sleepmaster's Consolidated Fixed Charge Coverage Ratio is less than 2.0:1 but greater than or equal to 1.75:1 and

           (b) Sleepmaster's Consolidated Fixed Charge Coverage Ratio increases as a consequence of such incurrence and related acquisition;

     (10) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (2), (3) or (9) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is Sleepmaster. If not, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby, or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness, is not increased by such refinancing plus the lesser of

        (a)the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or

        (b)the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sleepmaster incurred in connection with such refinancing and

                (1) in the case of any refinancing of Indebtedness that is
                    Subordinated Indebtedness, such new Indebtedness is made subordinated to the exchange notes at least to the same extent as the Indebtedness being refinanced and

                (2) in the case of Pari Passu Indebtedness or Subordinated
                    Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

     (11) any guarantee by Sleepmaster or any of its Restricted Subsidiaries of Indebtedness of Sleepmaster or a Restricted Subsidiary of Sleepmaster that was not prohibited from being incurred pursuant to any of the terms of the indenture;

     (12) Indebtedness incurred by Sleepmaster or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (13) Indebtedness arising from agreements of Sleepmaster or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that

        (x) such Indebtedness is not reflected on the balance sheet of Sleepmaster or any Restricted Subsidiary, contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x), and

        (y) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross cash proceeds actually received by Sleepmaster and/or such Restricted Subsidiary in connection with such disposition;

     (14) obligations in respect of performance and surety bonds and completion guarantees provided by Sleepmaster or any Restricted Subsidiary in the ordinary course of business; and

     (15) Indebtedness of Sleepmaster in addition to that described in clauses
          (1) through (14) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10 million outstanding at any one time in the aggregate.

     For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, Sleepmaster in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. In addition,

Sleepmaster may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph hereof provided that Sleepmaster would be permitted to incur such item of Indebtedness, or portion thereof, pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification, except for Redeemable Capital Stock outstanding on the date of the indenture.

     LIMITATION ON RESTRICTED PAYMENTS.

     (a) Sleepmaster will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

        (1) declare or pay any dividend on, or make any distribution on account of, any shares of Sleepmaster's Capital Stock, other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock;

        (2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly:

           (x) Sleepmaster's Capital Stock,

           (y) any Capital Stock of any Subsidiary of Sleepmaster, other than Capital Stock of any Wholly Owned Restricted Subsidiary of Sleepmaster or any Restricted Subsidiary if as a result of such purchase, redemption, defeasance, acquisition or retirement, such Restricted Subsidiary becomes a Majority Owned Restricted Subsidiary,

           (z) any Capital Stock of any entity that owns, directly or indirectly, a majority of the Capital Stock of Sleepmaster, or options, warrants or other rights to acquire any of the aforementioned Capital Stock;

        (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any required or mandatory principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

        (4) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person other than

           (a) to Sleepmaster or any of its Wholly Owned Restricted Subsidiaries or

           (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary; or

        (5) make any Investment in any Person other than any Permitted Investments.

        Any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment, as defined below, are collectively referred to as "Restricted Payments." The amount of any Restricted Payment, if made other than in cash, shall be the Fair Market Value of the assets proposed to be transferred. The board of directors of Sleepmaster shall determine the Fair Market Value of the assets and the board's determination shall be conclusive and evidenced by a board resolution unless

        (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of Sleepmaster or its Restricted Subsidiaries;

        (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, Sleepmaster could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the provisions described under "-- Limitation on Indebtedness;" and

        (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the indenture and all Designation Amounts does not exceed the sum of:

           (A) 50% of the aggregate Consolidated Net Income of Sleepmaster accrued on a cumulative basis during the period beginning on the first day of Sleepmaster's fiscal quarter beginning after the date of the indenture and ending on the last day of Sleepmaster's last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

        (B) the aggregate net cash proceeds received after the date of the indenture by Sleepmaster either

           (1) as capital contributions in the form of common equity to Sleepmaster or

           (2) from the issuance or sale, other than to any of its Subsidiaries, of Qualified Capital Stock of Sleepmaster or any options, warrants or rights to purchase such Qualified Capital Stock of Sleepmaster to the extent, however, that the proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as described below in clause (2) or (3) of paragraph (b) below. The proceeds will not be included in aggregate net cash proceeds. The Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary until and to the extent such borrowing is repaid will also be excluded. Finally, in determining aggregate net cash proceeds, the fair market value of property other than cash will be included. The fair market value of property will be determined by the board of directors of Sleepmaster in good faith and evidenced by a board resolution in an officer's certificate delivered to the trustee. If the fair market value is in excess of $5 million, an opinion as to the value thereof issued by an investment banking firm of national standing, which opinion shall provide a specific value which, or a range of values the lowest point of which, is not lower than the value in the board resolution, will be provided. The property must also be related, ancillary or complementary to any business of Sleepmaster and its Restricted Subsidiaries.

        (C) the aggregate net cash proceeds received after the date of the indenture by Sleepmaster, other than from any of its Subsidiaries, upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of Sleepmaster. In determining aggregate net cash proceeds, the fair market value of property other than cash will be included. The fair market value of the property will be determined by the board of directors of Sleepmaster in good faith and evidenced by a board resolution in an officer's certificate delivered to the trustee. If the fair market value is in excess of $5 million, an opinion as to the value thereof issued by an investment banking firm of national standing, a copy of which shall be delivered to the trustee, which opinion shall provide a specific value which, or a range of values the lowest point of which, is not lower than the value set forth in the board resolution will be provided. The property must also be related, ancillary or complementary to any business of Sleepmaster and its Restricted Subsidiaries to be included in the calculation. Also, the net cash proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary will be excluded from the calculation until and to the extent such borrowing is repaid;

        (D) the aggregate net cash proceeds received after the date of the indenture by Sleepmaster from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of Sleepmaster or its Restricted Subsidiaries into or for Qualified Capital Stock of Sleepmaster plus, to the extent the debt securities or Redeemable Capital Stock were issued after the date of the indenture, the aggregate of net cash proceeds from their original issuance. The net cash proceeds from the conversion or exchange of debt securities or Redeemable Capital

            Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary will be excluded from the determination of aggregate net cash proceeds until and to the extent such borrowing is repaid; and

          (E) (a) in the case of the disposition or repayment of any investment constituting a Restricted Payment made after the date of the indenture, an amount, to the extent not included in Consolidated Net Income, equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and

               (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment, the Fair Market Value of Sleepmaster's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary.

     (b) Notwithstanding the foregoing, and in the case of clauses (2) through
         (11) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (4) being referred to as a "Permitted Payment"):

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this section;

         (2) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of Sleepmaster in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the net cash proceeds of a substantially concurrent issuance and sale for cash, other than to a Subsidiary, of, other shares of Qualified Capital Stock of Sleepmaster; provided that the net cash proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this section;

         (3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, other than to any Subsidiary of Sleepmaster, of any Qualified Capital Stock of Sleepmaster, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this section; and

         (4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness, other than Redeemable Capital Stock, (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of Sleepmaster, provided that any such new Subordinated Indebtedness

               (a) shall be in a principal amount that does not exceed the principal amount so refinanced, or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination, plus the lesser of

                   (1) the stated amount of any premium or other payment
                       required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or

                   (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sleepmaster incurred in connection with such refinancing;

               (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced; and

               (c) is expressly subordinated in right of payment to the exchange notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

          (5) the purchase or redemption of shares of Special Preferred Stock issued subsequent to the Issue Date, provided that immediately following such purchase or redemption the Consolidated Fixed Charge Coverage Ratio of Sleepmaster is not less than 2.0:1;

          (6) the declaration or payment of dividends or other distributions, or the making of loans, to Sleepmaster Holdings L.L.C. for

              (a) reasonable and customary salary, bonus and other benefits payable to officers, employees and consultants of Sleepmaster Holdings L.L.C. consistent with past practice,

              (b) reasonable fees and expenses paid to members of the Board of
                  Directors of Sleepmaster Holdings L.L.C. consistent with past practice,

              (c) general corporate overhead expenses of Sleepmaster Holdings
                  L.L.C. in the ordinary course of business consistent with past practice,

              (d) management, consulting or advisory fees paid to Sleepmaster
                  Holdings L.L.C. to permit Sleepmaster Holdings L.L.C. to pay management, consulting or advisory fees, in each case, not to exceed $500,000 in any fiscal year, and

              (e) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Sleepmaster Holdings L.L.C. or Sleepmaster held by any member or former member of Sleepmaster Holdings L.L.C.'s or Sleepmaster's, or any of Sleepmaster's Restricted Subsidiaries', management pursuant to any management equity subscription agreement, stockholders agreement or stock option agreement, in each case as in effect as of the date of the indenture;

              provided, however,

              (A) with respect to clauses (a) through (c) above in the
                  aggregate, the aggregate amount paid does not exceed $500,000 in any fiscal year and

              (B) with respect to clause (e) above, the aggregate price paid shall not exceed

                  (x) $2 million in any calendar year; provided, that any unused amounts in any one calendar year may be carried over to the immediately succeeding calendar year subject to a maximum, without giving effect to clause (y), of $5 million in any calendar year, plus

                         (1) the net cash proceeds contributed to Sleepmaster by
                             Sleepmaster Holdings L.L.C. from any issuance or reissuance of Capital Stock by Sleepmaster Holdings L.L.C. to members of management of Sleepmaster and its Restricted Subsidiaries; provided, that the net cash proceeds contributed to Sleepmaster from the issuance of such shares of Capital Stock are excluded from clause (3)(B) of paragraph (a) of this section to the extent used pursuant to this clause (6)(e) of paragraph (b) of this section, and

                         (2) the proceeds to Sleepmaster of any "key-man" life
                             insurance policies; provided that the cancellation of Indebtedness owing to Sleepmaster from members of management of Sleepmaster or any Restricted Subsidiary in connection with such repurchase of Capital Stock will not be deemed to be a Restricted Payment;

      (7) distributions to Sleepmaster Holdings L.L.C. of Tax Amounts with respect to a calendar year, which distributions or payments may be made from time to time with respect to such calendar year, based on reasonable estimates of such Tax Amounts, as are necessary in order for Sleepmaster Holdings L.L.C. to make estimated and final payments of income tax with respect to the Taxable Income of Sleepmaster with respect to such calendar year; provided that in the event that the amounts which were actually distributed under this clause (7) with respect to the calendar year exceed the required Tax Amounts with respect to the calendar year as determined by Sleepmaster's accountants, Sleepmaster Holdings L.L.C. shall promptly pay to Sleepmaster the excess; and provided further that all the distributions or payments in respect of a calendar year are made no later than 120 days after the end of the calendar year;

      (8) the declaration and payment of dividends on Redeemable Capital Stock issued after the date of the indenture, the incurrence of which satisfied the covenant in the first paragraph of "-- Limitation on Indebtedness" above;

      (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

     (10) loans, advances, dividends or distributions from Sleepmaster to Sleepmaster Holdings L.L.C. in an amount equal to the current cash interest payments then due on the Sleep Investor Promissory Notes as in effect on the Issue Date; provided that with respect to any such loans, advances, dividends or distributions and after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of Sleepmaster is not less than 2.0:1; and

     (11) additional Restricted Payments, other than those listed above, not to exceed $5 million in the aggregate while the exchange notes are outstanding. (Section 1009)

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. Sleepmaster will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions including, without limitation, the:

          - sale,

          - purchase,

          - exchange or

          - lease

of assets, property or services with or for the benefit of any Affiliate of Sleepmaster, other than Sleepmaster or a Majority Owned Restricted Subsidiary. However, if a transaction described above or series of related transactions is entered into in good faith and in writing and

     (1) (a) such transaction or series of related transactions is on terms that are no less favorable to Sleepmaster or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and

         (b) Sleepmaster delivers an officers' certificate to the trustee certifying that such transaction or series of related transactions complies with clause (1)(a) of this Section,

     (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of Sleepmaster, or in the event there is only one Disinterested Director, by such Disinterested Director, and

     (3) with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million, Sleepmaster delivers to the trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to Sleepmaster or such Restricted Subsidiary from a financial point of view;

then the above restriction shall not apply.

However, this provision shall not apply to

     (1) employment agreements and employee benefit arrangements with any officer or director of Sleepmaster, including under any stock option or stock incentive plans, entered into in the ordinary course of business and consistent with the past practices of Sleepmaster or such Restricted Subsidiary,

     (2) transactions pursuant to agreements in effect on the date of the indenture, including amendments thereto entered into after that date, provided that the terms of any such amendment are not less favorable to Sleepmaster or such Restricted Subsidiary than the terms of such agreement prior to such amendment or

     (3) any Permitted Payment or Restricted Payment which is permitted to be made under "-- Limitation on Restricted Payments." (Section 1010)

     LIMITATION ON LIENS. Sleepmaster will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets, including any intercompany notes, of Sleepmaster or any Restricted Subsidiary owned on the date of the indenture or acquired after the date of the indenture, or assign or convey any right to receive any income or profits therefrom, unless the exchange notes, or a guarantee in the case of Liens of a guarantor, are directly secured equally and ratably with, or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the exchange notes shall have with respect to such Subordinated Indebtedness, the obligation or liability secured by such Lien except for Liens

     (A) securing Acquired Indebtedness which was created prior to, and not created in connection with, or in contemplation of, the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, and which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness," provided, however, that in the case of this clause (A), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by Sleepmaster or its Restricted Subsidiaries,

     (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby, or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness, is not increased by such refinancing by an amount greater than the lesser of

        (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or

        (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sleepmaster incurred in connection with such refinancing, provided, however, that in the case of this clause (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by Sleepmaster or its Restricted Subsidiaries,

     (C) Liens in favor of Sleepmaster or any Restricted Subsidiary,

     (D) Liens on property existing at the time of acquisition thereof by Sleepmaster or any Restricted Subsidiary of Sleepmaster, provided such Liens were not incurred in contemplation of such acquisition,

     (E) Liens existing on the date of the indenture, and

     (F) Liens securing Indebtedness incurred pursuant to clause (10) of the second paragraph of "-- Limitation on Indebtedness" where the Liens securing the Indebtedness being refinanced were permitted under the indenture.

     Notwithstanding the foregoing, any Lien securing the exchange notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of Sleepmaster or any Restricted Subsidiary, including any deemed release upon payment in full of all obligations under such Indebtedness, at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of Sleepmaster or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of Sleepmaster of the property or assets secured by such Lien, or of all of the Capital Stock held by Sleepmaster or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)

     LIMITATION ON SALE OF ASSETS.

     (a) Sleepmaster will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless

        (1) at least 75% of the consideration from such Asset Sale is received in cash or Temporary Cash Investments and

        (2) Sleepmaster or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the shares or assets subject to the Asset Sale, as determined by the board of directors of Sleepmaster and evidenced in a board resolution; provided that the amount of

            (x) any liabilities, as shown on Sleepmaster's or such Restricted
                Subsidiary's most recent balance sheet, of Sleepmaster or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that fully and unconditionally releases Sleepmaster or such Restricted Subsidiary from further liability and

           (y) any securities, notes or other obligations received by Sleepmaster or any such Restricted Subsidiary from such transferee that are promptly converted by Sleepmaster or such Restricted Subsidiary into cash or Temporary Cash Investments, to the extent of the cash received, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Temporary Cash Investments portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

     In calculating the amount of any liabilities pursuant to (x) above, contingent liabilities, liabilities that are subordinated to or rank equally with the exchange notes or any guarantee of the exchange notes and liabilities that are incurred in connection with or in contemplation of the related Asset Sale should be excluded.

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, or Sleepmaster determines not to apply such Net Cash

         Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness, or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then Sleepmaster or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in properties and other assets that, as determined by the board of directors of Sleepmaster, replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Sleepmaster or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as described in this paragraph constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $5 million or more, Sleepmaster will apply the Excess Proceeds to the repayment of the exchange notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring Sleepmaster to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

        (A) Sleepmaster will make an offer to purchase (an "Offer") from all holders of the exchange notes in accordance with the procedures in the indenture in the maximum principal amount, expressed as a multiple of $1,000, of exchange notes that may be purchased out of an amount equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the exchange notes, and the denominator of which is the sum of the outstanding principal amount, or accreted value in the case of Indebtedness issued with original issue discount, of the exchange notes and such Pari Passu Indebtedness, subject to proration in the event such amount is less than the aggregate Offered Price as defined herein of all exchange notes tendered, and

        (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, or accreted value in the case of Indebtedness issued with original issue discount, Sleepmaster will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness, a "Pari Passu Offer" in an amount, the "Pari Passu Debt Amount", equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will Sleepmaster be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount, or accreted value, of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

        The offer price for the exchange notes will be payable in cash in an amount equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest, if any, to the date, the "Offer Date", such offer is consummated, the "Offered Price", in accordance with the procedures in the indenture. To the extent that the aggregate Offered Price of the exchange notes tendered pursuant to the offer is less than the exchange note amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, Sleepmaster may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of exchange notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the exchange notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the exchange notes tendered pursuant to an offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     (d) If Sleepmaster becomes obligated to make an offer pursuant to clause
         (c) above, the exchange notes and the Pari Passu Indebtedness shall be purchased by Sleepmaster, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the offer is given to holders, or such later date as may be necessary for Sleepmaster to comply with the requirements under the Securities Exchange Act of 1934.

     (e) The indenture will provide that Sleepmaster will comply with the applicable tender offer rules, including Rule 14e-1 under the Securities Exchange Act of 1934, and any other applicable securities laws or regulations in connection with an offer. (Section 1012)

     LIMITATION ON ISSUANCES OF GUARANTEES OF AND PLEDGES FOR INDEBTEDNESS.

     (a) Sleepmaster will not cause or permit any Restricted Subsidiary, other than a guarantor, directly or indirectly, to secure the payment of any Senior Indebtedness of Sleepmaster and Sleepmaster will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary, other than a guarantor, to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee of payment of the exchange notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness, if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary, except that the guarantee of the exchange notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the exchange notes are subordinated to Senior Indebtedness of Sleepmaster under the indenture.

     (b) Sleepmaster will not cause or permit any Restricted Subsidiary, which is not a guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Sleepmaster or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee of the exchange notes on the same terms as the guarantee of such Indebtedness except that

        (A) such guarantee need not be secured unless required pursuant to "-- Limitation on Liens,"

        (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's guarantee of the exchange notes to the same extent as such Senior Indebtedness is senior to the exchange notes and

        (C) if such Indebtedness is by its terms expressly subordinated to the exchange notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's guarantee of the exchange notes at least to the same extent as such Indebtedness is subordinated to the exchange notes.

     (c) Notwithstanding the foregoing, any guarantee by a Restricted Subsidiary of the exchange notes shall provide by its terms that it, and all Liens securing the same, shall be automatically and unconditionally released and discharged upon

        (1) any sale, exchange or transfer, to any Person not an Affiliate of Sleepmaster, of all of Sleepmaster's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of Sleepmaster or any Restricted Subsidiaries and

        (2) with respect to any guarantees created after the date of the indenture, the release by the holders of the Indebtedness of Sleepmaster described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary, including any deemed release upon payment in full of all obligations under such Indebtedness, at such time as

            (A) no other Indebtedness of Sleepmaster has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or

            (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary, including any deemed release upon payment in full of all obligations under such Indebtedness. (Section 1013)

     LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. Each of Sleepmaster and Sleepmaster Finance Corporation will not, and will not permit or cause any guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of Sleepmaster, Sleepmaster Finance Corporation or such guarantor, as the case may be, unless such Indebtedness is also pari passu with the exchange notes or the guarantee of such guarantor or subordinated in right of payment to the exchange notes or such guarantee at least to the same extent as the exchange notes or such guarantee are subordinated in right of payment to Senior Indebtedness or Senior Indebtedness of such guarantor, as the case may be, as described in the indenture. (Section 1014)

     LIMITATION ON SUBSIDIARY CAPITAL STOCK.

     (a) Sleepmaster will not permit any Restricted Subsidiary of Sleepmaster to issue, sell or transfer any Capital Stock, except

        (1) if after giving effect to such issuance, sale or transfer of Capital Stock such Restricted Subsidiary would be a Majority Owned Restricted Subsidiary,

        (2) for Capital Stock issued or sold to, held by or transferred to Sleepmaster or a Wholly Owned Restricted Subsidiary, and

        (3) for Capital Stock issued by a Person prior to the time

           (A) such Person becomes a Restricted Subsidiary,

           (B) such Person merges with or into a Restricted Subsidiary or

           (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This clause (a) shall not apply upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the indenture.

     (b) Sleepmaster will not permit any Person, other than Sleepmaster or a Wholly Owned Restricted Subsidiary, to acquire Capital Stock of any Restricted Subsidiary from Sleepmaster or any Restricted Subsidiary except

        (1) upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the indenture or

        (2) if after giving effect to such acquisition such Restricted Subsidiary would be a Majority Owned Subsidiary.

     (c) Notwithstanding the foregoing, this covenant shall not prohibit any issuance or sale of the Capital Stock of any Restricted Subsidiary if immediately after giving effect to such issuance or sale, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale. Any such Investment shall be deemed a Restricted Payment. (Section 1016)

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Sleepmaster will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

     (A) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

     (B) pay any Indebtedness owed to Sleepmaster or any other Restricted Subsidiary,

     (C) make any Investment in Sleepmaster or any other Restricted Subsidiary or

     (D) transfer any of its properties or assets to Sleepmaster or any other Restricted Subsidiary.

     However, this covenant will not prohibit any encumbrance or restriction

     (1) pursuant to an agreement in effect on the date of the indenture;

     (2) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Sleepmaster on the date of the indenture, in existence at the time such Person becomes a Restricted Subsidiary of Sleepmaster and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to Sleepmaster or any Restricted Subsidiary or the properties or assets of Sleepmaster or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

     (3) under the Credit Facility as in effect on the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive in the aggregate, as determined in the good faith judgment of Sleepmaster's board of directors, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the indenture;

     (4) under the indenture and the exchange notes, including the additional exchange notes;

     (5) under any applicable law, rule, regulation or order;

     (6) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

     (7) under purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (D) above on the property so acquired;

     (8) under contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; and

     (9) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (8), or in this clause (9), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1017)

     LIMITATION ON UNRESTRICTED SUBSIDIARIES. Sleepmaster may designate after the Issue Date any Subsidiary, other than a guarantor, as an "Unrestricted Subsidiary" under the indenture (a "Designation") only if:

     (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (b) Sleepmaster would be permitted to make an Investment, other than a Permitted Investment, at the time of Designation, assuming the effectiveness of such Designation, pursuant to the first paragraph of "-- Limitation on Restricted Payments" above in an amount, the "Designation Amount", equal to the greater of (1) the net book value of Sleepmaster's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of Sleepmaster's interest in such Subsidiary as determined in good faith by Sleepmaster's board of directors;

     (c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of Sleepmaster which is not simultaneously being designated an Unrestricted Subsidiary;

     (d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a guarantee for the exchange notes; and

     (e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with Sleepmaster or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Sleepmaster or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Sleepmaster or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

     In the event of any such Designation, Sleepmaster shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the "Limitation on Restricted Payments" covenant for all purposes of the indenture equal to the Designation Amount.

     The indenture will also provide that Sleepmaster shall not and shall not cause or permit any Restricted Subsidiary to at any time

     (a) provide

         - credit support for,

         - guarantee or

         - subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary,

         to the satisfaction of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness, other than Permitted Investments in Unrestricted Subsidiaries, or

     (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

         For purposes of the foregoing, the Designation of a Subsidiary of Sleepmaster as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

     Sleepmaster may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary, a "Revocation", if:

     (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

     (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture; and

     (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness that would be Permitted Indebtedness, immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, Sleepmaster could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the covenant described under "-- Limitation on Indebtedness."

     All Designations and Revocations must be evidenced by a resolution of the board of directors of Sleepmaster delivered to the trustee certifying compliance with the foregoing provisions. (Section 1018)

     LIMITATION ON ACTIVITIES OF SLEEPMASTER FINANCE CORPORATION. Sleepmaster Finance Corporation shall have no material assets and shall not engage in any activities other than in connection with the indenture and the exchange notes. (Section 1019)

     PROVISION OF FINANCIAL STATEMENTS. After May 18, 1999, whether or not Sleepmaster is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, Sleepmaster and any guarantor will, to the extent permitted under the Securities Exchange Act of 1934, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which Sleepmaster and such guarantor would have been required to file with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) if Sleepmaster or such guarantor were so subject, such documents to be filed with the Securities and Exchange Commission on or prior to the date, the "Required Filing Date", by which Sleepmaster and such guarantor would have been required so to file such documents if Sleepmaster and such guarantor were so subject.

     Sleepmaster and any guarantor will also in any event, whether or not required to file reports with the Securities and Exchange Commission,

     (a) within 15 days of each Required Filing Date

        (1) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and

        (2) file with the trustee copies of the annual reports, quarterly reports and other documents which Sleepmaster and such guarantor would have been required to file with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 if Sleepmaster and such guarantor were subject to either of such sections and

     (b) if filing such documents by Sleepmaster and such guarantor with the Securities and Exchange Commission is not permitted under the Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Sleepmaster's cost.

     If any guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the indenture if Sleepmaster were subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, Sleepmaster shall include such guarantor's financial statements in any filing or delivery pursuant to the indenture.

     The indenture also provides that, so long as any of the exchange notes remain outstanding, Sleepmaster will make available to any prospective purchaser of exchange notes or beneficial owner of exchange notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act of 1933, until such time as Sleepmaster has either exchanged the exchange notes for securities identical in all material respects which have been registered under the Securities Act of 1933 or until such time as the holders thereof have disposed of such exchange notes pursuant to an effective registration statement under the Securities Act of 1933. (Section 1020)

     ADDITIONAL COVENANTS. The indenture also contains covenants with respect to the following matters:

     (1) payment of principal, premium and interest;

     (2) maintenance of an office or agency in The City of New York;

     (3) arrangements regarding the handling of money held in trust;

     (4) maintenance of corporate existence;

     (5) payment of taxes and other claims;

     (6) maintenance of properties; and

     (7) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

     Sleepmaster will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Sleepmaster and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto

     (1) either

        (a) Sleepmaster will be the continuing corporation or limited liability company or

        (b) the Person, if other than Sleepmaster, formed by such consolidation or into which Sleepmaster is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Sleepmaster and its Restricted Subsidiaries on a Consolidated basis, the "Surviving Entity", will be a corporation or limited liability company duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the trustee, all the obligations of Sleepmaster under the exchange notes and the indenture and the registration rights agreement, as the case may be, and the exchange notes and the indenture and the registration rights agreement will remain in full force and effect as so supplemented, and any guarantees will be confirmed as applying to such Surviving Entity's obligations;

     (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; provided, that any Indebtedness not previously an obligation of Sleepmaster or any of its Restricted Subsidiaries which becomes the obligation of Sleepmaster or any of its Restricted Subsidiaries as a result of such transaction is treated as having been incurred at the time of such transaction;

     (3) immediately after giving effect to such transaction on a pro forma basis, on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation, either

        (a) Sleepmaster, or the Surviving Entity if Sleepmaster is not the continuing obligor under the indenture, could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the provisions of "-- Covenants -- Limitation on Indebtedness;" or

        (b) the Consolidated Fixed Charge Coverage Ratio of Sleepmaster, or the Surviving Entity if Sleepmaster is not the continuing obligor under the indenture, immediately following such transaction is at least
            1.75 to 1.0 and such Consolidated Fixed Charge Coverage Ratio is higher than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction; provided that nothing in this clause (3) shall prohibit a merger between Sleepmaster and an Affiliate of Sleepmaster incorporated solely for the purpose of reincorporation of Sleepmaster in another state of the United States or for conversion of Sleepmaster from a limited liability company to a corporation;

     (4) at the time of each transaction each of Sleepmaster and Sleepmaster Finance Corporation, unless it is the other party to the transaction described above, will have by supplemental indenture confirmed that it is an issuer under the indenture and the exchange notes;

     (5) at the time of the transaction each guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its guarantee shall apply to such Person's obligations under the indenture and the exchange notes; and

     (6) at the time of the transaction Sleepmaster or the Surviving Entity will have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

     Each guarantor will not, and Sleepmaster will not permit a guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, other than Sleepmaster or any guarantor, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, other than Sleepmaster or any guarantor, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, other than Sleepmaster or any guarantor, unless at the time and after giving effect thereto

     (1) either

        (a) the guarantor will be the continuing entity in the case of a consolidation or merger involving the guarantor or

        (b) the Person, if other than the guarantor, formed by such consolidation or into which such guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the guarantor and its Restricted Subsidiaries on a Consolidated basis, the "Surviving Guarantor Entity", will be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the trustee, all the obligations of such guarantor under its guarantee of the exchange notes and the indenture and the registration rights agreement and such guarantee, indenture and registration rights agreement will remain in full force and effect;

     (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

     (3) at the time of the transaction such guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any guarantor whose guarantee of the exchange notes is unconditionally released and discharged in accordance with paragraph
         (c) under the provisions of "-- Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness." (Section 801)

     In the event of any transaction, other than a lease, described in and complying with the conditions listed in the three immediately preceding paragraphs in which Sleepmaster, Sleepmaster Finance Corporation or any guarantor, as the case may be, is not the successor Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Sleepmaster, Sleepmaster Finance Corporation or such guarantor, as the case may be. In this case, Sleepmaster, Sleepmaster Finance Corporation or any guarantor, as the case may be, would be discharged from all obligations and covenants under the indenture and the exchange notes or its guarantee, as the case may be, and the registration rights agreement. However, Sleepmaster, Sleepmaster Finance Corporation or a guarantor, as the case may be, will not be discharged from obligations and covenants under the indenture and the exchange notes or its guarantee, as the case may be, and the registration rights agreement if a transaction results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets, as of the last balance sheet date available to Sleepmaster, of Sleepmaster or the Consolidated revenue of Sleepmaster, as of the last 12-month period for which financial statements are available. (Section 802)

EVENTS OF DEFAULT

     An Event of Default will occur under the indenture if:

     (1) there shall be a default in the payment of any interest on any exchange note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the indenture;

     (2) there shall be a default in the payment of the principal of, or premium, if any, on any exchange note at its Maturity, upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise, whether or not prohibited by the subordination provisions of the indenture;

     (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of Sleepmaster, Sleepmaster Finance Corporation, or any guarantor under the indenture or any guarantee, other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c) or (d) of this clause (3), and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,

               (1) to Sleepmaster by the trustee or

               (2) to Sleepmaster and the trustee by the holders of at least 25%
                   in aggregate principal amount of the outstanding exchange notes;

        (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets;"

        (c) Sleepmaster and Sleepmaster Finance Corporation shall have failed to make or consummate an offer in accordance with the provisions of "-- Sleepmaster Covenants -- Limitation on Sale of Assets;" or

        (d) Sleepmaster and Sleepmaster Finance Corporation shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "-- Purchase of Notes Upon a Change of Control;"

     (4) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5 million, individually or in the aggregate, and either

        (a) such default results from the failure to pay such Indebtedness at its stated final maturity or

        (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

     (5) any guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any guarantor, Sleepmaster or Sleepmaster Finance Corporation not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee, or Sleepmaster Finance Corporation shall for any reason cease to be, or shall for any reason be asserted in writing by Sleepmaster, any guarantor or Sleepmaster Finance Corporation not to be, a co-obligor pursuant to the exchange notes, except to the extent contemplated by the indenture;

     (6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $5 million, either individually or in the aggregate, shall be rendered against Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either

        (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or

        (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (7) there shall have been the entry by a court of competent jurisdiction of

        (a) a decree or order for relief in respect of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or

        (b) a decree or order adjudging Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official, of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (8) (a) Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

        (b) Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Sleepmaster, such guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

        (c) Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

        (d) Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary

           (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or such Restricted Subsidiary or of any substantial part of their respective properties,

           (2) makes an assignment for the benefit of creditors or

           (3) admits in writing its inability to pay its debts generally as they become due or

        (e) Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8). (Section 501)

     If an Event of Default, other than as specified in clauses (7) and (8) of the prior paragraph, shall occur and be continuing with respect to the indenture, the trustee or the holders of not less than 25% in aggregate principal amount of the exchange notes then outstanding may, and the trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all exchange notes to be due and payable immediately, by a notice in writing to Sleepmaster and to Sleepmaster Finance Corporation, and to the trustee if given by the holders of the exchange notes, and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the exchange notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date the exchange notes become due and payable, without any declaration or other act on the part of the trustee or any holder. Thereupon, the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of exchange notes by appropriate judicial proceedings.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of exchange notes outstanding by written notice to Sleepmaster, Sleepmaster Finance Corporation and the trustee, may rescind and annul such declaration and its consequences if

     (a) Sleepmaster has paid or deposited with the trustee a sum sufficient to pay

        (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

        (2) all overdue interest on all exchange notes then outstanding,

        (3) the principal of, and premium, if any, on any exchange notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the exchange notes and

        (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the exchange notes;

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the exchange notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

     The holders of not less than a majority in aggregate principal amount of the exchange notes outstanding may on behalf of the holders of all outstanding exchange notes waive any past default under the indenture and its consequences, except a default

     (1) in the payment of the principal of, premium, if any, or interest on any exchange note, which may only be waived with the consent of each holder of exchange notes affected, or

     (2) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each exchange note affected by such modification or amendment. (Section
          513)

     No holder of any of the exchange notes has any right to institute any proceedings with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding exchange notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the exchange notes and the indenture, the trustee has failed to institute such proceeding within 15 days after receipt of such notice and the trustee, within such

15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding exchange notes. Such limitations do not, however, apply to a suit instituted by a holder of a exchange note for the enforcement of the payment of the principal of, premium, if any, or interest on such exchange note on or after the respective due dates expressed in such exchange note. (Sections 507, 508)

     Sleepmaster and Sleepmaster Finance Corporation are required to notify the trustee within five business days of the occurrence of any Default. Sleepmaster and Sleepmaster Finance Corporation are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any Default has occurred. (Section 1021) The trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the exchange notes unless such holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

     The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of Sleepmaster, Sleepmaster Finance Corporation or any guarantor, if any, to obtain payment of claims or to realize on property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     Sleepmaster and Sleepmaster Finance Corporation may, at their option and at any time, elect to have the obligations of Sleepmaster and Sleepmaster Finance Corporation, any guarantor and any other obligor upon the exchange notes discharged with respect to the outstanding exchange notes. Such defeasance means that Sleepmaster and Sleepmaster Finance Corporation, any such guarantor and any other obligor under the indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding exchange notes, except for

     (1) the rights of holders of such outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest on such exchange notes when such payments are due,

     (2) Sleepmaster and Sleepmaster Finance Corporation's obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

     (3) the rights, powers, trusts, duties and immunities of the trustee and

     (4) the defeasance provisions of the indenture.

     In addition, Sleepmaster and Sleepmaster Finance Corporation may, at their option and at any time, elect to have the obligations of Sleepmaster and Sleepmaster Finance Corporation and any guarantor released, with respect to covenants described in the indenture, and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the exchange notes. In the event covenant defeasance occurs, some events described under "Events of Default", not including non-payment, bankruptcy and insolvency events, will no longer constitute an Event of Default with respect to the exchange notes. (Sections 401, 402 and 403)

     In order to exercise either defeasance or covenant defeasance,

     (a) Sleepmaster must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the exchange notes cash in United States dollars, U.S. Government Obligations, as defined in the indenture, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding exchange notes on the Stated Maturity, or on any date after May 15, 2004, such date being referred to as the "Defeasance Redemption Date", if at or prior to electing either defeasance or covenant defeasance, Sleepmaster has delivered to the trustee an irrevocable notice to redeem all of the outstanding exchange notes on the Defeasance Redemption Date;

     (b) in the case of defeasance, Sleepmaster shall have delivered to the trustee an opinion of independent counsel in the United States stating that

         (A) Sleepmaster has received from, or there has been published by, the Internal Revenue Service a ruling or

         (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding exchange notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (c) in the case of covenant defeasance, Sleepmaster shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

     (e) such defeasance or covenant defeasance shall not cause the trustee for the exchange notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act of 1939 with respect to any securities of Sleepmaster, Sleepmaster Finance Corporation or any guarantor;

     (f) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the indenture or any other material agreement or instrument to which Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Restricted Subsidiary is a party or by which it is bound;

     (g) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

     (h) Sleepmaster will have delivered to the trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (i) Sleepmaster shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Sleepmaster with the intent of preferring the holders of the exchange notes or any guarantee over the other creditors of Sleepmaster, Sleepmaster Finance Corporation or any guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or others;

     (j) no event or condition shall exist that would prevent Sleepmaster and Sleepmaster Finance Corporation from making payments of the principal of, premium, if any, and interest on the exchange notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

     (k) Sleepmaster will have delivered to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent, other than conditions which cannot be satisfied for 91 days, provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the exchange notes as expressly provided for in the indenture, as to all outstanding exchange notes under the indenture when

     (a) either

         (1) all such exchange notes theretofore authenticated and delivered, except lost, stolen or destroyed exchange notes which have been replaced or paid or exchange notes whose payment has been deposited in trust or segregated and held in trust by Sleepmaster and thereafter repaid to Sleepmaster or discharged from such trust as provided for in the indenture, have been delivered to the trustee for cancellation or

         (2) all exchange notes not theretofore delivered to the trustee for cancellation

             (a) have become due and payable,

             (b) will become due and payable at their Stated Maturity within one year, or

              (c) are to be called for redemption within one year under
                  arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Sleepmaster;

     (b) Sleepmaster, Sleepmaster Finance Corporation or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the exchange notes not theretofore delivered to the trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

     (c) Sleepmaster, Sleepmaster Finance Corporation or any guarantor has paid or caused to be paid all other sums payable under the indenture by Sleepmaster and any guarantor; and

     (d) Sleepmaster and Sleepmaster Finance Corporation have delivered to the trustee an officers' certificate and an opinion of independent counsel each stating that

         (1) all conditions precedent under the indenture relating to the satisfaction and discharge of such indenture have been complied with and

         (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Subsidiary is a party or by which Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any Subsidiary is bound. (Section 1301)

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments of the indenture, including consents obtained in connection with a tender offer or exchange offer for exchange notes, may be made by Sleepmaster, Sleepmaster Finance Corporation, each guarantor, if any, and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the exchange notes then outstanding. However, no such modification or amendment may, without the consent of the holder of each outstanding exchange note affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such exchange note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such exchange note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

     (2) amend, change or modify the obligation of Sleepmaster and Sleepmaster Finance Corporation to make and consummate an offer with respect to any Asset Sale or Asset Sales in accordance with "-- Covenants -- Limitation on Sale of Assets" or the obligation of Sleepmaster and Sleepmaster Finance Corporation to make and consummate a change of control offer in the event of a change of control in accordance with "-- Purchase of Notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions related thereto;

     (3) reduce the percentage in principal amount of such outstanding exchange notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with provisions of the indenture;

     (4) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of covenants, except to increase the percentage of such outstanding exchange notes required for such actions or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each such exchange note affected thereby;

     (5) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by Sleepmaster, Sleepmaster Finance Corporation or any guarantor of any of its rights and obligations under the indenture; or

     (6) amend or modify any of the provisions of the indenture relating to the subordination of the exchange notes or any guarantee in any manner adverse to the holders of the exchange notes or any guarantee. (Section
         902)

     Notwithstanding the foregoing, without the consent of any holders of the exchange notes, Sleepmaster, Sleepmaster Finance Corporation, any guarantor, any other obligor under the exchange notes and the trustee may modify or amend the indenture:

     (1) to evidence the succession of another Person to Sleepmaster, Sleepmaster Finance Corporation or a guarantor, and the assumption by any such successor of the covenants of Sleepmaster, Sleepmaster Finance Corporation or such guarantor in the indenture and in the exchange notes and in any guarantee in accordance with "-- Consolidation, Merger, Sale of Assets;"

     (2) to add to the covenants of Sleepmaster, Sleepmaster Finance Corporation, any guarantor or any other obligor upon the exchange notes for the benefit of the holders of the exchange notes or to surrender any right or power conferred upon Sleepmaster, Sleepmaster Finance Corporation or any guarantor or any other obligor upon the exchange notes, as applicable, in the indenture, in the exchange notes or in any guarantee;

     (3) to cure any ambiguity, or to correct or supplement any provision in the indenture, the exchange notes or any guarantee which may be defective or inconsistent with any other provision in the indenture, the exchange notes or any guarantee or make any other provisions with respect to matters or questions arising under the indenture, the exchange notes or any guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the exchange notes;

     (4) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     (5) to add a guarantor under the indenture;

     (6) to evidence and provide the acceptance of the appointment of a successor trustee under the indenture; or

     (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of the exchange notes as additional security for the payment and performance of Sleepmaster's and any guarantor's obligations under the indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the trustee pursuant to the indenture or otherwise. (Section
         901)

     The holders of a majority in aggregate principal amount of the exchange notes outstanding may waive compliance with restrictive covenants and provisions of the indenture. (Section 1021)

GOVERNING LAW

     The indenture, the exchange notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CONCERNING THE TRUSTEE

     The indenture contains limitations on the rights of the trustee, should it become a creditor of Sleepmaster or Sleepmaster Finance Corporation, to obtain payment of claims in cases, or to realize on property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue as trustee with such conflict or resign as trustee. (Sections 608 and 613)

     The holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions. The indenture provides that in case an Event of Default occurs (which has not been cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of exchange notes unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense. (Section 512, 601, 603)

DEFINITIONS

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person

     (1) existing at the time such Person becomes a Restricted Subsidiary or

     (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

     "AFFILIATE" means, with respect to any specified Person:

     (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

     (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's, or any of such Person's direct or indirect parent's, Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

     (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

     For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction, (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

     (1) any Capital Stock of any Restricted Subsidiary;

     (2) all or substantially all of the properties and assets of any division or line of business of Sleepmaster or any Restricted Subsidiary; or

     (3) any other properties or assets of Sleepmaster or any Restricted Subsidiary other than in the ordinary course of business.

     For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets

     (A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets,"

     (B) that is by Sleepmaster to any Majority Owned Restricted Subsidiary, or by any Restricted Subsidiary to Sleepmaster or any Majority Owned Restricted Subsidiary in accordance with the terms of the indenture,

     (C) to an Unrestricted Subsidiary to the extent permitted by the terms of "-- Covenants -- Limitation on Restricted Payments,"

     (D) that is of obsolete equipment in the ordinary course of business, or

     (E) the Fair Market Value of which in the aggregate does not exceed $500,000 in any transaction or series of related transactions.

     "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing

     (1) the sum of the products of

        (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by

        (b) the amount of each such principal payment by

     (2) the sum of all such principal payments.

     "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "CAPITAL LEASE OBLIGATION" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of the indenture, partnership or membership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

     "CASH EQUIVALENT" means

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the closing of the offering,

     (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the closing of the offering and

     (3) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) and (2) above.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of Sleepmaster or Sleepmaster Finance Corporation;

     (2) during any period of two consecutive years, individuals who

          (a) at the beginning of such period constituted the board of directors of Sleepmaster or Sleepmaster Finance Corporation (together with any new directors whose election to such board or whose nomination for election by the stockholders of Sleepmaster or Sleepmaster Finance Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office or

          (b) were designated by the Permitted Holders cease for any reason to constitute a majority of such board of directors then in office;

     (3) Sleepmaster or Sleepmaster Finance Corporation consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with Sleepmaster or Sleepmaster Finance Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of Sleepmaster or Sleepmaster Finance Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where

        (A) the outstanding Voting Stock of Sleepmaster or Sleepmaster Finance Corporation is changed into or exchanged for

           (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or

           (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by Sleepmaster as a Restricted Payment as described under "-- Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the indenture described under "-- Covenants -- Limitation on Restricted Payments") and

        (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

     (4) Sleepmaster or Sleepmaster Finance Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under " -- Consolidation, Merger, Sale of Assets."

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Sleepmaster or Sleepmaster Finance Corporation will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury Security selected by an Independent Investment Banker, having a maturity comparable to the first redemption date of the exchange notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the first redemption date of such exchange notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with Sleepmaster and Sleepmaster Finance Corporation.

     "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,

     (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

     (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such redemption date.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of any Person means, for any period, the ratio of

     (a) the sum of:

          (1) Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period,

          (2) Consolidated Interest Expense,

          (3) Consolidated Income Tax Expense and

          (4) Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less

        (1) all noncash items increasing Consolidated Net Income for such period and

        (2) all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

     (b) the sum of Consolidated Interest Expense for such period and cash plus noncash dividends (except for dividends on Qualified Capital Stock paid in shares of Qualified Capital Stock) paid on any Preferred Stock of such Person and its Restricted Subsidiaries on a Consolidated basis during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 as in effect on the date of the Indenture) to

     (1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

     (2) the incurrence, repayment or retirement of any other Indebtedness by Sleepmaster and Sleepmaster Finance Corporation and their Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

     (3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

     (4) any acquisition or disposition by Sleepmaster and Sleepmaster Finance Corporation and their Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

     provided that

     (1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and

          (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and

          (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

     (2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "CONSOLIDATED INCOME TAX EXPENSE" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" of any Person means, without duplication, for any period, the sum of

     (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

        (1) amortization of debt discount,

        (2) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements (including amortization of discounts),

        (3) the interest portion of any deferred payment obligation,

        (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

        (5) accrued interest, plus

     (b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

        (2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

     (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, less

     (d) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, amortization of deferred financing costs incurred in connection with the offering of the exchange notes (other than any additional exchange notes), entering into of the credit facility as in effect on the date of the indenture and the transactions related thereto and any other deferred financing costs incurred prior to the date of the indenture.

     "CONSOLIDATED NET INCOME (LOSS)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

     (1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

     (2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

     (3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

     (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

     (5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

     (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

     (7) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the indenture, or

     (8) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

     "CONSOLIDATED NET TANGIBLE ASSETS" of any Person means as of any date of determination, the total assets, less goodwill, patents, trade names, trade marks, copyrights, franchises and other intangible assets, and less deferred tax assets, if any, in each case as shown on the balance sheet of Sleepmaster and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NON-CASH CHARGES" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

     "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Restricted Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

     "CURRENCY HEDGING AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the board of directors of Sleepmaster who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "ESCROW AGREEMENT" means the Escrow Agreement, dated as of the date of the indenture, among Sleepmaster, Finance Corporation and the trustee.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of Sleepmaster acting in good faith and shall be evidenced by a resolution of the board of directors.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the indenture.

     "GUARANTEE" means the guarantee by any guarantor of Sleepmaster's and Sleepmaster Finance Corporation's Indenture Obligations.

     "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

     (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

     (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

     (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

     (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve levels of financial performance or

     (5) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "INDEBTEDNESS" means, with respect to any Person, without duplication,

     (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

     (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

     (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

     (4) all obligations under Interest Rate Agreements or Currency Hedging Agreements of such Person,

     (5)  all Capital Lease Obligations of such Person,

     (6) all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

     (7)  all Guaranteed Debt of such Person,

     (8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

     (9) Preferred Stock of any Restricted Subsidiary of Sleepmaster or any guarantor and

     (10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (9) above.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "INDENTURE OBLIGATIONS" means the obligations of the Issuers and any other obligor under the indenture or under the exchange notes, including any guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture, the exchange notes and the performance of all other obligations to the trustee and the holders under the indenture and the exchange notes, according to the respective terms thereof.

     "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "INVESTMENT" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "ISSUE DATE" means the original issue date of the exchange notes under the indenture.

     "LIEN" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

     "MAJORITY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary at least 90% of the Capital Stock of which is owned beneficially by Sleepmaster.

     "MATURITY" means, when used with respect to the exchange notes, the date on which the principal of the exchange notes becomes due and payable as therein provided or as provided in the indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, change of control offer in respect of a change of control, call for redemption or otherwise.

     "NET CASH PROCEEDS" means with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Sleepmaster or any Restricted Subsidiary) net of

     (1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

     (2) provisions for all taxes payable as a result of such Asset Sale,

     (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

     (4) amounts required to be paid to any Person (other than Sleepmaster or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

     (5) appropriate amounts to be provided by Sleepmaster or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Sleepmaster or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the trustee.

     "PARI PASSU INDEBTEDNESS" means

     (a) with respect to Sleepmaster, any Indebtedness of Sleepmaster that is equal in right of payment to the exchange notes,

     (b) with respect to Sleepmaster Finance Corporation, any Indebtedness of Sleepmaster Finance Corporation that is equal in right of payment to the exchange notes and

     (c) with respect to any guarantee, Indebtedness which ranks equal in right of payment to such guarantee.

     "PERMITTED HOLDERS" means

     (1) Citicorp Venture Capital, Ltd., a New York Corporation, and its Affiliates (provided that for purposes of this provision only the definition of "Affiliate" shall not include clauses (2) or (3) included in the definition thereof) and

     (2) Charles Schweitzer, James Koscica, Michael Reilly, Timothy Dupont and Michael Bubis, their respective spouses and children, and trusts for their benefit or for the benefit of their spouses and/or children.

     "PERMITTED INVESTMENT" means

     (1) Investments in any Majority Owned Restricted Subsidiary or any Person which, as a result of such Investment,

        (a) becomes a Majority Owned Restricted Subsidiary or

        (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Sleepmaster or any Majority Owned Restricted Subsidiary;

     (2) Indebtedness of Sleepmaster or a Restricted Subsidiary described under clauses (4), (5) and (6) of the definition of "Permitted Indebtedness;"

     (3) Investments in any of the exchange notes;

     (4) Temporary Cash Investments;

     (5) Investments acquired by Sleepmaster or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

     (6) Investments in existence on the date of the indenture; and

     (7) Investments, in addition to those listed above, not to exceed $5 million at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by Sleepmaster's board of directors) at the time of Investment.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of Sleepmaster with gross proceeds to Sleepmaster of at least $40 million pursuant to a registration statement that has been declared effective by the Securities and Exchange

Commission pursuant to the Securities Act of 1933 (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of Sleepmaster).

     "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of Sleepmaster and any additions and accessions thereto, which are purchased by Sleepmaster at any time after the exchange notes are issued; provided that

     (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

     (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

     (3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to Sleepmaster of the assets subject thereto or

         (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the exchange notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of Sleepmaster or Sleepmaster Finance Corporation. in circumstances where the holders of the exchange notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

     "REFERENCE TREASURY DEALER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and three other primary U.S. Government securities dealers in The City of New York to be selected by Sleepmaster and their respective successors.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of Sleepmaster that has not been designated by the board of directors of Sleepmaster by a board resolution delivered to the trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Covenants -- Limitation on Unrestricted Subsidiaries."

     "SECURITIES ACT OF 1933" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     "SECURITIES AND EXCHANGE COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of the indenture such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Securities Act of 1933, Securities and Exchange Act of 1934 and Trust Indenture Act of 1939 then the body performing such duties at such time.

     "SECURITIES EXCHANGE ACT OF 1934" means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     "SLEEP INVESTOR PROMISSORY NOTES" means the Junior Subordinated Notes, dated November 14, 1996, as in effect on the date of the indenture, of Sleep Investor L.L.C. issued to each of the individuals and entities listed on a schedule to the indenture.

     "SLEEPMASTER FINANCE CORPORATION" means Sleepmaster Finance Corporation, a corporation organized under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the indenture.

     "SPECIAL PREFERRED STOCK" means Preferred Stock of Sleepmaster, in an aggregate amount not to exceed $40 million, which after the Issue Date is issued to and held solely by Citicorp Venture Capital Ltd. or Sleepmaster Holdings L.L.C., provided that

     (1) dividends on such Preferred Stock are not payable until the earlier of the Stated Maturity of the exchange notes and the date on which the exchange notes have been repaid in full and

     (2) such Preferred Stock is not Redeemable Capital Stock.

     "STATED MATURITY" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness of Sleepmaster Finance Corporation or a guarantor subordinated in right of payment to the exchange notes or a guarantee, as the case may be.

     "SUBSIDIARY" of a Person means

     (1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

     (2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

     (3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "TAX AMOUNTS" means, with respect to a calendar year or portion thereof, an amount equal to the sum of

     (1) the Federal income tax that would be imposed on the Taxable Income (as defined below) of Sleepmaster for such calendar year or portion thereof at the highest marginal tax rate applicable to corporate taxpayers in such calendar year or portion thereof, and

     (2) the state and local income tax that would be imposed on the Taxable Income of Sleepmaster for such calendar year or portion thereof in the state and local jurisdictions in which Sleepmaster qualifies as a corporation within the meaning of state and local provisions which are analogous to Section 7701 of the Internal Revenue Code, at the highest marginal tax rates applicable to corporate taxpayers in such jurisdictions, in each case computed taking into account all available deductions or credits for federal, state or local income tax purposes of state and local income taxes described in clause (2) (such rate, the "Applicable Tax Rate").

     "TAXABLE INCOME" means the taxable income of Sleepmaster computed as if Sleepmaster filed a tax return for such calendar year as the parent of a consolidated group of corporations that includes

Sleepmaster and each domestic Subsidiary of Sleepmaster (provided that any amount distributed by Sleepmaster to Sleepmaster Holdings L.L.C. to allow Sleep Investor LLC to make current cash interest payments on the Sleep Investor Promissory Notes shall be treated as a deduction from Taxable Income), except that such taxable income shall be reduced by any tax losses of Sleepmaster for prior years which actually are available to offset the taxable income of Sleepmaster and were not previously taken into account hereunder for prior years.

     "TEMPORARY CASH INVESTMENTS" means

     (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the full faith and credit of the United States of America,

     (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or any successor rating agency,

     (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Sleepmaster) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and

     (4) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

     "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939, as amended, or any successor statute.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Sleepmaster (other than a guarantor) designated as such pursuant to and in compliance with the covenant described under "-- Covenants -- Limitation on Unrestricted Subsidiaries."

     "UNRESTRICTED SUBSIDIARY INDEBTEDNESS" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

     (1) as to which neither Sleepmaster, Sleepmaster Finance Corporation nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Sleepmaster, Sleepmaster Finance Corporation or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of Sleepmaster, Sleepmaster Finance Corporation or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) Sleepmaster shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

     (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Sleepmaster, Sleepmaster Finance Corporation or any Subsidiary to declare, a default on such Indebtedness of Sleepmaster, Sleepmaster Finance Corporation or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the exchange notes.

     "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned by Sleepmaster or another Wholly Owned Restricted Subsidiary.

                                 EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the notes except that:

     (1) the exchange notes have been registered under the Securities Act of 1933 and hence will not bear legends restricting their transfer thereof; and

     (2) the holders of the exchange notes will not be entitled to rights under the registration rights agreement. These rights include the provisions for an increase in the interest rate on the notes in some circumstances relating to the timing of the exchange offer. All of these rights will terminate when the exchange offer is terminated. The exchange notes will evidence the same debt as the notes. Holders of exchange notes will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $115.0 million aggregate principal amount of notes was outstanding. We have fixed the close of business on [
  ], 1999 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     We shall be deemed to have accepted validly tendered notes when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from the issuers.

     If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders who tender notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer as described under the subheading "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
[         ], 1999, unless we extend the exchange offer. In that case, the term
"expiration date" shall mean the latest date and time to which the exchange offer is extended. Notwithstanding the foregoing, we will not extend the
expiration date beyond [         ], 1999.

     In order to extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

     (1) notify the exchange agent of any extension by oral or written notice and

     (2) mail to the registered holders an announcement of any extension.

     We reserve the right, in our sole discretion,

     (1) if any of the conditions below under the heading "Conditions" shall not have been satisfied,

        (A) to delay accepting any notes,

        (B) to extend the exchange offer or

        (C) to terminate the exchange offer, or

     (2) to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of delay to the registered holders. We will give oral or written notice of any delay, extension or termination to the exchange agent.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of notes that are accepted for exchange will receive, in cash, accrued interest on the exchange notes to, but not including, the date of issuance of the exchange notes. We will make the first interest payment on the exchange notes on November 15, 1999. Interest on the notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

     Interest on the exchange notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1999.

PROCEDURES FOR TENDERING OLD NOTES

     Only a holder of notes may tender notes in the exchange offer. To tender in the exchange offer, a holder must

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

     - have the signatures guaranteed if required by the letter of transmittal, and

     - mail or otherwise deliver the letter of transmittal or such facsimile, together with the notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

To tender notes effectively, the holder must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the expiration date.

     The tender by a holder and the acceptance of the tender by us will constitute agreement between the holder and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly instruct the registered holder to tender on the beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the letter of transmittal.

     An institution that is a member firm of the Medallion system must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the notes are tendered:

     (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     (2) for the account of member firm of the Medallion system.

     If the letter of transmittal is signed by a person other than the registered holder of any notes listed in that letter of transmittal, the notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the notes. An institution that is a member firm of the Medallion System must guarantee the signature.

     Trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity should indicate their capacities when signing the letter of transmittal or any notes or bond powers. Evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of notes. To do so, the financial institution should cause the book-entry transfer facility to transfer the notes into the exchange agent's account with respect to the notes following the book-entry transfer facility's procedures for transfer. Delivery of the notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility. However, the holder must transmit and the exchange agent must receive or confirm an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

     The Depositary and The Depository Trust Company have confirmed that the exchange offer is eligible for The Depository Trust Company Automated Tender Offer Program. Accordingly, The Depository Trust Company participants may electronically transmit their acceptance of the exchange offer by causing The Depository Trust Company to transfer notes to the depositary in accordance with The Depository Trust Company's Automated Tender Offer Program procedures for transfer. The Depository Trust Company will then send an "agent's message" to the Depositary.

     The term "agent's message" means a message transmitted by The Depository Trust Company, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that

     (1) The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering notes subject of the book-entry confirmation,

     (2) the participant has received and agrees to be bound by the terms of the letter of transmittal and

     (3) we may enforce such agreement against such participant.

In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by The Depository Trust Company and received by the Depositary, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

     Notwithstanding the foregoing, in order to validly tender in the exchange offer with respect to securities transferred through the Automated Tender Offer Program, a The Depository Trust Company participant using Automated Tender Offer Program must also properly complete and duly execute the applicable letter of transmittal and deliver it to the Depositary.

     By the authority granted by The Depository Trust Company, any The Depository Trust Company participant which has notes (1) credited to its The Depository Trust Company account at any time and (2) held of record by The Depository Trust Company's nominee may directly provide a tender as though it were the registered holder by completing, executing and delivering the applicable letter of transmittal to the Depositary. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     All questions as to the

     - validity,

     - form,

     - eligibility, including time of receipt

     - acceptance of tendered notes and

     - withdrawal of tendered notes

will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all notes not properly tendered. We reserve the absolute right to reject any notes which would be unlawful if accepted, in the opinion of our counsel. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine. We intend to notify holders of defects or irregularities with respect to tenders of notes. However, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their notes and:

     (1) whose notes are not immediately available;

     (2) who cannot deliver their notes, the letter of transmittal or any other required documents to the exchange agent; or

     (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date may effect a tender if:

     (1) they tender through an institution that is a member firm of the Medallion system;

     (2) prior to the expiration date, the exchange agent receives from an institution that is a member firm of the Medallion system a properly completed and duly executed notice of guaranteed delivery setting forth the name and address of the holder, the certificate number(s) of such notes and the principal amount of notes tendered. The notice of guaranteed delivery may be made by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery should also state that the tender is being made and guarantee that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the notes, or a confirmation of book-entry transfer of such notes into the exchange agent's account at the book-entry transfer facility, and any other documents required by the letter of transmittal will be deposited by the firm with the exchange agent; and

     (3) the exchange agent receives

        (A) such properly completed and executed letter of transmittal, or facsimile thereof,

        (B) the certificate(s) representing all tendered notes in proper form for transfer, or a confirmation of book-entry transfer of such notes into the exchange agent's account at the book-entry transfer facility, and

        (C) all other documents required by the letter of transmittal upon five New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, we will send a notice of guaranteed delivery to holders who wish to tender their notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders may withdraw tenders of notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of notes in the exchange offer, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     (1) specify the name of the person having deposited the notes to be withdrawn;

     (2) identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

     (3) be signed by the holder in the same manner as the original signature, including any required signature guarantees, on the letter of transmittal by which such notes were tendered or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of notes into the name of the person withdrawing the tender; and

     (4) specify the name in which any notes are to be registered, if different from that of the person who deposited the notes.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination shall be final and binding on all parties. We will not deem notes so withdrawn to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for withdrawn notes unless you validly retender the withdrawn notes. We will return any notes which have been tendered but which are not accepted for exchange to the holder of the notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn notes by following one of the procedures described above under the heading "Procedures for Tendering Old Notes" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange exchange notes for, any notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the notes, if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

     (2) any law, statute, rule, regulation or interpretation by the staff of the Securities and Exchange Commission is proposed, adopted or enacted, which, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

     (3) any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may:

     (1) refuse to accept any notes and return all tendered notes to the tendering holders;

     (2) extend the exchange offer and retain all notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their notes; or

     (3) waive such unsatisfied conditions of the exchange offer and accept all properly tendered notes which have not been withdrawn.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the exchange agent for the exchange offer. You should direct all

     - executed letters of transmittal,

     - questions,

     - requests for assistance,

     - requests for additional copies of this prospectus or of the letter of transmittal and

     - requests for Notices of Guaranteed Delivery

to the exchange agent addressed as follows:

   By Overnight Courier and                By Hand:                    By Registered or
    by Hand after 4:30 pm            United States Trust               Certified Mail:
   on the Expiration Date:           Company of New York             United States Trust
     United States Trust          111 Broadway, Lower Level          Company of New York
     Company of New York           New York, New York 10006              P.O. Box 844
   770 Broadway, 13th Floor     Attn: Corporate Trust Services          Cooper Station
   New York, New York 10003             Via Facsimile:          New York, New York 10276-0844
       Attn: Corporate                  (212) 780-0592                 Attn: Corporate
        Trust Services          Attn: Corporate Trust Services          Trust Services
                                    Confirm by Telephone:
                                        (800) 548-6565

     DELIVERY OTHER THAN THOSE ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

     We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services. We will reimburse the exchange agent for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the notes. The carrying value is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF EXCHANGE NOTES

     The notes that are not exchanged for exchange notes under the exchange offer will remain restricted securities. Accordingly, those notes may be resold only:

     (1) to us, upon redemption of the notes or otherwise;

     (2) so long as the notes are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer according to Rule 144A under the Securities Act of 1933 or pursuant to another exemption from the registration requirements of the Securities Act of 1933, based upon an opinion of counsel reasonably acceptable to us;

     (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act of 1933; or

     (4) under an effective registration statement under the Securities Act of 1933 in each case in accordance with any applicable securities laws of any state of the United States.

RESALES OF THE EXCHANGE NOTES

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act of 1933 and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. The holder, other than a person that is our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933, who receives exchange notes in exchange for notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with any person to participate in the distribution of the exchange notes. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in the no-action letters or any similar interpretive letters. A holder who acquires exchange notes in order to distribute them must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for notes as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion, including the opinion of counsel described below, is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service may take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Some holders may be subject to special rules not discussed below. Holders who may be subject to special rules not discussed below include insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

     Kirkland & Ellis, counsel to Sleepmaster and its subsidiaries, has advised us that in its opinion, the exchange of the old notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Rather, the exchange notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging old notes for exchange notes pursuant to the exchange offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes if the old senior subordinated notes were acquired as a result of market-making activities or other trading activities.

     We and our guarantor subsidiaries have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 90 days after the expiration date.
In addition, until [       ], 1999, all dealers effecting transactions in the
exchange notes may be required to deliver a prospectus.

     Neither we nor our guarantor subsidiaries will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions

     - in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the exchange notes or a combination of such methods of resale,

     - at market prices prevailing at the time of resale,

     - at prices related to such prevailing market prices or

     - at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. An "underwriter" within the meaning of the Securities Act of 1933 includes

     (1) any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer or

     (2) any broker or dealer that participates in a distribution of such exchange notes.

Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act of 1933 and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. The holder (other than a person that is an "affiliate" of Sleepmaster LLC or Sleepmaster Finance Corporation within the meaning of Rule 405 under the Securities Act of 1933) who receives exchange notes in exchange for old notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with person to participate in the distribution of the exchange notes.

     However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in such no-action letters or any similar interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. A secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by

Item 507 or 508, as applicable, of Regulation S-K under the Securities Act of 1933, unless an exemption from registration is otherwise available.

     Further, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of any exchange notes. We and each of our guarantor subsidiaries have agreed, for a period of not less than 90 days from the consummation of the exchange offer, to make this prospectus available to any broker-dealer for use in connection with any such resale.

     For a period of not less than 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We and each of our guarantor subsidiaries have jointly and severally agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the old notes against liabilities under the Securities Act of 1933, including any broker-dealers.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for Sleepmaster by Kirkland & Ellis, New York, New York. Kirkland & Ellis will issue an opinion for Sleepmaster and Sleepmaster Finance Corporation with respect to the issuance of the exchange notes offered hereby, including

     1) the existence and good standing of each of Sleepmaster and Sleepmaster Finance Corporation under its state of incorporation,

     2) the authorization of the sale and issuance of the exchange notes by each of Sleepmaster and Sleepmaster Finance Corporation, and

     3) the enforceability of the exchange notes.

                                    EXPERTS


     The financial statements of Sleepmaster, Palm Beach, Herr and Star included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting. The audited financial statements of Adam Wuest, Inc. included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                             AVAILABLE INFORMATION

     We and our guarantor subsidiaries have filed with the Securities and Exchange Commission a Registration Statement on Form S-4, the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Sleepmaster L.L.C., Sleepmaster Finance Corporation, the guarantor subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

     The exchange offer registration statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Securities and Exchange Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of such Web site is: http://www.sec.gov.

     We are currently subject to the informational requirements of the Securities Act of 1933, and in accordance therewith will be required to file periodic reports and other information with the Securities and Exchange Commission. Our obligation to file periodic reports and other information with the Securities and Exchange Commission will be suspended if the exchange notes are held of record by fewer than 300 holders as of the beginning of our fiscal year other than the fiscal year in which the exchange offer registration statement is declared effective.

     We will nevertheless be required to continue to file reports with the Securities and Exchange Commission if the exchange notes are listed on a national securities exchange. In the event we cease to be subject to the informational requirements of the Securities Exchange Act of 1934, we will be required under the indenture to continue to file with the Securities and Exchange Commission the annual and quarterly reports, information, documents or other reports, including reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Securities Exchange Act of 1934.

     Under the indenture, we shall file with the trustee annual, quarterly and other reports after it files such reports with the Securities and Exchange Commission. Annual reports delivered to the trustee and the holders of exchange notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accountant. We will also furnish such other reports as may be required by law.

     Information contained in this prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other similar terminology, or by discussions of strategy. Our actual results could differ materially from those anticipated by any such forward-looking statements as a result of factors described in the "Risk Factors" beginning on page 10 and elsewhere in this prospectus.

     The market and industry data presented in this prospectus are based upon third-party data, including information compiled by the International Sleep Products Association and Furniture/Today, data provided to us by Serta, Inc. and reports filed by other market participants with the Securities and Exchange Commission. While we believe that such estimates are reasonable and reliable, estimates cannot always be verified by information available from independent sources. Accordingly, readers are cautioned not to place undue reliance on such market share data. Unless otherwise indicated, market share data is based on net shipments and is for the 1998 year.

                            ------------------------


     Serta(R), Sertapedic(R), Perfect Sleeper(R), Body Pillow(R), Comfort Quilt(R), ModuCoil(R), Perfect Night(R), Posture Spiral(R), Dual Posture(R), Body Loft(R), Pillo-Fill(R), Masterpiece(R), Triple Beam(R), New Dawn(R), The Rest of Your Days Depend On the Rest of Your Nights(R), Certified(R), Nightstar(TM), Double Micro-Offset Coils(TM), Master Weld Torsion System(TM), Perfect Sleeper Nightstar(TM), Perfect Sleeper Showcase(TM), Posture Edge(TM), Perimeter Edge Foam(TM), Ultimate Edge Support(TM), Posture Pad(TM) and Adam Wuest(TM) are trademarks used by Sleepmaster and its subsidiaries. Tradenames and trademarks of other companies appearing in this prospectus are the property of their respective holders.

                         INDEX TO FINANCIAL STATEMENTS

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


SLEEPMASTER L.L.C.
Report of Independent Accountants...........................  F-3
  Consolidated Balance Sheets as of December 31, 1998 and
     1997...................................................  F-4
  Consolidated Statements of Income for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-5
  Consolidated Statements of Changes in Members' Equity
     (Deficit) for the Years Ended December 31, 1998, 1997
     and 1996...............................................  F-6
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-7
  Notes to Consolidated Financial Statements................  F-8
  Unaudited Condensed Consolidated Balance Sheet as of
     September 30, 1999.....................................  F-19
  Unaudited Condensed Consolidated Statements of Income for
     the Three Months Ended
     September 30, 1999 and 1998 and for the Nine Months
     Ended September 30, 1999 and 1998......................  F-20
  Unaudited Condensed Consolidated Statements of Cash Flows
     for the Nine Months Ended September 30, 1999 and
     1998...................................................  F-21
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-22
PALM BEACH BEDDING COMPANY
  Report of Independent Accountants.........................  F-33
  Balance Sheet as of December 31, 1997.....................  F-34
  Statements of Income for the Years Ended December 31, 1997
     and 1996...............................................  F-35
  Statements of Stockholders' Equity for the Years Ended
     December 31, 1997 and 1996.............................  F-36
  Statements of Cash Flows for the Years Ended December 31,
     1997 and 1996..........................................  F-37
  Notes to Financial Statements.............................  F-38
HERR MANUFACTURING COMPANY
  Report of Independent Accountants.........................  F-42
  Balance Sheet as of December 31, 1998.....................  F-43
  Statement of Income for the Year Ended December 31,
     1998...................................................  F-44
  Statement of Stockholders' Equity for the Year Ended
     December 31, 1998......................................  F-45
  Statement of Cash Flows for the Year Ended December 31,
     1998...................................................  F-46
  Notes to Financial Statements.............................  F-47
STAR BEDDING PRODUCTS (1986) LIMITED
  Auditors' Report..........................................  F-51
  Consolidated Balance Sheet as at December 31, 1998........  F-52
  Consolidated Statement of Income and Retained Earnings for
     the Year Ended December 31, 1998.......................  F-53
  Consolidated Statement of Cash Flows for the Year Ended
     December 31, 1998......................................  F-54
  Notes to Consolidated Financial Statements................  F-55
  Unaudited Condensed Consolidated Balance Sheet as of March
     31, 1999...............................................  F-59
  Unaudited Condensed Consolidated Statements of Income for
     the Three Months Ended March 31, 1999 and 1998.........  F-60
  Unaudited Condensed Consolidated Cash Flows for the Three
     Months Ended March 31, 1999 and 1998...................  F-61
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-62

ADAM WUEST, INC.
  Report of Independent Public Accountants.................................................................  F-63
  Balance Sheets as of December 31, 1998 and 1997..........................................................  F-64
  Statements of Income for the Years Ended December 31, 1998, 1997 and 1996................................  F-65
  Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996..................  F-66
  Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996............................  F-67
  Notes to the Financial Statements........................................................................  F-68
  Unaudited Condensed Balance Sheet as of September 30, 1999...............................................  F-72
  Unaudited Condensed Statements of Income for the Nine Months Ended September 30, 1999 and 1998...........  F-73
  Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998.......  F-74
  Notes to the Unaudited Condensed Financial Statements for the Nine Months Ended September 30, 1999 and
     1998..................................................................................................  F-75

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Advisors and
Members of Sleepmaster L.L.C.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, members' deficit and of cash flows present fairly, in all material respects, the consolidated financial position of Sleepmaster L.L.C. (the "Company") and its subsidiary at December 31, 1998 and the Company at 1997 and the results of their operations and their cash flows for each of the three years ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
April 2, 1999, except as to
Note 18, which is as of May 18, 1999

                               SLEEPMASTER L.L.C.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                  1998            1997
                                                              ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    161,695    $    591,683
  Accounts receivable, less allowance for doubtful accounts
     of $1,657,365 and $1,131,035, respectively.............    12,570,315       7,494,182
  Accounts receivable -- other..............................     1,199,002         667,622
  Inventories...............................................     4,746,574       2,679,133
  Other current assets......................................       346,637          93,290
  Deferred tax assets.......................................     1,605,977       1,541,674
                                                              ------------    ------------

     Total current assets...................................    20,630,200      13,067,584

Property, plant and equipment, net..........................    10,429,511       1,596,827
Intangible assets...........................................    45,302,505      18,406,538
Other assets................................................     1,779,743       1,030,745
Deferred tax assets.........................................    11,397,747      13,237,785
                                                              ------------    ------------

     Total assets...........................................  $ 89,539,706    $ 47,339,479
                                                              ============    ============

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $  9,930,782    $  5,270,766
  Accrued advertising expenses..............................     1,517,347       1,777,648
  Accrued sales allowances..................................     3,188,903       3,273,037
  Other current liabilities.................................     3,082,313       1,844,958
  Current portion of long-term debt.........................     7,130,000       3,500,000
                                                              ------------    ------------

     Total current liabilities..............................    24,849,345      15,666,409
                                                              ------------    ------------

  Long-term debt............................................    63,565,544      35,602,177
  Other liabilities.........................................       375,296         235,141
                                                              ------------    ------------

     Total long-term liabilities............................    63,940,840      35,837,318
                                                              ------------    ------------
Commitments and contingencies (Note 16)

Redeemable cumulative preferred interests...................    18,266,940      15,927,443

Members' Deficit:
  Class A common interests..................................     1,640,000       1,000,000
  Class B common interests..................................            --              --
  Accumulated deficit.......................................   (19,157,419)    (21,091,691)
                                                              ------------    ------------

     Total members' deficit.................................   (17,517,419)    (20,091,691)
                                                              ------------    ------------

     Total liabilities and members' deficit.................  $ 89,539,706    $ 47,339,479
                                                              ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               SLEEPMASTER L.L.C.

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                     ------------    -----------    -----------
Net sales..........................................  $110,250,548    $67,472,130    $59,762,889
Cost of sales......................................    68,987,610     42,448,055     37,497,450
                                                     ------------    -----------    -----------

     Gross profit..................................    41,262,938     25,024,075     22,265,439
                                                     ------------    -----------    -----------

Operating expenses
  Selling, general and administrative expenses.....    25,793,631     15,043,545     14,130,410
  Amortization of intangibles......................     1,223,134        644,095        644,095
                                                     ------------    -----------    -----------

     Total operating expenses......................    27,016,765     15,687,640     14,774,505
                                                     ------------    -----------    -----------

Operating income...................................    14,246,173      9,336,435      7,490,934
                                                     ------------    -----------    -----------

Interest expense, net..............................     7,096,489      4,663,050      2,578,107
Other (income) expense, net........................       (17,834)       (97,212)       216,267
                                                     ------------    -----------    -----------

     Income before income taxes....................     7,167,518      4,770,597      4,696,560

Provision for income taxes.........................     3,019,510      2,013,861         91,024
                                                     ------------    -----------    -----------

     Net income....................................  $  4,148,008    $ 2,756,736    $ 4,605,536
                                                     ============    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               SLEEPMASTER L.L.C.

        CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

                                           COMMON INTERESTS
                                  -----------------------------------
                                       CLASS A            CLASS B                       RETAINED
                                  ------------------   --------------    MEMBERS'       EARNINGS
                                  UNITS     AMOUNT     UNITS   AMOUNT    INTERESTS     (DEFICIT)        TOTAL
                                  -----   ----------   -----   ------   -----------   ------------   ------------
JANUARY 1, 1996.................     --   $       --      --     $ --   $ 1,395,500   $  1,321,579   $  2,717,079
Capital contributions...........      1          129                                                          129
Conversion of members' interests
  to common interests upon
  Recapitalization of Company...  7,999      999,871                     (1,395,500)      (620,345)    (1,015,974)
Net income......................                                                         4,605,536      4,605,536
Distributions...................                                                       (43,994,429)   (43,994,429)
Tax benefit attributable to
  Recapitalization of Company...                                                        16,792,432     16,792,432
Accretion of redeemable
  cumulative preferred
  interests.....................                                                          (220,932)      (220,932)
                                  -----   ----------   -----   ------   -----------   ------------   ------------
DECEMBER 31, 1996...............  8,000    1,000,000      --       --            --    (22,116,159)   (21,116,159)
Net income......................                                                         2,756,736      2,756,736
Distributions...................                                                           (25,756)       (25,756)
Accretion of redeemable
  cumulative preferred
  interests.....................                                                        (1,706,512)    (1,706,512)
                                  -----   ----------   -----   ------   -----------   ------------   ------------
DECEMBER 31, 1997...............  8,000    1,000,000      --       --            --    (21,091,691)   (20,091,691)
Capital contributions...........             640,000                                                      640,000
Net income......................                                                         4,148,008      4,148,008
Distributions...................                                                          (234,240)      (234,240)
Accretion of redeemable
  cumulative preferred
  interests.....................                                                        (1,979,496)    (1,979,496)
                                  -----   ----------   -----   ------   -----------   ------------   ------------
DECEMBER 31, 1998...............  8,000   $1,640,000      --     $ --   $        --   $(19,157,419)  $(17,517,419)
                                  =====   ==========   =====   ======   ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               SLEEPMASTER L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                       1998            1997            1996
                                                   ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................  $  4,148,008    $  2,756,736    $  4,605,536
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...............     2,088,840       1,092,650       1,043,488
     Provision for doubtful accounts.............       286,916         249,604         200,004
     Loss (gain) on sale of equipment............         9,004         (63,779)             --
     Deferred income taxes.......................     1,775,735       1,752,297          91,024
     Other non-cash charges......................       319,957         201,869         422,326
     Changes in operating assets and liabilities,
       net of acquisition:
       (Increase) decrease in accounts
          receivable.............................    (2,410,920)        208,668      (2,467,435)
       Increase in accounts
          receivable -- other....................      (207,783)       (543,063)        (49,700)
       Decrease (increase) in inventories........       113,503        (563,408)       (816,410)
       (Increase) decrease in other current
          assets.................................      (196,291)         40,645          (7,280)
       Increase in other assets..................       (41,327)             --              --
       Increase (decrease) in accounts payable...     2,834,075        (103,983)      2,113,193
       Increase in accrued liabilities...........        13,891         947,972         387,899
       Increase in other liabilities.............       140,155          60,006          60,066
                                                   ------------    ------------    ------------

     Net cash provided by operating activities...     8,873,763       6,036,214       5,582,711
                                                   ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures...........................    (1,095,262)       (572,003)       (166,939)
  Proceeds from sale of equipment................            --          66,855              --
  Acquisition, net of cash acquired..............   (32,756,038)             --              --
                                                   ------------    ------------    ------------

     Net cash used in investing activities.......   (33,851,300)       (505,148)       (166,939)
                                                   ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long term debt...................    48,308,360       1,025,000      42,000,000
  Payments on long term debt.....................   (23,698,994)     (1,232,191)    (17,989,000)
  Borrowings under revolving line of credit......     7,396,328      18,100,000       3,877,111
  Payments on revolving line of credit...........    (7,397,328)    (22,821,664)     (1,846,130)
  Loan origination fees..........................      (826,577)             --      (1,161,175)
  Distributions..................................      (234,240)        (25,756)    (38,196,328)
  Capital contribution...........................     1,000,000              --      12,984,155
  Payments to purchase warrants..................            --              --      (3,800,000)
  Recapitalization costs.........................            --              --      (1,998,102)
                                                   ------------    ------------    ------------

     Net cash provided by (used in) financing
       activities................................    24,547,549      (4,954,611)     (6,129,469)
                                                   ------------    ------------    ------------

Net (decrease) increase in cash and cash
  equivalents....................................      (429,988)        576,455        (713,697)

Cash and cash equivalents at beginning of year...       591,683          15,228         728,925
                                                   ------------    ------------    ------------

Cash and cash equivalents at end of year.........  $    161,695    $    591,683    $     15,228
                                                   ============    ============    ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for
  Interest.......................................  $  7,125,489    $  4,301,877    $  2,172,472
  Income taxes...................................  $    561,600              --              --

NON-CASH INVESTING AND FINANCING ACTIVITIES

     In connection with the issuance of redeemable cumulative preferred interests upon the leveraged recapitalization of the Company in 1996 (see Note
4), the Company recorded a charge to retained earnings (deficit) of $1,979,496, $1,706,512 and $220,932 for the years ended December 31, 1998, 1997 and 1996, respectively, representing the accretion of redeemable cumulative preferred interests at a compounded annual rate of 12.0%.

  The accompanying notes are an integral part of these consolidated financial statements.

                               SLEEPMASTER L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     Sleepmaster L.L.C. ("Sleepmaster" or the "Company"), is a leading manufacturer and distributor of Serta brand mattresses and box springs in certain regions of the northeastern United States and Florida. The Company was formed on January 2, 1995 by acquiring substantially all of the assets and liabilities of Sleepmaster Products Company, L.P., a Delaware limited partnership. The business and affairs of the Company are governed by the Limited Liability Company Operating Agreement of Sleepmaster L.L.C. (the "Sleepmaster L.L.C. Agreement"), which established a board of advisors having duties comparable to a corporate board of directors.

     Prior to November 1996, 98% of the Company was owned by Sleepmaster Holdings L.L.C. ("Holdings") and 2% was owned by Brown/Schweitzer Holdings Inc. ("B/S Holdings"). Holdings was owned by management of Sleepmaster. On November 14, 1996, the Company entered into a recapitalization agreement (the "Recapitalization"). Under the Recapitalization, the members of Holdings sold their respective interests in part to Holdings, followed by the sale of a portion of the membership interest to new investors. As a result of the Recapitalization, Holdings' ownership of Sleepmaster was increased to almost 100% and B/S Holdings was replaced by Sleep Investor L.L.C. ("Sleep Investor"), a group of investors led by Citicorp Venture Capital and PMI Mezzanine Fund L.L.P. Because of the ownership change of Holdings as a result of the Recapitalization, management of Sleepmaster owns 28% of Holdings. The Sleepmaster L.L.C. Agreement was amended following the completion of this transaction (the "Amended Sleepmaster L.L.C. Agreement"). See Note 4 for further details of the transaction and impact on members of the Company.

     On March 3, 1998, the Company acquired the capital stock of Palm Beach Bedding Company ("Palm Beach") for cash and the assumption of Palm Beach County, Florida, variable rate industrial development revenue bonds.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Palm Beach, for the year ended December 31, 1998. All significant intercompany balances and transactions are eliminated. The 1997 and 1996 financial statements include the accounts of the Company only.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates include the allowance for doubtful accounts and the recoverability of long-lived assets. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investment instruments with an original maturity of three months or less.

                               SLEEPMASTER L.L.C.

  Revenue Recognition

     The Company recognizes revenue at the time of shipment. Appropriate accruals for returns, discounts, rebates and other allowances are recorded as reductions in sales. The Company's bedding products offer limited warranties of up to 10 years against manufacturing defects. The Company's cost of honoring warranty claims is immaterial.

  Inventories

     Inventories are stated at the lower of cost or market and include the cost of materials, labor and manufacturing overhead. Cost is determined on a first-in, first-out basis. Inventories are produced on a made-to-order basis.

  Long-Lived Assets

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Land improvements...................................  40 years
Building and improvements...........................  40 years
Machinery and equipment.............................  5-10 years
Office furniture and equipment......................  3-5 years
Vehicles............................................  7 years
Leasehold improvements..............................  length of lease (10 years)

     Expenditures for maintenance and routine repairs are expensed as incurred. Upon the disposition of property, plant and equipment, the accumulated depreciation is deducted from the original cost and any gain or loss is reflected in current income.

     Intangible Assets

     Intangible assets include goodwill, which represents the excess of purchase price over the fair value of net assets acquired, and licenses, which are amortized using the straight-line basis over forty years from the date of acquisition.

     Intangible assets also include a covenant not-to-compete as a result of an acquisition of a Serta Philadelphia licensee, which is amortized using the straight-line method over the life of the agreement.

     Accumulated amortization at December 31, 1998 and 1997 was approximately $3,264,000 and $2,064,000, respectively.

     The Company reviews goodwill and other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable by comparing the carrying value of the asset with its estimated future undiscounted cash flows. If it is determined that an impairment loss has occurred, the loss would be recognized during that period. The impairment loss is calculated as the difference between the asset carrying value and the present value of estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends. At December 31, 1998, management believes there was no impairment to long-lived assets.

                               SLEEPMASTER L.L.C.

  Advertising Costs

     The Company expenses advertising costs, consisting principally of cooperative advertising with dealers and retailers, when the revenue from sales to customers is recorded. Advertising costs for the years ended December 31, 1998, 1997 and 1996 amounted to approximately $8,154,000, $5,779,000 and
$5,234,000, respectively.

  New Accounting Pronouncements

     In February 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires certain costs incurred in connection with developing or obtaining internal use software to be capitalized and other costs to be expensed.

     In March 1998, AcSEC issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires that such costs be expensed as incurred. The effect of adopting SOP 98-5 will be reported as a change in accounting principle.

     These standards are effective for the Company's consolidated financial statements for the first quarter 1999. The Company is currently evaluating the impact, if any, of these new standards on its financial position and results of operations.

  Income Taxes

     The Company files a consolidated federal income tax return with its Parent, Holdings. Additionally, the Company files a state tax return in New Jersey and will file in Florida as a result of the Palm Beach acquisition. In accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", the current and deferred income tax provisions and related current and deferred income tax assets and liabilities for the Company were determined on a separate company basis. Currently the Company does not maintain a tax sharing agreement with its Parent.

3.  ACQUISITION

     On March 3, 1998, Sleepmaster acquired the capital stock of Palm Beach for approximately $32,800,000 in cash and the assumption of Palm Beach County, Florida Industrial Development Revenue Bonds in the aggregate principal amount of $6,985,000. The cash payment was financed by borrowings under the Company's amended and restated credit agreement (see Note 10).

     The acquisition was accounted for under the purchase method and, accordingly, Palm Beach's results are included in the consolidated financial statements since the date of acquisition. The assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the tangible and intangible net assets acquired, aggregating $4,472,000, has been recorded as goodwill and is being amortized over 40 years.

                               SLEEPMASTER L.L.C.

     A summary of the purchase price allocation is as follows:

Current assets..............................................  $ 5,563,336
Property, plant and equipment...............................    8,612,132
Other assets................................................      201,051
Goodwill....................................................    4,472,000
Serta license agreement.....................................   23,647,110
Current liabilities.........................................   (2,704,970)
Debt........................................................   (6,985,000)
                                                              -----------
          Total.............................................  $32,805,659
                                                              ===========

     The following unaudited pro forma income statement data for the years ended December 31, 1998 and 1997 has been prepared as if the acquisition occurred as of the beginning of each year presented.

                                                      1998            1997
                                                  ------------    ------------
Net sales.......................................  $117,307,031    $102,464,996
Net income......................................     5,642,212       2,482,231

     In management's opinion, the unaudited pro forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of each period presented, nor are they necessarily indicative of future consolidated results.

4.  RECAPITALIZATION

     On November 16, 1996, the Company's Parent, Holdings, entered into a recapitalization agreement (the "Recapitalization Agreement") with the Company, B/S Holdings and Sleep Investor. As part of the Recapitalization, all outstanding membership interests were converted to redeemable cumulative preferred interests and common interests pursuant to the terms of the Amended Sleepmaster L.L.C. Agreement (See Note 1).

     Pursuant to the Recapitalization Agreement, Holdings redeemed all of the membership interests of its members, except for four members who are members of management of the Company ("Retained Members"), for an aggregate amount of cash equal to approximately $34,700,000 and then sold such membership interests to Sleep Investor. In addition, Sleep Investor purchased 8,714 units of redeemable cumulative preferred interests and 6,099 units of common interests of Holdings for approximately $12,900,000 plus issuance of a $7,000,000 pay-in-kind note payable to all former members of Holdings, including the Retained Members. The remaining redeemable cumulative preferred and common interests of Holdings were allocated to the Retained Members. As a result of the Recapitalization, Sleep Investor owns 72% of the outstanding units of Holdings and the Retained Members retained a 28% ownership.

     Financing for the Recapitalization, including the refinancing of existing indebtedness and fees and expenses incurred, was provided by (1) the Company's borrowings under a new $29,700,000 Senior Secured Credit Facility, (2) the Company's borrowing under $15,000,000 Senior Subordinated Notes and (3) the $12,900,000 of capital provided by Sleep Investor.

     The Company has accounted for the Recapitalization as a leveraged recapitalization, whereby the historical bases of the assets and liabilities of the Company have been maintained for financial reporting purposes.

                               SLEEPMASTER L.L.C.

5. INVENTORIES

     Inventories consist of the following:

                                                         1998          1997
                                                      ----------    ----------
Raw materials.......................................  $3,540,796    $2,314,165
Work-in-process.....................................     286,958       208,375
Finished goods......................................     918,820       156,593
                                                      ----------    ----------
     Total inventories..............................  $4,746,574    $2,679,133
                                                      ==========    ==========

6.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                        1998           1997
                                                     -----------    ----------
Building and improvements..........................  $ 5,045,762    $       --
Land and improvements..............................    1,705,680            --
Machinery and equipment............................    3,726,747     1,757,227
Office furniture and fixtures......................      867,073       443,538
Vehicles...........................................      208,579            --
Leasehold improvements.............................      680,778       374,904
Construction-in-progress...........................      184,123       173,060
                                                     -----------    ----------
                                                      12,418,742     2,748,729
Less: accumulated depreciation.....................    1,989,231     1,151,902
                                                     -----------    ----------
                                                     $10,429,511    $1,596,827
                                                     ===========    ==========

     Depreciation expense was approximately $866,000, $449,000 and $400,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

7.  CONCENTRATION OF CREDIT RISK

     The Company manufactures and markets sleep products including mattresses and box springs to department stores and specialty shops in certain licensed territories in the United States. In 1998, two customers accounted for approximately 13% and 11%, respectively, of consolidated net sales. In 1997, three customers accounted for approximately 17%, 14% and 12%, respectively, of net sales and the same customers represented 13%, 15% and 13%, respectively, of net sales in 1996.

     Amounts receivable from these customers represented approximately 30% and 51%, respectively, of the trade accounts receivable balance at December 31, 1998 and 1997.

     Purchases of raw materials from one vendor represented approximately 43%, 34% and 34% of total raw material purchases for 1998, 1997 and 1996, respectively.

8.  LICENSE AGREEMENT

     Serta, Inc. ("Serta") is a national non-profit organization consisting of 12 domestic licensed operating mattress manufacturing companies. The organization aids the manufacturers in marketing, merchandising, manufacturing specifications, trademarks and related activities through license fees paid by the licensees. Serta owns the rights to the Serta trademark and licenses companies to manufacture and sell mattresses under the Serta brand name. The Company's license with Serta is effective until terminated by mutual

                               SLEEPMASTER L.L.C.

written agreement by both parties or if the Company does not comply with the provisions of the license agreement. In 1998, 1997 and 1996, the Company paid approximately $3,400,000, $2,400,000 and $2,400,000, respectively, in license fees to Serta.

9.  EMPLOYEE BENEFIT PLANS

     The Company maintains a noncontributory profit sharing plan ("Profit Sharing Plan") covering substantially all non-union employees who meet certain eligibility requirements, such as age and length of service. Contributions are determined annually by management, but are limited to an amount deductible for income tax purposes. The Company reserves the right to terminate or amend the Profit Sharing Plan at any time. The Company elected to contribute approximately $345,000 for 1998, $210,000 for 1997 and $200,000 for 1996.

     Non-union employees of the Company may participate in a 401(k) savings plan ("Savings Plan"), to which the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length of service requirements. The Company contributes a matching 50% up to the first 4% of the employee contributions. Matching contributions to the Savings Plan were approximately $83,000 for 1998, $45,000 for 1997 and $41,000 for 1996.

     Union employees, pursuant to a collective bargaining agreement, are covered under a 401(k) savings plan established by the Company. For the year ended December 31, 1998, 1997 and 1996, the Company contributed $250, $200 and $150, respectively, to the account of each eligible employee. Contribution expense for this plan was approximately $35,000 for 1998, $24,000 for 1997 and $18,000 for 1996.

10.  DEBT

     The following is a summary of the Company's long-term debt:

                                                               1998           1997
                                                            -----------    -----------
Term Loan A due in variable quarterly installments through
  March 2003 at variable interest rates (8.63% at December
  31, 1998 and 9.50% at December 31, 1997)................  $22,745,544    $12,101,177
Term Loan B due in variable quarterly installments through
February 2004 at variable interest rates (9.06% at
December 31, 1998 and 9.75% at December 31, 1997).........   21,250,000     12,000,000
Series A Senior Subordinated Notes, 12.00%, due in
  quarterly installments from March 2005 through December
  2007....................................................   15,000,000     15,000,000
Series B Senior Subordinated Notes, 12.00% due in
  quarterly installments from March 2005 through December
  2007....................................................    5,000,000             --
Industrial Development Revenue Bonds due through 2016 at
  variable interest rates (3.70% at December 31, 1998)
  collateralized by an irrevocable letter of credit issued
  to the Bond agent in the amount of $6,968,000...........    6,700,000             --
Other.....................................................           --          1,000
                                                            -----------    -----------
                                                             70,695,544     39,102,177
Less, current portion.....................................    7,130,000      3,500,000
                                                            -----------    -----------
                                                            $63,565,544    $35,602,177
                                                            ===========    ===========

                               SLEEPMASTER L.L.C.

     The letter of credit issued to the agent for the Industrial Development Revenue Bonds is in turn, collateralized by a first lien against certain land and buildings of Palm Beach. In connection with the acquisition of Palm Beach on March 3, 1998, the Company was required by the Bond agent to issue another letter of credit in their favor in an equivalent amount to the initial letter of credit, secured by a second lien against certain land and buildings of Palm Beach. This second letter of credit was issued under the Company's amended and restated secured credit agreement (the "Credit Agreement") with a bank, entered into in connection with the acquisition of Palm Beach. Under the terms of the Credit Agreement, which matures on March 3, 2004, the Company may borrow up to $53.7 million, reduced by the $6,968,000 letter of credit issued to the Bond agent, comprising a working capital line of credit and revolving term loans. The revolving credit facility provides sublimits for a further $1.5 million letter of credit facility.

     The Company pays commitment fees of 1/2% per annum on the unused amount of the credit facilities. At December 31, 1998 the Company had no borrowings outstanding under the working capital line of credit. The weighted average interest rate under the revolving working capital line of credit was 8.30% and 10.00% at December 31, 1998 and 1997, respectively.

     The carrying amount of long-term debt under the Revolving Credit Facility and Term Loan Facility approximates fair value because the interest rate adjusts to market interest rates. The fair values of the 12.00% Senior Subordinated Notes based on quoted market prices of debt securities with similar terms and maturities were $20.4 million and $16.8 million at December 31, 1998 and 1997, respectively.

     Under the terms of the Credit Agreement and Senior Subordinated Notes, the Company is required to maintain certain financial ratios and other financial conditions. The Credit Agreement and Senior Subordinated Notes also prohibit the Company from incurring certain additional indebtedness and limit certain investments, capital expenditures and cash dividends. At December 31, 1998, the Company was not in compliance with certain non-financial covenants; however waivers and amendments were obtained.

     Additionally, the Company has a letter of credit with a bank in the amount of $720,462 as a rental security deposit on its Linden, New Jersey, facility. The Company pays a commitment fee of 3% per year of the face amount. The letter of credit reduces the amount available to the Company under the working capital line of credit sublimit associated with its Credit Agreement.

     Long term debt at December 31, 1998 is scheduled to mature as follows:

1999..................................................    $ 7,130,000
2000..................................................      8,880,000
2001..................................................     10,130,000
2002..................................................      7,375,544
2003..................................................      9,880,000
Thereafter............................................     27,300,000
                                                          -----------
                                                          $70,695,544
                                                          ===========

11.  MEMBERS' EQUITY

     In accordance with the Sleepmaster L.L.C. Agreement, the Company's board of advisors may issue three classes of membership interests: preferred interests, Class A common interests and Class B common interests. Class A common interests entitle the holder to one vote per Class A common unit. The holders of Class B common interests and preferred interests have no voting or participating rights except in the case of mergers, consolidations, recapitalizations or reorganizations.

     The Company had outstanding Class A common units of 8,000 as of December 31, 1998 and 1997. No Class B common units have been issued by the Company as of December 31, 1998.

                               SLEEPMASTER L.L.C.

12.  REDEEMABLE CUMULATIVE PREFERRED INTERESTS

     The Company had outstanding 9999.96 units of cumulative redeemable preferred units as of December 31, 1998 and 1997. The preferred units are not convertible into any other security of the Company and the holders have no voting rights except in the case of mergers, consolidations, recapitalizations or reorganizations. The preferred units accrue dividends at a compounded rate of 12% per annum. The preferred units are redeemable on November 14, 2008, along with the accrued and unpaid dividends unless the maturity date of the Senior Subordinated Notes is extended, at which point the redemption date will be the earlier of (i) the twelve month anniversary of the extended maturity date of the Senior Subordinated Notes and (ii) November 14, 2011; provided further that the redemption date shall only be extended one time.

13.  WARRANTS

     Series A and Series B warrants (collectively the "Warrants") were issued under a Warrant Agreement dated as of March 2, 1998 between Holdings and PMI Mezzanine Fund, L.P. as warrant holder concurrent with the issuance of Series A and Series B Senior Subordinated Notes by Sleepmaster. The Warrants entitle the warrantholder to purchase one unit of the Class A common interests of Holdings at an exercise price of $0.01 per unit, subject to certain conditions. The Warrants are exercisable on or prior to March 2010. As of December 31, 1998, the Series A and Series B Warrants were exercisable into 2,403 common units of Holdings (approximately 22% of the Class A common interests). Since these Warrants were issued by Holdings and the only operation of Holdings is its investment in Sleepmaster, the Company would record an adjustment to reduce the carrying amount of debt issued, with an offsetting charge to accumulated deficit to the extent of the fair value of the Warrants issued, if material. No adjustment was recorded when the Warrants were issued, since management considered the fair value of the Warrants to be immaterial.

14.  STOCK OPTIONS

     In 1998 and 1996, pursuant to the employment agreements of certain employees, Holdings issued options to purchase 100 shares and 530 shares, respectively, of Class A common units of Holdings at an exercise price of $100 (the "Options"). The Options vest 50% on December 31, 1999 and 50% on December 31, 2001 subject to the achievement of certain earnings targets by Sleepmaster. Any unexercised options terminate on the tenth anniversary of the date of grant or earlier, in connection with the termination of employment.

     Since this is a variable stock compensation plan of Holdings and the only operation of Holdings is its investment in Sleepmaster, the Company will record compensation expense based on the difference between the exercise price and the fair value of the Options at the balance sheet date, when it believes it probable that the Company will meet the earning targets. No compensation cost related to the Options has been recorded in 1998, 1997, or 1996 since, based on the Company's current trend of earnings, management considers it unlikely that they will achieve the earnings targets set forth in the option agreements.

                               SLEEPMASTER L.L.C.

15.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                      1998          1997        1996
                                                   ----------    ----------    -------
CURRENT
Federal..........................................  $  967,515    $  208,744    $    --
  State..........................................     276,260        52,820         --
                                                   ----------    ----------    -------
     Total current...............................   1,243,775       261,564         --
                                                   ----------    ----------    -------
DEFERRED
  Federal........................................   1,400,766     1,437,707     77,766
  State..........................................     374,969       314,590     13,258
                                                   ----------    ----------    -------
     Total deferred..............................   1,775,735     1,752,297     91,024
                                                   ----------    ----------    -------
       Provision for income taxes................  $3,019,510    $2,013,861    $91,024
                                                   ==========    ==========    =======

     For the period January 1, 1996 through November 13, 1996, the Company had elected to be taxed as a partnership. No provision was made for income taxes during this period as income or loss of the partnership is included in the income tax returns of the individual members.

     The Company's effective tax rate differs from the Federal statutory rate as indicated in the following reconciliation for the years ended December 31:

                                                              1998    1997    1996
                                                              ----    ----    -----
Income tax expense at Federal statutory rate................  35.0%   35.0%    35.0%
State income tax expense, net of Federal benefit............   5.9%    5.0%     0.3%
Partnership income, not subject to tax......................    --      --    (33.8)%
Other, net..................................................   1.2%    2.2%     0.4%
                                                              ----    ----    -----
                                                              42.1%   42.2%     1.9%
                                                              ====    ====    =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax-reporting purposes. The significant component of the Company's net deferred tax assets represents the tax effect of goodwill attributable to the step-up in the tax bases of the Company's assets and liabilities as a result of the leveraged recapitalization on November 14, 1996 (see Note 4). The Company recognized a net deferred tax asset of $16,490,727 in connection with this recapitalization. At December 31, 1998 and 1997, no valuation allowance has been recorded since management considers it more likely than not that the deferred tax assets will be realized.

     The components of net deferred tax assets as of December 31, 1998 and 1997 are as follows:

                                                               1998           1997
                                                            -----------    -----------
Goodwill..................................................  $12,224,999    $14,271,452
  Sales allowance reserves................................      306,375        300,000
  Bad debt reserves.......................................      175,008         60,266
  Other...................................................      297,342        147,741
                                                            -----------    -----------
     Net deferred tax assets..............................  $13,003,724    $14,779,459
                                                            ===========    ===========

                               SLEEPMASTER L.L.C.

16.  COMMITMENTS AND CONTINGENCIES

  Employment Contracts

     Both Sleepmaster and Palm Beach have employment agreements with its executive officers, the terms of which expire at various dates through November 1, 2001. Such agreements provide for minimum salaries as well as incentive bonuses that are payable if specified management goals are attained. The employment agreements also provide for benefits, including medical, life insurance and disability benefits. In addition, executive securities (as defined) will automatically vest in connection with a sale of the Company. The Company's potential minimum obligation to its executive officers, excluding bonuses, was approximately $3,600,000 at December 31, 1998.

  Operating Leases

     On January 12, 1995 the Company assumed the balance of a 10 year, noncancelable operating lease agreement entered into by the former owner of the Company for facilities in Linden, New Jersey. The lease expires on January 31, 2004, with renewal options. In addition, the Company leases office furniture and equipment, manufacturing equipment and distribution trucks under noncancelable operating leases with various expiration dates through November 30, 2003. Rent expense under operating leases was approximately $1,221,000, $780,000 and $780,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1998 are as follows:

1999.....................................................  $1,047,872
2000.....................................................     925,437
2001.....................................................     913,802
2002.....................................................     876,429
2003.....................................................     868,721
                                                           ----------
                                                           $4,632,261
                                                           ==========

17.  SUMMARIZED FINANCIAL INFORMATION

     The following is summarized financial information of Sleepmaster as of December 31, 1998 and for the year then ended.

  Balance Sheet Summary:

                                                          DECEMBER 31,
                                                              1998
                                                          ------------
                                                          (DOLLARS IN
                                                           THOUSANDS)
Current assets..........................................    $ 13,483
Noncurrent assets.......................................      66,249
Current liabilities.....................................      23,776
Noncurrent liabilities..................................      57,591
Redeemable cumulative preferred interests...............      18,267
Members' deficit........................................     (19,902)

                               SLEEPMASTER L.L.C.

  Income Statement Summary:

                                                           YEAR ENDED
                                                          ------------
                                                          DECEMBER 31,
                                                              1998
                                                          ------------
                                                          (DOLLARS IN
                                                           THOUSANDS)
Net sales...............................................    $73,476
Cost of sales...........................................     47,005
Net income..............................................      1,763

18.  SUBSEQUENT EVENTS

     On February 26, 1999, the Company acquired all the capital stock of Herr Manufacturing Company ("Herr") for approximately $25,600,000 in cash. In order to finance the acquisition of Herr, the Company increased its existing Senior Credit Facility by $25,300,000.

     On April 30, 1999, Sleepmaster Finance Corporation was formed solely for the purpose of acting as co-issuer of $115,000,000 of 11% Senior Subordinated Notes (the "Notes") due 2009 to be issued during the second quarter of 1999. Sleepmaster Finance Corporation is a wholly owned subsidiary of Sleepmaster and has no assets or operations.

     On May 18, 1999, the Company issued the Notes described above. Concurrent with the issuance of the Notes, the Company acquired substantially all the assets of Star Bedding Products (1986) Limited, including its subsidiary, Burrell Bedding Limited (collectively, "Star"), for CAN $24,500,000 (approximately US $16,700,000) in cash and a promissory note issued by Sleepmaster Holdings L.L.C. (the Company's Parent) of CAN $1,000,000 (approximately US $680,000).

     As of May 18, 1999, the Company and each of its direct and indirect wholly owned subsidiaries will fully and unconditionally guarantee, on a joint and several basis, the obligation to pay the principal and interest with respect to the Notes. To the extent the Company acquires future subsidiaries, only the Company's direct and indirect domestic subsidiaries will be obligated to guarantee the Notes. Star is a foreign subsidiary and, as such, will become a non-guarantor subsidiary. The Company expects to generate the funds necessary to satisfy its debt service obligations from either its own operations or by distributions or advances from its subsidiaries. There are no contractual or legal restrictions that limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes.

     Since the Company conducts its own operations separately from those of its subsidiary and at December 31, 1998 there were no non-guarantor direct or indirect subsidiaries, management has presented in note 17 summarized Company-only financial information as of and for the year ended December 31, 1998.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                         SEPTEMBER 30, 1999 (UNAUDITED)



ASSETS
Current assets:
  Cash and cash equivalents.................................  $  7,953,094
  Accounts receivable.......................................    21,457,907
  Accounts receivable -- other..............................     1,067,053
  Inventories...............................................     5,617,101
  Other current assets......................................       968,622
  Deferred tax assets.......................................     1,533,567
                                                              ------------
          Total current assets..............................    38,597,344

Property, plant and equipment, net..........................    16,364,400
Intangible assets...........................................    78,676,560
Other assets................................................     5,516,633
Deferred tax assets.........................................    10,049,959
                                                              ------------
          Total assets......................................  $149,204,896
                                                              ============

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 12,741,216
  Accrued sales allowances and advertising expenses.........     4,978,300
  Other current liabilities.................................     8,772,039
  Current portion of long-term debt.........................       380,000
                                                              ------------
          Total current liabilities.........................    26,871,555
                                                              ------------
Long-term debt..............................................   121,035,000
Other liabilities...........................................       362,563
                                                              ------------
          Total long-term liabilities.......................   121,397,563
                                                              ------------

Redeemable cumulative preferred interests...................    19,959,184

Members' deficit............................................   (19,023,406)
                                                              ------------
          Total liabilities and members' deficit............  $149,204,896
                                                              ============


  The accompanying notes are an integral part of these consolidated financial statements.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                   FOR THE                     FOR THE
                                             THREE MONTHS ENDED           NINE MONTHS ENDED
                                                SEPTEMBER 30,               SEPTEMBER 30,
                                          -------------------------   --------------------------
                                             1999          1998           1999          1998
                                          -----------   -----------   ------------   -----------
Net sales...............................  $48,132,048   $33,202,886   $122,118,796   $80,705,539
Cost of sales...........................   29,697,813    21,162,119     75,767,376    51,169,404
                                          -----------   -----------   ------------   -----------
     Gross profit.......................   18,434,235    12,040,767     46,351,420    29,536,135
                                          -----------   -----------   ------------   -----------

Operating expenses
  Selling, general and administrative
     expenses...........................   11,253,332     7,226,917     29,461,034    18,335,592
  Amortization of intangibles...........      599,971       369,626      1,436,252       928,717
                                          -----------   -----------   ------------   -----------
     Total operating expenses...........   11,853,303     7,596,543     30,897,286    19,264,309
                                          -----------   -----------   ------------   -----------

Operating income........................    6,580,932     4,444,224     15,454,134    10,271,826

Interest expense, net...................    3,423,991     1,893,685      8,299,921     5,317,359
Other expense (income), net.............       85,745       (15,724)        49,494       (23,586)
                                          -----------   -----------   ------------   -----------

     Income before income taxes and
       extraordinary items..............    3,071,196     2,566,263      7,104,719     4,978,053
Provision for income taxes..............    1,297,991     1,072,025      3,015,573     2,094,097
                                          -----------   -----------   ------------   -----------

     Income before extraordinary
       items............................    1,773,205     1,494,238      4,089,146     2,883,956
Extraordinary items, net of income
  taxes.................................           --            --     (3,166,968)           --
                                          -----------   -----------   ------------   -----------

     Net income.........................  $ 1,773,205   $ 1,494,238   $    922,178   $ 2,883,956
                                          ===========   ===========   ============   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)



                                                                  1999            1998
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $    922,178    $  2,883,956
  Adjustments to reconcile net income
     to net cash provided by operating activities:
     Depreciation and amortization..........................     2,498,745       1,523,330
     Loss on sale of asset..................................         3,411              --
     Extraordinary items....................................     3,166,968              --
     Deferred income taxes..................................     3,713,518       1,390,327
     Other non-cash charges.................................       471,133         259,276
     Changes in operating assets and liabilities, net of
       acquisitions:
       Increase in accounts receivable......................    (5,468,602)     (2,408,434)
       Decrease in accounts receivable -- other.............       131,952          60,476
       Decrease in inventories..............................       168,219         722,016
       Increase in other current assets.....................      (381,413)       (302,908)
       Increase in other assets.............................      (185,881)       (134,672)
       Increase in accounts payable.........................     1,465,746       2,741,656
       Increase (decrease) in accrued liabilities...........     5,230,584        (859,288)
       (Decrease) increase in other liabilities.............       (12,733)        105,116
                                                              ------------    ------------
     Net cash provided by operating activities..............    11,723,825       5,980,851
                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures......................................    (2,937,555)       (638,737)
  Proceeds from sale of assets..............................        10,700              --
  Acquisitions, net of cash acquired........................   (41,573,060)    (32,804,621)
                                                              ------------    ------------
     Net cash used in investing activities..................   (44,499,915)    (33,443,358)
                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of senior subordinated notes.......   115,000,000              --
  Proceeds from long-term debt..............................            --      38,053,360
  Payments on long-term debt................................   (64,280,544)    (11,133,091)
  Borrowings under revolving line of credit.................            --       7,396,328
  Payments on revolving line of credit......................            --      (7,397,328)
  Loan origination fees/bond issuance costs.................    (5,787,017)       (701,343)
  Penalties on early extinguishment of debt.................    (3,645,000)             --
  Distributions.............................................      (747,906)       (234,240)
  Capital contribution......................................            --       1,000,000
                                                              ------------    ------------
     Net cash provided by financing activities..............    40,539,533      26,983,686
                                                              ------------    ------------
Effect of exchange rate changes on cash and cash
  equivalents...............................................        27,956              --
Net increase (decrease) in cash and cash equivalents........     7,791,399        (478,821)
Cash and cash equivalents at beginning of period............       161,695         591,683
                                                              ------------    ------------
Cash and cash equivalents at end of period..................  $  7,953,094    $    112,862
                                                              ============    ============


  The accompanying notes are an integral part of these consolidated financial statements.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION


     The accompanying consolidated financial statements include the accounts of Sleepmaster L.L.C. ("Sleepmaster") and its wholly-owned subsidiaries (the "Company"). All material intercompany balances and transactions have been eliminated. In the opinion of management, the accompanying interim unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position at September 30, 1999 and the results of their operations and of their cash flows for the interim periods presented. The results of operations for the periods presented should not necessarily be taken as indicative of the results of operations that may be expected for the entire year. In accordance with the rules of the Securities and Exchange Commission, these financial statements do not include all disclosures required by generally accepted accounting principles.


     The accompanying financial information should be read in conjunction with the financial statements contained elsewhere in this prospectus.

2.  INVENTORIES

     Inventories consist of the following:


                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Raw materials...............................................   $4,389,263
Work-in-process.............................................      311,851
Finished goods..............................................      915,987
                                                               ----------
          Total inventories.................................   $5,617,101
                                                               ==========


3.  ACCOUNTING PRONOUNCEMENTS

     In February 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires certain costs incurred in connection with developing or obtaining internal use software to be capitalized and other costs to be expensed.

     In March 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires that such costs be expensed as incurred. The effect of adopting SOP 98-5 will be reported as a change in accounting principle.


     The Company adopted these standards effective January 1, 1999. The impact of adopting SOP 98-1 was an increase in pre-tax income of $1,000,000 for the nine months ended September 30, 1999. There was no impact on pre-tax income for the three months ended September 30, 1999. The adoption of SOP 98-5 had an immaterial impact on the Company's consolidated financial position and results of operations.


4.  ACQUISITIONS

     On February 26, 1999, the Company acquired all the capital stock of Herr Manufacturing Company ("Herr") for approximately $25,600,000 in cash. In order to finance the acquisition of Herr, the Company increased its existing Senior Credit Facility by $25,300,000.

     On May 18, 1999, the Company acquired substantially all the assets of Star Bedding Products (1986) Limited, including its subsidiary, Burrell Bedding Limited (collectively, "Star"), for CAN $24,500,000 (approximately
US $16,700,000 as of May 18, 1999) in cash and a promissory note issued by Sleepmaster

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

Holdings L.L.C. (the Company's Parent) in the amount of CAN $1,000,000 (approximately US $680,000 as of May 18, 1999).


     On November 5, 1999, the Company acquired substantially all the assets of Adam Wuest, Inc. ("Adam Wuest") and Adam Wuest Realty, Inc. ("Adam Wuest Realty") for approximately $56,250,000 in cash. In order to finance the acquisition of Adam Wuest and Adam Wuest Realty, the Company amended and restated its credit facility as discussed in Note 5.


     These acquisitions were accounted for under the purchase method and, accordingly, Herr's and Star's results are included in the consolidated financial statements since their respective dates of acquisition. The assets acquired and liabilities assumed have been recorded at their estimated fair values at the dates of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill and is being amortized over 40 years.


     A summary of the purchase price allocations are as follows:



                                                                       ADAM WUEST
                                                                        AND ADAM
                                             HERR          STAR       WUEST REALTY
                                          -----------   -----------   ------------
Current assets..........................  $ 3,277,130   $ 2,464,978   $ 5,878,715
Property, plant and equipment...........    3,224,727       820,103     3,579,021
Other assets............................        2,500         2,379       262,733
Goodwill................................   19,599,730    15,390,084    52,196,011
Current liabilities.....................   (1,057,693)   (1,450,347)   (3,521,480)
Long-term debt..........................           --            --    (1,895,000)
                                          -----------   -----------   -----------
          Total.........................  $25,046,394   $17,227,197   $56,500,000
                                          ===========   ===========   ===========



     The following unaudited pro forma income statement data for the nine month periods ended September 30, 1999 and 1998 has been prepared as if the acquisitions of Palm Beach, Herr, Star and Adam Wuest and Adam Wuest Realty occurred as of the beginning of each period presented. The following also gives effect to the issuance of $115,000,000 of 11% senior subordinated notes (see
Note 5) and the application of proceeds therefrom.



                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                        1999             1998
                                                    -------------    -------------
                                                        (DOLLARS IN THOUSANDS)
Net sales.........................................    $168,649         $147,202
Income before extraordinary items.................       4,717            4,090
Net income........................................       1,550              923


     In management's opinion, the unaudited pro forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated at the beginning of each period presented, nor are they necessarily indicative of future consolidated results.

5.  DEBT

     During the first quarter of 1999, the Company amended and restated its credit facility to provide for an aggregate amount of borrowings of up to $86,000,000 and used a portion of this increased facility to finance its acquisition of Herr on February 26, 1999. The terms of the amended facility were substantially equivalent to those of the prior credit facility.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

     On May 18, 1999, the Company issued $115,000,000 of 11% senior subordinated notes due 2009 (the "Notes"). A portion of the proceeds of the note offering was used to prepay the existing credit facility, redeem the Company's Series A and Series B Senior Subordinated Notes due 2007 and complete the acquisition of Star. In connection with the repayment of the credit facility and Series A and Series B Senior Subordinated Notes, the Company wrote-off unamortized debt issuance costs and incurred prepayment penalties. These transactions resulted in an extraordinary loss of $3,167,000 net of the associated income tax benefit of $2,293,000. Also on May 18, 1999, the Company entered into a new six-year $25,000,000 revolving credit facility which replaced the prior credit facility. The new credit facility includes a letter of credit sublimit of $8,000,000. Borrowings under the new credit facility bear interest at floating rates based on LIBOR or applicable alternative base rates. The new credit facility imposes certain restrictions on the Company and requires compliance with certain financial ratios and other requirements customary to credit facilities of this nature.


     On November 5, 1999, the Company expanded and restated this credit facility to $70,000,000, comprising a $33,000,000 six-year revolving credit facility and a $37,000,000 amortizing term loan facility, under substantially the same terms as the prior credit facility except that the letter of credit sublimit was increased to $15,000,000. Borrowings under this amended and restated credit facility were used to finance the acquisition of Adam Wuest and Adam Wuest Realty.


6.  GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

     As of May 18, 1999, Sleepmaster and each of the domestic wholly owned subsidiaries ("Guarantor Subsidiaries") has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Notes. The Company generates funds necessary to satisfy its debt service obligations from either its own operations or by distributions or advances from its subsidiaries. There are no contractual or legal restrictions that could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes will be direct creditors of Sleepmaster's principal direct subsidiaries by virtue of the guarantees, Sleepmaster has a foreign subsidiary ("Non-Guarantor Subsidiary") that is not included among the Guarantor Subsidiaries and such subsidiary will not be obligated with respect to the Notes. As a consequence, the claims of creditors of the Non-Guarantor Subsidiary will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of Sleepmaster, including the holders of the Notes.

     The following supplemental consolidating condensed financial statements present:


     1. Consolidating condensed balance sheets as of September 30, 1999 and December 31, 1998, consolidating condensed statements of operations for the three months and nine months ended September 30, 1999 and 1998, respectively, and cash flows for the nine months ended September 30, 1999 and 1998.


     2. Sleepmaster, combined Guarantor Subsidiaries and Non-Guarantor Subsidiary with their investments in subsidiaries accounted for using the equity method.

     3. Elimination entries necessary to consolidate Sleepmaster and all of its subsidiaries.

     Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors in the Notes.

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


         SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET (UNAUDITED)


                               SEPTEMBER 30, 1999



                                                     COMBINED         NON-
                                                    GUARANTOR       GUARANTOR
                                    SLEEPMASTER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS      TOTAL
                                    ------------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.......  $  6,808,968   $    96,372     $ 1,047,754    $         --   $  7,953,094
  Accounts receivable.............    11,210,259     8,096,895       2,272,410        (121,657)    21,457,907
  Accounts receivable -- other....       748,938       318,115              --              --      1,067,053
  Intercompany (payable)
     receivable ..................   (14,253,694)   13,890,267         383,066         (19,639)            --
  Inventories.....................     2,228,284     2,944,520         444,297              --      5,617,101
  Other current assets............       429,841       505,356          33,425              --        968,622
  Deferred tax assets.............     1,385,297       148,270              --              --      1,533,567
                                    ------------   -----------     -----------    ------------   ------------
          Total current assets....     8,557,893    25,999,795       4,180,952        (141,296)    38,597,344
Property, plant and equipment,
  net.............................     3,774,548    11,791,770         798,082              --     16,364,400
Intangible assets.................    17,241,057    46,233,286      15,202,217              --     78,676,560
Investment in subsidiaries........    75,073,927            --              --     (75,073,927)            --
Other assets......................     5,333,396       180,860           2,377              --      5,516,633
Deferred tax assets...............    10,873,247      (823,288)             --              --     10,049,959
                                    ------------   -----------     -----------    ------------   ------------
          Total assets............  $120,854,068   $83,382,423     $20,183,628    $(75,215,223)  $149,204,896
                                    ============   ===========     ===========    ============   ============
LIABILITIES AND MEMBERS' EQUITY
  (DEFICIT)
Current liabilities:
  Accounts payable................  $  5,940,008   $ 6,090,072     $   832,793    $   (121,657)  $ 12,741,216
  Accrued sales allowances and
     advertising expenses.........     3,966,166       868,340         143,794              --      4,978,300
  Other current liabilities.......     2,521,220     5,126,270       1,124,549              --      8,772,039
  Current portion of long-term
     debt.........................            --       380,000              --              --        380,000
                                    ------------   -----------     -----------    ------------   ------------
          Total current
            liabilities...........    12,427,394    12,464,682       2,101,136        (121,657)    26,871,555
                                    ------------   -----------     -----------    ------------   ------------
Long-term debt....................   115,000,000     6,035,000              --              --    121,035,000
Other liabilities.................       322,040        40,523              --              --        362,563
                                    ------------   -----------     -----------    ------------   ------------
          Total long-term
            liabilities...........   115,322,040     6,075,523              --              --    121,397,563
                                    ------------   -----------     -----------    ------------   ------------
Redeemable cumulative preferred
  interests.......................    19,959,184            --              --              --     19,959,184
Members' equity (deficit).........   (26,854,550)   64,842,218      18,082,492     (75,093,566)   (19,023,406)
                                    ------------   -----------     -----------    ------------   ------------
          Total liabilities and
            members' equity
            (deficit).............  $120,854,068   $83,382,423     $20,183,628    $(75,215,223)  $149,204,896
                                    ============   ===========     ===========    ============   ============

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


         SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET (UNAUDITED)

                               DECEMBER 31, 1998


                                                         COMBINED
                                                        GUARANTOR
                                        SLEEPMASTER    SUBSIDIARIES   ELIMINATIONS      TOTAL
                                        ------------   ------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents...........  $     40,666   $   152,846    $    (31,817)  $    161,695
  Accounts receivable.................     8,200,142     4,371,373          (1,200)    12,570,315
  Accounts receivable -- other........       737,292       461,710              --      1,199,002
  Intercompany (payable) receivable...    (4,996,492)    4,964,262          32,230             --
  Inventories.........................     2,507,895     2,238,679              --      4,746,574
  Other current assets................       228,088       118,549              --        346,637
  Deferred tax assets.................     1,468,505       137,472              --      1,605,977
                                        ------------   -----------    ------------   ------------
          Total current assets........     8,186,096    12,444,891            (787)    20,630,200
Property, plant and equipment, net....     2,046,379     8,383,132              --     10,429,511
Intangible assets.....................    17,762,443    27,540,062              --     45,302,505
Investment in subsidiaries............    32,810,750            --     (32,810,750)            --
Other assets..........................     1,601,561       178,182              --      1,779,743
Deferred tax assets...................    12,027,794      (630,047)             --     11,397,747
                                        ------------   -----------    ------------   ------------
          Total assets................  $ 74,435,023   $47,916,220    $(32,811,537)  $ 89,539,706
                                        ============   ===========    ============   ============
LIABILITIES AND MEMBERS' EQUITY
  (DEFICIT)
Current liabilities:
  Accounts payable....................  $  6,263,995   $ 3,667,574    $       (787)  $  9,930,782
  Accrued sales allowances and
     advertising expenses.............     4,306,180       400,070              --      4,706,250
  Other current liabilities...........     1,158,900     1,923,413              --      3,082,313
  Current portion of long-term debt...     6,750,000       380,000              --      7,130,000
                                        ------------   -----------    ------------   ------------
          Total current liabilities...    18,479,075     6,371,057            (787)    24,849,345
                                        ------------   -----------    ------------   ------------
Long-term debt........................    57,245,544     6,320,000              --     63,565,544
Other liabilities.....................       345,805        29,491              --        375,296
                                        ------------   -----------    ------------   ------------
          Total long-term
            liabilities...............    57,591,349     6,349,491              --     63,940,840
                                        ------------   -----------    ------------   ------------
Redeemable cumulative preferred
  interests...........................    18,266,940            --              --     18,266,940
Members' equity (deficit).............   (19,902,341)   35,195,672     (32,810,750)   (17,517,419)
                                        ------------   -----------    ------------   ------------
          Liabilities and members'
            equity (deficit)..........  $ 74,435,023   $47,916,220    $(32,811,537)  $ 89,539,706
                                        ============   ===========    ============   ============

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                                  (UNAUDITED)


                     THREE MONTHS ENDED SEPTEMBER 30, 1999



                                                         COMBINED
                                                        GUARANTOR     NON-GUARANTOR
                                         SLEEPMASTER   SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS      TOTAL
                                         -----------   ------------   -------------   ------------   ------------
Net sales..............................  $21,755,172   $22,025,784     $4,718,016     $  (366,924)   $ 48,132,048
Cost of sales..........................   14,401,368    12,799,578      2,863,791        (366,924)     29,697,813
                                         -----------   -----------     ----------     -----------    ------------
      Gross profit.....................    7,353,804     9,226,206      1,854,225              --      18,434,235
                                         -----------   -----------     ----------     -----------    ------------
Operating expenses
  Selling, general and administrative
    expenses...........................    4,941,391     5,408,252        903,689              --      11,253,332
  Amortization of intangibles..........      160,871       296,804        142,296              --         599,971
                                         -----------   -----------     ----------     -----------    ------------
      Total operating expenses.........    5,102,262     5,705,056      1,045,985              --      11,853,303
                                         -----------   -----------     ----------     -----------    ------------
Operating income.......................    2,251,542     3,521,150        808,240              --       6,580,932
Interest expense, net..................    3,363,998        57,888          2,105              --       3,423,991
Other expense (income), net............      103,400       (19,969)         2,314              --          85,745
                                         -----------   -----------     ----------     -----------    ------------
      (Loss) income before income
         taxes.........................   (1,215,856)    3,483,231        803,821              --       3,071,196
(Benefit) provision for income taxes...     (480,120)    1,488,734        289,377              --       1,297,991
(Income) loss from equity investees,
  net of tax...........................   (2,508,941)           --             --       2,508,941              --
                                         -----------   -----------     ----------     -----------    ------------
      Net income (loss)................  $ 1,773,205   $ 1,994,497     $  514,444     $(2,508,941)   $  1,773,205
                                         ===========   ===========     ==========     ===========    ============

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


    SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)


                     THREE MONTHS ENDED SEPTEMBER 30, 1998



                                                          COMBINED
                                                         GUARANTOR
                                         SLEEPMASTER    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                         -----------    ------------    ------------    -----------
Net sales..............................  $21,528,603    $11,965,658      $(291,375)     $33,202,886
Cost of sales..........................   13,963,199      7,490,295       (291,375)      21,162,119
                                         -----------    -----------      ---------      -----------
     Gross profit......................    7,565,404      4,475,363             --       12,040,767
                                         -----------    -----------      ---------      -----------
Operating expenses
  Selling, general and administrative
     expenses..........................    4,142,297      3,084,620             --        7,226,917
  Amortization of intangibles..........      161,023        208,603             --          369,626
                                         -----------    -----------      ---------      -----------
     Total operating expenses..........    4,303,320      3,293,223             --        7,596,543
                                         -----------    -----------      ---------      -----------
Operating income.......................    3,262,084      1,182,140             --        4,444,224
Interest expense, net..................    1,827,582         66,103             --        1,893,685
Other (income) expense, net............      (18,890)         3,166             --          (15,724)
                                         -----------    -----------      ---------      -----------
     Income before income taxes........    1,453,392      1,112,871             --        2,566,263
Provision for income taxes.............      603,132        468,893             --        1,072,025
(Income) loss from equity investees,
  net of tax...........................     (643,978)            --        643,978               --
                                         -----------    -----------      ---------      -----------
     Net income (loss).................  $ 1,494,238    $   643,978      $(643,978)     $ 1,494,238
                                         ===========    ===========      =========      ===========

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                                  (UNAUDITED)


                      NINE MONTHS ENDED SEPTEMBER 30, 1999



                                            COMBINED
                                           GUARANTOR     NON-GUARANTOR
                            SLEEPMASTER   SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS      TOTAL
                            -----------   ------------   -------------   ------------   ------------
Net sales.................  $59,000,097   $56,596,148     $7,018,779     $  (496,228)   $122,118,796
Cost of sales.............   38,782,298    33,202,585      4,278,721        (496,228)     75,767,376
                            -----------   -----------     ----------     -----------    ------------
          Gross profit....   20,217,799    23,393,563      2,740,058              --      46,351,420
                            -----------   -----------     ----------     -----------    ------------
Operating expenses
  Selling, general and
     administrative
     expenses.............   13,809,317    14,237,502      1,414,215              --      29,461,034
  Amortization of
     intangibles..........      482,625       811,331        142,296              --       1,436,252
                            -----------   -----------     ----------     -----------    ------------
     Total operating
       expenses...........   14,291,942    15,048,833      1,556,511              --      30,897,286
                            -----------   -----------     ----------     -----------    ------------
Operating income..........    5,925,857     8,344,730      1,183,547              --      15,454,134
Interest expense,
  net.....................    8,125,871       165,136          8,914              --       8,299,921
Other expense (income),
  net.....................       54,034       (14,102)         9,562              --          49,494
                            -----------   -----------     ----------     -----------    ------------
  (Loss) income before
     income taxes and
     extraordinary
     items................   (2,254,048)    8,193,696      1,165,071              --       7,104,719
(Benefit) provision for
  income taxes)...........     (908,787)    3,504,933        419,427              --       3,015,573
(Income) loss from equity
  investees, net of tax...   (5,434,407)           --             --       5,434,407              --
                            -----------   -----------     ----------     -----------    ------------
  Income (loss) before
     extraordinary
     items................    4,089,146     4,688,763        745,644      (5,434,407)      4,089,146
Extraordinary items, net
  of income taxes.........   (3,166,968)           --             --              --      (3,166,968)
                            -----------   -----------     ----------     -----------    ------------
  Net income (loss).......  $   922,178   $ 4,688,763     $  745,644     $(5,434,407)   $    922,178
                            ===========   ===========     ==========     ===========    ============

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


    SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)


                      NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                         COMBINED
                                                        GUARANTOR
                                        SLEEPMASTER    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        -----------    ------------    ------------    -----------
Net sales.............................  $56,414,360    $24,583,214     $  (292,035)    $80,705,539
Cost of sales.........................   36,317,888     15,143,551        (292,035)     51,169,404
                                        -----------    -----------     -----------     -----------
     Gross profit.....................   20,096,472      9,439,663              --      29,536,135
                                        -----------    -----------     -----------     -----------
Operating expenses
  Selling, general and administrative
     expenses.........................   12,006,713      6,328,879              --      18,335,592
  Amortization of intangibles.........      483,071        445,646              --         928,717
                                        -----------    -----------     -----------     -----------
     Total operating expenses.........   12,489,784      6,774,525              --      19,264,309
                                        -----------    -----------     -----------     -----------
Operating income......................    7,606,688      2,665,138              --      10,271,826
Interest expense, net.................    5,175,417        141,942              --       5,317,359
Other (income) expense, net...........      (22,067)        (1,519)             --         (23,586)
                                        -----------    -----------     -----------     -----------
     Income before income taxes.......    2,453,338      2,524,715              --       4,978,053
Provision for income taxes............    1,030,402      1,063,695              --       2,094,097
(Income) loss from equity investees,
  net of tax..........................   (1,461,020)            --       1,461,020              --
                                        -----------    -----------     -----------     -----------
     Net income (loss)................  $ 2,883,956    $ 1,461,020     $(1,461,020)    $ 2,883,956
                                        ===========    ===========     ===========     ===========

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


    SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)


                      NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                    COMBINED
                                                                   GUARANTOR     NON-GUARANTOR
                                                   SLEEPMASTER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS      TOTAL
                                                   ------------   ------------   -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)................................  $    922,178   $ 4,688,763     $  745,644     $(5,434,407)   $    922,178
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities:
    Depreciation and amortization................     1,004,541     1,277,795        216,409              --       2,498,745
    Loss on sale of asset........................            --         3,411             --              --           3,411
    Extraordinary items..........................     3,166,968            --             --              --       3,166,968
    Deferred income taxes........................     3,531,075       182,443             --              --       3,713,518
    Other non-cash charges.......................       464,531         6,602             --              --         471,133
    Changes in operating assets and liabilities,
      net of acquisitions:
      Accounts receivable........................    (3,010,117)   (2,109,033)      (329,400)        (20,052)     (5,468,602)
      Accounts receivable -- other...............       (11,646)      143,598             --              --         131,952
      Inventories................................       279,611      (139,719)        28,327              --         168,219
      Other current assets.......................      (201,753)     (193,328)        13,668              --        (381,413)
      Other assets...............................      (185,881)           --             --              --        (185,881)
      Accounts payable...........................      (323,987)    1,703,033         86,700              --       1,465,746
      Accrued liabilities........................     1,022,306     3,543,816        664,462              --       5,230,584
      Intercompany payable (receivable)..........     9,257,202    (8,926,005)      (383,066)         51,869              --
      Other liabilities..........................       (23,765)       11,032             --              --         (12,733)
                                                   ------------   -----------     ----------     -----------    ------------
    Net cash provided by (used in) operating
      activities.................................    15,891,263       192,408      1,042,744      (5,402,590)     11,723,825
                                                   ------------   -----------     ----------     -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures...........................    (2,249,910)     (664,699)       (22,946)             --      (2,937,555)
  Proceeds from sale of assets...................            --        10,700             --              --          10,700
  Acquisitions, net of cash acquired.............   (42,263,177)           --             --         690,117     (41,573,060)
  Net activity in investment in subsidiaries.....    (5,434,407)           --             --       5,434,407              --
                                                   ------------   -----------     ----------     -----------    ------------
    Net cash (used in) provided by investing
      activities.................................   (49,947,494)     (653,999)       (22,946)      6,124,524     (44,499,915)
                                                   ------------   -----------     ----------     -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of senior subordinated
    notes........................................   115,000,000            --             --              --     115,000,000
  Payments on long-term debt.....................   (63,995,544)     (285,000)            --              --     (64,280,544)
  Loan origination fees/bond issuance costs......    (5,787,017)           --             --              --      (5,787,017)
  Penalties on early extinguishment of debt......    (3,645,000)           --             --              --      (3,645,000)
  Distributions..................................      (747,906)           --             --              --        (747,906)
                                                   ------------   -----------     ----------     -----------    ------------
    Net cash provided by (used in) financing
      activities.................................    40,824,533      (285,000)            --              --      40,539,533
                                                   ------------   -----------     ----------     -----------    ------------
Effect of exchange rate changes on cash and cash
  equivalents....................................            --            --         27,956              --          27,956
Net increase (decrease) in cash and cash
  equivalents....................................     6,768,302      (746,591)     1,047,754         721,934       7,791,399
Cash and cash equivalents at beginning of
  period.........................................        40,666       842,963             --        (721,934)        161,695
                                                   ------------   -----------     ----------     -----------    ------------
Cash and cash equivalents at end of period.......  $  6,808,968   $    96,372     $1,047,754     $        --    $  7,953,094
                                                   ============   ===========     ==========     ===========    ============

                      SLEEPMASTER L.L.C. AND SUBSIDIARIES


    SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)


                      NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                              COMBINED
                                                             GUARANTOR
                                             SLEEPMASTER    SUBSIDIARIES   ELIMINATIONS      TOTAL
                                             ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.................................  $  2,883,956    $1,461,020    $(1,461,020)   $  2,883,956
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........       873,452       649,878             --       1,523,330
     Deferred income taxes.................     1,095,692       294,635             --       1,390,327
     Other non-cash charges................       254,141         5,135             --         259,276
     Changes in operating assets and
       liabilities, net of acquisition:
       Accounts receivable.................    (1,432,862)     (975,572)            --      (2,408,434)
       Accounts receivable -- other........        62,738        (2,262)            --          60,476
       Inventories.........................       591,037       130,979             --         722,016
       Other current assets................      (201,691)     (101,217)            --        (302,908)
       Other assets........................      (174,716)       40,044             --        (134,672)
       Accounts payable....................     1,103,351     1,638,305             --       2,741,656
       Accrued liabilities.................    (1,978,747)    1,119,459             --        (859,288)
       Intercompany payable (receivable)...     3,936,994    (3,936,994)            --              --
       Other liabilities...................        82,998        22,118             --         105,116
                                             ------------    ----------    -----------    ------------
     Net cash provided by operating
       activities..........................     7,096,343       345,528     (1,461,020)      5,980,851
                                             ------------    ----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures.....................      (565,881)      (72,856)            --        (638,737)
  Acquisition, net of cash acquired........   (32,810,750)           --          6,129     (32,804,621)
  Net activity in investment in
     subsidiaries..........................    (1,461,020)           --      1,461,020              --
                                             ------------    ----------    -----------    ------------
     Net cash used in investing
       activities..........................   (34,837,651)      (72,856)     1,467,149     (33,443,358)
                                             ------------    ----------    -----------    ------------
CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from long-term debt.............    38,053,360            --             --      38,053,360
  Payments on long-term debt...............   (10,943,091)     (190,000)            --     (11,133,091)
  Borrowings under revolving line of
     credit................................     7,396,328            --             --       7,396,328
  Payments on revolving line of credit.....    (7,397,328)           --             --      (7,397,328)
  Loan origination fees....................      (701,343)           --             --        (701,343)
  Distributions............................      (234,240)           --             --        (234,240)
  Capital contribution.....................     1,000,000            --             --       1,000,000
                                             ------------    ----------    -----------    ------------
     Net cash provided by (used in)
       financing activities................    27,173,686      (190,000)            --      26,983,686
                                             ------------    ----------    -----------    ------------
Net change in cash and cash equivalents....      (567,622)       82,672          6,129        (478,821)
Cash and cash equivalents at beginning of
  period...................................       591,683         6,129         (6,129)        591,683
                                             ------------    ----------    -----------    ------------
Cash and cash equivalents at end of
  period...................................  $     24,061    $   88,801    $        --    $    112,862
                                             ============    ==========    ===========    ============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Advisors and
Members of Sleepmaster L.L.C.:

In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Palm Beach Bedding Company (the "Company") at December 31, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
March 26, 1999

                           PALM BEACH BEDDING COMPANY

                                 BALANCE SHEET
                               DECEMBER 31, 1997

ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 2,237,246
  Certificates of deposit...................................      4,356,000
  Accounts receivable, less allowance for doubtful accounts
     of $260,000............................................      3,114,660
  Inventories...............................................      2,254,237
  Prepaid expenses and other current assets.................        424,640
                                                                -----------

          Total current assets..............................     12,386,783

Property, plant and equipment, net..........................      8,993,734
Other assets................................................        450,577
                                                                -----------

          Total assets......................................    $21,831,094
                                                                ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 3,174,964
  Accrued compensation......................................        459,500
  Other current liabilities.................................        733,418
  Current portion of long-term debt.........................        380,000
                                                                -----------

          Total current liabilities.........................      4,747,882

Long-term debt..............................................      6,605,000
                                                                -----------

          Total liabilities.................................     11,352,882
Commitments and contingencies (Note 10)
Stockholders' Equity:
  Common stock, $5.00 par value, 50,000 shares authorized,
     26,752 shares issued and outstanding...................        133,760
  Additional paid-in capital................................         33,839
  Retained earnings.........................................     10,310,613
                                                                -----------

          Total stockholders' equity........................     10,478,212
                                                                -----------

            Total liabilities and stockholders' equity......    $21,831,094
                                                                ===========

     The accompanying notes are an integral part of these financial statements.

                           PALM BEACH BEDDING COMPANY

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997           1996
                                                              -----------    -----------
Net sales...................................................  $35,115,277    $30,376,281
Cost of sales...............................................   21,194,465     20,474,991
                                                              -----------    -----------

     Gross profit...........................................   13,920,812      9,901,290
Selling, general and administrative expenses................   10,358,469      9,084,466
                                                              -----------    -----------

Operating income............................................    3,562,343        816,824
Interest expense, net.......................................      291,217         89,505
Other income, net...........................................     (188,623)      (349,151)
                                                              -----------    -----------

  Net income................................................  $ 3,459,749    $ 1,076,470
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                           PALM BEACH BEDDING COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                       COMMON STOCK       ADDITIONAL                       TOTAL
                                    ------------------     PAID-IN       RETAINED      STOCKHOLDERS'
                                    SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                    ------    --------    ----------    -----------    -------------
JANUARY 1, 1996...................  26,752    $133,760     $33,839      $ 8,904,972     $ 9,072,571
Net income........................      --          --          --        1,076,470       1,076,470
Distributions.....................      --          --          --       (1,478,048)     (1,478,048)
                                    ------    --------     -------      -----------     -----------

DECEMBER 31, 1996.................  26,752     133,760      33,839        8,503,394       8,670,993
Net income........................      --          --          --        3,459,749       3,459,749
Distributions.....................      --          --          --       (1,652,530)     (1,652,530)
                                    ------    --------     -------      -----------     -----------

DECEMBER 31, 1997.................  26,752    $133,760     $33,839      $10,310,613     $10,478,212
                                    ======    ========     =======      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                           PALM BEACH BEDDING COMPANY

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997           1996
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 3,459,749    $ 1,076,470
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      474,211        405,090
     Loss on sale of property and equipment.................        3,843          6,763
     Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable...........      756,173       (976,678)
       Decrease in other investments........................           --        225,602
       Increase in inventories..............................      (61,069)      (613,633)
       Increase in prepaid expenses and other current
        assets..............................................     (171,719)      (131,887)
       Decrease (increase) in other assets..................      114,975        (19,281)
       Increase in accounts payable.........................      672,864      1,368,776
       Increase in accrued compensation.....................      193,021        266,479
       (Decrease) increase in other current liabilities.....     (544,942)       595,058
                                                              -----------    -----------

     Net cash provided by operating activities..............    4,897,106      2,202,759
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures......................................     (781,953)    (6,853,680)
  Purchase of certificates of deposit.......................   (4,554,000)    (2,577,000)
  Proceeds from sale of property and equipment..............        7,760         26,707
  Proceeds from sales and maturities of certificates of
     deposit................................................    2,321,000      3,238,870
  Restricted use of bond proceeds...........................    1,527,855     (1,666,611)
                                                              -----------    -----------

     Net cash used in investing activities..................   (1,479,338)    (7,831,714)
                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan acquisition costs....................................           --       (176,043)
  Proceeds from long-term debt..............................           --      7,650,000
  Payments on long-term debt................................     (380,000)      (285,000)
  Distributions.............................................   (1,652,530)    (1,478,048)
                                                              -----------    -----------

     Net cash (used in) provided by financing activities....   (2,032,530)     5,710,909
                                                              -----------    -----------

Net increase in cash and cash equivalents...................    1,385,238         81,954

Cash and cash equivalents at beginning of year..............      852,008        770,054
                                                              -----------    -----------

Cash and cash equivalents at end of year....................  $ 2,237,246    $   852,008
                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid, net of amounts capitalized in 1996 of
     $165,247...............................................  $   291,217    $    89,505

   The accompanying notes are an integral part of these financial statements.

                           PALM BEACH BEDDING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

     Palm Beach Bedding Company (the "Company"), formed in 1926, is a leading manufacturer and distributor of Serta brand mattresses and box springs throughout the State of Florida, except the panhandle region.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investment instruments with an original maturity of three months or less.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue generally at the time of shipment. Appropriate accruals for returns, discounts, rebates and other allowances are recorded as reductions in sales. The Company's bedding products offer limited warranties of up to 10 years against manufacturing defects. The Company's cost of honoring warranty claims is immaterial.

  Inventories

     Inventories are stated at the lower of cost or market and include the cost of materials, labor and manufacturing overhead. Cost is determined on a first-in, first-out basis. Inventories are produced on a made-to-order basis.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Land improvements...........................................    10-20 years
Building and improvements...................................    30-40 years
Machinery and equipment.....................................      5-7 years
Office furniture and equipment..............................     5-10 years
Vehicles....................................................      5-7 years

     Expenditures for maintenance and routine repairs are expensed as incurred. Upon the disposition of property, plant and equipment, the accumulated depreciation is deducted from the original cost and any gain or loss is reflected in current income.

  Advertising Costs

     The Company expenses advertising costs, consisting principally of cooperative advertising with dealers and retailers, when the revenue from sales to customers is recorded. Advertising costs for the years ended December 31, 1997 and 1996 approximated $2,236,000 and $1,905,000, respectively.

                           PALM BEACH BEDDING COMPANY

  Income Taxes

     The Company has made an election to be treated as a Small Business Corporation under Subchapter S of the Internal Revenue Code, whereby profits and losses are passed directly to the shareholders for inclusion in their personal income tax returns. Therefore, no provision for income taxes is included in these financial statements.

3.  INVENTORIES

     Inventories consist of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Raw materials...............................................   $1,840,049
Work-in-process.............................................      127,095
Finished goods..............................................      287,093
                                                               ----------
  Total inventories.........................................   $2,254,237
                                                               ==========

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Land and land improvements..................................  $ 2,038,564
Buildings and improvements..................................    6,880,495
Machinery and equipment.....................................    2,698,758
Office furniture and equipment..............................      441,114
Vehicles....................................................      485,058
                                                              -----------
                                                               12,543,989
Less: accumulated depreciation..............................   (3,550,255)
                                                              -----------
                                                              $ 8,993,734
                                                              ===========

     Depreciation expense was approximately $465,000 and $406,000 for the years ended December 31, 1997 and 1996, respectively.

5.  CONCENTRATION OF CREDIT RISK

     The Company manufactures and markets sleep products including mattresses and box springs to department stores and specialty shops in certain licensed territories in the State of Florida. Sales to two major customers accounted for approximately 13% and 12%, respectively, of net sales in 1997 and sales to one major customer accounted for approximately 12% of net sales in 1996. Amounts receivable from these two customers represented approximately 27% of the trade accounts receivable balance at December 31, 1997.

     Purchases of raw materials from one vendor represented approximately 38% and 32% of total raw material purchases for 1997 and 1996, respectively.

6.  LICENSE AGREEMENT

     Serta, Inc. ("Serta") is a national non-profit organization consisting of 12 domestic licensed operating mattress manufacturing companies. The organization aids the manufacturers in marketing, merchandising, manufacturing specifications, trademarks and related activities through license fees paid by the licensees.

                           PALM BEACH BEDDING COMPANY

Serta owns the rights to the Serta trademark and licenses companies to manufacture and sell mattresses under the Serta brand name. The Company's license with Serta is effective until terminated by mutual written agreement of both parties or if the Company does not comply with the provisions of the license agreement. In 1997 and 1996, the Company paid approximately $1,212,000 and $1,174,000, respectively, in license fees to Serta.

7.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Industrial Development Revenue Bonds due through 2016 at
variable interest rates (average rate in 1997 -- 3.80%)
collateralized by an irrevocable letter of credit in the
amount of $7,956,000........................................   $6,985,000
Less, current portion.......................................      380,000
                                                               ----------
                                                               $6,605,000
                                                               ==========

     In April 1996, the Company obtained $7,650,000 Palm Beach County, Florida, Variable Rate Demand Industrial Development Revenue Bonds (the "Bonds"). At December 31, 1997, $7,511,244 of the funds had been expended on purchases and construction of property and equipment. The remaining balance of $138,756 was spent on property and equipment purchases during 1998. Quarterly principal payments of $95,000 are required through October 1, 2013. Thereafter, quarterly principal payments of $100,000 are required until maturity in April 2016, including interest at a variable rate determined by the issuer based on prevailing market rates. The letter of credit issued in connection with the Bonds is collateralized by a first lien against certain land and buildings of the Company.

     Long-term debt at December 31, 1997 is scheduled to mature as follows:

1998........................................................  $  380,000
1999........................................................     380,000
2000........................................................     380,000
2001........................................................     380,000
2002........................................................     380,000
Thereafter..................................................   5,085,000
                                                              ----------
                                                              $6,985,000
                                                              ==========

8.  RELATED PARTY TRANSACTIONS

     In 1997, the Company had a receivable of $84,000 from a stockholder relating to the purchase of his life insurance policy. This amount was repaid prior to the acquisition of Palm Beach Bedding Company by Sleepmaster L.L.C. (see Note 11).

9.  401(K) PLAN

     The Company established a noncontributory profit sharing plan January 1, 1989, covering substantially all employees. This plan was amended, effective January 1, 1997, to be a 401(k) Profit Sharing Plan and Trust. The contributions are determined by the Board of Directors but are limited to an amount deductible for income tax purposes. The Company made contributions to this plan of $200,000 for each of the two years ended December 31, 1997.

                           PALM BEACH BEDDING COMPANY

10.  COMMITMENTS

     The Company leases office furniture and equipment, manufacturing equipment and distribution trucks under noncancelable operating leases with various expiration dates through November 2002. Rent expense under operating leases was approximately $420,000 and $300,000 for the year ended December 31, 1997 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1997 are as follows:

1998........................................................  $227,309
1999........................................................   203,984
2000........................................................    71,542
2001........................................................    59,907
2002........................................................    18,187
                                                              --------
                                                              $580,929
                                                              ========

11.  SUBSEQUENT EVENTS

     The Company's manufacturing facility on Clare Avenue in West Palm Beach, Florida was sold on February 17, 1998 for cash proceeds of $915,000 and a mortgage note receivable of $2,135,000. The Company realized a gain of approximately $2,780,000 in connection with the sale.

     On March 3, 1998, Sleepmaster L.L.C. acquired substantially all of the net assets of the Company for approximately $32,800,000 in cash and the assumption of the Company's Palm Beach County, Florida Industrial Development Revenue Bonds in the aggregate principal amount of $6,985,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Advisors and
Members of Sleepmaster L.L.C.:

In our opinion, the accompanying balance sheet and the related statements of income stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Herr Manufacturing Company (the "Company") at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
March 26, 1999

                           HERR MANUFACTURING COMPANY

                                 BALANCE SHEET
                               DECEMBER 31, 1998

ASSETS
Current assets:
  Cash and cash equivalents.................................    $1,689,949
  Accounts receivable, less allowance for doubtful accounts
     of $196,000............................................     1,979,493
  Inventories...............................................       463,846
  Other current assets......................................       237,163
  Deferred tax assets.......................................        23,576
                                                                ----------
          Total current assets..............................     4,394,027

  Property, plant and equipment, net........................     3,281,688
  Other assets..............................................       603,099
  Deferred tax assets.......................................        45,980
                                                                ----------
          Total assets......................................    $8,324,794
                                                                ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  591,273
  Accrued compensation......................................     1,413,989
  Accrued profit-sharing contribution.......................       313,883
  Other accrued liabilities.................................       156,983
  Deferred compensation.....................................     1,100,000
  Note payable to stockholder...............................       163,252
                                                                ----------
          Total current liabilities.........................     3,739,380
                                                                ----------

Stockholders' Equity:
  Common stock, $100 par value; authorized 2,000 shares;
     issued 1,376 shares, including 353 shares in
     treasury...............................................       137,598
  Retained earnings.........................................     5,047,208
                                                                ----------
                                                                 5,184,806
     Less: treasury stock, at cost..........................       599,392
                                                                ----------
          Total stockholders' equity........................     4,585,414
                                                                ----------
          Total liabilities and stockholders' equity........    $8,324,794
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                           HERR MANUFACTURING COMPANY

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

Net sales...................................................  $19,384,937
Cost of sales...............................................   11,586,573
                                                              -----------
  Gross profit..............................................    7,798,364
  Selling, general and administrative expenses..............    6,561,068
                                                              -----------

Operating income............................................    1,237,296

Interest expense............................................       27,752
Other income, net...........................................     (150,134)
                                                              -----------

          Income before income taxes........................    1,359,678

Provision for income taxes..................................      531,959
                                                              -----------
          Net income........................................  $   827,719
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           HERR MANUFACTURING COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                       YEAR ENDED DECEMBER 31, 1998
                                    -------------------------------------------------------------------
                                      COMMON STOCK                     TREASURY STOCK         TOTAL
                                    -----------------    RETAINED    ------------------   STOCKHOLDERS'
                                    SHARES    AMOUNT     EARNINGS    SHARES    AMOUNT        EQUITY
                                    ------   --------   ----------   ------   ---------   -------------
BALANCE JANUARY 1, 1998...........  1,376    $137,598   $4,219,489    353     $(599,392)   $3,757,695
Net income........................     --          --      827,719     --            --       827,719
                                    -----    --------   ----------    ---     ---------    ----------
BALANCE DECEMBER 31, 1998.........  1,376    $137,598   $5,047,208    353     $(599,392)   $4,585,414
                                    =====    ========   ==========    ===     =========    ==========

   The accompanying notes are an integral part of these financial statements.

                           HERR MANUFACTURING COMPANY

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $  827,719
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Gain on sale of fixed assets...........................      (15,121)
     Depreciation and amortization..........................      394,060
     Deferred compensation..................................       13,137
     Deferred income taxes..................................      453,423
     Changes in operating assets and liabilities:
       Increase in accounts receivable......................      (14,210)
       Decrease in inventories..............................       25,782
       Increase in other assets.............................     (140,480)
       Increase in accounts payable.........................      184,207
       Increase in accrued compensation.....................      206,641
       Decrease in accrued profit-sharing contribution......      (57,885)
       Decrease in other accrued liabilities................       (5,614)
                                                               ----------
       Net cash provided by operating activities............    1,871,659
                                                               ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures......................................     (447,918)
  Increase in cash surrender value of life insurance
     policies...............................................      (83,867)
  Proceeds from the sale of fixed assets....................       16,300
                                                               ----------
       Net cash used in investing activities................     (515,485)
                                                               ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable.................................     (359,762)
                                                               ----------
       Net cash used in financing activities................     (359,762)
                                                               ----------
Net increase in cash and cash equivalents...................      996,412

Cash and cash equivalents at beginning of year..............      693,537
                                                               ----------

Cash and cash equivalents at end of year....................   $1,689,949
                                                               ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid.............................................   $   27,752
  Income taxes paid.........................................   $  303,604

   The accompanying notes are an integral part of these financial statements.

                           HERR MANUFACTURING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

     Herr Manufacturing Company (the "Company") is a Serta licensee which manufactures and distributes mattresses and box springs in central and eastern Pennsylvania and southern New York State. The Company produces products under the Serta and Herr labels as well as other private labels.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investment instruments with an original maturity of three months or less.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue at the time of shipment. Appropriate accruals for returns, discounts, rebates and other allowances are recorded as reductions in sales. The Company's bedding products offer limited warranties of up to 10 years against manufacturing defects. The Company's cost of honoring warranty claims is immaterial.

     The Company also recognizes commission income on certain sales transactions processed by the Company on behalf of other Serta licenses. This income is included in the other income, net caption in the statement of income and amounted to $69,660 in 1998.

  Inventories

     Inventories are stated at the lower of cost or market and include the cost of materials, labor and manufacturing overhead. Cost is determined on a first-in, first-out basis. Inventories are produced on a made-to-order basis.

  Property, plant and equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the double declining balance and straight line methods over the estimated useful lives:

Buildings...................................................  39 years
Building improvements.......................................  15 years
Machinery and equipment.....................................  5-10 years
Furniture and equipment.....................................  3-7 years
Automobiles.................................................  5 years

     Expenditures for maintenance and routine repairs are expensed as incurred. Upon the disposition of property, plant and equipment, the accumulated depreciation is deducted from the original cost and any gain or loss is reflected in current income.

                           HERR MANUFACTURING COMPANY

  Goodwill

     Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is being amortized over 10 years using the straight-line method. Amortization expense amounted to $16,000 in 1998. As of December 31, 1998, the unamortized balance of goodwill was $65,833 and is included in other assets. The Company reviews goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable.

  Advertising Costs

     The Company expenses advertising costs, consisting principally of cooperative advertising with dealers and retailers, when the revenue from sales to customers is recorded. Advertising costs for the year ended December 31, 1998 approximated $1,582,000.

  Deferred Income Taxes

     Deferred income taxes are recognized for the tax consequences, in future years, of differences between the tax bases of assets and liabilities as compared to the corresponding financial reporting amounts at each year end on the basis of enacted tax rates applicable to the period in which the differences are expected to affect taxable income.

3.  INVENTORIES

     Inventories consist of the following:

                                                                DECEMBER 31,
                                                                    1998
                                                                ------------
Raw materials...............................................      $439,056
  Work-in-process...........................................        15,396
  Finished goods............................................         9,394
                                                                  --------
     Total inventories......................................      $463,846
                                                                  ========

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                DECEMBER 31,
                                                                    1998
                                                                ------------
Land........................................................     $  510,612
  Building and improvements.................................      2,215,689
  Machinery.................................................      1,627,477
  Automobiles and trucks....................................        673,016
  Furniture and equipment...................................        358,569
                                                                 ----------
                                                                  5,385,363
Less: accumulated depreciation..............................      2,103,675
                                                                 ----------
                                                                 $3,281,688
                                                                 ==========

     Depreciation expense was $378,060 for the year ended December 31, 1998.

                           HERR MANUFACTURING COMPANY

5.  CONCENTRATION OF CREDIT RISK

     The Company manufactures and markets sleep products including mattresses and box springs to department stores and specialty shops in certain licensed territories in central and eastern Pennsylvania and southern New York state. Sales to one major customer accounted for approximately 14% of net sales in 1998. Amounts receivable from two customers represented approximately 18% and 15%, respectively, of the trade accounts receivable balance at December 31, 1998.

     Purchases of raw materials from one vendor represented approximately 44% of total raw material purchases for 1998.

6.  LICENSE AGREEMENT

     Serta, Inc. ("Serta"), is a national non-profit organization consisting of 12 domestic licensed operating mattress manufacturing companies. The organization aids the manufacturers in marketing, merchandising, manufacturing specifications, trademarks and related activities through license fees paid by the licensees. Serta owns the rights to the Serta trademark and licenses companies to manufacture and sell mattresses under the Serta brand name. The Company's license with Serta is effective until terminated by mutual written agreement of both parties or if the Company does not comply with the provisions of the license agreement. In 1998, the Company paid approximately $571,000 in license fees to Serta.

7.  RELATED PARTY TRANSACTIONS

     The Company has agreements with two former stockholders which provide for the Company to compensate them for past services. As of December 31, 1998, there was an agreement to satisfy this deferred compensation agreement with an aggregate payment of $1,100,000. This amount was paid in February 1999. The charge to expense under these agreements amounted to $125,285 in 1998.

     The Company is committed under the terms of agreements with its stockholders to repurchase shares of stock upon the death of a stockholder, if the personal representative of the deceased offers in writing to sell such shares to the Company within one year after the date of death. The purchase price of any shares of stock bought under an offer made in accordance with the terms of the agreements will be at the agreed upon formula value of such shares as of the end of the last complete fiscal year prior to the making of such offer. The formula value is based on the book value of the Company excluding the book value of the real estate multiplied by 120% plus the agreed value of the real estate ($2,375,000 at December 31, 1998). The agreed value of the real estate will be adjusted annually for purposes of the formula.

     At December 31, 1998, the Company has a note payable to a stockholder in the amount of $163,252. Principal payments on this note during 1998 totaled $23,321. This note was paid in full in February 1999. Interest expense paid to a stockholder on the note payable totaled $11,355 for 1998.

8.  LINE OF CREDIT

     The Company had an unsecured line of credit available in the amount of $700,000 as of December 31, 1998. Interest is at the bank's prime rate. No amounts were outstanding against the line at December 31, 1998.

9.  NOTE PAYABLE

     During 1998, the Company paid $336,441 to settle a mortgage note payable to a bank. The interest rate related to this note was 6.95% in 1998.

                           HERR MANUFACTURING COMPANY

10.  INCOME TAXES

     The provision for income taxes consists of the following for the year ended December 31, 1998:

CURRENT
Federal.....................................................    $ 57,427
  State.....................................................      21,109
                                                                --------
          Total current.....................................      78,536
                                                                --------
DEFERRED
  Federal...................................................     390,209
  State.....................................................      63,214
                                                                --------
          Total deferred....................................     453,423
                                                                --------
          Provision for income taxes........................    $531,959
                                                                ========

     The Company's effective tax rate differs from the appropriate Federal statutory rate, as shown in the following reconciliation for the year ended December 31, 1998.

Income tax expense at appropriate Federal statutory rate....     33.5%
State income tax expense, net of appropriate Federal
benefit.....................................................     6.36%
Other, net..................................................     (.74)%
                                                                -----
                                                                39.12%
                                                                =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial-reporting purposes and the amounts used for income tax-reporting purposes.

     Significant components of net deferred tax assets at December 31, 1998 are as follows:

Current deferred income taxes:
Accrued liabilities not currently deductible................  $ 23,576
Noncurrent deferred income taxes:
  Goodwill..................................................    97,199
  Depreciation..............................................   (51,219)
                                                              --------
                                                                45,980
                                                              --------
     Net deferred tax asset.................................  $ 69,556
                                                              ========

11.  RETIREMENT PLAN

     The Company has a profit-sharing plan that covers substantially all employees. The Company contributed $313,883 to this plan for the year ended December 31, 1998.

12.  DISABILITY INCOME PLAN

     The Company has a disability income plan that covers substantially all salaried employees. This plan combines a disability insurance program and a company-sponsored salary continuation program. Under the company-sponsored salary continuation program, the Company will provide, in the event of disability, a proportion of salary above the insurance limits for one year. No amount was paid for salary continuation under this plan in 1998.

13.  SUBSEQUENT EVENTS

     On February 26, 1999, the Company sold all its issued and outstanding shares of its common stock to Sleepmaster L.L.C. for $24,700,000 in cash. The accompanying financial statements do not reflect any adjustments related to the sale of the Company's stock.

AUDITORS' REPORT

TO THE DIRECTOR OF STAR BEDDING PRODUCTS (1986) LIMITED

We have audited the consolidated balance sheet of STAR BEDDING PRODUCTS (1986) LIMITED as at December 31, 1998 and the consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.

The opening balances were reported on by other auditors.

PRICEWATERHOUSECOOPERS LLP
CHARTERED ACCOUNTANTS

North York, Ontario
March 19, 1999

(except as to note 11(b), which is as of April 8, 1999)

                      STAR BEDDING PRODUCTS (1986) LIMITED

                           CONSOLIDATED BALANCE SHEET
                            AS AT DECEMBER 31, 1998

ASSETS
CURRENT ASSETS
Accounts receivable, less allowance for doubtful accounts of
  $17,523...................................................  $1,993,026
Accounts receivable -- other................................      17,057
Inventories (note 2)........................................     382,252
Prepaid expenses............................................      14,304
                                                              ----------
                                                               2,406,639
INVESTMENT -- 50 shares of Serta Inc. at cost...............       2,500
FIXED ASSETS (note 3).......................................     923,951
                                                              ----------
                                                              $3,333,090
                                                              ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable............................................  $  666,735
Accrued co-op advertising...................................     158,054
Accrued sales allowances....................................     210,559
Accrued bonuses.............................................     261,888
Other accrued liabilities...................................     261,881
Short-term borrowings (note 4)..............................      26,581
Income taxes payable........................................     413,598
                                                              ----------
                                                               1,999,296
ADVANCES FROM RELATED PARTIES (note 8)......................     317,279
                                                              ----------
DEFERRED INCOME TAXES (note 5)..............................      16,988
                                                              ----------
                                                               2,333,563
                                                              ----------
SHAREHOLDER'S EQUITY:
CAPITAL STOCK
Class A common voting shares, no par value; authorized:
  unlimited number of shares; issued: -- 6,500..............     246,466
Class B common voting shares, no par value; authorized
  unlimited number of shares; issued: -- 6,500..............     180,158
Preference shares, issuable in series with rights and
  restrictions to be determined by the director; authorized:
  unlimited number of shares; issued: nil...................          --
Retained earnings...........................................     532,833
ACCUMULATED OTHER COMPREHENSIVE INCOME......................      40,070
                                                              ----------
                                                                 999,527
                                                              ----------
                                                              $3,333,090
                                                              ==========
COMMITMENTS AND CONTINGENCIES (note 7)

        The notes to the financial statements form an integral part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

NET SALES...................................................  $15,235,721
COST OF SALES...............................................    9,445,921
                                                              -----------
                                                                5,789,800
                                                              -----------
OPERATING EXPENSES
Delivery....................................................      391,989
Selling and advertising.....................................    1,845,611
General and administrative..................................      999,709
                                                              -----------
                                                                3,237,309
                                                              -----------
OPERATING INCOME............................................    2,552,491

Other income (expenses)
Interest expense............................................      (17,265)
                                                              -----------

INCOME BEFORE INCOME TAXES..................................    2,535,226
                                                              -----------

PROVISION FOR INCOME TAXES (note 5)
Current.....................................................      917,947
Deferred....................................................       17,530
                                                              -----------
                                                                  935,477
                                                              -----------
NET INCOME..................................................    1,599,749

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments, net of tax........        7,794
                                                              -----------

COMPREHENSIVE INCOME........................................    1,607,543

RETAINED EARNINGS -- BEGINNING OF YEAR......................      374,859

CASH DIVIDENDS PAID.........................................   (1,449,569)
                                                              -----------

RETAINED EARNINGS -- END OF YEAR............................  $   532,833
                                                              ===========

 The notes to the financial statements form an integral part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS

OPERATING ACTIVITIES
Net income for the year.....................................    $ 1,607,543
Adjustments to reconcile net income to net cash provided by
  operating activities
     Deferred income taxes..................................         16,988
     Depreciation...........................................        190,823
     Gain on sale of fixed assets...........................        (10,727)
Changes in operating assets and liabilities
     Increase in accounts receivable -- trade and other.....       (285,515)
     Increase in inventories................................        (13,681)
     Decrease in prepaid expenses...........................         85,835
     Increase in accounts payable and accrued liabilities...        219,788
                                                                -----------
                                                                  1,811,054
                                                                -----------
INVESTING ACTIVITIES
Purchase of fixed assets....................................       (420,095)
Proceeds from sale of fixed assets..........................         13,147
                                                                -----------
                                                                   (406,948)
                                                                -----------
FINANCING ACTIVITIES
Net borrowings under line of credit agreement...............         26,581
Net increase in advances from related parties...............         15,966
Cash dividends paid.........................................     (1,449,569)
                                                                -----------
                                                                 (1,407,022)
                                                                -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................         (7,794)
                                                                -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................        (10,710)

CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR..............         10,710
                                                                -----------
CASH AND CASH EQUIVALENTS -- END OF YEAR....................    $        --
                                                                ===========

     (Cash and cash equivalents are defined as cash and short-term highly liquid deposits with maturity dates of less than 90 days.)

        The notes to the financial statements form an integral part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of the company and its wholly owned subsidiary, Burrell Bedding Limited, for the year ended December 31, 1998. The subsidiary company also has a December 31 year end. Significant intercompany balances and transactions are eliminated.

  Revenue Recognition

     The company recognizes revenue upon the passage of title which is generally at the time of shipment.

  Inventories

     Finished goods and work-in-process are valued at the lower of cost, determined on the first-in, first-out basis, and market. Raw materials are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost.

  Fixed Assets

     Fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated over the following estimated useful lives:

DECLINING BALANCE
Plant equipment.............................................      20%
Automotive equipment........................................      30%
Computer equipment..........................................      30%
Office equipment............................................      20%
Sign........................................................      20%
STRAIGHT-LINE
Leasehold improvements......................................  5 years

     Expenditures for maintenance and routine repairs are expensed as incurred.

  Advertising Costs

     The company expenses all advertising costs as incurred. Advertising expenses for the year ended December 31, 1998 were $1,009,964.

  Income Taxes

     Income taxes are accounted for under the liability method whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements, based on enacted tax rates.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      STAR BEDDING PRODUCTS (1986) LIMITED

                               DECEMBER 31, 1998

  Foreign Currency Translation

     The Company's functional currency is the Canadian dollar. Assets and liabilities are translated into U.S. dollars using the current exchange rates in effect at the balance sheet date, while revenues and expenses are translated at the average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within the retained earnings section of shareholder's equity. Foreign currency transaction gains and losses are charged or credited to income as incurred.

2.  INVENTORIES

Raw materials...............................................  $335,000
Work-in-process.............................................    17,389
Finished goods..............................................    29,863
                                                              --------
                                                              $382,252
                                                              ========

3.  FIXED ASSETS

                                                        ACCUMULATED        NET
                                             COST       DEPRECIATION    BOOK VALUE
                                          ----------    ------------    ----------
Plant equipment.........................  $1,407,827      $706,005       $701,822
Automotive equipment....................     174,070        87,294         86,776
Computer equipment......................     129,558        64,971         64,587
Office equipment........................     102,358        51,331         51,027
Sign....................................       2,319         1,163          1,156
Leasehold improvements..................      37,275        18,692         18,583
                                          ----------      --------       --------
                                          $1,853,407      $929,456       $923,951
                                          ==========      ========       ========

Depreciation expense was $190,823 for the year ended December 31, 1998.

4.  SHORT-TERM BORROWINGS

     The company has a (i) $522,705 demand operating facility and (ii) $375,694 demand reducing equipment financing facility. The demand operating facility bears interest at prime plus 1/2% and the equipment financing facility bears interest at prime plus 0.90%. The collateral on these facilities is as follows:

            i) a general security agreement having a first charge on all assets of the company (other than real property);

           ii) maintenance of fire insurance in an amount acceptable to the bank, with loss payable to the bank;

           iii) a guarantee of all debts and liabilities owing to the company, limited to $718,719, signed by Burrell Bedding Limited, supported by a general security agreement having a first charge on all assets of Burrell Bedding Limited (other than real property);

           iv) hypothecation by the company of all issued and outstanding shares of Burrell Bedding Limited;

            v) postponement and assignment of claim signed by related parties;
               and

                      STAR BEDDING PRODUCTS (1986) LIMITED

                               DECEMBER 31, 1998

           vi) collateral agreement with respect to the equipment financed under the equipment financing facility.

     At December 31, 1998, the company had borrowings of $26,581 on the operating facility and $nil on the equipment financing facility.

5.  INCOME TAXES

     a) The provision for income taxes consists of the following:

CURRENT TAXES
Federal.....................................................  $572,340
  Provincial................................................   345,607
                                                              --------
                                                               917,947
                                                              --------
DEFERRED TAXES
  Federal...................................................    10,930
  Provincial................................................     6,600
                                                              --------
                                                                17,530
                                                              --------
     PROVISION FOR INCOME TAXES.............................  $935,477
                                                              ========

     b) Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Significant components of the liability as of December 31, 1998 are as follows:

Deferred tax liability related to:
  Accumulated depreciation..................................  $(41,988)
  Accumulated goodwill......................................    25,000
                                                              --------
                                                              $(16,988)
                                                              ========

6.  SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for
       Interest.............................................  $ 17,265
       Income taxes.........................................   843,452
                                                              --------
                                                              $860,717
                                                              ========

7.  COMMITMENTS AND CONTINGENCIES

     The company is committed to a lease for premises to December 31, 2000 at an annual rental of approximately $216,000.

     Future minimum lease payments as of December 31, 1998 are as follows:

1999........................................................  $216,000
  2000......................................................   216,000
                                                              --------
                                                              $432,000
                                                              ========

                      STAR BEDDING PRODUCTS (1986) LIMITED

                               DECEMBER 31, 1998

8.  RELATED PARTY TRANSACTIONS

     For reporting purposes herein, related parties are the company's director and companies controlled by the director.

     Advances from related parties, as disclosed on the balance sheet, are collateralized by a general security agreement, are non-interest bearing except for advances from the director which bear interest at 10% per annum and have no specific terms of repayment. Demand for repayment is not expected prior to January 1, 2000. Advances from the director as at December 31, 1998 are $123,489. The fair value of the non-interest bearing advances cannot be reasonably determined.

During the year, interest of $12,743 was paid to the company's director.

9.  FINANCIAL INSTRUMENTS

     The company's financial instruments consist of accounts receivable, accounts payable, other accrued liabilities, short-term borrowings and advances from related parties. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest rate, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

10.  ECONOMIC DEPENDENCE

     Sales to the company's two largest customers account for approximately 48% of its annual sales volume. To minimize credit risk related to these and other customers, the company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when deemed necessary. The company maintains provisions for potential credit losses and any such losses to date have been within management's expectations.

11.  SUBSEQUENT EVENTS

     a) On January 1, 1999, Star Bedding Products (1986) Limited amalgamated with its subsidiary, Burrell Bedding Limited. The amalgamated company will continue to operate as Star Bedding Products (1986) Limited. The transaction was accounted for at carrying value.

     b) On April 8, 1999, the company entered into an asset purchase agreement with Sleepmaster L.L.C. to sell substantially all of its assets for approximately $16,077,000 in cash and a promissory note of approximately $660,000. The sale is expected to be consummated before June 30, 1999.

                      STAR BEDDING PRODUCTS (1986) LIMITED

                      CONDENSED CONSOLIDATED BALANCE SHEET
                        AS OF MARCH 31, 1999 (UNAUDITED)

ASSETS
CURRENT ASSETS
Accounts receivable, less allowance for doubtful accounts of
  $27,844...................................................  $1,598,978
Accounts receivable -- other................................      19,509
Inventories.................................................     404,422
Other current assets........................................      20,435
                                                              ----------
                                                               2,043,344
INVESTMENT -- 50 SHARES OF SERTA INC. -- AT COST............       2,500
FIXED ASSETS................................................     890,395
                                                              ----------
                                                              $2,936,239
                                                              ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable............................................  $  476,837
Accrued co-op advertising...................................     158,508
Accrued sales allowances....................................     229,616
Other accrued liabilities...................................     289,550
Short-term borrowings.......................................       3,815
                                                              ----------
                                                               1,158,326
ADVANCES FROM RELATED PARTIES...............................     319,885
DEFERRED INCOME TAXES.......................................      17,228
                                                              ----------
                                                               1,495,439
                                                              ----------
SHAREHOLDER'S EQUITY
CAPITAL STOCK
Class A common voting shares, no par value; authorized:
  unlimited number of shares; issued: 6,500.................     246,466
Class B common voting shares, no par value; authorized:
  unlimited number of shares; issued: 6,500.................     180,158
Preference shares, issuable in series with rights and
  restrictions to be determined by the director, authorized:
  unlimited number of shares; issued: nil...................          --
Retained earnings...........................................     973,451
ACCUMULATED OTHER COMPREHENSIVE INCOME......................      40,725
                                                              ----------
                                                               1,440,800
                                                              ----------
                                                              $2,936,239
                                                              ==========

             The notes to the financial statements form an integral
                      part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             THREE MONTHS ENDED MARCH 31, 1999 AND 1998 (UNAUDITED)

                                                                 1999          1998
                                                              ----------    ----------
Net sales...................................................  $3,784,145    $3,324,617
Cost of sales...............................................   2,356,279     2,135,335
                                                              ----------    ----------
                                                               1,427,866     1,189,282
                                                              ----------    ----------
OPERATING EXPENSES
Delivery....................................................      89,049        72,185
Selling and advertising.....................................     474,838       400,562
General and administrative..................................     204,936       203,310
                                                              ----------    ----------
                                                                 768,823       676,057
                                                              ----------    ----------
OPERATING INCOME............................................     659,043       513,225
Interest expense............................................       3,231         8,716
                                                              ----------    ----------
INCOME BEFORE INCOME TAXES..................................     655,812       504,509

PROVISION FOR INCOME TAXES
Current.....................................................     215,849       159,670
Deferred....................................................          --            --
                                                              ----------    ----------
                                                                 215,849       159,670
                                                              ----------    ----------
NET INCOME..................................................     439,963       344,839

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments, net of tax........         655            --
                                                              ----------    ----------
COMPREHENSIVE INCOME........................................     440,618       344,839

RETAINED EARNINGS -- BEGINNING OF PERIOD....................     532,833       374,859
                                                              ----------    ----------

RETAINED EARNINGS -- END OF PERIOD..........................  $  973,451    $  719,698
                                                              ==========    ==========

             The notes to the financial statements form an integral
                      part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             THREE MONTHS ENDED MARCH 31, 1999 AND 1998 (UNAUDITED)

                                                                1999         1998
                                                              ---------    ---------
CASH FLOWS
OPERATING ACTIVITIES

Net income..................................................  $ 439,963    $ 344,839

Adjustments to reconcile net income to net cash provided by
  operating activities
  Deferred income taxes.....................................        240           --
  Depreciation..............................................     48,344       46,876

Changes in operating assets and liabilities
  Decrease in accounts receivable -- trade and other........    391,596      290,683
  Increase in inventories...................................    (22,170)     (35,253)
  (Increase) decrease in other current assets...............     (6,132)      83,278
  Decrease in accounts payable and accrued liabilities......   (447,545)    (101,298)
  Decrease in income taxes payable..........................   (370,658)    (236,333)
                                                              ---------    ---------
                                                                 33,638      392,792
                                                              ---------    ---------
INVESTING ACTIVITIES
Purchase of fixed assets....................................    (14,788)    (290,363)
                                                              ---------    ---------

FINANCING ACTIVITIES
Net repayments under line of credit agreement...............    (22,766)      12,325
Net decrease in advances from related parties...............      2,606     (125,560)
                                                              ---------    ---------
                                                                (20,160)    (113,235)
                                                              ---------    ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................      1,310           --

NET CHANGE IN CASH AND CASH EQUIVALENTS.....................         --      (10,806)

CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD............         --       10,806
                                                              ---------    ---------

CASH AND CASH EQUIVALENTS -- END OF PERIOD..................  $      --    $      --
                                                              =========    =========

             The notes to the financial statements form an integral
                      part of these financial statements.

                      STAR BEDDING PRODUCTS (1986) LIMITED

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Star Bedding Products (1986) Limited and its wholly owned subsidiary, Burrell Bedding Limited (the "Company"). All significant intercompany balances and transactions have been eliminated. In the opinion of management, the accompanying interim unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position at March 31, 1999 and the results of their operations and of their cash flows for the three months ended March 31, 1999 and 1998. The results of operations for the periods presented should not necessarily be taken as indicative of the results of operations that may be expected for the entire year. In accordance with the rules of the Securities and Exchange Commission, these financial statements do not include all disclosures required by generally accepted accounting principles.

     The accompanying financial information should be read in conjunction with the financial statements contained in the Company's Offering Memorandum effective May 12, 1999.

2.  INVENTORIES

     Inventories consist of the following:

                                                              MARCH 31,
                                                                1999
                                                              ---------
Raw materials...............................................  $357,922
Work-in-process.............................................    13,651
Finished goods..............................................    32,849
                                                              --------
          Total inventories.................................  $404,422
                                                              ========

3.  SUBSEQUENT EVENT

     On May 18, 1999, the Company sold substantially all of its assets to Sleepmaster L.L.C. for CAN $24,500,000 (approximately US $16,700,000) in cash and a promissory note of CAN $1,000,000 (approximately US $680,000) to Sleepmaster Holdings L.L.C. The accompanying financial statements do not reflect any adjustments related to the sale of the Company's assets.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of


Adam Wuest, Inc.:



     We have audited the accompanying balance sheets of Adam Wuest, Inc. (an Ohio corporation) as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adam Wuest, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



Cincinnati, Ohio,


  January 22, 1999 (Except with respect to the matter discussed in Note 11, for which the date is August 19, 1999)



                                          Arthur Andersen LLP

                                ADAM WUEST, INC.



                                 BALANCE SHEETS


                        AS OF DECEMBER 31, 1998 AND 1997



                                                                 1998           1997
                                                              -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,276,109    $ 7,704,695
  Marketable securities.....................................    5,672,194             --
  Trade receivables, less allowance for doubtful accounts of
    $279,000 and $196,000 in 1998 and 1997, respectively....    3,512,083      2,765,807
  Inventories...............................................      945,594      1,119,822
  Prepaid expenses..........................................       96,388         26,702
                                                              -----------    -----------
    Total current assets....................................   12,502,368     11,617,026
                                                              -----------    -----------
Property, plant and equipment (Note 6):
  Facility under capital lease..............................    3,150,000      3,150,000
  Leasehold improvements....................................      283,743        278,624
  Machinery and equipment...................................    2,359,704      2,372,049
  Furniture and fixtures....................................      710,050        684,889
  Deposits on fixed assets..................................       85,921             --
                                                              -----------    -----------
                                                                6,589,418      6,485,562
  Less -- accumulated depreciation..........................   (3,361,500)    (2,918,538)
                                                              -----------    -----------
                                                                3,227,918      3,567,024
                                                              -----------    -----------
Other assets................................................      568,551        492,490
                                                              -----------    -----------
    Total assets............................................  $16,298,837    $15,676,540
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of related party capital lease obligation
    (Note 6)................................................  $    94,652    $    94,652
  Accounts payable..........................................      907,175        734,389
  Accrued advertising.......................................      867,608        675,945
  Accrued sales allowances..................................      119,567        112,210
  Accrued compensation......................................      753,373        782,423
  Accrued expenses..........................................      553,125        429,680
  Income taxes payable......................................       47,619         58,048
  Dividends payable.........................................    2,422,000      2,456,191
                                                              -----------    -----------
    Total current liabilities...............................    5,765,119      5,343,538
                                                              -----------    -----------
Long-term liabilities:
  Related party capital lease obligation (Note 6)...........    2,428,687      2,533,212
                                                              -----------    -----------
  Deferred compensation (Note 9)............................      227,130         66,130
                                                              -----------    -----------
    Total long-term liabilities.............................    2,655,817      2,599,342
                                                              -----------    -----------
Commitments and contingencies (Notes 6 and 10)
Stockholders' equity:
  Common stock, no par, 18,106 shares authorized; issued and outstanding
    --Voting -- 9,732 in 1998 and 1997
    --Non-voting -- 1,081 in 1998 and 1997..................    1,031,597      1,031,597
  Additional paid-in-capital................................        8,181          8,181
  Retained earnings.........................................    6,838,123      6,693,882
                                                              -----------    -----------
    Total stockholders' equity..............................    7,877,901      7,733,660
                                                              -----------    -----------
    Total liabilities and stockholders' equity..............  $16,298,837    $15,676,540
                                                              ===========    ===========



The accompanying notes to the financial statements are an integral part of these balance sheets.

                                ADAM WUEST, INC.



                              STATEMENTS OF INCOME


              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                         1998           1997           1996
                                                     ------------    -----------    -----------
Net sales (Note 5).................................  $ 43,572,710    $41,255,302    $36,590,204
Cost of goods sold.................................    24,245,947     24,090,099     23,053,292
                                                     ------------    -----------    -----------

     Gross profit..................................    19,326,763     17,165,203     13,536,912
Selling, general and administrative expenses.......    13,227,576     12,874,993     11,749,190
                                                     ------------    -----------    -----------

     Operating income..............................     6,099,187      4,290,210      1,787,722
                                                     ------------    -----------    -----------
Other income (Expense):

  Interest income..................................       317,235        274,581        198,566

  Interest expense.................................      (346,617)      (340,239)      (350,932)

  Other, net.......................................         5,560          6,234        (47,022)
                                                     ------------    -----------    -----------
                                                          (23,822)       (59,424)      (199,388)
                                                     ------------    -----------    -----------

     Net income....................................  $  6,075,365    $ 4,230,786    $ 1,588,334
                                                     ============    ===========    ===========



The accompanying notes to the financial statements are an integral part of these statements.

                                ADAM WUEST, INC.



                       STATEMENTS OF STOCKHOLDERS' EQUITY


              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                               ADDITIONAL
                                                    COMMON      PAID-IN      RETAINED
                                                    STOCK       CAPITAL      EARNINGS        TOTAL
                                                  ----------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1995......................  $1,031,597     $8,181     $ 6,208,553   $ 7,248,331
Net income......................................          --         --       1,588,334     1,588,334
Dividends.......................................          --         --     (1,390,825)    (1,390,825)
                                                  ----------     ------     -----------   -----------
BALANCE, DECEMBER 31, 1996......................   1,031,597      8,181       6,406,062     7,445,840
Net income......................................          --         --       4,230,786     4,230,786
Dividends.......................................          --         --     (3,942,966)    (3,942,966)
                                                  ----------     ------     -----------   -----------
BALANCE, DECEMBER 31, 1997......................   1,031,597      8,181       6,693,882     7,733,660
Net income......................................          --         --       6,075,365     6,075,365
Dividends.......................................          --         --     (5,931,124)    (5,931,124)
                                                  ----------     ------     -----------   -----------
BALANCE, DECEMBER 31, 1998......................  $1,031,597     $8,181     $ 6,838,123   $ 7,877,901
                                                  ==========     ======     ===========   ===========



The accompanying notes to the financial statements are an integral part of these statements.

                                ADAM WUEST, INC.



                            STATEMENTS OF CASH FLOWS


              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                         1998           1997           1996
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................  $ 6,075,365    $ 4,230,786    $ 1,588,334
  Adjustments to reconcile net income to net cash
     provided by operating activities--
     Depreciation...................................      519,518        544,464        481,276
     Changes in certain assets and liabilities--
       Marketable securities........................   (5,672,194)            --             --
       Accounts receivable..........................     (746,276)       555,157        320,438
       Inventories..................................      174,228         34,661        (55,456)
       Prepaid expenses and other assets............     (145,747)       (99,184)      (126,365)
       Accounts payable.............................      172,786        (47,659)       258,551
       Accrued expenses and deferred compensation...      454,415        723,429       (414,437)
       Income taxes payable.........................      (10,429)        27,629         (2,819)
                                                      -----------    -----------    -----------
          Net cash provided by operating
            activities..............................      821,666      5,969,283      2,049,522
                                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...............     (180,412)      (569,819)      (440,362)
                                                      -----------    -----------    -----------
          Net cash used in investing activities.....     (180,412)      (569,819)      (440,362)
                                                      -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term obligations..................     (104,525)      (187,995)      (199,880)
  Dividends.........................................   (5,965,315)    (1,486,775)    (1,442,350)
                                                      -----------    -----------    -----------
          Net cash used in financing activities.....   (6,069,840)    (1,674,770)    (1,642,230)
                                                      -----------    -----------    -----------
Increase (decrease) in cash and cash equivalents....   (5,428,586)     3,724,694        (33,070)
Cash and cash equivalents, beginning of year........    7,704,695      3,980,001      4,013,071
                                                      -----------    -----------    -----------
Cash and cash equivalents, end of year..............  $ 2,276,109    $ 7,704,695    $ 3,980,001
                                                      ===========    ===========    ===========
Supplemental disclosures:
  Cash payments for interest........................  $   346,617    $   340,239    $   350,932
                                                      ===========    ===========    ===========
  Cash payments for taxes...........................  $    90,000    $    36,000    $    62,000
                                                      ===========    ===========    ===========



The accompanying notes to the financial statements are an integral part of these statements.

                                ADAM WUEST, INC.



                       NOTES TO THE FINANCIAL STATEMENTS


                  AS OF DECEMBER 31, 1998 AND 1997 AND FOR THE


                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



(1) THE COMPANY



     Adam Wuest, Inc. (the Company), founded in 1850, is the nation's oldest family-owned mattress manufacturer. The Company currently owns three Serta licenses: Cincinnati, Cleveland and Indianapolis and operates as Serta Mattress Company, a Division of Adam Wuest, Inc. The Company's principal products are Serta brand bedding, but it also manufactures its own brand bedding. The Company's customers are primarily retail outlets who sell to the end users and its primary market areas are Ohio, Indiana, eastern Kentucky and West Virginia.



(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     (a) Recognition of Revenues -- The Company recognizes revenue from the sale of its products at the time of shipment. Accruals for returns, discounts, rebates and other allowances are recorded as a reduction in sales. The Company's bedding products offer limited warranties of up to ten years for manufacturing defects. The Company's annual costs for warranty claims are nominal.



     (b) Cash and Cash Equivalents -- Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less.



     (c) Marketable Securities -- Marketable securities as of December 31, 1998 consist primarily of tax-free bonds. The Company classifies all marketable securities as available for sale. Accordingly, these securities are recorded at market value which approximated historical cost at December 31, 1998. Realized gains or losses are included in earnings upon sale of the securities and are calculated based on the proceeds received less the applicable original cost. These net gains were nominal for the year ended December 31, 1998.



     (d) Inventories -- Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. If the lower of first-in, first-out (FIFO) cost or market method had been used, the inventory would have been approximately $236,000 and $280,000 higher at December 31, 1998 and 1997, respectively and cost of goods sold would have been approximately $44,000 more and $68,000 less for the years ended December 31, 1998 and 1997, respectively. The impact to cost of goods sold would have been nominal for the year ended December 31, 1996.



     Inventories consist of the following at December 31, 1998 and 1997:



                                                         1998         1997
                                                       --------    ----------
Raw materials........................................  $532,770    $  727,201
Work-in-process......................................    78,769        48,777
Finished goods.......................................   334,055       343,844
                                                       --------    ----------
                                                       $945,594    $1,119,822
                                                       ========    ==========



     (e) Property, Plant and Equipment -- Property, plant and equipment are carried at cost and depreciated over their estimated useful lives using the straight-line method. Depreciation is provided over the lease term for assets under capital lease. The estimated useful lives are as follows:



Facility under capital lease................................      20 years
Leasehold improvements......................................    3-10 years
Machinery and equipment.....................................    5-10 years
Furniture and fixtures......................................     3-5 years



     Expenditures for repairs and maintenance are charged to expense as incurred.

                                ADAM WUEST, INC.

     The Company reviews the carrying value of these assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairments are recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is calculated as the difference between the asset carrying value and the present value of estimated net cash flows or comparable market values giving consideration to recent operating performance and pricing trends. Based on its most recent analysis, the Company believes no impairments exist at December 31, 1998.



     (f) Advertising -- The Company expenses the costs of advertising as incurred. The Company expenses the costs associated with a cooperative advertising program when the revenue from sales to customers is recorded. Advertising expense for the years ended December 31, 1998, 1997, and 1996 approximated $5,353,000, $5,375,000 and $4,827,000, respectively.



     (g) Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     (h) New Pronouncements -- In February 1998, the American Institute of Certified Public Accountants Accounting Standards Executive Committee issued Statement of Position No. 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires certain costs incurred in connection with developing or obtaining internal use software to be capitalized and other costs to be expensed. The Company is required to adopt this SOP January 1, 1999. The implementation of SOP 98-1 will not have a material impact on the Company's financial statements.



     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which requires comprehensive income and the associated income tax expense or benefit to be reported in a financial statement that is displayed with the same prominence as other financial statements with an aggregate amount of comprehensive income reported in the same financial statement. "Other Comprehensive Income" refers to revenues, expenses, gains and losses that, under generally accepted accounting principles, are included in comprehensive income but not in net income. The Company adopted this statement in the first quarter of fiscal 1998 with no impact on the Company's reported financial position, results of operations, cash flows or related disclosures.



     (i) Litigation -- The Company is subject to various claims, lawsuits and administrative proceedings arising in the ordinary course of business. The Company believes that any liability that may be finally determined will not have a material effect on its financial position, results of operations or its cash flows.



     (j) Reclassifications -- Certain reclassifications have been made to the prior years' financial statements to conform with the 1998 presentation.



(3) INCOME TAXES



     Effective December 1, 1994, the Company elected for federal and certain state income tax purposes to include its taxable income with that of its shareholders (an S corporation election). Accordingly, net income reported by the Company for the years ended December 31, 1998, 1997 and 1996 does not include provisions for federal and state income tax, which would otherwise be included in the determination of net income.



     Deferred taxes result from reporting certain income and expense items in different years for financial reporting purposes than for income tax purposes. In the event that the S Corporation election is terminated, federal and certain state future tax benefits applicable to these differences would be reflected

                                ADAM WUEST, INC.

in the accompanying financial statements. The components of the net future tax benefits would be as follows:



                                                           12/31/98     12/31/97
                                                           ---------    ---------
Capital lease............................................  $(233,448)   $(193,729)
Depreciation.............................................    205,196      166,871
Currently non-deductible expenses and reserves...........    531,598      376,503
                                                           ---------    ---------
                                                           $ 503,346    $ 349,645
                                                           =========    =========



(4) LINE OF CREDIT



     The Company has a $4,000,000 unsecured line of credit with its bank which matures in January 2000 and bears interest at the lesser of prime or the LIBOR rate plus 175 basis points. No amounts were outstanding on the line of credit at December 31, 1998 or 1997.



(5) SIGNIFICANT CUSTOMER



     Approximately 15%, 11% and 11% of gross sales in 1998, 1997 and 1996, respectively, were with one customer. This customer accounted for approximately 15% and 18% of the Company's trade receivables at December 31, 1998 and 1997, respectively.



(6) CAPITAL LEASE OBLIGATIONS



     The Company leases its primary manufacturing and office facilities from an entity related to the Company by common ownership (Lessor). The lease expires in 2010 and includes two five-year renewal options. The fair value of the obligation approximates its carrying value. The minimum lease payments under the capital lease at December 31, 1998 are as follows:



1999....................................................  $   362,500
2000....................................................      362,500
2001....................................................      362,500
2002....................................................      362,500
2003....................................................      362,500
Thereafter..............................................    2,528,251
                                                          -----------
                                                            4,340,751
Less-amount representing interest.......................   (1,817,412)
                                                          -----------
Present value of lease payments.........................    2,523,339
Less-current portion....................................      (94,652)
                                                          -----------
                                                          $ 2,428,687
                                                          ===========



     The Company is jointly liable with the Lessor on Economic Development Revenue Bonds with an outstanding balance of $2,145,000 and $2,231,000 at December 31, 1998 and 1997, respectively. The interest rates on the bonds range from 4.3% to 5.6% depending on the maturity date of the bond series. The bonds are payable in quarterly installments of principal and interest through 2010 and are secured by an irrevocable letter of credit expiring in September 2001. The letter of credit is secured by the building purchased with the proceeds of the bonds.

                                ADAM WUEST, INC.

(7) LICENSE AGREEMENT



     Serta, Inc. ("Serta") is a national non-profit organization consisting of twelve domestic licensed operating mattress manufacturing companies. The organization aids the manufacturers in marketing, merchandising, manufacturing specifications, trademarks and related activities through license fees paid by the licensees. Serta owns the rights to the Serta trademark and licenses companies to manufacture and sell mattresses under the Serta brand name. The Company's license with Serta is effective until terminated by mutual written agreement by both parties or if the Company does not comply with the provisions of the license agreement. The company expenses the costs associated with the license agreement as paid. In 1998, 1997 and 1996, the Company expensed approximately $1,556,000, $1,572,000 and $1,288,000, respectively, in license and advertising fees to Serta.



(8) EMPLOYEE BENEFIT PLANS



     (a) The Company has a profit sharing plan covering salaried employees who have met certain age and length of service requirements. The plan includes provisions which permit eligible employees to defer a portion of their compensation up to a stipulated amount. Company contributions are at the discretion of the Board of Directors and approximated $224,000, $179,000 and $171,000 in 1998, 1997 and 1996, respectively.



     (b) Union employees of the Company are covered by union sponsored multi-employer pension plans. The Company's contributions to these plans approximated $181,000, $179,000 and $180,000 in 1998, 1997 and 1996,
respectively. These contributions are determined in accordance with provisions of negotiated labor contracts. Based on recent reports provided by the plan trustees, these plans are fully funded.



(9) PHANTOM STOCK PLAN



     The Company maintains a phantom stock plan (the Plan) to provide incentive compensation for non-shareholder officers and key employees. The Plan is administered by the Company's Board of Directors which has exclusive power to grant shares.



     Phantom shareholders are paid on a current basis an amount equal to their phantom shares multiplied by the dividend rate per share paid to the common stockholders. In addition, an amount equal to 125% of the undistributed net income per share is deferred for each of the phantom shareholders. Payments of the deferred compensation amounts generally will commence at the earlier of the employee's termination, death, retirement or a change in control of the Company. Such payments shall be made quarterly over a period of five years. Participants vest in their deferred compensation benefits after five years of participation in the plan. At its discretion, the Company may terminate the plan at any time prior to vesting by the participants. As of December 31, 1998 and 1997 there were 963 phantom shares in the plan. Compensation expense related to the Plan approximated $300,000, $198,000 and $67,000 in 1998, 1997 and 1996,
respectively.



(10) STOCK REPURCHASE AGREEMENT



     The Company and the shareholders have the first right of refusal to purchase the shares of stock offered for sale by any other shareholders. The repurchase price would be based upon the Company's adjusted net book value per share as defined in the agreements.



(11) SUBSEQUENT EVENT



     On August 19, 1999, the Company executed a letter of intent to initiate the sale of certain of its net assets, including the facility leased from a related party under a capital lease arrangement, to Sleepmaster LLC (a Serta licensee) for approximately $56,250,000.

                                ADAM WUEST, INC.



                            CONDENSED BALANCE SHEET


                      AS OF SEPTEMBER 30, 1999 (UNAUDITED)



ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 3,518,817
  Marketable securities.....................................    3,455,145
  Trade receivables, less allowance for doubtful accounts of
     approximately $300,000.................................    4,199,059
  Inventories...............................................    1,446,719
  Prepaid expenses..........................................       43,937
                                                              -----------
          Total current assets..............................   12,663,677

Property, plant and equipment, net..........................    3,215,832
Other assets................................................      544,733
                                                              -----------
          Total assets......................................  $16,424,242
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of related party capital lease
     obligation.............................................  $    94,652
  Accounts payable..........................................    1,275,501
  Accrued sales allowances and advertising expenses.........    1,085,128
  Accrued compensation......................................      708,609
  Accrued expenses..........................................      450,242
  Income taxes payable......................................       26,092
                                                              -----------
          Total current liabilities.........................    3,640,224
                                                              -----------
Long-term liabilities:
  Related party capital lease obligation....................    2,342,126
  Deferred compensation.....................................      384,830
                                                              -----------
          Total long-term liabilities.......................    2,726,956
                                                              -----------
Commitments and Contingencies
Stockholders' Equity:
  Common stock, no par, 18,106 shares authorized; issued and outstanding
     -- Voting-9,732
     -- Non-voting-1,081....................................    1,031,597
  Additional paid-in-capital................................        8,181
  Retained earnings.........................................    9,017,284
                                                              -----------
          Total stockholders' equity........................   10,057,062
                                                              -----------
          Total liabilities and stockholders' equity........  $16,424,242
                                                              ===========



The accompanying notes to the financial statements are an integral part of this balance sheet.

                                ADAM WUEST, INC.



                         CONDENSED STATEMENTS OF INCOME


             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998.


                                  (UNAUDITED)



                                                                   1999             1998
                                                                -----------      -----------
Net sales...................................................    $38,067,871      $33,292,861
Cost of goods sold..........................................     21,759,958       18,537,346
                                                                -----------      -----------
     Gross profit...........................................     16,307,913       14,755,515
Selling, general and administrative expenses................     11,086,616        9,967,099
                                                                -----------      -----------
     Operating income.......................................      5,221,297        4,788,416
                                                                -----------      -----------
Other income (expense):
  Interest income...........................................        186,828          249,022
  Interest expense..........................................       (257,841)        (261,291)
  Other, net................................................        (20,189)         (21,370)
                                                                -----------      -----------
                                                                    (91,202)         (33,639)
                                                                -----------      -----------
     Net income.............................................    $ 5,130,095      $ 4,754,777
                                                                ===========      ===========



The accompanying notes to the financial statements are an integral part of these statements.

                                ADAM WUEST, INC.


                       CONDENSED STATEMENTS OF CASH FLOWS


             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                  (UNAUDITED)



                                                                 1999           1998
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $ 5,130,095    $ 4,754,777
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation...........................................      374,982        412,317
     Changes in certain assets and liabilities --
       Marketable securities................................    2,217,049     (5,452,472)
       Accounts receivable..................................     (686,976)    (1,030,915)
       Inventories..........................................     (501,125)        (2,685)
       Prepaid expenses and other assets....................       76,269        (26,722)
       Accounts payable.....................................      368,326      1,158,222
       Accrued expenses and deferred compensation...........      108,006        213,151
       Income taxes payable.................................      (21,527)       (36,313)
                                                              -----------    -----------
          Net cash provided by (used in) operating
             activities.....................................    7,065,099        (10,640)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................     (362,896)       (88,892)
                                                              -----------    -----------
          Net cash used in investing activities.............     (362,896)       (88,892)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term obligations..........................      (86,561)       (78,393)
  Dividends.................................................   (5,372,934)    (5,088,033)
                                                              -----------    -----------
          Net cash used in financing activities.............   (5,459,495)    (5,166,426)
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............    1,242,708     (5,265,958)
Cash and cash equivalents, beginning of period..............    2,276,109      7,704,695
                                                              -----------    -----------
Cash and cash equivalents, end of period....................  $ 3,518,817    $ 2,438,737
                                                              ===========    ===========
Supplemental disclosures:
  Cash payments for interest................................  $   257,841    $   261,291
                                                              ===========    ===========
  Cash payments for taxes...................................  $    88,000    $   116,000
                                                              ===========    ===========



The accompanying notes to the financial statements are an integral part of these statements.

                                ADAM WUEST, INC.



                       NOTES TO THE FINANCIAL STATEMENTS


             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                  (UNAUDITED)



(1) BASIS OF PRESENTATION



     The accompanying interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnotes required by generally accepted accounting principles for complete financial statements have been omitted.



     The information contained herein reflect all normal and recurring adjustments which, in the opinion of management, are necessary for the nine months ended September 30, 1999 and 1998. The results of operations for the periods presented should not necessarily be taken as indicative of the results of operations that may be expected for the entire year. It is suggested that these unaudited interim financial statements be read in conjunction with the Company's annual financial statements and the notes thereto for the year ended December 31, 1998.



(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     (a) Business Activities -- The Company is principally engaged in the manufacture and sale of Serta Brand bedding. The Company's customers are primarily retail outlets who sell to the end users. The Company's primary market areas are Ohio, Indiana, eastern Kentucky and West Virginia.



     (b) Inventories -- Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. Inventories consist of the following:



                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Raw materials...............................................   $  880,765
Work-in-process.............................................       73,592
Finished goods..............................................      492,362
                                                               ----------
     Total inventories......................................   $1,446,719
                                                               ==========



     (c) Property, Plant and Equipment -- The Company provides for depreciation of its property, plant and equipment using the straight-line method.



     The estimated lives of the various classes of assets are as follows:



                                                               YEARS
                                                              -------
Facility under capital lease................................       20
Leasehold improvements......................................  3 to 10
Machinery and equipment.....................................  5 to 10
Furniture and fixtures......................................   3 to 5



     Expenditures for repairs and maintenance of property, plant and equipment are charged to expense as incurred.



     The components of property, plant and equipment include:



Facility under capital lease from related party.............  $3,150,000
Leasehold improvements......................................     295,659
Machinery and equipment.....................................   2,720,703
Furniture and fixtures......................................     736,217
                                                              ----------
                                                               6,902,579
Less-accumulated depreciation...............................  (3,686,747)
                                                              ----------
                                                              $3,215,832
                                                              ==========



     (d) Advertising -- The Company expenses advertising costs as incurred.



     (e) Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

                                ADAM WUEST, INC.

amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     (f) Marketable Securities -- Marketable securities consist primarily of tax free bonds. The Company classifies all marketable securities as available for sale. Accordingly, these securities are recorded at market value as determined by published yearend market quotes and unrealized holding gains and losses are included as a separate component of stockholders' equity until realized. Realized gains and losses are included in earnings upon the sale of a marketable security and are calculated based upon the proceeds received less the original cost. Net realized and unrealized gains were nominal for the periods ended September 30, 1999 and 1998.



     (g) New Pronouncements -- In February 1998, the American Institute of Certified Public Accountants Accounting Standards Executive Committee issued Statement of Position No. 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires certain costs incurred in connection with developing or obtaining internal use software to be capitalized and other costs to be expensed. The Company adopted this SOP January 1, 1999. The implementation of SOP 98-1 did not have a material impact on the Company's financial statements.



     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which requires comprehensive income and the associated income tax expense or benefit to be reported in a financial statement that is displayed with the same prominence as other financial statements with an aggregate amount of comprehensive income reported in the same financial statement. "Other Comprehensive Income" refers to revenues, expenses, gains and losses that, under generally accepted accounting principles, are included in comprehensive income but not in net income. The Company adopted this statement in the first quarter of fiscal 1998 with no impact on the Company's reported financial position, results of operations, cash flows or related disclosures.



     (h) Litigation -- The Company is subject to various claims, lawsuits, and administrative proceedings arising in the ordinary course of business. The Company believes that any liability that may be finally determined will not have a material effect on its financial position, results of operations, or its cash flows.



     (i) Reclassifications -- Certain reclassifications have been made to the prior years' financial statements to conform with the 1999 presentation.



(3) INCOME TAXES-



     Effective December 1, 1994, the Company elected for federal and certain state income tax purposes to include its taxable income with that of its shareholders (an S Corporation election). Accordingly, subsequent to December 1, 1994, net income reported by the Company does not include a provision for federal and state income tax which would otherwise be included in the determination of net income.



(4) LINE OF CREDIT-



     The Company has a $4,000,000 unsecured line of credit with its bank which matures in January 2000 and bears interest at the lesser of prime or the LIBOR rate plus 175 basis points. No amounts were outstanding on the line of credit at September 30, 1999 and 1998.



(5) PENDING SALE-



     On August 19, 1999, the Company executed a letter of intent to initiate the sale of certain of its net assets, including the facility leased from a related party under a capital lease agreement, to Sleepmaster LLC (a Serta licensee) for approximately $56,250,000. The accompanying interim financial statements do not reflect any adjustments related to the sale of the net assets.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $115,000,000

                                  [SERTA LOGO]

                                  SLEEPMASTER

                     11% SENIOR SUBORDINATED NOTES DUE 2009

                     -------------------------------------

                                   PROSPECTUS
                     -------------------------------------

                                [       ], 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sleepmaster L.L.C. is a limited liability company organized under the laws of the State of New Jersey. Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 8.1 of Sleepmaster's Amended and Restated Limited Liability Company Operating Agreement provides, among other things, that:

     No Member (including the Managing Member), Advisor or officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member (including the Managing Member), Advisor or officer in question. In performing such Person's duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more officers or employees of the Company; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, the Managing Member, the Board or any committee of the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, the Managing Member, the Board or any committee of the Board in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 42:2B-31 of the Act. No Member (including the Managing Member), Advisor or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Advisor or officer of the Company or any combination of the foregoing.

     Section 8.3 of Sleepmaster's Amended and Restated Limited Liability Company Operating Agreement provides further that subject to the limitations and conditions as provided in this Article 8, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, Advisor or officer shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder; provided, that such Person shall be entitled to indemnification hereunder only if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interest of the Company.

     Section 8.4 of Sleepmaster's Amended and Restated Limited Liability Company Operating Agreement provides further that the right to indemnification conferred in this Article 8 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 8.3 who was, is or is threatened to be, made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under
Article 8 and a written undertaking (acceptable to the Board), by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 8 or otherwise.

     Sleepmaster Finance Corporation is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjusted to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Certificate of Incorporation of Sleepmaster Finance Corporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director of officer of Sleepmaster Finance Corporation or is or was serving at the request of Sleepmaster Finance Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Sleepmaster Finance Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Sleepmaster Finance Corporation to provide broader indemnification rights than said law permitted Sleepmaster Finance Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators' provided, however, that, except as provided in Section 2 of this Article Eight, Sleepmaster Finance Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of

Sleepmaster Finance Corporation. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by Sleepmaster Finance Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. Sleepmaster Finance Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of Sleepmaster Finance Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     See Exhibit Index.

     (b) Financial Statement Schedules.

     All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information in the registration statement;

        (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linden, State of New Jersey, on November 12, 1999.


                                          Sleepmaster L.L.C.

                                          By:                  *
                                            ------------------------------------
                                              Name: Charles Schweitzer
                                              Title: Executive Advisor,
                                              President and
                                                    Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 12, 1999.


                  SIGNATURE                                           CAPACITY
                  ---------                                           --------
                      *                             Executive Advisor, President, Chief Executive
---------------------------------------------         Officer and Advisor (principal executive
             Charles Schweitzer                       officer)

            /s/ JAMES P. KOSCICA                    Executive Advisor/Vice President, Chief
---------------------------------------------         Financial Officer, Secretary and Advisor
              James P. Koscica                        (principal financial officer and accounting
                                                      officer)

                      *                             Advisor
---------------------------------------------
             Robert Bartholomew

                      *                             Advisor
---------------------------------------------
                John D. Weber

                      *                             Advisor
---------------------------------------------
               David F. Thomas

                      *                             Advisor
---------------------------------------------
               Michael Bradley

                      *                             Advisor
---------------------------------------------
                Michael Bubis

---------------
* Executed by power of attorney.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linden, State of New Jersey, on November 12, 1999.


                                          Sleepmaster Finance Corporation

                                          By:                  *
                                            ------------------------------------
                                              Name: Charles Schweitzer
                                              Title:  President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 12, 1999.


                  SIGNATURE                                            CAPACITY
                  ---------                                            --------
                      *                          President, Chief Executive Officer and Director
---------------------------------------------      (principal executive officer)
             Charles Schweitzer

            /s/ JAMES P. KOSCICA                 Executive Vice President, Chief Financial Officer;
---------------------------------------------      Secretary and Director (principal financial
              James P. Koscica                     officer
                                                   and accounting officer)

                      *                          Director
---------------------------------------------
             Robert Bartholomew

                      *                          Director
---------------------------------------------
                John D. Weber

                      *                          Director
---------------------------------------------
               David F. Thomas

                      *                          Director
---------------------------------------------
               Michael Bradley

                      *                          Director
---------------------------------------------
                Michael Bubis

---------------
* Executed by power of attorney.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linden, State of New Jersey, on November 12, 1999.


                                          Palm Beach Bedding Company

                                          By:                  *
                                            ------------------------------------
                                              Name: Michael Bubis
                                              Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 12, 1999.


                  SIGNATURE                                           CAPACITY
                  ---------                                           --------
                      *                        Chief Executive Officer and Chairman of the Board of
---------------------------------------------    Directors (principal executive officer)
             Charles Schweitzer

            /s/ JAMES P. KOSCICA               Executive Vice President, Chief Financial Officer,
---------------------------------------------    Secretary and Director (principal financial officer
              James P. Koscica                   and accounting officer)

                      *                        Director
---------------------------------------------
             Robert Bartholomew

                      *                        Director
---------------------------------------------
                John D. Weber

                      *                        Director
---------------------------------------------
               David F. Thomas

                      *                        Director
---------------------------------------------
               Michael Bradley

                      *                        Director
---------------------------------------------
                Michael Bubis

---------------
* Executed by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linden, State of New Jersey, on November 12, 1999.


                                          Herr Manufacturing Company

                                          By:                  *
                                            ------------------------------------
                                              Name: Stuart W. Herr
                                              Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 12, 1999.


                  SIGNATURE                                           CAPACITY
                  ---------                                           --------
                      *                        Chief Executive Officer and Chairman of the Board of
---------------------------------------------    Directors (principal executive officer)
             Charles Schweitzer

            /s/ JAMES P. KOSCICA               Executive Vice President, Chief Executive Officer,
---------------------------------------------    Secretary and Director (principal financial officer
              James P. Koscica                   and accounting officer)

                      *                        Director
---------------------------------------------
             Robert Bartholomew

                      *                        Director
---------------------------------------------
                John D. Weber

                      *                        Director
---------------------------------------------
               David F. Thomas

                      *                        Director
---------------------------------------------
               Michael Bradley

                      *                        Director
---------------------------------------------
                Michael Bubis

---------------
* Executed by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linden, State of New Jersey on November 12, 1999.


                                          Lower Road Associates, LLC

                                          By:                  *
                                            ------------------------------------
                                              Name: Charles Schweitzer
                                              Title:  President and Chief
                                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on November 12, 1999.


                  SIGNATURE                                           CAPACITY
                  ---------                                           --------
                      *                        President, Chief Executive Officer and Advisor
---------------------------------------------    (principal executive officer)
             Charles Schweitzer

            /s/ JAMES P. KOSCICA               Executive Vice President, Chief Financial Officer,
---------------------------------------------    Secretary and Advisor (principal financial officer
              James P. Koscica                   and accounting officer)

                      *                        Advisor
---------------------------------------------
             Robert Bartholomew

                      *                        Advisor
---------------------------------------------
                John D. Weber

                      *                        Advisor
---------------------------------------------
               David F. Thomas

                      *                        Advisor
---------------------------------------------
               Michael Bradley

                      *                        Advisor
---------------------------------------------
                Michael Bubis

---------------
* Executed by power of attorney

                                 EXHIBIT INDEX


 2.1        Recapitalization, Redemption and Purchase Agreement dated
              October, 1996 by and among Sleepmaster Holdings L.L.C.,
              Sleepmaster L.L.C., Brown/Schweitzer Holdings, Inc., the members of Sleepmaster Holdings, L.L.C., the investors names therein and Sleep Investor L.L.C.*
 3.1        Certificate of Formation of Sleepmaster L.L.C. dated
              December 14, 1994.*
 3.2        Sleepmaster L.L.C. Amended and Restated Limited Liability
              Company Operating Agreement dated November 14, 1996.*
 3.3        Certificate of Incorporation of Sleepmaster Finance
              Corporation dated April 30, 1999.*
 3.4        By-laws of Sleepmaster Finance Corporation.*
 3.5        Articles of Incorporation of Palm Beach Bedding Company
              dated July 16, 1959.*
 3.6        By-laws of Palm Beach Bedding Company.*
 3.7        Articles of Incorporation of Herr Manufacturing Company
              dated May 5, 1933.*
 3.8        By-laws of Herr Manufacturing Company.*
 3.9        Certificate of Formation of Lower Road Associates, LLC dated
              April 6, 1998.*
 3.10       Operating Agreement of Lower Road Associates, LLC.*
 3.11       Certificate of Incorporation of Adam Wuest Corporation dated
              October 14, 1999.**
 3.12       Amendment No. 1 to the Certificate of Incorporation of Adam
              Wuest Corporation dated October 21, 1999.**
 3.13       Amendment No. 2 to the Certificate of Incorporation for AWI
              Corporation (previously Adam Wuest Corporation) dated
              November 5, 1999.**
 3.14       By-laws of Adam Wuest Corporation.**
 4.1        Indenture dated as of May 18, 1999 by and among Sleepmaster
              L.L.C., Sleepmaster Finance Corporation, the Guarantors listed on the signature pages thereto and the United
              States Trust Company of New York.*
 4.2        Executed Regulation S Note.*
 4.3        Executed 144A Note.*
 5.1        Opinion of Kirkland & Ellis.*
 8.1        Opinion of Kirkland & Ellis with respect to Federal tax
              consequences.*
 9.1        Amended and Restated Securityholders Agreement by and among
              Sleepmaster Holdings L.L.C., Sleep Investor L.L.C., PMI
              Mezzanine Fund, L.P., Charles Schweitzer, James P.
              Koscica, Michael Reilly, Timothy DuPont, Michael Bubis,
              Richard Tauber, Douglas Phillips and any employees of Sleepmaster Holdings L.L.C. or its subsidiaries which may thereafter execute a joinder agreement thereto dated March
              3, 1998.*
 9.2        Joinder to Amended and Restated Securityholders Agreement by
              and among Sleepmaster Holdings L.L.C., certain securityholders of Sleepmaster Holdings L.L.C. party thereto and Stuart W. Herr dated March 3, 1998.*
 9.3        Joinder to Amended and Restated Securityholders Agreement by
              and among Sleepmaster Holdings L.L.C., certain securityholders of Sleepmaster Holdings L.L.C. party thereto and John K. Herr, III dated March 3, 1998.*
10.1        Registration Rights Agreement dated as of May 18, 1999 by
              and among Sleepmaster L.L.C., Sleepmaster Finance
              Corporation, the guarantors listed on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith
              Incorporated and First Union Capital Markets Corp.*
10.2        Purchase Agreement dated as of May 12, 1999 by and among
              Sleepmaster L.L.C., Sleepmaster Finance Corporation and the guarantors listed on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and
              First Union Capital Markets Corp.*

10.3        Second Amended and Restated Limited Liability Company
              Operating Agreement of Sleepmaster Holdings L.L.C., dated
              November 14, 1996 (including the joinder agreement of Stuart Herr and John Herr, dated February 26, 1999), as amended effective May 12, 1999.*
10.4        License Agreement and Memorandum of Agreement, each dated
              January 12, 1995, between Sleepmaster L.L.C. and Serta,
              Inc., covering certain territories in New Jersey, New York and Connecticut, as amended.*
10.5        License Agreement and Memorandum of Agreement, each dated
              January 12, 1995, between Sleepmaster L.L.C. and Serta,
              Inc., covering certain territories in Pennsylvania, New
              Jersey, Maryland and Delaware, as amended.*
10.6        License Agreement, dated November 4, 1989, and Memorandum of
              Agreement, dated December 1, 1969, between Palm Beach
              Bedding Company and Serta, Inc., covering certain territories in Florida, as amended.*
10.7        License Agreement, dated November 4, 1989, and Memorandum of
              Agreement, dated December 1, 1969, between Herr
              Manufacturing Company and Serta, Inc., covering certain territories in Pennsylvania and New York, as amended.*
10.8        Standard Canadian License Agreement and Memorandum of
              Agreement -- Form B, dated as of and effective May 18,
              1999, between Serta, Inc. and Star Bedding Products (1986)
              Ltd., covering certain territories in Ontario, Canada.*
10.9        Masterpiece Sleep Products, Inc. Manufacturing and Servicing
              Agreement, dated October 1, 1998, by and between Masterpiece Sleep Products, Inc. and Sleepmaster L.L.C.
              and affiliates.*
10.10       Employment Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Charles Schweitzer.*
10.11       Employment Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and James Koscica.*
10.12       Employment Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Timothy Dupont.*
10.13       Employment Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Michael Reilly.*
10.14       Option Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Charles Schweitzer.*
10.15       Option Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and James Koscica.*
10.16       Option Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Timothy Dupont.*
10.17       Option Agreement, dated as of November 15, 1996, between
              Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., Sleep
              Investor L.L.C. and Michael Reilly.*
10.18       Employment Agreement, dated March 3, 1998, between Palm
              Beach Bedding Company joined by Sleepmaster Holdings
              L.L.C. and Sleepmaster L.L.C. and Michael W. Bubis.*
10.19       Employment and Stock Purchase Agreement, dated as of
              February 26, 1999, by and among Herr Manufacturing
              Company, Sleepmaster Holdings L.L.C., Sleepmaster L.L.C.,
              Charles Schweitzer, Sleep Investor L.L.C. and Stuart W.
              Herr.*
10.20       Employment and Stock Purchase Agreement, dated as of
              February 26, 1999, by and among Herr Manufacturing
              Company, Sleepmaster Holdings L.L.C., Sleepmaster L.L.C.,
              Charles Schweitzer, Sleep Investor L.L.C. and John K.
              Herr, III.*
10.21       Sleepmaster Holdings L.L.C. Amended and Restated Common
              Interest Purchase Warrants, dated as of March 3, 1998 and
              Sleepmaster Holdings L.L.C. Common Interest Purchase
              Warrants, dated as of March 3, 1998, each as amended on February 26, 1999.*

10.22       Loan Agreement, dated as of April 1, 1996, between Palm
              Beach Bedding Company and Palm Beach County, Florida, relating to the Palm Beach County, Florida Variable Rate
              Demand Industrial Development Revenue Bonds (Palm Beach
              Bedding Company Project, Series 1996) originally outstanding in the original principal amount of $7,650,000.*
10.23       Trust Indenture, dated as of April 1, 1996, by and among
              Palm Beach County, the Trustee and the Credit Facility
              Trustee.*
10.24       Lease by and between Hartz Mountain Industries, Inc. and
              Sleepmaster Products Company, L.P., dated October 13,
              1993.*
10.25       Letter of Credit and Reimbursement Agreement, dated as of
              April 1, 1996, between Palm Beach Bedding Company and
              First Union National Bank of Florida.*
10.26       Amendment to Reimbursement Agreement, dated March 3, 1998, between Palm Beach Bedding Company and First Union
              National Bank of Florida.*
10.27       Lease Agreement by and between N.H.D. Developments Limited and Star Bedding Products (1986) Ltd. dated August 15,
              1995.*
10.28       Assignment of lease agreement by and between Star Bedding
              Products (1986) Ltd., Star Bedding Products Limited and
              N.H.D. Developments Limited dated as of May 18, 1999.*
10.29       Intentionally left blank.*
10.30       Form of Junior Subordinated Note, dated November 14, 1996, of Sleep Investor L.L.C. issued to each of Charles
              Schweitzer, James Koscica, Timothy DuPont, Michael Reilly,
              Douglas A. Brown, Douglas A. Brown VIP Plus Profit Sharing
              Plan, Donald S. Brown, John S. Coates, Harold M. Wit,
              Allen Investments II, L.L.C., Karl Dillon, Jessand Corp.
              Profit Sharing Plan and Trust, Alan Gelband, Panorama
              Holdings, L.L.C., Arnold Gussoff Holding Capital
              Management Corp., Steven Leischner, William Colaianni, Jo
              Levinson 1989 Trust, John M. McMahon, Kaplan, Coate
              Special Situations L.P., Robert W. Plaster, Bennett
              Rosenthal, Dhiren Shah, and WKM Partners.*
10.31       Amended and Restated Registration Rights Agreement, dated as of March 3, 1998, by and among Sleepmaster Holdings
              L.L.C., Sleep Investor L.L.C., PMI Mezzanine Fund, L.P.,
              Charles Schweitzer, James P. Koscica, Michael Reilly,
              Timothy Dupont, Michael Bubis, Richard Tauber, Douglas
              Phillips (including the joinder agreements of each of Stuart W. Herr and John K. Herr, III, dated March 3,
              1998).*
10.32       Limited Liability Company Operating Agreement of Sleep
              Investor L.L.C. dated November 14, 1996.*
10.33       Stock Purchase Agreement, dated as of February 26, 1999, by and among Sleepmaster L.L.C., Herr Manufacturing Company, and the stockholders listed on the Seller signature page attached thereto (including the related Indemnity Escrow
              Agreement and Adjustment Escrow Agreement).*
10.34       Asset Purchase Agreement by and among Star Bedding Products
              Limited and Sleepmaster L.L.C., as Purchaser and Star
              Bedding Products (1986) Limited and Cecil Brauer, as
              Seller.*
10.35       Amended and Restated Credit Agreement, dated as of November
              5, 1999, by and among Sleepmaster L.L.C., as borrower, Sleepmaster Holdings L.L.C. and our domestic restricted subsidiaries, as guarantors, and First Union National
              Bank, as agent.**
10.36       1997-1999 Collective Agreement between Star Bedding Products
              (1986) Limited and United Steelworkers of America Local
              400.*
10.37       Collective Bargaining Agreement by and between Sleepmaster
              L.L.C., its plant located in Linden, New Jersey, and the United Steelworkers of America (ABG Division), AFL-CIO,
              CLC, and its Local Union #396 dated May, 1997.*
10.38       Agreement and Plan of Merger by and among Sleepmaster
              L.L.C., Sleepmaster Acquisition Corp. and Palm Beach
              Bedding Company dated February, 1998.*
10.39       License Agreement and Memorandum of Agreement, each dated
              December 1, 1969, between Serta Associates, Inc. covering portions of Ohio, Kentucky and West Virginia, as amended.**

    10.40             License Agreement and Memorandum of Agreement, each dated November 4, 1989, between Serta, Inc. and Adam
                        Wuest, Inc. covering Ohio, as amended.**
    10.41             License Agreement and Memorandum of Agreement, each dated December 1, 1990, between Serta, Inc. and Adam
                        Wuest, Inc. covering Indiana, as amended.**
    10.42             Subordinated Credit Agreement, dated as of November 5, 1999 by and between Sleepmaster Holdings, L.L.C., as borrower and Citicorp Mezzanine Partners, L.P., as lender.**
    10.43             Asset Purchase Agreement among Adam Wuest, Inc., Adam Wuest Realty, Inc., Sleepmaster L.L.C. and AWI
                        Corporation dated as of November 5, 1999.**
    10.44             Subordinated Note issued by Sleepmaster Holdings L.L.C. to Citicorp Mezzanine Partners, L.P. on November
                        5, 1999, in aggregate principal amount of $10.0 million.**
    10.45             Warrant Agreement dated as of November 5, 1999 between Sleepmaster L.L.C. and Citicorp Mezzanine
                        Partners, L.P.**
    10.46             Form of Unit Purchase Warrant issued by Sleepmaster Holdings L.L.C. to Citicorp Mezzanine Partners L.P.
                        on November 5, 1999.**
    10.47             Trust Indenture dated as of February 1, 1994 by and among Hamilton County, Ohio, the Fifth Third Bank, as trustee.**
    10.48             Loan Agreement, dated as of February 1, 1994, between Hamilton County, Ohio, Adam Wuest, Inc. and Adam
                        Wuest Realty, Inc. relating to the Hamilton County, Ohio Fixed Rate Economic Development Revenue Bonds
                        (Adam Wuest, Inc. Project, Series 1994) originally outstanding in the aggregate principal amount of
                        $2,980,000.**
    10.49             Letter of Credit issued on November 5, 1999 by First Union National Bank to Fifth Third Bank on behalf of
                        Adam Wuest Corporation in the amount of $2,284,425.**
    10.50             Mortgage and Security Agreement, dated as of May 18, 1999 by and between Palm Beach Bedding Company, as
                        Grantor, and First Union National Bank, as Agent.**
    10.51             First Amendment to the Mortgage and Security Agreement, dated November 5, 1999 by and between Palm Beach
                        Bedding Company, as Grantor, and First Union National Bank, as Agent.**
    10.52             Mortgage and Security Agreement, dated as of May 18, 1999 by and between Herr Manufacturing Company, as
                        Grantor, and First Union National Bank, as Agent.**
    10.53             First Amendment to Mortgage and Security Agreement, dated as of November 5, 1999 by and between Herr
                        Manufacturing Company, as Grantor, and First Union National Bank, as Agent.**
    10.54             Mortgage and Security Agreement, dated as of November 5, 1999 by and between Adam Wuest Corporation, as
                        Grantor, and First Union National Bank, as Lender.**
    12.1              Statement of Ratio of Earnings to Fixed Charges.*
    21.1              Subsidiaries of the Registrant.*
    23.1              Consent of PricewaterhouseCoopers LLP.**
    23.2              Consent of Kirkland & Ellis (included in Exhibit 5.1).*
    23.3              Consent of Arthur Andersen LLP.**
    24.1              Powers of Attorney (included in signature pages).*
    25.1              Statement of Eligibility of Trustee on Form T-1.*
    27.1              Financial Data Schedule.*
    99.1              Form of Letter of Transmittal.*
    99.2              Form of Letter of Notice of Guaranteed Delivery.*
    99.3              Form of Tender Instructions.*


---------------

 * Filed previously.



** Filed herewith.